As filed with the Securities and Exchange Commission on September 19, 2024.

Registration No. 333-281987

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ELEVAI LABS INC.

(Exact name of registrant as specified in its charter)

Delaware	5912	85-1399981
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

120 Newport Center Drive, Ste. 250

Newport Beach, CA 92660

(866) 794-4940

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Graydon Bensler

Chief Executive Officer and Chief Financial Officer

Elevai Labs Inc.

120 Newport Center Drive, Ste. 250

Newport Beach, CA 92660

(866) 794-4940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Telephone: (212) 658-0458	Michael Harris, Esq. Constantine Christakis, Esq. Nason, Yeager, Gerson, Harris & Fumero, P.A. 3001 PGA Boulevard, Suite 305 Palm Beach Gardens, Florida 33410 (561) 686-3307

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering (the “Public Offering Prospectus”) of up to 28,368,794 shares of common stock of Elevai Labs Inc. (the “Company”) or pre-funded warrants in lieu thereof, 28,368,794 Series A warrants (the “Series A Warrants”) and 28,368,794 Series B warrants (together with the Series A Warrants, the “Warrants”) with such securities being placed and sold through the placement agent named on the cover page of the Public Offering Prospectus. The Public Offering Prospectus also relates to the shares issuable upon the exercise of the Warrants, the pre-funded warrants and the placement agent warrants.

●	Resale Prospectus. A prospectus to be used for the resale by the selling stockholders (the “Selling Stockholders” set forth in the section of the resale prospectus (the “Resale Prospectus”) entitled “Selling Stockholders” of an aggregate of 1,299,999 shares of common stock.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back covers;

●	they contain different “Offering” sections in the “Prospectus Summary” section beginning on page Alt-1;

●	they contain different “Use of Proceeds” sections on page Alt-23;

●	the “Capitalization” and “Dilution” sections from the Public Offering Prospectus are deleted from the Resale Prospectus;

●	a “Selling Stockholders” section is included in the Resale Prospectus;

●	the “Plan of Distribution” section from the Public Offering Prospectus is deleted from the Resale Prospectus and a “Selling Stockholder Plan of Distribution” is inserted in its place in the Resale Prospectus; and

●	the “Legal Matters” section in the Resale Prospectus on page Alt-25 deletes the reference to counsel for the placement agent.

The Company has included in this registration statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Company. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages, and such other changes as may be necessary to clarify references to the initial public offering or the resale offering and will be used for the resale offering by the Selling Stockholders.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 19, 2024

PRELIMINARY PROSPECTUS

Up to 28,368,794 Shares of Common Stock

Up to 28,368,794 Pre-Funded Warrants to Purchase Shares of Common Stock

Up to 28,368,794 Series A Warrants to Purchase Shares of Common Stock

Up to 28,368,794 Series B Warrants to Purchase Shares of Common Stock

Up to 114,893,615 Shares of Common Stock Underlying the Series A Warrants, Series B

Warrants, Pre-Funded Warrants and Placement Agent Warrants

Elevai Labs Inc.

Elevai Labs Inc. (the “Company,” “ELAB,” the “registrant,” “we,” “our” or “us”) is offering up to 28,368,794 shares of the Company’s common stock, together with Series A warrants to purchase up to 28,368,794 shares of common stock (the “Series A Warrants”) and Series B warrants to purchase up to 28,368,794 shares of common stock (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”). Each share of our common stock, or a pre-funded warrant in lieu thereof, is being sold together with a Series A Warrant to purchase one share of our common stock and a Series B Warrant to purchase one share of our common stock. The shares of common stock and Warrants are immediately separable and will be issued separately in this offering but must be purchased together in this offering.

The assumed public offering price for each share of common stock and accompanying Warrants is $0.282, which was the last reported sale price of our common stock on The Nasdaq Capital Market on September 10, 2024. The Series A Warrants will have an exercise price of $           per share (at least 250% of the Minimum Price as defined by the rules of The Nasdaq Stock Market LLC (“Nasdaq”))) and will be exercisable beginning on the date of completion of the requisite waiting period following the filing of the Information Statement related to the approval by the stockholders of the Company (the “Initial Exercise Date” or “Effective Shareholder Approval Date” or Initial Exercise Date) of the issuance of shares upon exercise of the Warrants, among other things (the “Shareholder Approval”). The Series A Warrants will expire on the five-year anniversary of the Initial Exercise Date. The Series B Warrants will have an exercise price of $           per share (at least 250% of the Minimum Price as defined by the rules of Nasdaq) and will be exercisable beginning on the Effective Shareholder Approval Date. The Series B Warrants will expire on the two and one-half year anniversary of the Initial Exercise Date.

Under the alternate cashless exercise option of the Series B Warrants, the holder of the Series B Warrant has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cashless exercise of the Series B Warrant and (y) 3.0. In addition, beginning on the Effective Shareholder Approval Date, the Series A Warrants and Series B Warrants will contain a reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) lowest volume weighted average price (“VWAP”) during the period commencing five trading days immediately preceding and the five trading days commencing on the date we effect a reverse stock split in the future with a proportionate adjustment to the number of shares underlying the Series A Warrants and Series B Warrants, among other adjustments. Additionally, the Series A Warrants will provide for an adjustment to the exercise price and number of shares underlying the Series A Warrants upon our issuance of our common stock or common stock equivalents at a price per share that is less than the exercise price of the Series A Warrant, subject to certain exceptions.

Finally, on the 11th trading day after the Effective Shareholder Approval Date, the Warrants’ exercise price will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) the lowest daily volume weighted average price during the period commencing on the first trading day after the Effective Shareholder Approval Date and ending following the close of trading on the 10th trading day thereafter and (b) the floor price set forth in the Warrants, and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Warrants on the issuance date for the shares of common stock underlying the Warrants then outstanding shall remain unchanged.

Any reduction to the exercise prices of the Series A Warrants and the Series B Warrants and resulting increase in the shares of common stock underlying the Warrants will be subject to a floor price equal to 50% of the Minimum Price as defined by the rules of The Nasdaq Stock Market, LLC (“Nasdaq”) prior to the Effective Shareholder Approval Date, and 20% of the Minimum Price beginning on the Effective Shareholder Approval Date. Following the Effective Shareholder Approval Date, the exercise price reduction and adjustment provisions with respect to underlying shares of commons stock in the Warrants described above will be effected using the reduced floor price.

Our common stock is listed on The Nasdaq Capital Market under the symbol “ELAB.” The last reported sale price of our common stock on The Nasdaq Capital Market on September 10, 2024 was $0.282 per share. The actual public offering price per each set of a share of common stock and accompanying Warrants in this offering will be determined between us, Univest Securities, LLC (the “placement agent”) and the investors in this offering at the time of pricing and may reflect a discount to the current market price for our common stock. Therefore, the recent market price used throughout this preliminary prospectus as a basis for an assumed public offering price per share of common stock and accompanying Warrants may not be indicative of the final offering price.

We have engaged Univest Securities, LLC to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. See “Risk Factors” at page 22. We will bear all costs associated with the offering. See “Plan of Distribution” on page 154 of this prospectus for more information regarding these arrangements.

We are also offering to each purchaser of shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase pre-funded warrants each in lieu of one share of common stock, each a “Pre-Funded Warrant”). Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99% on at least 61 days’ notice) of the number of common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price of each Pre-Funded Warrant will be equal to the price per share minus $0.0001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership limitation) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each share we sell (without regard to any limitation on exercise set forth therein), the number of shares we are offering will be decreased on a one-for-one basis.

There is no established public trading market for the Warrants or the Pre-Funded Warrants, and we do not intend to list the Warrants or the Pre-Funded Warrants on any national securities exchange or trading system. Without an active trading market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited. We anticipate that the shares of our common stock to be issued upon exercise of the Warrants and the Pre-Funded Warrants will trade on The Nasdaq Capital Market. We are also registering the shares of common stock issuable upon exercise of the placement agent warrants pursuant to this prospectus.

We will have one closing for all the securities purchased in this offering. The offering will terminate upon the completion of a single closing, which is expected to occur on or about September 24, 2024. The public offering price per share (or Pre-Funded Warrant) and the accompanying Warrants will be fixed for the duration of this offering. The termination of our offering will not affect the offering by the Selling Stockholders described elsewhere in this prospectus.

We may sell fewer than all securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the securities offered hereby. We have not established an escrow account in conjunction with this offering. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus.

In addition, the selling stockholders (the “Selling Stockholders”) are offering an aggregate of 1,299,999 shares of common stock to be sold pursuant to a separate resale prospectus (the “Resale Prospectus”) included in the registration statement of which this prospectus forms a part. We will not receive any proceeds from the sale or other disposition of shares by the Selling Stockholders. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale or other disposition of the shares. We will bear all costs, expenses and fees in connection with the registration of the Selling Stockholders’ shares.

Investing in the Securities involves a high degree of risk. See “Risk Factors” beginning on page 22 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with certain reduced public company reporting requirements. See “Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

	Per Share of Common Stock and Warrants	Per Pre-Funded Warrant and Warrants	Total
Public offering price	$	$	$
Placement agent fees(1)	$	$	$
Proceeds, before expenses, to us(2)(3)	$	$	$

(1)	We have agreed to pay the placement agent a cash fee equal to 7% of the gross proceeds raised in this offering together with a 1% non-accountable expense allowance. We have also agreed to reimburse the placement agent for certain of its offering-related expenses, including reimbursement for legal fees and other out-of-pocket fees, costs and expenses in the amount of up to $150,000. In addition, we agreed to issue the placement agent a warrant to purchase 5% of the shares of common stock sold in this offering at an exercise price equal to 120% of the per share offering price (including the common stock issuable upon the exercise of the Pre-Funded Warrants). For more information about the compensation to be received by the placement agent, see “Plan of Distribution.”

(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

(3)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Warrants or the Pre-Funded Warrants.

The delivery to purchasers of securities in this offering is expected to be made on or about ________________, 2024, subject to satisfaction of certain customary closing conditions.

Sole Placement Agent

Univest Securities, LLC

 The date of this prospectus is ________________, 2024

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the placement agent, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the placement agent take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

i

ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company,” “ELAB,” the “registrant,” “we,” “our” or “us” in this prospectus mean Elevai Labs Inc. and its wholly owned subsidiaries, Elevai Skincare Inc., Elevai Biosciences Inc. and Elevai Research Inc.;

●	“year” or “fiscal year” means the year ending December 31; and

●	all dollar or $ references, when used in this prospectus, refer to United States dollars.

MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. To our knowledge, certain third-party industry data that includes projections for future periods does not take into account the effects of certain events such as the impact of the war in Ukraine and Israel, any possible recession may have on the sales of our products and any future outbreaks of coronavirus (COVID-19). Accordingly, those third-party projections may be overstated and should not be given undue weight. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. Any website references (URLs) in this prospectus are inactive textual references only and are not active hyperlinks. Therefore, such website references and information accessible from the websites do not constitute a part of, and is not incorporated by reference into, the registration statement of which this prospectus forms a part. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

ii

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus.

The Company

Elevai Labs Inc. manages and operates a diverse portfolio of three wholly owned subsidiaries across the medical aesthetics and biopharmaceutical sectors:

●	Elevai Skincare Inc. specializes in developing and commercializing innovative skincare products, catering to both business to business (“B2B”) and business to consumer (“B2C”) markets in the US and internationally.

●	Elevai Biosciences Inc. is a biopharmaceutical company focusing on the development and acquisition of cutting-edge aesthetic medicines and therapeutic products. Our lead asset, EL-22, is leveraging a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists.

●	Elevai Research Inc., based in Canada, is currently dedicated to medical scientific research and development efforts, utilizing Canadian research grants and partnering with leading Canadian Universities to push the boundaries of innovation.

As of June 30, 2024, all of the Company’s revenue has been derived from the sales of skincare products through our Elevai Skincare business.

Elevai Labs Inc. is committed to expanding its portfolio by acquiring operating companies and biotech assets that have high market potential while also exploring strategic spin-off opportunities to support our growth and advance our cutting-edge initiatives.

Elevai Skincare Inc.

Elevai Skincare Inc. is a physician-dispensed skincare company with a focus on modernizing aesthetic skincare. We conduct research and development to advance innovative and science-driven topical skincare that complements the medical aesthetics industry. Upon our founding in 2020, we initiated our research and development phase for our current product formulations. Since 2022, we have principally employed a business-to-business model in which we produce and commercialize a new generation of topical skincare products that contain our proprietary stem cell-derived Elevai Exosomes™ designed to enhance the appearance of skin. Elevai Skincare is now preparing to expand its marketing efforts and is pursuing a focused online e-commerce sales model into its sales approach. This includes diversifying marketing channels and implementing 360-degree marketing tactics to reach a broader audience. While these efforts are intended to broaden its customer reach, Elevai Skincare remains committed to maintaining the core relationships with medical aesthetic professionals and physicians that have been fundamental to the brand’s initial success. These physician customer relationships continue to be the cornerstone of Elevai Skincare’s brand identity and a key priority for the Company.

Our exosome manufacturing process from source to skin is known as ‘Precision Regenerative Exosome Technology™’ or ‘PREx™’. PREx™ utilizes advanced patented stem cell processing technology as part of our cohesive production process involving carefully controlled stem cell culture to produce stem cell derived factors that are featured in our patented topical exosome products. Specifically, as referenced herein “exosomes” are small membrane-bound vesicles that are released by cells that are involved in intercellular communication. They contain various types of biomolecules such as proteins, lipids, and nucleic acids, which can be transferred between cells and may modulate and support these natural cellular processes.

Our proprietary PREx™ biotechnology process yields exosome lots from human umbilical cord-derived mesenchymal stem cells (“hUMSC”) for our specialty physician-dispensed skincare products. hUMSC are adult stem cells that can differentiate into various cell types. hUMSCs can be isolated from the Wharton’s Jelly portion of the umbilical cord and have shown therapeutic potential in various diseases such as osteoarthritis, myocardial infarction, and neurodegenerative diseases. Our cosmetic products are comprised of topical cosmetic solutions to enhance the appearance of skin. Our cosmetic products are not drug products or considered regenerative medicine, nor have any of our products received U.S. Food and Drug Administration (“FDA”) approval. Our cosmetic products are not intended to prevent, treat or cure diseases or medical conditions. Moreover, our cosmetic products are not intended to be injected or delivered intravenously. Instead, our exosome-infused skincare products are topically applied to the skin to aid in the reduction of the appearance of a range of the most common cosmetic skin conditions, including the appearance of skin firmness, oxidative stress, photodamage, hyperpigmentation, and texture of soft tissue deficits, such as reducing the appearance of fine lines and wrinkles.

Elevai Biosciences Inc.

Elevai Biosciences Inc. is a biopharmaceutical company focusing on the development and acquisition of cutting-edge aesthetic medicines and therapeutic products. Currently, more than 40% of adults in the United States live with obesity — a figure predicted to rise to approximately 50% by 2030 pursuant to an obesity prevalence study published in The New England Journal of Medicine. Obesity is a leading risk factor for the development of serious health conditions, including Type 2 diabetes and heart failure. Goldman Sachs predicts that this epidemic will create a $100 billion market for anti-obesity players.

Our lead asset, EL-22, is leveraging a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. EL-22 has completed a Phase 1 clinical trial in South Korea, demonstrating it was generally well tolerated and safe in healthy volunteers. No subjects dropped out due to adverse events and no statistically significant difference was found between the intervention groups in the incidence of treatment emergent adverse events. Elevai intends to evaluate EL-22 for efficacy and safety in combination with popular weight-loss therapeutics currently on the market, with the goal of decreasing fat mass while preventing the muscle wasting that commonly occurs with weight-loss drugs. We are working towards filing an IND with the FDA to test EL-22 in human subjects. Our second asset, EL-32, is a preclinical engineered probiotic expressing dual myostatin & activin-A and also being positioned for the muscle preservation space as a combination to weight loss treatments, including GLP-1 receptor agonists. In a preclinical healthy mouse model, EL-32 demonstrated a statistically significant increase in Activin-A and myostatin antibodies, confirming the efficacy using the ELISA test.

Elevai Research Inc.

Elevai Research Inc., an Elevai Labs company is a Canadian company focused on research and development activities in Canada utilizing available grants.

On April 26, 2023, Elevai announced its stem cell exosome research partnership with Dr. Stanislav Sokolenko’s Lab at Dalhousie University and a non-repayable Grant from the Mitacs Accelerate Grants Program (“Mitacs”). Mitacs is an organization that funds projects intended to grow research and development initiatives between industry and institutions.

ELV3000 is a two-year research collaboration between Dr. Sokolenko’s Lab and ELEVAI LABS. The primary aim of this research project is to establish novel techniques for characterizing the bioactive ’payload’ of ELEVAI LABS’ exosomes and provide ELEVAI with a greater understanding of how specific exosome contents may be attributable to positive skincare outcomes.

The secondary goal of the project is to further optimize the ELEVAI Exosome™ production process which may improve product efficacy through exerting greater control over exosome payloads subject to obtaining sufficient funds to pursue these efforts. The ELEVAI E-Series™ is currently the first-to-market topical exosome product series intentionally developed to support skin before and after energy-based procedures to optimize aesthetic outcomes and elevate the patient experience. The resulting process improvements are expected to result in new and improved products designed to markedly improve the appearance of the skin, scalp, and hair.

Initial research from this collaboration has shown the potential of our proprietary Precision Regenerative Exosome Technology™ (PREx) in skin health, skin remodeling and wound healing in a pre-clinical study done in partnership with Dalhousie University. The research was done in tandem with Stanislav Sokolenko’s lab focusing on cell culture and chemical processes to further understand the protein dynamics of our stem cell exosomes.

Elevai exosomes were found to contain over 800 proteins. These proteins were identified to be involved in skin longevity, many of which are associated with wound healing, immunomodulation, and remodeling of the skin's extracellular matrix. Elevai exosomes, made using Elevai's PREx platform, represent a distinct profile of exosomes with more proteins detected as compared to exosomes from other mesenchymal stem cells sourced from older donors, implying that Elevai’s age-zero exosomes may provide distinct advantages over exosomes sourced from older cells or other sources of cells.

Elevai and its partner Dalhousie University, are in the process of planning additional experiments that will expand the existing scope protein research, dig deeper into the key factors contained in Elevai exosomes, and be the basis of creation of synthetic exosomes, enabling the Elevai PREx protein profile to be used in broader applications, including potentially medicinal indications such as wound healing and chronic wounds, and potentially create a safe and reproducible source of encapsulated proteins that can mimic the benefits of Elevai’s cell derived exosomes. Studies are ongoing and the Company intends to update the public over news releases as progress develops and pre-clinical data becomes available.

Market, Industry and Other Research-Based Data

Elevai Skincare Inc.

We currently distribute our cosmetics products through two distinct channels, including a business-to-business sales channel where we sell our products directly within the United States and through our distribution sales channel where we sell our products directly to distributors with international or regional reach under exclusive and non-exclusive territorial agreements. We have employed a combination of both distribution channels via distribution agreements and directed business-to-business channels to optimize our sales reach and strategy.

The term ‘physician-dispensed’ refers to a sales channel where cosmetics products are exclusively sold in physician clinics or medically directed businesses by licensed medical professionals or that have a medical professional on staff, such as medical spas. Our products are only available through a medically-directed business and are geared towards nourishing, protecting and supporting healthy looking skin. These types of cosmetics products (which includes our Elevai Skincare products) are highly sought after by consumers making them one of the fastest growing segments of the personal care market.1 Consumers turn to cosmetics to enhance the appearance of dull or aging skin and to brighten the skin by lessening the appearance of a myriad of aesthetics concerns such as unwanted pigmentation, acne, melasma and rosacea. We believe that they view these products as alternatives to medications and may try cosmetics products before using medicinal products. Physicians also value well designed topical skincare products formulated and manufactured with our biotechnology for their complementary aesthetic effects in conjunction with medications to improve skin appearance and to enhance the benefits of in-office procedures.

Our business-to-business model channel within the physician-dispensed cosmetics skincare market utilizes both online sales, and our trained direct sales force comprised of employed, and independently contracted aesthetic account managers. This business-to-business sales channel is distinct from our leverage of non-exclusive distribution agreements with third-party distributors or resellers, who in turn sell our products to end customers. Under distribution agreements our relationship between the seller and the buyer is more indirect, because our distributors serve as intermediaries. We believe scaling our product lines through larger distribution sales channels may lead to faster brand expansion, recognition and market reach.

The skincare segment within the physician-dispensed market is projected to grow by a 9.6% CAGR to reach $37.3 billion by 2030 with the US physician-dispensed cosmetics market valued at $19.6 billion in 2023 alone.2 Outside the United States, the physician-dispensed skincare market varies by country due to cultural differences and regulatory requirements. Cultural desires for skin with lighter and more of an even pigmentation have created large and growing aesthetic skincare demands throughout Asia, particularly in Japan, China, Korea, and India. European and certain South American countries, such as Brazil, also present large skincare markets due to the complementary growth in cosmetic procedures and willingness on the part of their consumers to spend discretionary income on aesthetic enhancements. The global physician-dispensed cosmeceuticals market size was valued at $9.59 billion in 2024 and is projected to reach $19.08 billion by 2031, growing at a CAGR of 8.98% from 2024 to 2031.3

[1]	U.S. Beauty & Personal Care 2023-2026 | Statista.
[2]	Physician-dispensed Cosmeceuticals – Global Market Trajectory & Analytics | Research & Markets.
[3]	Physician-dispensed Cosmeceuticals Market Size, Share & Forecast | Verified Market Research.

Elevai Biosciences Inc.

Currently, more than 40% of adults in the United States live with obesity — a figure predicted to rise to approximately 50% by 2030.1 Obesity is a leading risk factor for the development of serious health conditions, including Type 2 diabetes and heart failure. Goldman Sachs predicts that this epidemic will create a $100 billion market for anti-obesity players.2

Approved GLP-1 drugs used in weight loss, such as Novo Nordisk’s Ozempic® (semaglutide) & Wegovy®(semaglutide) and Eli Lilly’s Zepbound (tirzepatide), and Mounjaro® (tirzepatide) have transformed the obesity treatment landscape. However, past studies of these highly effective drugs show that up to 20-50% of the weight loss is due to loss of lean muscle.3 Muscle is necessary for metabolism, strength, and physical function. As a result, we believe that one of the key unmet needs in the current obesity landscape is the avoidance of muscle loss while on weight loss treatments. Elevai is developing EL-22, an engineered probiotic with myostatin antigens, to elicit an immune response that could help people achieve substantial fat loss while preserving muscle mass.

Based on the generated preclinical data and the mechanism of the myostatin-activin signaling pathway effect on muscle wasting, Elevai believes that EL-22 has the potential to treat obesity in combination with GLP-1 receptor agonists by preserving muscle mass while decreasing fat mass. In the preclinical studies4,

●	EL-22 showed a statistically significant increase in anti-myostatin IgG antibody concentration, where myostatin is a key negative regulator of muscle growth.

●	EL-22 showed a statistically significant decrease in creatine kinase levels, which indicates a decrease of muscle destruction.

●	EL-22 administered to mdx mice, a mouse model of Duchenne muscular dystrophy, had improved physical activity and gross motor function, as demonstrated by a longer duration during rotarod tests.

Based on the generated preclinical data and the mechanism of the myostatin-activin signaling pathway effect on muscle wasting, Elevai believes that EL-22 has the potential to treat obesity in combination with GLP-1 by preserving muscle mass while decreasing fat mass. The Company intends to complete an IND submission in 2025 and to initiate clinical trials in the U.S. to evaluate the myostatin approach in combination with one or more GLP-1 receptor agonists in obesity. Our ability to proceed with human trials is contingent upon the FDA clearing the IND submission.

Current Products and Products in Development

Elevai Skincare Inc.

Our cosmetics products rely on Elevai Exosomes™ that are derived from, ethically sourced and thoroughly tested, human umbilical mesenchymal stem cells (“hUMSCs”) originating from umbilical cord tissue. We purchase our hUMSCs from third parties that source umbilical tissue from consenting donors and are manufactured under current Good Manufacturing Practices (“cGMP”) conditions. We infuse our product lines with exosomes derived from these hUMSCs which are replete with growth factors. Our cosmetic topical products do not contain any living cells but do include our Elevai Exosomes™. Our cosmetics products and their safety are regulated by the FDA, however our products and all cosmetics generally do not require FDA approval before being sold. Nonetheless, the FDA may pursue enforcement action against products on the market that are not in compliance with applicable laws. See “Business Regulations” beginning at page 85 for more information.

[2]	Physician-dispensed Cosmeceuticals – Global Market Trajectory & Analytics | Research & Markets
[3]	Physician-dispensed Cosmeceuticals Market Size, Share & Forecast | Verified Market Research

We have integrated the use of stem cell exosomes into our initial product line: our Elevai Post Treatment E-Series™. The E-Series™ is comprised of two post-skincare procedure care products that target the face and neck, and upper chest regions. Our products include Empower™, and Enfinity™ serums, which are sold exclusively through our business-to-business model channel and via our distribution agreements channel.

Empower™ is our after-treatment topical product that supports the appearance of healthy skin and promotes an even toned complexion. Empower™ serum is a concentrated serum, designed specifically for application post ablative procedures and treatments such as such as energy device treatments, mid-depth chemical peels, micro needling, or injectables. Enfinity™ is our continuing care product that we recommend for daily use. Our Enfinity™ daily serum is a stable serum for at-home daily use that contains a blend of Elevai Exosomes™ combined with complementary stem cell growth factors. This daily product contains complimentary skincare ingredients available to support the appearance of healthy skin including Elevai Exosomes™, vitamin C, hyaluronic acid, and copper peptides. Our exosome-based products, Enfinity™ are designed to remain shelf stable, are subject to minimal degradation over time when used and stored as directed, and do not require freezing or reconstitution prior to each use.

We further believe that our products have the potential to be used in a number of applications and other procedures beyond their current use. On June 26, 2024, Elevai Skincare announced its intention to launch the Elevai S-Series Root Renewal System™, which is a three-part hair and scalp care system that utilizes a first-in-class dual mechanism powered by exosomes and mitochondrial technology that incorporates Elevai’s proprietary PREx™ (“Precision Regenerative Exosome Technology”) and Yuva Bioscience’s Y100 mitochondrial technology. This innovative combination is designed to address common scalp and hair care concerns, such as the appearance of thinning hair, by promoting scalp and hair vitality. The product line is formulated to be easy to use, cost-effective, and scientifically backed, offering a new solution for men and women experiencing hair loss and thinning hair. Marketing is expected to begin when the Company has at least $600,000 available to complete the full product launch.

The Y100 mitochondrial technology was identified using Yuva’s artificial intelligence (“AI”) platform, “MitoGPT” which was co-developed by Yuva Biosciences’s Chief Scientific Officer, Keshav K. Singh, PhD and key advisor for AI, Jeb Linton, an IBM data scientist. Dr. Singh is known for studies he published on mitochondria, most notably his 2018 research demonstrating mitochondrial dysfunction is a key cause of aging for hair and skin in mice, and can be reversed.

On June 26, 2024, Elevai Skincare announced its intention to launch the Elevai S-Series Root Renewal System™, which is a three-part hair and scalp care system that utilizes a first-in-class dual mechanism powered by exosomes and mitochondrial technology that incorporates Elevai’s proprietary PREx™ and Yuva Bioscience’s Y100 mitochondrial technology. This innovative combination is designed to address common scalp and hair care concerns, such as the appearance of thinning hair, by promoting scalp and hair vitality. The product line is formulated to be easy to use, cost-effective, and scientifically backed, offering a new solution for men and women experiencing hair loss and thinning hair. Marketing is expected to begin when the Company has at least $600,000 available to complete the full product launch.

Initial Exploration into Hair and Scalp Health

In 2022, Elevai Skincare initiated a study to explore the application of its proprietary exosome technology, originally developed for skin care, in the realm of hair and scalp health. This study, conducted in collaboration with the National Hair Loss Medical Aesthetics under the leadership of Carly Klein, aimed to assess the potential of topical Elevai Exosomes™ in addressing hair loss and improving scalp health.

Details of the Study

The study involved ten patients suffering from androgenetic alopecia, a common cause of hair loss. The treatment protocol included an initial in-office evaluation where baseline measurements and photos were taken followed by a scalp microneedling procedure administered by NHLMA professionals. After microneedling, Elevai empower™, a topical exosome serum, was topically applied to the scalp. This was repeated every 4-8 weeks for 12 months, and in between in-office treatments, a daily regimen of Elevai enfinity™, another topical exosome-based product, was used once daily at-home on problem areas.

The results were promising: patients experienced reduced crown inflammation, reversal of miniaturized hair, and significant recovery of hair from follicles that appeared to be stuck in the dormant phase. These outcomes validated the potential of our exosome technology in promoting hair growth and improving scalp conditions, setting the foundation for further advancements in the field.

Synergistic Partnership with Yuva Biosciences

We were honored with the People’s Choice Award at the 2022 Octane Aesthetic Technology Forum, then in 2023, Yuva Biosciences won the 2023 People’s Choice Award at the same event. This recognition catalyzed a discussion on shared vision, leading to a partnership with Yuva, and the collaboration was seen as a “1+1=3” scenario, where the combined power of our exosome technology and Yuva Biosciences’ Y100 mitochondrial technology seemed likely to exceed the benefits of each technology when used alone.

Yuva Biosciences had already demonstrated the safety and efficacy of their Y100 technology in promoting hair growth, reducing signs of skin aging and supporting mitochondrial health, a critical factor in cellular vitality and combating the effects of aging. They performed a 54 participant safety trial with no adverse reaction or side effects reported. Then, a 35 participant study, looked at twice daily application of Y100 on the scalps of women with androgenic alopecia and/or telogen effluvium and 82% of participants had a measured improvement in hair growth after only 90 days. Taking this further, they also performed a placebo controlled split face study in which YuvaBio®️ Y100™️ beat the placebo product by 57% for smoothness/wrinkles and performed better than placebo in all other skin aging parameters assessed.

The Y100 mitochondrial technology was identified using Yuva’s AI platform, “MitoGPT” which was co-developed by Yuva Biosciences’s Chief Scientific Officer, Keshav K. Singh, PhD and key advisor for AI, Jeb Linton, an IBM data scientist. Dr. Singh is known for studies he published on mitochondria, most notably his 2018 research demonstrating mitochondrial dysfunction is a key cause of aging for hair and skin in mice, and can be reversed.

Development of the ELEVAI S-Series Root Renewal System™

Recognizing the potential synergy between their two technologies, we partnered with Yuva Biosciences partnered to develop the Elevai S-Series, also known as the Elevai Root Renewal System™ (RRS). This innovative product line is designed for individuals experiencing hair loss and thinning hair, offering a comprehensive solution for scalp and hair care.

The Elevai S-Series Root Renewal System™ includes a shampoo, conditioner and scalp serum. The shampoo and conditioner are formulated to cleanse and nourish the scalp, preparing it for the active treatment provided by the scalp serum. The serum, which is the cornerstone of the system, combines nourishing Elevai Exosomes™ with the mitochondrial-supporting benefits of YuvaBio's Y100TM technology. This dual-action serum is designed to rejuvenate the scalp, promote healthy follicle activity, and help to address the cellular causes of hair thinning and loss.

Ongoing Research and Future Prospects

As part of their strategic collaboration, ELAB and Yuva Biosciences have jointly filed two key patents that underpin the groundbreaking technologies incorporated into the Elevai S-Series Root Renewal System™. These patents, titled “Compositions and Methods for the Treatment of Skin, Scalp, and Hair Improvement” (Patent Application Serial No. 63/664,517) and “Preparations Including Lipid Bilayer Nanoparticles” (Patent Application Serial No. 63/664,526), represent a significant leap forward in the science of hair and scalp care.

While both Elevai Exosomes™ and Yuva’s Y100 technology have demonstrated positive results individually, further studies are underway to evaluate the full impact of the combined technologies within the Elevai S-Series Root Renewal System™. These studies, conducted in collaboration with NHLMA and other leading scalp and hair care professionals, aim to provide comprehensive data on the effectiveness of the complete system.

We expect to release the results of these studies in the future, offering further validation of the system’s efficacy in promoting scalp health and reversing hair loss. The upcoming findings are anticipated to reinforce our position at the forefront of innovation in the hair and scalp care market.

The Value of Combined Technologies

The decision to file these patents jointly reflects the strong belief of both ELAB and Yuva Biosciences in the combined power of their respective technologies. The synergies between our exosome technology and Yuva’s Y100 mitochondrial innovation create a comprehensive approach to scalp and hair care that is more effective than either technology on its own. These patents not only protect the intellectual property of the combined solution but also pave the way for future innovations that may arise from this ongoing partnership.

Our evolution from initial research into exosome applications for hair and scalp health to the development of the Elevai S-Series Root Renewal System™ underscores its commitment to advancing the field of skin and hair care through scientific innovation. The strategic partnership with Yuva Biosciences has enabled the creation of a product line that combines the best of exosome and mitochondrial technologies, offering a unique, synergistic approach to hair and scalp rejuvenation. With ongoing studies and a market launch on the horizon, the Elevai S-Series is poised to set a new standard in the treatment of hair loss and scalp health.

Elevai Biosciences Inc.

Elevai Biosciences Inc. has two assets in development – EL-22 and EL-32. The lead asset, EL-22, is leveraging a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. EL-22 has completed a Phase 1 clinical trial in South Korea, demonstrating it was generally well tolerated and safe in healthy volunteers. Elevai intends to evaluate EL-22 for efficacy and safety in combination with popular weight-loss therapeutics currently on the market, with the goal of decreasing fat mass while preventing the muscle wasting that commonly occurs with weight-loss drugs. We are working towards filing an IND with the FDA to test EL-22 in human subjects. Our second asset, EL-32, is a preclinical engineered probiotic expressing dual myostatin & activin-A and also being positioned for the muscle preservation space as a combination to weight loss treatments, including GLP-1 receptor agonists. In a preclinical healthy mouse model, EL-32 demonstrated a statistically significant increase in Activin-A and myostatin antibodies, confirming the efficacy using the ELISA test.

Competition

The market for medical aesthetic skincare products is highly competitive, and we expect the intensity of competition to increase in the future. Our principal competitors are large, well-established companies in the fields of pharmaceuticals, cosmetics, medical devices and health care with greater financial and marketing resources.

Our largest direct competitors in the physician-dispensed cosmetic skincare market, inclusive of both distribution and business-to-business market channels for our medical aesthetics cosmetics products include SkinCeuticals, a division of L’Oréal S.A., Skinbetter Science LLC, a division of L’Oréal S.A., SkinMedica, Inc., a division of Allergan, Inc., ZO Skin Health, 51% owned by BlackStone, PCA Skin, EltaMD, each a division of Colgate-Palmolive, Dermalogica, Murad, each a division of Unilever, and Alastin Skincare, a division of Galderma.

Our competitors strictly in the business-to-business channels for medical aesthetics skincare products include The Beauty Company (Nasdaq:SKIN), Waldencast (Nasdaq:WALD), Inmode (Nasdaq: INMD, Evolus (Nasdaq: EOLS), Revance (Nasdaq: RVNC), and Cynosure.

Several key companies are actively developing GLP-1 drugs for obesity and complementary treatments to address associated conditions such as muscle wasting:

Versanis: A company of Eli Lilly, Versanis’ bimagrumab, is a monoclonal antibody that blocks activin type II receptors, directly targeting fat and muscle tissue in patients with obesity and cardiometabolic diseases.

Biohaven (NYSE: BHVN): Biohaven’t taldefgrobep is an investigational fusion protein targeting myostatin to impact skeletal muscle growth relevant to individuals living with overweight and obesity.

Scholar Rock (NASDAQ: SRRK): Scholar Rock’s apitegromab is an inhibitor of the activation of latent myostatin, with the aim of improving patients’ motor function. Scholar Rock is assessing apitegromab's ability to preserve lean muscle mass in individuals on GLP-1 receptor agonist therapy for obesity.

Keros (NASDAQ: KROS): Keros’ KER-065 is an investigational activin receptor ligand trap being developed for the treatment of obesity and neuromuscular disorders. KER-065 acts as a ligand trap and inhibit the biological effects of myostatin and activin A to increase skeletal muscle and bone mass, increase fat metabolism and reduce fibrosis.

Veru (NASDAQ: VERU): Veru’s enobosarm is an androgen receptor modulator, also known as a SARM, to address the loss of muscle in patients undergoing weight loss therapy with GLP-1 drugs.

Operational and Competitive Strengths

We face competition from both traditional cosmetics brands, such as retail-focused products, as well as other high-end cosmetics brands in the physician-dispensed cosmetics space. We believe the primary competitive factors in our favor is our Elevai Exosomes™ though our company exhibits the following additional operational and competitive strengths:

Our Next Generation Technology and Early Results

Elevai Exosomes™ remain our key ingredient and main competitive strength, which is produced under proprietary and cGMP-compliant conditions in our state-of-the-art laboratory. We have a proprietary process to stimulate our ethically sourced cGMP grade hUMSCs to produce stem-cell derived exosomes. This process is designed to ensure that our customers consistently receive a stable, and potent product using strict standard operating procedures (“SOPs”) under laboratory controlled in-vitro culture conditions. Thereafter, we work closely with our formulation partners so that each batch of product is mixed according to our strict specifications. We believe we are one of the few in the physician-dispensed aesthetics industry to incorporate next generation biotechnology into its product lines. We believe that many of our competitors market products that contain inferior synthetic exosomes, exosomes from inferior sources, or ingredients that can be purchased anywhere. We are conducting ongoing sponsored validation studies involving individuals with noticeable skin pigmentation and redness to determine if there is an improvement in the appearance of skin pigmentation and redness issues when our topical products containing our Elevai Exosomes™ are applied daily.

We continue to sponsor validation studies involving individuals with various aesthetic skin imperfections, including skin pigmentation issues or unwanted signs of inflammation or redness, to determine if there is an improvement in the appearance of their skin when our topical products are applied daily.

Subjects in one of our validation studies were analyzed by an advanced imaging and analysis device called “VISIA” (manufactured by Canfield) to determine what percentage of those subjects’ facial skin showed evidence of a change in detected levels of hyperpigmentation after twice-daily application of our Enfinity™ daily serum over the course of approximately 12 weeks. After twelve weeks of twice daily topical application of our Enfinity™ daily serum, follow up VISIA scans showed a six to twenty percent reduction in the area of facial skin recorded with hyperpigmentation as compared to their initial VISIA scans. There we found that after multiple-week application of our products, those hyperpigmented regions appeared less dark, less pronounced or noticeable, and the skin appeared to display a more balanced skin tone and texture. This early positive assessment is based on our comparing quantified values of image data that are taken at multiple time points throughout the validation study in order make our well quantified comparison of skin quality at the timepoints recorded. There, the imaging data showed the intensity of the remaining hyperpigmentation on those subjects’ facial skin was visibly reduced as compared to initial VISIA scans. However, we note that we continue to determine if we can better quantify this reduction in pigmentation intensity as further evidence of performance is analyzed over the course of our validation studies. At this early stage, the continued success of positive results of our products is highly subjective to consumers and we have yet to complete formal clinical validation studies with a large cohort to demonstrate support for the performance claims of our products, such as their ability to aesthetically improve the skin. Furthermore, any statements contained herein regarding our topical cosmetic and exosome-containing serums have not been reviewed or approved by the FDA. Similarly, the United States FDA has relatively limited experience regulating cosmetics derived from stem cells, and as of the date of this prospectus, there are no FDA approved medical products utilizing exosomes.

Our Product Quality, Ongoing Research and Seamless Production Process

Many of our early-stage competitors employ contract manufacturers and labs to handle all portions of their production. Our California-based laboratory and production facility helps us protect our trade secrets by keeping our core processes for exosome production in-house and eliminates our need to rely on contractors that may use damaged products of inferior quality, or dangerous/unstable ingredients solely for the purpose of manufacturing our Elevai Exosomes™. Our streamlined commercialization process is quality controlled from stem cell acquisition, through exosome production, to specifying our standards to our contractors for formulation and bottling, ensuring continuity across the process to limit damage to our product’s exosomes and actives. Additionally, our aesthetic account managers and senior-level staff are highly supportive of our physician clients who rely on the quality of our product literature and educational material. This literature allows our physician clients to provide the best information to their clients whose experience may be ultimately enhanced by choosing to use our product lines post-procedure.

Although we are an early-stage company, we have integrated the production of our Elevai Exosomes™ with our general production process. We do not outsource any aspect of our exosome production process or license any core technology with the exception of the Licensed Products which we license from MOA in connection with our Elevai Biosciences business. We also have the capability to commercialize a variety of products derived from stem cells containing innovative encapsulated stem cell produced factors and quickly introduce new competitive products and existing product enhancements. This capability is harnessed by our ability to produce unique ingredients in our own lab like Elevai Exosomes™. These natural stem cell factors are a core ingredient, and an ingredient that we believe few others can commercialize or approximate. We maintain the ability and know-how to modulate the way the stem cells are cultured in our laboratory space. Through modulation, we are able to produce different versions of our stem cell exosomes, and tailor them for different purposes, such as potentially supporting and promoting a healthy hair growth cycle. As we continue to grow our production outputs, we expect to multiply our modalities and deliver newly and more narrowly tailored versions of exosomes to the market in the form of our cosmetic products.

Although our ultimate goal is to achieve vertical integration, our current focus is on promoting the manufacture of our top-quality products and reducing our costs to produce next-generation cosmetics for the physician-dispensed cosmetic skincare market at favorable price points while generating healthy margins. We believe our products will remain attractive to most consumers by pricing them at rates that are competitive with existing and emerging post-care and aesthetics cosmetics companies while remaining below a pricing tier reserved for more top-end direct-to-consumer products like those from La Mer Technology, Inc. Similarly, we believe that our pricing strategy is competitive with other competing physician dispensed skincare brands that do not contain exosomes. We believe this price point is still attainable for consumers in the physician-dispensed cosmetic skincare market even though our products employ the integration of patented topical exosomes that is in a similar class as existing skincare products, but through a newer manufacturing process which we believe allows our brand to market better quality and more purified extracellular vesicles in our products. Thus, we chose to favorably price ourselves at the top of the range that we believe the physician-dispensed cosmetic skincare market will positively respond to.

Our Products Ease of Use, Quality Ingredients, and Post-Procedure Benefits

We believe our products often complement the experience- and improve the results-of most physician in-office or medical spa aesthetic face and body treatments that include laser treatment, microneedling and ablative surgical procedures. We designed our products to provide benefits without any blood draw or needling. Our products may also ease uneven looking or puffy skin texture associated with the post-procedure healing process by including ingredients that assist in soothing and supporting the skin for the appearance of a more even skin tone.

To attain customer satisfaction with our products after aesthetic face and body treatments, we carefully select high-quality active ingredients to aid in the healing process. These includes hydrating hyaluronic acid and ceramides, to support skin health for any skin type. Alongside our Elevai Exosomes™, our products are packed with bioavailable forms of vitamin C, and skin-restoring copper peptides. Our products are integrated into post-procedure or treatment protocols and have achieved positive results under third-party dermal safety evaluations. Each of our products underwent clinical dermal safety evaluations and there was no skin reactivity observed at any time over the multi-week study.

We culture our hUMSCs under carefully controlled conditions in our lab without the use of animal components or byproducts, such as Fetal Bovine Serum (“FBS”). Aside from our moral compass, there are many reasons to avoid animal components in our production process in particular. While this includes safety to avoid animal borne viruses, there is more consistency and predictability for high quality exosomes when culturing hUMSCs. Although there is much variability in any animal-derived component, they remain the primary way that most scientists around the world grow cells in laboratories. We aim to ensure that our products do not contain any parabens, phthalates, or animal byproducts, and we never test on animals.

We believe the application of our topical products can reduce redness, brighten skin, improve wrinkles and skin texture to promote healthy looking skin and the appearance of rejuvenation. Depending on consumer needs, our skin products are designed to either be directly applied topically after an aesthetics or ablative procedure or applied daily. At this preliminary stage, the continued success of the early positive results of our products is highly subjective to consumers and we have yet to complete clinical validation studies to demonstrate support for any performance claims of our products, such as their ability to aesthetically improve the skin. Furthermore, any statements contained herein regarding our topical cosmetic and exosome-containing serums have not been reviewed or approved by the FDA.

Established Partnerships with Major Industry Players and Our Local Community

Our position as an early mover in utilizing patented topical exosome skincare technology in the physician-dispensed markets has attracted various industry leaders to become our non-exclusive or exclusive partners, creating an extensive network for us to leverage. We believe the expertise and market coverage of both our exclusive and non-exclusive distribution agreements with channel partners broaden our executional capability, reduce our execution risk, and provide immediate market access to increase the speed at which our products can reach the market. These partnerships solidify our position as a smaller company with substantial technological expertise. Additionally, our exclusive and non-exclusive distribution partnerships have allowed our products to enter Asian and Canadian international markets via our third-party distributors, in a capital efficient manner. However, following regulatory action taken by Health Canada we terminated our international agreement in Canada and suspended marketing and sales efforts in Canada. See the Risk Factor titled “We have suspended sales in Canada beginning in March 2024 after receiving correspondence from Health Canada indicating that our products are not compliant with applicable Canadian laws and regulations, and no assurances can be made that we will be able to resolve this issue with Health Canada and re-commence sales there, or that similar or related issues will not arise in other jurisdictions, any of which would materially harm our business and operating results” on page 29. In addition to our white-label distribution agreement, we may plan to pursue strategic co-development opportunities and arrangements that further enhance our product pipeline to create effective synergies to supplement our product offerings in the physician-dispensed market. Our current collaboration with many high-volume distributors provides valuable knowledge that we believe will enhance our early mover advantage.

On April 1, 2023, the Mitacs-Accelerate Grants Program via the Office of Commercialization and Industry Engagement (OCIE) Dalhousie University in Nova Scotia, Canada awarded our team $90,000 Canadian Dollars under a two-year research grant in relation to a project entitled “Multiomic characterization of stem cell derived extracellular vesicles for supporting the skin.” Under this project, we will engage an intern from Dalhousie University’s Department of Process Engineering & Applied Science under the tutelage of Dr. Stansislav Sokolenko who is responsible for completing a report about the project that is reviewed by their faculty supervisor and presented to our team. The primary aim of this research project, called “ELV3000”, is to establish new and novel techniques for characterizing the bioactive ‘payload’ of our Elevai Exosomes™ in order to provide us with a greater understanding of how specific exosome contents may be attributable to positive skincare outcomes. The secondary aim of the research project will be to further optimize our Elevai Exosomes™ production process to eventually improve our products by exerting greater control over exosome payloads subject to obtaining sufficient funds to pursue these efforts. This detailed characterization will be conducted using a combination of traditional and advanced techniques and will build on other work currently being performed by us and our contract research partners.

Additionally, we partner with local California universities through a federally funded program called “CareerCONNECTED” Federal Work Study (“CCFWS”) to maintain roots in the surrounding area. The CareerCONNECTED program provides low-income students an opportunity to learn real world skills they would not traditionally receive in an academic setting. 60% of the interns’ pay is federally funded and we pay the other 40% of their salary. We benefit immensely from these interns and believe it is mutually beneficial to our growth to work with eager, academic minded individuals who can help us with our more time intensive tasks that slow down our general operations. This in turn helps our lab team reduce production time to make our exosome enriched media. Along with the interns assisting the lab team, we in turn teach them essential lab skills that will benefit them going forward in their science careers. We believe the program gives us an advantage in training future scientists to our specifications and potentially selecting future employees from the intern pool that are already received high quality training that can meet our lab specifications. Any future opportunity to hire our trained interns reduces the time and the opportunity costs that we would normally incur with training a newly hired, full time lab tech.

We continue to grow through allying with channel partners, local universities, and strategic investors globally and expect these relationships will enhance our credibility, relationship with the surrounding community, generate better leads, and future conversion of customers. These investments will ultimately enable us to be more agile in achieving our goals in the shortest time and leverage further investment into our technological strengths alongside our partners’ connections and relationships.

Our Well Recognized and Award-winning Team and Brand

We produce our Elevai Exosomes™ using a proprietary process called Precision Regenerative Exosome Technology, or PREx™, which has been developed and perfected by Jordan R. Plews, PhD. Dr. Plews is a published biochemical engineer with expertise in molecular biology and stem cells, which we believe will enable our ability to scale our concepts as we develop other novel product lines. We believe we can efficiently bridge the knowledge-gap between engineering and processing because of our research and aptitude in both fields. Using both vocations improves our ability to isolate re-agents and stem-cell material to identify novel proof of concepts on a biochemical and molecular level while efficiently harnessing processes to produce and market those concepts at scale.

Under Dr. Plews and our other founder and former director and Chief Medical Officer, Dr. Hatem Abou-Sayed (known professionally as “Tim Sayed MD”), a double board-certified plastic surgeon with nearly two decades of experience in the medical aesthetics market, we have made a number of strategic hires to assemble our management heads who in turn have recruited an experienced sales and marketing team. Together, our team has a demonstrated its ability to identify new business opportunities and to develop our business by growing our global distribution networks. Similarly, we are privileged to include a number of strategic advisors and consultants as members of our team including NorthStrive Companies Inc., Kevin Green, Roger A. Fielding, PhD, Eduardo Grunvald, MD and Orian Shirihai, MD, PhD.

To that end, our brand has received a number of awards and accreditations, and we have been featured in exposés in recognition of our products and innovation. Those awards and recognitions include the People’s Choice Award after presenting at the Octane Aesthetics Tech Summit annual event, as part of the small business accelerator called the LaunchPad SBDC (Small Business Development Center). Additionally, we have been featured in the Aesthetic Guide Magazine, New Beauty Magazine, Grazia Magazine and MedEsthetics Magazine, among others.

Strategy

We believe we have the potential to be one of the most disruptive brands in the physician-dispensed cosmetics skincare market. We are in the early stages of new product development and believe we have significant room to grow by attracting more consumers to the brand, making our current products more widely available and offering more innovative products to our consumers. We expect the United States to be the largest source of our growth over the next few years and see ample opportunity to expand in select international markets. We also believe we have an opportunity to improve our margins through greater operating leverage and efficiency once we begin distributing our product more widely.

In addition, we plan to strategize on acquiring operating entities and/or assets with high potential, financing their growth, and identifying potential spin-off opportunities. Through acquisitions, we aim to integrate businesses that can benefit from our resources and expertise, thereby accelerating their growth trajectories. We intend to support the growth of acquired entities through a mix of equity and debt financing and by leveraging any available grants, fostering innovation, expanding market reach, and improving operational efficiencies. As part of our growth strategy, we continuously evaluate opportunities to spin off entities or specific assets, which will allow us to add value and strategically align our overall portfolio by creating independent and focused companies. This strategic approach positions us to leverage advanced research and development across various industries and address significant market needs.

Our Technology and Research

We believe we are one of the first to adapt stem cell technology from cGMP grade hUMSCs to produce purified extracellular vesicles, also referred to as exosomes into topical skincare products to capture market share in the high growth physician-dispensed cosmetics skincare market. This strategy is not only based on our understanding of consumers’ interest in the appearance of a quicker post-procedure recovery, but our research into what the physician-dispensed cosmetics skincare market is currently lacking and our belief in our products’ ability—based on early imaging data leveraging quantitative analysis and visual assessments of photographic progress photos. Our imaging study data is gathered utilizing an advanced imaging and analysis device made by Canfield Scientific, called “VISIA”. This complexion analysis system captures high-quality, standardized images that are monitored following a medical aesthetic procedure at regular intervals to assess redness, discomfort, tone, texture, wrinkles, and other measures of skin appearance.

Since 2020, we have invested in the creation of a commercial process that began in 2022 which leverages the use of hUMSCs to produce extracellular vesicles, or exosomes in our products because not only do these factors have the ability to enhance the appearance of the skin, but they can do so without the tumorigenic or ethical concerns associated with the use of embryonic stem cells or induced pluripotent stem cells.4 Because we recognized the potential of utilizing hUMSCs for the skin, it was natural for us to utilize them as the basis for formulating our products. This is founded on our belief that our products can improve the appearance of skin prone to appearing temporarily red and puffy that is normally experienced by consumers while attending to their aesthetics needs in physicians’ offices or medical spas.

On January 16, 2024, we entered into the License Agreement (the “INmune License Agreement”) with INmune Bio, Inc. (“INmune”), of which INmune granted us certain worldwide exclusive and non-exclusive license rights to develop, manufacture, and commercialize INmunes’s EMx technology, a proprietary equipment, processes and consumables useful for isolation and current Good Manufacturing Practice manufacture of human umbilical cord derived mesenchymal stromal cells for a period of ten years from the effective date of the INmune License Agreement. This technology enables the efficient production of cGMP grade mesenchymal stromal cells (hucMSCs) from human umbilical cords, which can be incorporated into Elevai Labs’ licensed topical cosmetic products. The adoption of this technology is expected to lower production costs and enhance product quality, supporting Elevai’s goal of vertical integration in manufacturing.

[4]	Gao, F., et al., Mesenchymal stem cells and immunomodulation: current status and future prospects. Cell Death Dis, 2016. 7: p. e2062.

The financial terms of the INmune License Agreement include a tech transfer fee of $1,000,000, which we agreed to pay in installments over two years, with the final payment of $600,000 subject to potential acceleration on the successful transfer of the technology, marked by the first GMP manufactured batch of a licensed product. Additionally, Elevai Labs will pay royalties on sales of products utilizing the “Mx” technology. For cosmetic products, there is an option to buy out the royalty after five years or once a specified royalty threshold is met. For potential drug products, royalties will be negotiated based on sales. The INmune License Agreement emphasizes compliance with ethical standards and cGMP regulations, ensuring that all products are sourced ethically and manufactured to high standards. Elevai Labs is required to provide annual sales and royalty reports to INmune Bio, with INmune Bio retaining audit rights every two years. Strategically, the INmune License Agreement aligns with Elevai Labs’ mission to lead innovation in stem cell exosome products, bolstering manufacturing capabilities and expanding product offerings in the medical aesthetics market.

A Visionary and Experienced Management Team

We have made significant investments in our business over the past three years by building our own exosome manufacturing lab, hiring top talent to help us build functional and streamlined capabilities in our commercialization process. Our management team comes from leading international skincare companies, with world-class research, marketing, and e-commerce experience to implement growth strategies and drive operational improvements.

Brand and Product Expansion

We plan to continue to grow our young brand’s reputation. We plan to continue to expand our brand by attending events, presenting at scientific and medical aesthetic and cosmetic skincare conferences, and conducting clinical validation studies to further validate the aesthetic results of our products. We believe what differentiates us from many traditional cosmetics companies is our lean, but aggressive ability to make fast market-driven decisions and execute with quality control standards. We believe we have a major speed-to-market advantage over many other companies because of our size and aptitude in bioprocessing. Similarly, we are highly responsive to market-trends alongside physician and aesthetics consumer needs alike. We will continue to leverage our executional excellence as we combine our aptitude in stem cell research and bioprocessing while seeking to become the preferred partner of our key customers. Additionally, we have a robust product pipeline that we believe is likely to address the many evolving needs of customers, physicians, and clinicians in the aesthetic and cosmetics market ultimately increasing our branding and the number of customers we serve.

Channel Expansion, Production Capacity, and International Growth

While our current focus is on the physician-dispensed market, we intend to expand into other sales channels including e-commerce by growing the information available on our website and making our products available for purchase through our medical-spa, physician and physician group partners’ websites. We believe being featured on a variety of partner websites will strengthen our brand and provide a unique direct-to-consumer e-commerce model via our business-to-business relationships where our e-commerce partners receive a share of product purchase revenue. Ultimately, our business-to-business model will strengthen our relationships with our physician partners, while an eventual e-commerce model broadens our market exposure and drive traffic and conversion to our other social media profiles. Additionally, we expect our current and prospective exclusive and non-exclusive distribution agreements to penetrate global markets and pique consumer interest not typically within our current reach. We believe both our products and white-label products can drive new market demand for our brand in those international markets that our distribution partners sell our products in.

We intend to expand the production capacity of our products and to develop new pipeline products in response to a number of potential growth factors, including: our organic growth, the development of research and development of pipeline products, and the expected increase in our product popularity, expansions of our distributor networks and channels through exclusive and non-exclusive international distributional agreements, and other potential strategic partnerships with industry leaders. Moreover, in addition to and as a result of the foregoing growth factors we expect an increase in orders for our products and a continuous rise in sales volume in the future based on our market research and estimates. To keep pace with this rise in sales volume, we anticipate the need to expand our production capacity by March 31, 2025. This expansion will enable us to meet our projected demand and we anticipate doubling our production capacity would cost between $1,500,000 and $2,000,000. This additional capital would cover our expenses relating to expanded capacity, including increased rent, additional lab equipment, and an increase to our overall headcount. We expect a production capacity expansion will lower manufacturing costs through economies of scale and improve overall cost-efficiency and profit margins. Ultimately, by expanding our capacity we believe we can provide our products at a competitive price, especially to cost-sensitive physicians or medical spa owners, and consumers in the skincare aesthetics market, who may be relatively new to the concept of medical aesthetics cosmetic skincare.

If we achieve this estimated growth, we will incur additional costs. To expand a single pipeline product, we currently estimate capital requirements of approximately $250,000 for equipment to support the initial development of that product. We further estimate needing an additional $100,000 worth of funds to arrange for the testing protocol, clinical validations and to fully launch any product at scale. We estimate the operational framework to prepare for the launch of a pipeline product such as a topical haircare product, would take six to twelve months of development work with an additional four to six months to fully scale such product before an official product launch. These estimates depend on whether we may need to expand our operations and development work of any new pipeline product, which is dependent on the results of the development work, continued research and initial rounds of validation testing.

Currently, we distribute our products directly and indirectly. We distribute directly in the United States through both our business-to-business sales channel and indirectly through our sales distribution channel via licensing and manufacturing agreements with third-party distributors. Under our distribution agreements, third party distributors include our products in their suite of domestic and international sales. Under this sales distribution channel, we sell our products to a distributor, who resells our products to the physician practice customers after placing their order in a designated territory that is either exclusive or non-exclusive to that distributor. We have broadened our sales channel to include our cosmetic product offerings at medical spa locations.

To bolster our regional sales, we entered into a non-exclusive authorized distribution agreement in August 2022 with Refine USA, LLC (“Refine”), one of the preeminent manufacturers and distributors of innovative aesthetic medical device technologies and clinical grade skincare. Under the agreement, Refine may purchase unlimited quantities of our topical cosmetics subject to minimum order size limits and distribute them throughout the United States to their network of consumers and physicians. As we continue to enhance our own United States sales channels, we are focused on bringing on third-party distributors in key large international markets, such as Europe, Brazil, Southeast Asia and the Middle East. We also plan to drive the distribution of our products through strategic relationships in specific countries, such as Japan. To continue growing in the physician-dispensed market, we intend to onboard more direct sales representatives that can reach geographic markets we currently do not have a presence in and partner with cosmetic device companies to co-market and sell our products.

Research and Development

Elevai Skincare Research and Development

Our research and development efforts are focused on improving and enhancing our existing products as well as developing new products. We undertake research and development on new product formulations and execute studies on existing products and future products that demonstrate what we believe to be the high-quality design of our formulas and the powerful performance of our products.

While we currently primarily focus on bringing physician-dispensed cosmetic aesthetics products to market and supporting the skin, we are in the process of researching and developing applications for hair, both on the face and head, and have ongoing research into additional, customized applications. Currently, many companies and competitors alike talk about exosomes as though they are one single ingredient with the innate ability to do many different jobs. However, research shows that certain exosomes released by certain cells are directly correlated with the cells they originate from and those particular exosomes’ capabilities and contents vary based on the cell type used and the way those cells have been treated or cultured.5 Thus, this research shows the contents of exosomes vary widely depending on the cell type used to generate them, their culture conditions, their processing and storage conditions, and how they are applied or used. Knowing this, we use highly-trained professionals to isolate and culture our hUMSCs and the resulting secreted exosomes are produced using strict protocols.

After formulation, we test all pipeline products for integrity, safety, and performance. Prior to launch, our pipeline products undergo several safety tests, including, but not limited to, human repeat insult patch tests, used to help predict the likelihood of induced allergic contact dermatitis, comedogenicity tests, to prevent the product clogging pores, and cumulative irritation tests, to evaluate the skin irritation potential and safety of individual ingredients or cosmetic compounds. Our products and their ingredients are also tested at multiple steps in the process to avoid any microbial contamination.

We currently work with Radyus Research to utilize a number of advanced analytical techniques that we believe will help us improve our current processes and keep our brand at the forefront of exosome product production. To analyze our exosomes, we and Radyus Research leverage NanoSight, a nanoparticle tracking analysis instrument so we may evaluate the proteomic characteristics (or characterization of the protein makeup) of our exosomes. Through this thorough process we access the make-up of our finalized exosomes while balancing the efficiency of different adjustments to our cell-culturing production process.

Elevai Biosciences Research and Development

Elevai Biosciences leverages a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. Our lead asset, EL-22, has completed a Phase 1 clinical trial in South Korea, demonstrating it was generally well tolerated and safe in healthy volunteers. No subjects dropped out due to adverse events and no statistically significant difference was found between the intervention groups in the incidence of treatment emergent adverse events.

Preclinical results of EL-22 from a 2022 study demonstrated physiological (serum creatine kinase level), physical (body weight change), and functional (rotarod test) improvements in the dystrophic features of mdx mice, a mouse model of Duchenne muscular dystrophy (DMD).6 Elevai believes that EL-22 has the potential to treat obesity in combination with popular weight loss therapeutics, including GLP-1 receptor agonists, by preserving muscle mass while decreasing fat mass. We plan to submit an Investigational New Drug (IND) application in 2025 that utilizes the licensed asset EL-22 for efficacy and safety in combination with popular weight-loss therapeutics currently on the market, with the goal of decreasing fat mass while preventing the muscle wasting that commonly occurs with weight-loss drugs. Regulatory bodies might require us to conduct preclinical bridge studies in order to pivot EL-22 from DMD to obesity indications.

[5]	Kugeratski, Fernanda G., and Raghu Kalluri. “Exosomes as mediators of immune regulation and immunotherapy in cancer.” The FEBS journal 288.1 (2021): 10-35; Lobb, Richard J., et al. “Oncogenic transformation of lung cells results in distinct exosome protein profile similar to the cell of origin.” Proteomics 17.23-24 (2017): 1600432; Camussi, Giovanni, et al. “Exosome/microvesicle-mediated epigenetic reprogramming of cells.” American journal of cancer research 1.1 (2011): 98.

[6]	Sung DK, Kim H, Park SE, Lee J, Kim JA, Park YC, Jeon HB, Chang JW, Lee J. A New Method of Myostatin Inhibition in Mice via Oral Administration of Lactobacillus casei Expressing Modified Myostatin Protein, BLS-M22, Int. J. Mol. Sci. 2022, 23, 9059. https://doi.org/10.3390/ijms23169059.

Our second asset, EL-32, is a preclinical engineered probiotic expressing dual myostatin & activin-A and also positioned for the muscle preservation space as a combination to weight loss treatments, including GLP-1 receptor agonists. In a preclinical healthy mouse model, EL-32 demonstrated a statistically significant increase in Activin-A and myostatin antibodies, confirming the efficacy using the ELISA test.

Manufacturing

We have exclusively developed our manufacturing process through our management team’s experience in formulating robust skin care products, which we believe provides us with a competitive edge.  Success in manufacturing our exosomes requires refined processes that are reliable, scalable, and economical. In our lab, we grow our ethically sourced stem cells and trigger the cells with a method so that they produce exosomes under our proprietary method.

As of the date of this prospectus, we own or have an agreement in principle for the right to purchase the related manufacturing processes, methods, and formulations pursuant to the INmune License Agreement. Moreover, we also oversee our leased laboratory space in California which operate under Good Laboratory Practices (“GLP”) and adhere to Good Manufacturing Practices (“GMP”) for the production of our cosmetic products. Moreover, our products are formulated by a third-party in an FDA inspected facility that adheres to GMP guidelines because GMP guidelines promote the manufacture of our products at the highest recommended safety and quality standards for cosmetic products.

Our facility contains multiple cell and tissue culture suites containing biosafety cabinets and cell culture incubators. Not only does our facility provide a significant amount of cold storage and processing space that permit large-scale culture of hUMSCs and the ability to mass produce of stem cell-derived exosomes but allows us to perform cryo-preservation, cryo-storage, various forms of microscopy and cell analysis. Some additional key features of our facility include 24/7 security, advanced climate control, increased cold storage, additional cell culture and R&D suites to perform supplemental in-house research.

Going Concern

As of June 30, 2024, management has determined there is substantial doubt about the Company’s ability to continue as a going concern. The Company may need to obtain funds to support its working capital, the methods of which include, without limitation, the following:

●	this offering;

●	other available sources of financing (including debt) from banks and other financial institutions; and

●	financial support from the Company’s related parties.

There can be no assurance that the Company will be successful in securing sufficient funds to sustain its operations. See “Risk Factors” at page 22.

Recent Developments

●	On August 30, 2024, we issued a press release announcing that Elevai Skincare Inc., one of our subsidiaries, obtained results from an on-going research study conducted in partnership with the National Hair Loss Medical Aesthetics, demonstrating the potential of its proprietary Elevai exosomes in hair restoration. The research study assessed the application of topical Elevai exosomes, in clinic and at home, on participants experiencing hair loss or hair thinning. Study participants were given in-office treatment consisting of scalp microneedling, then Elevai empower™, a topical exosome serum designed specifically for single use in-office application was applied, followed by at-home use of Elevai enfinity™, a topical exosome product, on the areas of concern. Results were assessed using imaging analysis up to 12 months, showing ceased crown inflammation, reversal of miniaturized hairs and recovered hair from the dormant phase, among other benefits. This study is a precursor to ongoing research that Elevai is conducting on the new hair and scalp care product line, Elevai S-Series Root Renewal SystemTM.

●	On August 26, 2024, we issued a press release announcing that Elevai Skincare Inc., one of our subsidiaries, completed a clinical study examining the effectiveness of Elevai enfinity™ exosomes on facial appearance. The data, pending peer review, from the clinical study was internally reviewed by us, and the results show Elevai enfinity™ to be safe and tolerable. We aim to publish the full study results in the near future.

●	On August 22, 2024, our Board of Directors (“Board”) and our majority shareholders, respectively, approved an amendment (the “Split Amendment”) to our third amended and restated certificate of incorporation (“Certificate of Incorporation”) to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from 1:2 to 1:200 inclusive, as determined by our Board in its sole discretion and an amendment (the “Increase in Authorized Shares Amendment”) to increase the total number of authorized shares from 375,000,000 to 2,500,000,000, consisting of 2,000,000,000 shares of common stock and 500,000,000 shares of preferred stock. We intend to file the Split Amendment and the Increase in Authorized Shares Amendment and effect the reverse stock split and increase the total number of authorized shares as soon as permitted pursuant to the rules of the SEC. See “Description of Securities.”

●	On July 31, 2024, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the Selling Stockholders pursuant to which we sold, in a private placement (the “Private Placement”), secured notes with an aggregate principal amount of $1,150,000 (the “Notes”), and received proceeds before expenses of $1,000,000. As consideration for entering into the Securities Purchase Agreement, we issued a total of 1,299,999 shares of common stock of the Company to the Selling Stockholders on August 2, 2024. The Selling Stockholders’ resale of these shares is being registered on the registration statement of which this prospectus forms a part.

●	On August 1, 2024, Hatem Abou-Sayed MD informed us of his decision to resign as a member of the Board of Directors of the Company and as Chief Medical Officer effective as of August 1, 2024.

●	On July 23, 2024, our Board and our majority shareholders approved, among other things, the re-domestication of the Company from a Delaware corporation to a Nevada corporation (the “Redomestication”). As part of the Redomestication, the Company intends to change its name from “Elevai Labs Inc.” to “PMGC Holdings Inc.” The Board intends to effect the Redomestication as soon as permitted pursuant to the rules of the SEC.

●	On June 28, 2024, we announced the introduction of the Elevai S-Series™ hair and scalp care product line through Elevai Skincare, a subsidiary of Elevai Labs.

●	On June 21, 2024, Jordan Plews resigned as Chief Executive Officer and President of the Company effective as of June 21, 2024, and the Board appointed Graydon Bensler as Chief Executive Officer and Braeden Lichti as Chairman of the Board.

●	On June 20, 2024, we notified Brenda Buechler, our former Chief Marketing Officer, and Christoph Kraneiss, our former Chief Commercial Officer, that each of them was involuntarily terminated without “cause” or laid off from employment as part of a wider job elimination/restructuring or reduction in force of the Company in order to streamline the Company’s operations and organizational structure.

●	On June 19, 2024, we entered into an unsecured revolving line of credit agreement (the “Revolving Credit Agreement”) with NorthStrive Fund II LLP. The Revolving Credit Agreement provides for a $200,000 unsecured line of credit to the Company (the “Revolving Credit Facility”) with a maturity date of June 19, 2025 (the “Maturity Date”), and interest calculated at the rate of twenty percent (20.0%) per annum on the outstanding principal balance through the Maturity Date. The Company may prepay any outstanding balance of the Revolving Credit Facility at any time provided that all such interest is simultaneously satisfied in full.

●	On May 21, 2024, we received a letter from the Nasdaq Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”), notifying that we were no longer in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Rule”). In addition, as of May 21, 2024, we do not currently meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations. Under Nasdaq rules, we have 45 calendar days from May 21, 2024 to submit a plan or regain compliance. If our plan to regain compliance is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the letter for us to regain compliance. We submitted a plan on July 9, 2024 and as of June 30, 2024, our stockholders’ equity was approximately $2.6 million. In August 2024, Nasdaq informed us that, despite our stockholders’ equity being above $2,500,000, Nasdaq is not prepared to issue a compliance determination given the small margin compliance and other financial information as reported in our Quarterly Report on Form 10-Q for the period ended June 30, 2024. Nasdaq requested that we submit a compliance plan to demonstrate our ability to regain and maintain compliance with the Stockholders Equity Rule over the next nine to 12 months. We submitted a compliance plan on August 23, 2024. One of the reasons for this offering is to improve our stockholders’ equity in an effort to comply with this Nasdaq requirement. On September 4, 2024, Nasdaq sent us a letter of deficiency (the “Notice”) stating that, notwithstanding the reported stockholders’ equity of approximately $2.6 million as of June 30, 2024, based on our historical burn rate, we had failed to regain compliance with the Stockholders’ Equity Rule and our stock is subject to delisting. The Notice provided that we have the ability to appeal to the Nasdaq Hearing Panel, which requires us to submit a written request and pay a fee. On September 4, 2024, we made the applicable fee payment to Nasdaq in order to appeal to the Nasdaq Hearing Panel.

●	On May 3, 2024, the Company entered into a one-year consulting agreement (the “Santorio Agreement”) with Santorio Biomedical, LLC (“Santorio”) for the services of Mr. Deniel Mero, Director of Santorio Biomedical, LLC, whereby Santorio agreed to cause Mr. Mero to perform his services as outlined in Exhibit A to the Santorio Agreement and the Company agreed to compensate Santorio on behalf of Mr. Mero by the Company in connection with his performance of such services. Santorio agreed to cause Mr. Mero, as an independently contracted consultant to primarily provide services to the Company’s wholly owned subsidiary Elevai Biosciences Inc., which include but are not limited to, (i) discover, assess, and introduce biotechnology opportunities to the Company; (ii) advise the Board regarding certain strategic matters, including development of biotechnology pipeline assets, recruiting and negotiating a contract with a clinical research organization (CRO), assisting in efforts to recruit potential directors and team members to build the biotechnology subsidiary and forming a scientific advisory board; and (iii) to perform services for subsidiaries of the Company as may be necessary. Pursuant to the Santorio Agreement, we agreed to pay Mr. Mero a fee of $180,000 fee per year, payable in monthly installments and granted him a total of 2,450,000 shares of restricted common stock, payable in four installments of 615,000 shares over the course of 10 months. We issued the first installment of 615,000 shares on May 3, 2024, and the second installment on August 1, 2024.

●	On April 30, 2024, we entered into a license agreement with MOA Life Plus Co., Ltd., a South Korean corporation (“MOA”). Under the MOA License Agreement, MOA has granted the Company an exclusive license to commercialize under certain of MOA’s patent rights concerning two licensed products including (i) a clinical stage engineered probiotic expressing myostatin and, (ii) preclinical engineered probiotic expressing dual myostatin & activin-A antigens (the “Licensed Products”). In order to enforce intellectual property rights associated with Licensed Products by grant of the exclusive license, the Company is obligated to file, prosecute and maintain intellectual property rights associated with the Licensed Products, and any improvements thereto. Under the MOA License Agreement, the Company paid an upfront license fee to MOA totaling $400,000 and issued nine hundred fifty thousand shares (950,000) of the common stock of the Company. The Company has agreed to pay single digit and low double digit annual royalties on net sales of Licensed Products during the initial fifteen-year licensed royalty term. In addition, the Company will pay MOA a one-time fixed amount for each developmental milestone achieved by the Company as it relates to clinical trial progression and one-quarter of sales milestones identified in the License Agreement.

●	On April 22, 2024, we entered into our fifth International Distribution Agreement, which collectively contracted minimum purchase requirements of $4.9 million in the first five years. In the event the minimum purchase requirements are not met, we have the right to terminate the distribution agreement.

●	On March 18, 2024, we announced the launch of our online E-commerce portal.

●

On March 6, 2024, we received a letter from the Nasdaq Listing Qualifications Staff of Nasdaq therein stating that for the 30 consecutive business day period since March 6, 2024, our common stock had not maintained a minimum closing bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we were provided an initial period of 180 calendar days, or until September 3, 2024, to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive trading days, unless extended by Nasdaq under Nasdaq Rule 5810(c)(3)(H), prior to September 3, 2024. We had failed to regain compliance with the Bid Price Rule prior to September 3, 2024 and since we did not qualify to request an extension, partly because we did not have $5 million in stockholders’ equity, on September 4, 2024, Nasdaq sent us the Notice stating that we had failed to regain compliance with the Bid Price Rule and our stock is subject to delisting. The Notice provided that we have the ability to appeal to the Nasdaq Hearing Panel, which requires us to submit a written request and pay a fee. On September 4, 2024, we made the applicable fee payment to Nasdaq in order to appeal to the Nasdaq Hearing Panel. Despite the appeal, we will still be able to effectuate the proposed reverse split while awaiting the Hearing Panel date. In the event our stock trades at a price that is equal to at least $1.00 per share for a period of 10 consecutive days during the period between requesting a hearing and the scheduled hearing date, the Bid Price Rule issue will be deemed moot and the Nasdaq Hearing Panel appointment will be canceled, and we will have been deemed to have regained compliance with the Bid Price Rule. In the event the closing bid price of our common stock does not meet or exceed $1.00 per share for a minimum of 10 consecutive trading days between the date of requesting the hearing and the scheduled hearing date, our stock may be delisted. The Notice from Nasdaq has no immediate effect on the listing of our common stock and our common stock will continue to be listed on The Nasdaq Capital Market under the symbol “ELAB.” Our proposed reverse split is designed to meet the Bid Price Rule requirements.

●	On January 16, 2024, we entered into a the INmune License Agreement with INmune Bio, Inc.

●	On December 7, 2023, we expanded international distribution into Europe.

●	On November 28, 2023, we entered into a collaboration and license agreement the Collaboration Agreement with Yuva as described earlier. Under the Collaboration Agreement, Yuva and the Company agreed to collaborate on the research, development, manufacture and commercialization of a potentially new cosmetic product for Company’s aesthetics skincare offerings.

●	On November 20, 2023, we entered into an underwriting agreement with Univest Securities, LLC and Webull Financial LLC, as representatives of the underwriters listed on Schedule A thereto in connection with the initial public offering of 1,500,000 shares of common stock at an offering price of $4.00 per share. The common stock commenced trading on The Nasdaq Capital Market on November 21, 2023, under the symbol “ELAB.” The closing of our initial public offering took place on November 24, 2023.

Intellectual Property

We have developed a comprehensive portfolio of intellectual property, consisting of patent applications, trademarks, domain names, know-how and trade secrets. As of the date of this prospectus, we have 15 registered trademarks inclusive of 12 global trademarks and 3 United States trademarks, and 18 trademark applications pending, 2 registered domain names, one issued patent, 3 non-provisional patent applications filed, 1 provisional patent application and 4 International Patent Corporation Treaty (“PCT”) applications filed.

Our Precision Regenerative Exosome Technology™, or PREx™, process is used to produce Elevai Exosomes™ and the exact process remains a trade secret. We have strategically decided to not pursue a patent around the process.

We believe our intellectual property adequately protects our products and technology and may prevent others from commercializing products or methods substantially similar to ours.

Our Resale Offering

The Selling Stockholders will be selling through the Resale Prospectus a total of 1,299,999 shares of common stock. We will not receive any proceeds from the sales by the Selling Stockholders of the securities set forth in the Resale Prospectus.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal differences:

●	they contain different outside and inside front covers and back covers;

●	they contain different “Offering” sections in the “Prospectus Summary” section beginning on page Alt-1;

●	they contain different “Use of Proceeds” sections on page Alt-23;

●	the “Capitalization” and “Dilution” sections from the Public Offering Prospectus are deleted from the Resale Prospectus;

●	a “Selling Stockholders” section is included in the Resale Prospectus;

●	the “Plan of Distribution” section from the Public Offering Prospectus is deleted from the Resale Prospectus and a “Selling Stockholder Plan of Distribution” is inserted in its place in the Resale Prospectus; and

●	the “Legal Matters” section in the Resale Prospectus on page Alt-25 deletes the reference to counsel for the placement agent.

Summary Risk Factors

An investment in our shares involves a high degree of risk. If any of the factors below or in the section entitled “Risk Factors” or contained elsewhere in this prospectus occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Financial Condition and the Offering

In addition to the risks described above, we are subject to general risks and uncertainties relating our financial condition, including, but not limited to, the following:

●	As described in the report of our auditors for the years ended December 31, 2023, and 2022 and the notes to our consolidated financial statements for such years, there is substantial doubt about our ability to continue as a going concern, and if we are unable to continue, you may lose your entire investment;

●	We have a history of net losses, and we may not be able to achieve or maintain profitability in the future;

●	This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering, which will provide us only limited working capital which may not be sufficient for our ongoing operations and business plans. Because this is a best efforts offering, with no minimum amount of proceeds, we may not raise the amount of capital required for our ongoing operations and business plans;

Risks Related to Our Business, Our Brand, Our Products and Our Industry

Risks and uncertainties related to our business include, but are not limited to, the following:

●	Our revenues and financial results depend significantly on sales of our Elevai Post Treatment E-Series™. If we are unable to manufacture or sell our Elevai Post Treatment E-Series™, in sufficient quantities and in a timely manner or maintain client acceptance of our Elevai Post Treatment E-Series™, our business will be materially and adversely impacted;

●	Our marketed products and our products under development could be rendered obsolete by technological or other medical advances;

●	We have a limited operating history at our current scale, which may make it difficult to evaluate our business and future prospects;

●	Restrictions on the use of human stem cells, and the ethical, legal and social implications of that research, could prevent us from developing or gaining acceptance for commercially viable products in these areas;

●	Our products may be expensive to manufacture, and they may not be profitable if we are unable to control the costs to manufacture them;

●	Our business is based on novel technologies that are inherently expensive, risky and may not be understood by or accepted in the cosmetics marketplace, which could adversely affect our future value;

Risks Related to Our Dependence on Third Parties

Risks and uncertainties related to our dependence on third parties include, but are not limited to, the following:

●	We depend on our collaborators to help us develop and test our proposed products, and our ability to develop and commercialize products may be impaired or delayed if collaborations are unsuccessful;

●	If we, or our third-party manufacturers or formulators fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business;

Risks Related to Our Products Legal and Regulatory Risks

Risks and uncertainties related to our legal and regulatory risks include, but are not limited to, the following:

●	A recall or suspension of sale of our products, or the discovery of serious safety issues with our products or the incorrect application of such products by medical professionals to which we sell such products, could have a significant negative impact on us;

●	Restrictive and extensive government regulation could slow or hinder our production of cosmetics containing a stem-cell byproduct and we may be unsuccessful in our efforts to comply with applicable federal, state and international laws and regulations, which could result in government enforcement actions;

Risks Related to Our Intellectual Property

Risks related to our and third parties’ intellectual property, including, but not limited to, the following:

●	If we fail to protect or enforce our intellectual property or confidential proprietary information relating to our products or product candidates, others could compete against us more directly and we may not be able to compete effectively in our market;

●	We may not be able to protect our proprietary technology, or that of third parties on which we rely, which could harm our ability to operate profitably; and

●	Patents or other intellectual property held by other persons may result in infringement claims against us that could be costly to defend and which may limit our ability to use the disputed technologies or intellectual property and prevent us from pursuing research and development or commercialization of products and product candidates;

Risks Related to the Licensed Products

Risks related to the Licensed Products and related operations, including, but not limited to, the following:

●	We license from a third party the rights to product candidates related to the potential prevention and treatment of muscular and obesity-related conditions, and are therefore subject to the risk that we lose the license after investing substantial resources into the research and development of these product candidates;

●	Since we expect to continue to rely on third parties to conduct, supervise and monitor pre-clinical and clinical trials with respect to the Licensed Products, if those third parties fail to perform in a satisfactory manner and one that meets applicable regulatory, scientific and safety requirements, it may materially harm our business; and

●	Our future commercial success and ability to generate material revenue with respect to the Licensed Products depends on gaining regulatory approval for our products and successfully completing preclinical and clinical trials for our products, and we may be unable to obtain such approvals or successfully complete such trials, including due to potential adverse results of such trials.

Risks Related to this Offering and the Ownership of Our Securities

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering, including, but not limited to, the following:

●	Purchasers in the offering will suffer immediate dilution;

●	You may experience future dilution as a result of future equity offerings or acquisitions;

●	Our management will have broad discretion over the use of the net proceeds from this offering;

●	Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of the securities; and

●	We have identified material weaknesses in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud.

●	We may not be able to continue to satisfy listing requirements of Nasdaq to maintain a listing of our common stock.

Corporate History and Structure

Elevai Labs Inc. was incorporated in Delaware in June 2020 under the original name Reactive Medical Labs Inc. We are in the process of reincorporating in Nevada. In June 2021, we entered into a stock transfer agreement with Reactive Medical Inc., a Canadian company, whereby we purchased substantially all of the assets and liabilities of Reactive Medical Inc. Under the stock transfer agreement, we acquired 100% of the issued and outstanding common shares of Reactive Medical Inc. Immediately before the stock transfer agreement BWL Investments Ltd., a British Columbia Canada corporation owned 100% of the issued and outstanding common shares of Reactive Medical Inc. In consideration of 100% of the issued and outstanding common shares of Reactive Medical Inc., we issued 100 shares of our common stock to BWL Investments Ltd. Upon completion of the stock transfer agreement, Reactive Medical Inc. became our wholly owned subsidiary. We established Elevai Biosciences, Inc. and Elevai Skincare, Inc. on May 1, 2024 as wholly owned subsidiaries. In September 2022, Reactive Medical Inc. changed its name to Elevai Research Inc. Our principal executive offices are located at 120 Newport Center Dr. #250, Newport Beach, CA 92660.

As of the date of this prospectus, we are qualified to do business as a foreign corporation in the state of California. Our telephone number is 866-794-4940. Our website address is https://elevailabs.com. Information contained on our website or connected thereto or on any other website referred to herein or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Elevai has three wholly owned subsidiaries, Elevai Research Inc. (FKA Reactive Medical Inc.), Elevai Biosciences, Inc. and Elevai Skincare, Inc.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

SUMMARY OF THE OFFERING

Shares offered by us	Up to 28,368,794 shares of common stock on a “best efforts” basis.

Warrants offered by us

The Series A Warrants and Series B Warrants will become exercisable beginning on the Initial Exercise Date at an exercise price of $ (at least 250% of the Minimum Price as defined by the rules of Nasdaq). The Series A Warrants will expire on the five-year anniversary of the Initial Exercise Date and the Series B Warrants will expire on the two and one-half year anniversary of the Initial Exercise Date. The Warrants include certain mechanisms including (i) the alternative cashless exercise option in the Series B Warrants, (ii) certain anti-dilution provisions in the Series A Warrants and (iii) the reverse stock split provision in both Series A Warrants and Series B Warrants. See “Description of Securities—Warrants.”

The Warrants may be redeemed by the Company, in whole or in part, at a price of $0.0001 per Warrant, by giving not less than thirty (30) days’ prior notice to the holders of such Warrants at any time after the date on which (i) the daily volume weighted average trading price of the common stock of the Company has equaled or exceeded $0.423 (150% of the exercise price assuming an offering price of $0.282 per share) for ten (10) consecutive trading days and (ii) the average daily trading volume of the shares of the common stock for such ten (10)-trading day period exceeds $150,000 of shares, as determined in accordance with the terms of the Warrants.

The shares of common stock or the Pre-Funded Warrants, as applicable, sold in this offering and the accompanying Warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This offering also relates to the offering of the shares of common stock issuable upon exercise of the Warrants. The exercise price and number of shares of common stock issuable upon exercise will be subject to certain further adjustments as described herein. See “Description of Securities.”

We are also registering the issuance of (i) the 28,368,794 shares of our common stock underlying the Series A Warrants and (ii) the 28,368,794 shares of our common stock underlying the Series B Warrants.

Pre-Funded Warrants offered by us	We are also offering the opportunity to purchase, if the purchaser so chooses and in lieu of shares, up to 28,368,794 Pre-Funded Warrants to purchasers whose purchase of shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering. Each Pre-Funded Warrant is exercisable for one share of common stock. The purchase price of each Pre-Funded Warrant is equal to the price per share being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant is $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of shares we are offering will be decreased on a one-for-one basis. This offering also relates to the shares of common stock issuable upon exercise of any Pre-Funded Warrants sold in this offering.

Common stock outstanding prior to the offering(1)	20,804,614 shares.

Common stock to be outstanding after the offering	49,173,408 (assuming no sale of any Pre-Funded Warrants and none of the Warrants issued in this offering are exercised). To the extent Pre-Funded Warrants are sold, the number of shares of common stock sold in this offering will be reduced on a one-for-one basis.

Use of proceeds

We estimate the net proceeds from this offering to us will be approximately $7.0 million, assuming 100% of the securities offered in this offering are sold at a public offering price of $0.282 per share and accompanying Warrants, which is the last reported sale price of our common stock on The Nasdaq Capital Market on September 10, 2024, and after deducting the estimated placement agent fees and expected offering expenses payable by us.

We currently intend to use the net proceeds to us from this offering for general corporate purposes, including working capital and investments. See “Use of Proceeds” beginning on page 65.

Listing symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “ELAB.” There is no established public trading market for the Warrants or the Pre-Funded Warrants, and we do not intend to list these securities on any national securities exchange or trading system. Without an active trading market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited.

Assumed offering price	$ 0.282 per share, the closing price of our common stock on September 10, 2024, as reported by The Nasdaq Capital Market.

Transfer agent	Vstock Transfer, LLC.

Risk factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 22 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)	As of September 16, 2024 and excludes (i) 75,000 shares of common stock issuable upon exercise of the warrants at a price of $4.00 per share issued to the underwriters in the initial public offering of the Company, (ii) 581,826 shares of common stock issuable upon exercise of outstanding warrants with a weighted exercise of $2.60 per share and (ii) 1,348,979 shares of common stock issuable upon exercise of outstanding options with a weighted exercise of $1.53 per share, of which a total of 983,464 option shares have vested.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described below. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our common stock could decline. As a result, you could lose some or all of any investment you may make in our common stock.

Risks Related to Our Financial Condition

As described in Note 2 to the Consolidated Financial Statements contained in our Form 10-Q for the three months ended June 30, 2024 and in the report of our auditors for the years ended December 31, 2023, and 2022 and the notes to our consolidated financial statements for such years, there is substantial doubt about our ability to continue as a going concern, and if we are unable to continue, you may lose your entire investment.

The uncertainty about our ability to continue in operation is based on our continuing losses from operation, limited revenue and limited working capital, among other things which existed as of year-end December 31, 2023 and December 31, 2022. As of June 30, 2024 and December 31, 2023, the Company had a net working capital deficit of $95,872 and $3,622,091, respectively, and has an accumulated deficit of $9,833,631 and $7,023,890, respectively. Included in the accumulated deficit are losses of $2,809,741 for the six months ended June 30, 2024 and $4,301,517 for the year ended December 31, 2023. Given all these facts, we are dependent on obtaining funding from operations and the sale of debt or equity to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Our ability to continue as a going concern depends on the success of this offering and receipt of additional funds through debt or equity financing and our operations. In the event we are unable to obtain such funding, we may have to delay, reduce or eliminate certain of our planned operations, including some of our research and development and/or clinical validation studies to demonstrate aesthetic improvement, reduce overall overhead expense, or divest assets. This in turn may have an adverse effect on our ability to realize the value of our assets. If we are unable to continue as a going concern, you may lose all or part of your investment.

We have a history of net losses, and we may not be able to achieve or maintain profitability in the future.

We have incurred net losses each year since our inception, and we may not be able to achieve or maintain profitability in the future. We incurred net losses of $2,809,741 and $2,360,554, for the six months ended June 30, 2024 and 2023, respectively and $4,301,517 and $1,800,268 in the years ended December 31, 2023 and 2022, respectively. Our expenses will likely increase in the future as we develop and launch new cosmetics product offerings, expand in existing and new markets, increase our sales and marketing efforts, and continue to invest in our laboratory facility. These efforts may be more costly than we expect and may not result in increased revenue or growth in our business. These offerings may require significant capital investments and recurring costs, maintenance, depreciation, asset life and asset replacement costs, and if we are not able to maintain sufficient levels of utilization of such assets or such offerings are otherwise not successful, our investments may not generate sufficient returns and our financial condition may be adversely affected. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive cash flow on a consistent basis. If we are unable to successfully address these risks and challenges as we encounter them, our business, financial condition, results of operations and prospects could be adversely affected. If we are unable to generate adequate revenue growth and manage our expenses, we may continue to incur significant losses in the future and may not be able to achieve or maintain profitability.

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering, which will provide us only limited working capital which may not be sufficient for our ongoing operations and business plans. Because this is a best efforts offering, with no minimum amount of proceeds, we may not raise the amount of capital required for our ongoing operations and business plans.

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering. Because this is a best efforts offering, with no minimum amount of proceeds, we may not raise the amount of capital required for our ongoing operations and business plans. Assuming that we receive net proceeds of approximately $7.0 million from this offering (assuming an offering with gross proceeds of $8.0 million), we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will meet our capital needs for the next 18 months under our current operations and business plan. Assuming that we receive net proceeds of approximately $5.2 million from this offering (assuming an offering with gross proceeds of $6.0 million), we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will satisfy our capital needs for the next 12 months under our current operations and business plan. Assuming that we receive net proceeds of approximately $3.3 from this offering (assuming an offering with gross proceeds of $4.0 million), we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will satisfy our capital needs for the next 8 months under our current operations and business plan. Without giving effect to the receipt of any proceeds from this offering, we currently estimate that our existing cash and cash equivalents are sufficient to fund business operations into the fourth calendar quarter of 2024. However, we cannot assure you that the assumptions and estimates underlying the foregoing projections are accurate or complete, or that we will raise sufficient capital from this offering or otherwise to continue and grow our operations as planned, in which case you could lose all or part of your investment.

Our current growth may not be indicative of our future growth and, if we begin to grow rapidly, we may not be able to effectively manage our growth or evaluate our future prospects. If we fail to effectively manage our future growth or evaluate our future prospects, our business could be adversely affected.

We have experienced minimal growth since our launch in 2020. For example, our revenue increased from nil in 2020 to $827 in 2021, to $766,277 in 2022, to $1,712,595 in 2023, and decreased to $1,220,092 for the six months ended June 30, 2024. Moreover, the number of our full-time employees increased. This growth has placed significant demands on our management, financial, operational, technological and other resources. The anticipated growth and expansion of our business depends on a number of factors, including our ability to:

●	increase awareness of our brand and successfully compete with other companies;

●	price our products effectively so that we are able to attract new consumers and expand sales to our existing clients;

●	expand distribution with new and existing clients;

●	continue to innovate and introduce new products;

●	expand our supplier and fulfillment capacities;

●	maintain quality control over our product offerings; and

●	expand internationally.

Such growth and expansion of our business will place significant demands on our management and operations teams and require significant additional resources, financial and otherwise, to meet our needs, which may not be available in a cost-effective manner, or at all. We expect to continue to expend substantial resources on:

●	our sales and marketing efforts to increase brand awareness, further engaging our existing and prospective clients, and driving sales of our products;

●	product innovation and development;

●	general administration, including increased finance, legal and accounting expenses associated with being a public company; and

●	expanding internationally.

These investments may not result in the growth of our business. Even if these investments do result in the growth of our business, if we do not effectively manage our growth, we may not be able to execute on our business plan, respond to competitive pressures, take advantage of market opportunities, satisfy our client requirements or maintain high-quality product offerings, any of which could adversely affect our business, financial condition, results of operations and prospects. You should not rely on our historical rate of revenue growth as an indication of our future performance or the rate of growth we may experience in any new category or internationally.

In addition, to support continued growth, we must effectively integrate, develop and motivate a large number of new employees while maintaining our corporate culture. We face significant competition for personnel. To attract top talent, we have had to offer, and expect to continue to offer, competitive compensation and benefits packages before we can validate the productivity of new employees. We may also need to increase our employee compensation levels to remain competitive in attracting and retaining talented employees. The risks associated with a rapidly growing workforce will be particularly acute as we choose to expand into new product categories and global markets. Additionally, we may not be able to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs or successfully integrate new hires, our efficiency, ability to meet forecasts and employee morale, productivity and retention could suffer, which could have an adverse effect on our business, financial condition, results of operations and prospects.

We are also required to manage numerous relationships with various vendors and other third parties. Further growth of our operations, client base, or internal controls and procedures may not be adequate to support our operations. If we are unable to manage the growth of our organization effectively, our business, financial condition, results of operations and prospects may be adversely affected.

We will need additional capital to conduct our operations and develop our products and our ability to obtain the necessary funding is uncertain.

During the six months ended June 30, 2024 and the years ended December 31, 2023, and December 31, 2022 we used a significant amount of cash to finance our continued operations, and we need to obtain significant additional capital resources in order to develop products going forward. We may not be successful in maintaining our normal operating cash flow and the timing of our capital expenditures may not result in cash flows sufficient to sustain our operations through the next twelve months. If financing is not sufficient and additional financing is not available or available only on terms that are detrimental to our long-term survival, it could have a major adverse effect on our ability to pursue our clinical research and product development programs and could ultimately affect our ability to continue to function. The timing and degree of any future capital requirements and our ability to meet such capital requirements in a timely manner, on favorable terms or at all will depend on many factors, including:

●	the accuracy of the assumptions underlying our estimates for capital needs in the second half of 2024 and beyond;

●	scientific progress in our research and development programs;

●	the magnitude and scope of our research and development programs and our ability to establish, enforce and maintain strategic arrangements for research, development, product testing, manufacturing, third-party agreements and marketing;

●	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims;

●	the number and type of pipeline product that we pursue; and

●	the development of major widespread events, including the possibility of a recession in the U.S. and globally, market volatility the potential for future pandemics or outbreaks such as any future COVID-19 outbreak, geopolitical conflict and other events which could impact us and third parties on which we depend.

Additional financing through strategic collaborations, public or private equity or debt financings or other financing sources may not be available on acceptable terms, or at all. Additional equity financing could result in significant dilution to our stockholders, and any debt financings will likely involve covenants restricting our business activities. Additional financing may not be available on acceptable terms, or at all. Further, if we obtain additional funds through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies, pipeline product or products that we might otherwise seek to develop and commercialize on our own. If sufficient capital is not available, we may be required to delay, reduce the scope of or eliminate one or more of our research or product development initiatives, any of which could have a material adverse effect on our financial condition or business prospects.

Our need for additional capital and ability to raise capital in the future may be limited and our failure to raise capital when needed could prevent us from growing.

Funds raised in this offering may not be sufficient to fund our current and planned operations, even if we raise the maximum amount, which risk will be heightened to the extent we raise less than the maximum amount. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase capital needs or drive spending and depletion of cash resources faster than expected. Accordingly, the Company will need to obtain substantial additional funding in order to continue and maintain its operations. The uncertainties around the Company’s ability to fund operations raise substantial doubt about its ability to continue as a growing concern. Thus, In the future, we may need to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. We may sell common stock, convertible securities and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, investors in our common stock may be materially diluted. New investors in such subsequent transactions could gain rights, preferences and privileges senior to those of holders of our common stock. Debt financing, if available, may involve restrictive covenants and could reduce our operational flexibility or ability to achieve or maintain profitability. If we cannot raise funds on acceptable terms, we may be forced to raise funds on undesirable terms, or our business may contract or we may be unable to grow our business or respond to competitive pressures, any of which could have an adverse effect on our business, financial condition, results of operations and prospects.

Risks Related to Our Business, Our Brand, Our Products and Our Industry

Our revenues and financial results depend significantly on sales of our Elevai Post Treatment E-Series™. If we are unable to manufacture or sell our Elevai Post Treatment E-Series™ in sufficient quantities and in a timely manner or maintain client acceptance of our Elevai Post Treatment E-Series™, our business will be materially and adversely impacted.

To date, a substantial majority of our revenues have resulted from sales of our principal product line, our Elevai Post Treatment E-Series™. Our Elevai Post Treatment E-Series™ and related products accounted for a substantial majority of our net sales for the years ended December 31, 2023 and 2022. Although we intend to introduce additional products, we expect sales of our Elevai Post Treatment E-Series™ to continue to account for a significant majority of our sales for the foreseeable future. Because our business is highly dependent on our Elevai Post Treatment E-Series™, factors adversely affecting the pricing of, or demand for, these products could have a material and adverse effect on our business. Additionally, our commercial success depends in large part on our ability to sustain market acceptance of our Elevai Post Treatment E-Series™ through physician practices and under both our exclusive and non-exclusive distribution agreements. If existing users of our products determine that our products do not satisfy their requirements, or if our competitors develop a product that is perceived by medical aesthetics consumers, physicians or distributors to better satisfy their respective aesthetics requirements, sales of our Elevai Post Treatment E-Series™, and our total net sales may correspondingly decline which could adversely affect our business, financial condition, results of operations and prospects.

Our results of operations could be harmed if we are unable to accurately forecast demand for our products.

To maintain an adequate inventory supply, we must forecast inventory needs and place orders with our third-party suppliers, formulators and packagers before firm orders are placed by our clients or distribution partners. If we fail to accurately forecast client demand, we may experience excess inventory levels or a shortage of product to deliver to our clients. Factors that could affect our ability to accurately forecast demand for our products include: an unanticipated increase or decrease in demand for our products; our failure to accurately forecast acceptance for our new products; product introductions by competitors; unanticipated changes in general market conditions or other factors, which may result in cancellations of advance orders or a reduction or increase in the rate of reorders or at-once orders placed by clients or distribution partners; the impact on demand due to unseasonable weather conditions; weakening of economic conditions or consumer or client confidence in future economic conditions, including as a result of a possible recession in the near term, which could reduce demand for discretionary items, such as aesthetics services and our complementary cosmetics products; and terrorism or acts of war, or the threat thereof, or political or labor instability or unrest, which could adversely affect consumer or client confidence and spending or interrupt production and distribution of product and raw materials.

Inventory levels in excess of client or distribution partner demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices or in less preferred distribution channels, which could impair our brand image and harm our business. In addition, if we underestimate the demand for our products, our third-party suppliers, formulators, and packagers may not be able to facilitate bringing our cosmetics products to market or in time to meet our client or distribution partner requirements, and this could result in delays in the shipment of our products and our ability to recognize revenue, lost sales, as well as damage to our reputation and client and distributor relationships.

The difficulty in forecasting demand also makes it difficult to estimate our future results of operations and financial condition from period to period. A failure to accurately predict the level of demand for our products could adversely affect our business, financial condition, results of operations, and prospects.

We face intense competition, in some cases from companies that have significantly greater resources than we do, which could limit our ability to generate sales.

The market for aesthetic and cosmetic skin health products is highly competitive and we expect the intensity of competition to increase in the future as market acceptance grows and related technology advances. We also expect to encounter increased competition as we enter new markets and as we attempt to penetrate existing markets with new products. We may not be able to compete effectively in these markets, we may face significant pricing pressure from our competitors, and we may lose market share to our competitors. Our principal competitors are large, well-established companies in the fields of pharmaceuticals, medical devices, cosmetics and health care. Our direct competitors include SkinCeuticals, a division of L’Oréal S.A., SkinMedica, Inc., a division of Allergan, Inc., ZO Skin Health, PCA Skin, EltaMD, each a division of Colgate-Palmolive, Dermalogica, Murad and Eminence.

We also face competition from medical device companies offering products used to enhance the skin’s appearance to physicians, such cosmetic device companies that provide complementary microneedling serum treatment, and those companies may offer similar complementary products to physicians, aestheticians, spas, and wellness centers that provide facial treatment services.

We may not be able to successfully expand the use of our current product lines or develop new products.

We are constantly working to improve, extend the stability of and reformulate our existing products. Continued market acceptance of our products will depend on our ability to successfully develop additional applications of our Elevai Exosomes™. The development of additional applications will require significant commitments of personnel and financial resources and we cannot assure you that they will be successful. If the attempted extensions of our product lines and new applications for our Elevai Exosomes™ are not commercially successful, our business will be adversely affected.

We are researching and working alongside contract research organizations to developing new product lines by applying our Elevai Exosomes™ technology to new agents. We also have applied for intellectual property rights to cover our use of certain patents in relation to additional methods and formulations of our Elevai Exosomes™, of which we were granted a patent on an advanced patented stem cell processing technology as part of our cohesive production process involving carefully controlled stem cell culture to produce stem cell derived factors that are featured in our patented topical exosome products. New products, in various stages of development, include skin discoloration, and hair loss products and systems. These development activities, as well as new clinical validation studies to demonstrate aesthetic improvements, which may assist us in the marketing and sale of our cosmetic products. Completion of any clinical validation studies requires significant commitments of our personnel, time, and financial resources. We cannot assure you that we will be able to develop new products or formulations in a timely manner, or at all. Delays in the development or testing processes will cause a corresponding delay in revenue generation from those products. Regardless of whether such new products or formulations are ever released to the market, the expense of such processes, which may be considerable, will have already been incurred and we may not be able to recover such expenses.

We reevaluate our formulation and product development efforts regularly to assess whether our efforts to develop a particular new product or formulation are progressing at a rate that justifies our continued expenditures. On the basis of these reevaluations, we have abandoned development efforts in the past, and may abandon those development efforts in the future. New products that we develop may not be successfully commercialized. If we fail to take a product or technology from the development stage to market on a timely basis, we may incur significant expenses without a near-term financial return or any financial return.

Our failure to successfully research and develop additional technologies would impair our ability to grow.

We intend to develop and acquire and market new products and technologies though our own internal research capabilities and through the assistance of the clinical research organization (“CROs”). Our business model depends in part on our ability to patents new products and/or technologies. The success of this strategy also depends upon our ability and the ability of our third-party formulators to formulate products under such patents, as well as our ability to manufacture, market and sell such patented products.

We may not be able to internally develop new products or technologies successfully. Moreover, vetting, negotiating and implementing design protocols for new product and formulation development with CROs can be a lengthy and complex process. Other companies, including those with substantially greater financial, research and technology, marketing and sales resources, may compete with us for contracts with CROs and development of these technologies. We may not be able to negotiate with or find acceptable CROs to develop such products on terms that we find acceptable, or at all. As a result, our ability to grow our business or increase our profits could be adversely impacted.

Our marketed products and our products under development could be rendered obsolete by technological or other medical advances.

Our marketed products and our products under development may be rendered obsolete or uneconomical by our competitors’ products or technological advances or those other advances within other markets that may better or more inexpensively address the conditions that our products are designed to address.

All of our products address the condition-, and the enhancement of the appearance-of skin by utilizing our Elevai Exosomes™. This market is the subject of active research and development by many potential competitors, including major pharmaceutical companies, specialized biotechnology firms, universities, hospitals, clinics and other research institutions. Competitive advances may also include the potential development of new therapies aimed at treating hyperpigmentation and photo-damaged skin that utilize other lab techniques involving stem-cell secretion, lasers or other advanced technologies. While we intend to expand our technological capabilities to remain competitive, research and development by others may render our technology or products obsolete or noncompetitive or result in treatments superior to any therapies we develop, as our competitors may develop and patent products which are better than ours, which could harm our competitive position.

To sustain our continued growth, we will need to increase the size of our organization, and we may encounter difficulties managing our growth, which could adversely affect our results of operations.

If we are able to successfully develop additional products and expand the application of our current products, we may experience growth in the number of our employees and the scope of our operations. To the extent that we acquire and launch additional cosmetics products, the resulting growth and expansion of our sales force will place a significant demand on our financial, managerial and operational resources. Since many of the new cosmetics products or pipeline products we are working on may involve using our technologies under new applications or circumstances, it may require our entering into new markets. We may not be able to accurately forecast the number of employees required, the timing of their hire or the associated cost with our expansion and/or our entrance into new markets. The extent of any expansion we may experience will be driven largely by the success of our new cosmetics products. As a result, management’s ability to project the size of any such expansion and its cost to the company is limited by the following uncertainties: (i) we will not have previously sold any of the new products and applications and the ultimate success of these new products and applications is unknown; (ii) we will be entering new markets; and (iii) the costs associated with any expansion will be partially driven by factors that may not be fully in our control (e.g., timing of hiring, market salary rates, ability to hire new managerial and senior staff). Our success will also depend on the ability of our executive officers and senior management to continue to implement and improve our operational, information management and financial control systems, particularly in light of our status as a newly public company subject to the reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, and to expand, train and manage our employee base. Our inability to manage growth effectively could cause our operating costs to grow even faster than we are currently anticipating and adversely affect our results of operations.

If we are unable to retain our existing sales force and recruit additional people to join our sales force, our revenue may not increase and may even decline.

Our products are primarily marketed by our sales force to form new accounts with medical practices, and we depend on those medical practices to generate a substantial majority of our revenue. Our current sales force is independently contracted and may terminate their services at any time, and we may experience high turnover among our sales force from year to year. To increase our revenue, we must increase the number of and/or the productivity of our sales force. We must also expand our outreach and outbound efforts to attract, connect and nurture new customers for a wider medical practice base who purchase product and whom we can foster relationships with to promote retention and higher value over the life of the medical practice.

While we take many steps to help train, motivate and retain our sales force, we cannot accurately predict how the number and productivity of our sales force may fluctuate. Our operating results could be harmed if we do not generate sufficient interest in our business and its products to retain and motivate our existing sales force and attract new people to join our sales force. Additionally, we recently laid off both our former Chief Commercial Officer and our Chief Marketing Officer and certain other personnel, including other personnel who were involved in our sales efforts, which may have an adverse effect on our revenue in future periods, particularly if we encounter difficulties in finding adequate and competent personnel to fulfill these roles and otherwise navigate the challenges posed by this organizational and workforce reduction and restructuring.

The number and productivity of our sales force is negatively impacted by several additional factors, including:

●	any adverse publicity or negative public perception regarding us, our products or ingredients, our sales distribution channel, or our industry or competitors;

●	lack of interest in, dissatisfaction with, or the technical failure of, existing or new products;

●	lack of compelling products or income opportunities;

●	negative sales force reaction to changes in our sales compensation plans or to our failure to make changes that would be necessary to keep our compensation competitive with the market;

●	interactions with our company, including our actions to enforce our policies and procedures and the quality of our customer service;

●	any regulatory actions or charges against us or others in our industry, as well as regulatory changes that impact product formulations and sales viability;

●	general economic, business and public health conditions, including employment levels, employment trends such as the gig and sharing economies, and pandemics or other conditions that curtail person-to-person interactions;

●	changes in the policies of social media platforms used to prospect or recruit potential consumers and sales force participants;

●	recruiting efforts of our competitors and changes in consumer-loyalty trends; and

●	potential saturation or maturity levels in a given market, which could negatively impact our ability to attract and retain our sales force in such market.

Our growth may suffer if an economic downturn in any of our major markets inhibits consumers from spending their disposable income on aesthetic and skin health products.

Our growth depends significantly on continued economic growth and demand for our products in the markets where we sell our products. Because many treatments in which our products are used are considered cosmetic in nature, they are typically paid directly by consumers out of their disposable income and are not subject to reimbursement by third-party payers such as health insurance organizations. As a result, an economic downturn or recession in any of our major markets including the United States, could have an adverse effect on the sales and profitability of our products.

Our products may cause undesirable side effects that could limit their use, require their removal from the market or prevent further development.

While there are no known side-effects of our products during any initial or prolonged use, any occurrence of side-effects or appearance that any of the ingredients we use may cause undesirable side-effects could limit consumer purchase and use of our products, particularly if physicians or their medical aesthetics consumers perceive that the risks or discomfort outweigh the benefits or if they perceive that the side effects of competitive products are less significant.

Undesirable side effects that may, in some cases be caused by our products could interrupt, delay or halt our research and development programs, including any clinical validation studies, and could result in adverse regulatory action by the FDA or other regulatory authorities. More severe side effects associated with our products may be observed in the future. Even if we are able to complete the development of a new product and obtain any required regulatory approval, undesirable side effects could prevent us from achieving or maintaining market acceptance of our current or prospective products or could substantially increase the costs and expenses of commercializing any future products. Negative publicity concerning our products, whether accurate or inaccurate, could also reduce market or regulatory acceptance of our products, which could result in decreased product demand, removal from the market or an increased number of product liability claims, whether or not such claims have merit.

We have suspended sales in Canada beginning in March 2024 after receiving correspondence from Health Canada indicating that our products are not compliant with applicable Canadian laws and regulations, and no assurances can be made that we will be able to resolve this issue with Health Canada and re-commence sales there, or that similar or related issues will not arise in other jurisdictions, any of which would materially harm our business and operating results.

In March 2024, we received correspondence from Health Canada, the regulatory agency in Canada which is responsible for regulation of the sale of cosmetics under the Food and Drugs Act and Cosmetic Regulations of Canada, advising us that Health Canada had reviewed certain information about the Company’s products and determined that the products did not meet Health Canada’s interpretation of the conditions required to market a cosmetic product in Canada. In response to Health Canada’s communication, the Company suspended sales efforts in Canada beginning on March 18, 2024 and terminated the distribution agreement with our Canadian distributor, and is presently attempting to resolve these issues with Health Canada with the assistance of its legal counsel. Depending on the outcome of these efforts, the Company may be forced to permanently terminate the marketing and sale of its products in Canada, or could be subject to additional regulatory requirements in order to recommence advertising and selling its products in Canada. Prior to receiving the March 2024 notice, our distribution agreement partner’s sales in Canada contributed $158,603 to our total revenue of $1,712,595, representing about 9.26% of total revenue for the year ended December 31, 2023. Additionally, regardless of the ultimate results of Health Canada’s review and our efforts to resolve the matter, regulators in other jurisdictions, such as the FDA in the United States, could take similar action to limit or terminate our marketing and sales of products in other jurisdictions in which we operate. Were this to occur, it would impose substantial restrictions, limitations and increased compliance costs on our ongoing operations, and could force us to suspend or cease operations in some or all of the jurisdictions in which we market our products, any of which would materially adversely affect our business and financial results.

We are subject to risks associated with doing business internationally.

Our international sales will depend upon the success under both our exclusive and non-exclusive distribution partners and associated marketing efforts of and sales of our third-party distributors via our distribution and license agreements with these partners. Although none of our international distribution or license partners accounted for any of our net sales in 2023 and 2022, our business is subject to certain risks inherent in international business as we continue to expand, many of which are beyond our control. These risks include:

●	Regulatory requirements such as the recent Health Canada action which required us to terminate our distribution agreement in Canada;

●	adverse changes in tariff and trade protection measures;

●	unexpected changes in foreign regulatory requirements;

●	the potential of negative consequences from changes in tax laws;

●	the potential of business failure of one or more of our distribution partners;

●	changing economic conditions in countries where our products are sold; unexpected fluctuations in exchange rates;

●	potential political unrest and hostilities;

●	differing degrees of protection for intellectual property; and

●	difficulties in coordinating foreign distribution.

Any of the foregoing factors could adversely affect our business, financial condition and results of operations. We cannot assure you that we can successfully manage these risks or avoid their effects when doing business internationally.

Potential business combinations could require significant management attention and prove difficult to integrate with our business, which could divert the attention of our management, disrupt our normal course of business, dilute stockholder value and adversely affect our operating results.

If we become aware of potential business combination candidates that are complementary to our business, we may decide to combine with such businesses or acquire their assets in the future. Business combinations generally involve a number of additional difficulties and risks to our business, including:

●	failure to integrate management information systems, personnel, research and development and marketing, operations, sales and support;

●	disruption of our ongoing business and diversion of management’s attention from other business matters;

●	potential loss of the acquired company’s customers;

●	failure to further develop or integrate the acquired company’s products or technology successfully;

●	unanticipated costs and liabilities; and

●	other accounting system consequences.

In addition, we may not realize benefits from any business combination we may undertake in the future. If we fail to successfully integrate such businesses, or the products and technologies associated with such business combinations into our company, the revenue and operating results of the combined company could be adversely affected. Any integration process would require significant time and resources, and we may not be able to manage the process successfully. If our customers are uncertain about our ability to operate on a combined basis, they may delay or cancel orders for our products. We may not successfully evaluate, integrate or utilize the acquired technology and product lines or accurately forecast the financial impact of a combination, including accounting system charges or volatility in the stock price of the combined entity, should it be a publicly traded target. If we fail to successfully integrate other companies with which we may combine in the future, our business could be adversely affected.

If we fail to cost-effectively acquire new client accounts or retain our existing clients, our business could be adversely affected. Our sales and profit are dependent upon our ability to expand sales to our existing client relationships and acquire new client accounts.

Our success, and our ability to increase revenue and achieve profitability, depend in part on our ability to cost-effectively acquire new client accounts, retain existing clients and keep existing aesthetics-consumers engaged so that they continue to request and purchase our products. While we intend to continue to invest significantly in sales and marketing to educate medical clients about our brand, our values and our products, there is no assurance that these efforts will generate further demand for our products or expand our client base. Our ability to attract new client accounts and retain our existing accounts will depend on, among other items, the perceived value and quality of our products, consumer demand for thoughtfully designed and innovative cosmetic products at a premium, competitive offerings, our ability to offer new and relevant products and the effectiveness of our marketing efforts. We may also lose loyal clients to our competitors if we are unable to meet client demand for product in a timely manner. If we are unable to cost-effectively acquire new client accounts, retain existing clients and keep existing clients engaged, our business, financial condition, results of operations and prospects could be adversely affected.

Any strategies we employ to pursue this growth are subject to numerous factors outside of our control. Our medical clients continue to be aggressively marketed to for other private label or competitive cosmetic products in the medical aesthetics space, which could reduce demand for our products. The expansion of our business also depends on our ability to increase sales through our distribution agreements and white-label product channels. Any growth within our existing distribution agreement channels may also affect our existing client relationships and present additional challenges, including those related to pricing strategies. Our direct connections to our clients may become more limited as we expand our distribution channels. Additionally, we may need to increase or reallocate spending on marketing and promotional activities, such as temporary price reductions, off-invoice discounts, advertisements, product coupons and other trade activities, and these expenditures are subject to risks, including risks related to our clients’ acceptance of our marketing efforts. Our strategy to grow international sales may also increase our marketing spend. Our failure to obtain new clients, or expand our business with existing clients, could have an adverse effect on our business, financial condition, results of operations and prospects.

We also use paid and non-paid advertising. Our paid advertising may include search engine marketing, display, paid social media and product placement and traditional advertising, such as direct mail, television, radio and magazine advertising. Our non-paid advertising efforts include search engine optimization, non-paid social media and e-mail marketing. We drive a significant amount of traffic to our website via search engines. However, search engines frequently update and change the logic that determines the placement and display of results of a user’s search, such that the purchased or algorithmic placement of links to our website can be negatively affected. Moreover, a search engine could, for competitive or other purposes, alter its search algorithms or results, causing our website to place lower in search query results.

We also drive a significant amount of traffic to our website via social networking or other ecommerce channels used by our current and prospective clients and medical aesthetics cosmetics consumers. As social networking and ecommerce channels continue to rapidly evolve, we may be unable to develop or maintain a presence within these channels. If we are unable to cost-effectively drive traffic to our website, or if the popularity of our social media presence declines, our ability to acquire new clients or interest via consumers could be adversely affected. Additionally, if we fail to increase our revenue per client, generate repeat purchases or maintain high levels of client engagement, our business, financial condition, results of operations and prospects could be adversely affected.

We must expend resources to maintain awareness of our brand, build brand loyalty and generate interest in our products. Our marketing strategies and channels will evolve, and our efforts may or may not be successful.

In order to remain competitive and expand and keep market share for our cosmetics products across our various distribution and business channels, we may need to increase our marketing and advertising spending to maintain and increase brand and client awareness, protect and grow our existing market share or promote new products, which could impact our operating results. Substantial advertising and promotional expenditures may be required to maintain or improve our brand’s market position or to introduce new products to the market, presenting at medical aesthetic conferences, traveling to tradeshows as well as increasingly engaging with non-traditional media. Non-traditional media meets many clients and their cosmetic aesthetics consumers where they are most active which includes outreach through social media and web-based channels, however these channels may not prove successful in building brand awareness. Thus, an increase in our marketing and advertising efforts may not maintain our current reputation or lead to increased market share. Further, social media platforms frequently change the algorithms that determine the ranking and display of results of a user’s search and may make other changes to the way results are displayed, or may increase the costs of such advertising, which can negatively affect the placement of our links and, therefore, reduce the number of visits to our website and social media channels or make such marketing cost-prohibitive. In addition, social media platforms typically require compliance with their policies and procedures, which may be subject to change or new interpretation with limited ability to negotiate, which could negatively impact our marketing capabilities. If we are unable to maintain and promote a favorable perception of our brand and products on a cost-effective basis, our business, financial condition, results of operations and prospects could be adversely affected.

Failure to leverage our brand value propositions through our novel exosome technology to compete against well-known cosmetics products, especially during an economic downturn, may adversely affect our ability to achieve or maintain profitability.

In the medical aesthetic cosmetics product category, we compete not only with other widely advertised branded products, but also with well-known branded cosmetics products that have larger market share within the medical aesthetics cosmetics space and may have the capacity to be sold at lower prices. Medical businesses are more likely to purchase our products if they believe that our products provide greater value than less expensive alternatives and if their medical aesthetics consumers demand our products. If the difference in perceived value between our brand and well-known cosmetics products narrows, or if there is a perception of such a narrowing, clients may choose not to buy our products at prices that are profitable for us. We believe that in periods of economic uncertainty, such as the current economic uncertainty surrounding the U.S. and global economies and volatility in the capital markets, clients may purchase less inventory from us or more from lower-priced brands despite our value proposition. To the extent this occurs, we could experience a reduction in the sales volume of our products or an unfavorable shift in the types of products medical aesthetics consumers demand, which could have an adverse effect on our business, financial condition, results of operations and prospects.

Our brand and reputation may be diminished due to real or perceived quality, safety, aesthetic results or environmental impact issues with our products, which could have an adverse effect on our business, financial condition, results of operations and prospects.

We believe our clients and their medical aesthetics consumers rely on us to provide them with high quality, innovative, well-designed, and effective products. Any loss of confidence on the part of medical aesthetics consumers in our products or the ingredients used in our products, whether related to product contamination or product safety or quality failures, actual or perceived, environmental impacts, or inclusion of prohibited ingredients, or ingredients that are perceived to be “toxic,” could tarnish the image of our brand and could cause consumers to choose other products. Allegations of contamination or other adverse effects on product safety or aesthetic results or suitability for use by a particular consumer or on the environment, even if untrue, may require us to expend significant time and resources responding to such allegations and could, from time to time, result in a recall of a product from any or all of the markets in which the recalled product was distributed. Any such issues or recalls could negatively affect our ability to achieve or maintain profitability and brand image.

We also have no control over our products once purchased by medical aesthetics consumers of our clients. For example, medical aesthetics consumers may store or use our products under conditions and for periods of time inconsistent with approved directions for use or the listed shelf life or required warnings or other governmental guidelines on our labels, which may adversely affect the quality and safety of our products or the perceived quality and safety.

If our products are found to be, or perceived to be, defective or unsafe, or if they otherwise fail to meet our clients and their medical aesthetics consumers’ expectations, our relationships with our client base could suffer, the appeal of our brand could be diminished, we may need to recall some of our products and/or become subject to regulatory action, and we could lose sales or market share or become subject to boycotts or liability claims. In addition, safety or other defects in our competitors’ products or products using our branded name via white-label agreements in other distributed products could reduce overall demand for products with our brand if consumers generally view them to be similar to our products. Any such adverse effect could be exacerbated by our market positioning as a purveyor of high quality, innovative, well-designed, and effective products and may significantly reduce our brand value. Issues regarding the safety, aesthetic results, quality or environmental impact of any of our products, regardless of the cause, may have an adverse effect on our brand, reputation and operating results. Further, the growing use of social and digital media by us, our clients and third parties increases the speed and extent that information or misinformation and opinions can be shared. Negative publicity about us, our brand or our products on social or digital media could seriously damage our brand and reputation. Any loss of confidence on the part of clients and their medical aesthetics consumers in the quality, safety, aesthetic results or environmental suitability of our products would be difficult and costly to overcome, even if such concerns were based on inaccurate or misleading information. If we do not maintain a favorable perception of our brand, and project our positions regarding our product safety effectively, our business, financial condition, results of operations and prospects could be adversely affected.

Economic downturns or a change in medical aesthetic consumer preferences, perception and spending habits in the medical aesthetic cosmetic products categories, in particular, could limit aesthetic consumer demand for our cosmetic products and negatively affect our business.

We have positioned our brand to capitalize on growing consumer interest in complementary cosmetics for the medical aesthetics services industry. The medical aesthetics cosmetics product industry is sensitive to national and regional economic conditions and the demand for the products that we distribute may be adversely affected from time to time by economic downturns that impact consumer spending on cosmetics products, including discretionary spending. Future economic conditions such as employment levels, business conditions, housing starts, interest rates, inflation rates, energy and fuel costs, and tax rates could reduce consumer spending or change consumer purchasing habits. Among these changes could be a reduction in the number of medical aesthetics cosmetics products that medical aesthetics consumers purchase when they receive medical aesthetics services, given that many products in this category often have higher retail prices than do their conventional counterparts found in retail stores.

Further, the high-end cosmetics markets in which we operate are subject to changes in consumer preference, trends, new technology, perception and discretionary spending habits. Our performance depends significantly on factors that may affect the level and pattern of medical aesthetics consumer spending in the markets in which we operate. Such factors include medical aesthetics consumer preference, medical aesthetics consumer confidence, medical aesthetics consumer income, medical aesthetics consumer perception of the safety and quality of our products and shifts in the perceived value for our cosmetics products relative to conventional alternatives. The medical aesthetics cosmetics market is also subject to changes in the rate of procedures, which have been increasing in developed countries like the United States. In addition, media coverage regarding the safety or quality of, our products or the biological raw materials, ingredients or bioengineering processes involved in their manufacturing may damage consumer confidence in our cosmetics products.

A general decline in the consumption of our cosmetics products could occur at any time as a result of change in medical aesthetics consumer preference, perception, confidence and spending habits, including an unwillingness to pay a premium or an inability to purchase our products due to financial hardship or increased price sensitivity, which may be exacerbated by the effects of any economic downturn or recession which may occur. If medical aesthetics consumer preferences shift away from complementary cosmetic products, our business, financial condition and results of operations could be adversely affected.

The success of our products depends on a number of factors Including our ability to accurately anticipate changes in the medical aesthetics cosmetics market demand and medical aesthetics consumer preferences, our ability to differentiate the quality and innovativeness of our cosmetics products from those of our competitors, and the effectiveness of our marketing and advertising campaigns for our cosmetics products. We may not be successful in identifying trends in medical aesthetics preferences and developing cosmetics products that respond to or lead the way in such trends in a timely manner. We also may not be able to effectively promote our cosmetics products and related technologies by our marketing and advertising campaigns and gain market acceptance. If our cosmetics products fail to gain market acceptance, are restricted by regulatory requirements like what recently occurred in Canada or have quality problems, we may not be able to fully recover costs and expenses incurred in our operation, and our business, financial condition, results of operations and prospects could be adversely affected.

If we cannot maintain our company culture or focus on our purpose as we grow, our success and our business and competitive position may be harmed.

We believe our culture and our mission have been key contributors to our success to date and that the critical nature of the products that we promote a sense of transparency and scientific innovation to our clients. Any failure to preserve our culture or focus on our mission could negatively affect our ability to retain and recruit clients, and personnel, which is critical to our growth and to effectively focus on and pursue our corporate objectives. As we grow and develop the infrastructure of a public company, we may find it difficult to maintain these important values. If we fail to maintain our company culture or focus on our mission our competitive position and business, financial condition, results of operations and prospects could be adversely affected.

If we lose key personnel or are unable to attract and retain other qualified personnel, we may be unable to execute our business plan and our business would be materially adversely affected.

As of September 16, 2024, we had 12 employees. Our success depends on our continued ability to attract, retain and motivate highly qualified management, business development, sales and marketing, product development and other personnel. In the future we may not be able to recruit and retain qualified personnel, particularly for senior sales and marketing, research and product development positions due to intense competition for personnel among businesses like ours, and the failure to do so could have a significant negative impact on our future product sales and business results. Our success depends in large part on the efforts and abilities of Graydon Bensler, our Chief Executive Officer and Chief Financial Officer. as well as other members of our senior management and our scientific and technical personnel. In addition, we recently terminated our Chief Marketing Officer and Chief Commercial Officer as part of layoffs made in our recent corporate restructuring effort, and the loss of these individuals may have a material adverse impact on our operating results and revenue.

Our ability to maintain our competitive position is largely dependent on the services of our senior management and other key personnel, including our co-founder, Chief Executive Officer of one of our wholly owned subsidiaries, Elevai Skincare Inc., and a member of our Board, Jordan R. Plews. The loss of the services of Dr. Plews could have an adverse effect on our business, financial condition, results of operations and prospects. Dr. Plews is a well-recognized bioengineer, doctor and entrepreneur. We believe that the success of our brand depends in part on our ongoing affiliation with Dr. Plews. We have an agreement with Dr. Plews, or the Inventions and Proprietary Information Agreement, which, among other things, includes an assignment to us for any of Dr. Plews inventions, know-how or intellectual property, among other items that are legally protectable that result or relatedly-arise from any work performed in his capacity as our employee and imposes various obligations on us. Should that Inventions and Proprietary Information Agreement terminate and upon twelve months after the termination of the Inventions and Proprietary Information Agreement, we could, among other things, lose our ability to control recruiting by Dr. Plews of any of our employees or consultants. Moreover, upon such termination of the Inventions and Proprietary Information Agreement, we may not be able to limit Dr. Plews use of any of our know-how, processes or reverse engineering of our products and sustain reputational damage. We depend on Dr. Plews appearances at industry functions, conferences and his reach and influence to connect with clients and provide insight on current medical aesthetic cosmetics trends. Thus, the loss of the services of Dr. Plews, or the loss of our ability to use Dr. Plews’s likeness, could have an adverse effect on our business, financial condition, results of operations and prospects.

Although we maintain “key employee” insurance policies on our executive officers that would compensate us for the loss of their services, even if we lose the services of one or more of these individuals, finding a replacement could be difficult, may take an extended period of time and could significantly impede the achievement of our business objectives. Moreover, the “key employee” insurance policy limit may not fully cover interim expenses for the services and expertise we may require in order to maintain relatively uninterrupted operations of our business. This gap in coverage and the time it may take to replace a key employee may have a material adverse effect on our results of operations and financial condition.

We may be unable to accurately forecast revenue and appropriately plan our expenses in the future.

Revenue and results of operations are difficult to forecast because they generally depend on the volume, timing and type of orders we receive across our various distribution channels, all of which are uncertain. Forecasts may be particularly challenging as we intend to expand into new markets and geographies and develop and market new cosmetics products. We base our expense levels and investment plans on our estimates of revenue and gross margin. However, we cannot be sure the same growth rates and trends are meaningful predictors of future growth. If our assumptions prove to be wrong, we may spend more than we anticipate acquiring and retaining our client or may generate lower revenue per client account than anticipated, either of which could have an adverse effect on our business, financial condition, results of operations and prospects.

We have a limited operating history at our current scale, which may make it difficult to evaluate our business and future prospects.

We began commercial operations in 2020 and have a limited history of generating revenue at our current scale. As a result of our relatively short operating history at our current scale, we have limited financial data that can be used to evaluate our business and future prospects. Any evaluation of our business and prospects must be considered in light of our limited operating history, which may not be indicative of future performance. Because of our limited operating history, we face increased risks, uncertainties, expenses, and difficulties, including the risks and uncertainties discussed in this section.

A disruption in our operations could have an adverse effect on our business.

As a company engaged in sales domestically and internationally, our operations, including those of our third-party formulators, suppliers, and distribution partners, and other service providers, are subject to the risks inherent in such activities, including industrial accidents, environmental events, strikes and other labor disputes, disruptions in information systems, product quality control, safety, licensing requirements and other regulatory issues, as well as natural disasters, including earthquakes, pandemics or other public health emergencies, border disputes, acts of terrorism and other external factors over which we and our third-party manufacturers, suppliers and delivery service providers have no control. The loss of, or damage to, the facilities of our third-party formulators, suppliers and delivery service providers could have an adverse effect on our business, financial condition, results of operations and prospects.

We depend heavily on postal and parcel carriers for the delivery of products sold directly to clients. Interruptions to or failures in these delivery services could prevent the timely or successful delivery of our products. These interruptions or failures may be due to unforeseen events that are beyond our control or the control of our third-party delivery service providers, such as labor unrest or natural disasters. Any failure to provide high-quality delivery services to our clients may negatively affect the ordering and likelihood of repeat-purchasing of our clients, damage our reputation and cause us to lose client accounts.

Our business is at an early stage of product development, and we may not develop additional cosmetics products that can be commercialized or profitably developed and our failure to introduce new products may adversely affect our ability to continue to grow.

Our business is at an early stage of product development. As of the date of this prospectus, we have commercialized two cosmetics products for the medical aesthetics market. We are still in the early stages of identifying and conducting research on potential new cosmetic products.

A key element of our growth strategy depends on our ability to develop and market new products that meet our standards for quality and appeal to our clients and distribution partners. Our pipeline products will require significant research and development, and clinical validation testing to demonstrate aesthetic improvement of any product. We may not be able to successful commercialize or synthetize any of product candidates or commercialize any products at scale that is profitable. Our product candidates may prove to have undesirable and unintended side effects or other characteristics adversely affecting their safety, aesthetic results or cost effectiveness that could prevent or limit their use. Any product using any of our technology may fail to provide the intended aesthetic improvements or achieve aesthetic results or benefits equal to or better than the standard of treatment at the time of testing or after a product may be formulated.

The success of our innovation and product development efforts is affected by our ability to anticipate changes in consumer and market preferences within the medical aesthetics cosmetics industry, the technical capability of our laboratory staff, including biochemists and bioengineers, developing and testing product formulas and prototypes, our ability to comply with applicable governmental regulations, and the success of our management and sales and marketing teams in introducing and marketing new products. Our cosmetics product offerings may change over time, which makes it difficult to forecast our future results of operations. There can be no assurance that we will successfully develop and market new products that appeal to clients. For example, product formulas we develop may not contain the product attributes desired by the medical aesthetics consumers that our clients serve. Any such failure may lead to a decrease in our growth, sales and ability to achieve profitability, which could adversely affect our business, financial condition, results of operations and prospects.

Additionally, the development and introduction of new products requires substantial marketing expenditures, which we may be unable to recoup if new products do not gain widespread market acceptance. If we are unsuccessful in meeting our objectives with respect to new or improved products, our business, financial condition, results of operations and prospects could be adversely affected.

We may incur product liability claims that could harm our business.

We sell a variety of topical cosmetics products for topical human use. Our cosmetics are not generally subject to pre-market approval or registration processes so we cannot rely upon a government safety panel to qualify or approve our products for use, and some ingredients may not have long histories of human consumption or use. We rely upon published and unpublished safety information including clinical validation studies on ingredients used in our products and conduct our own clinical validation and safety studies on some key ingredients and products. A product may be safe for the general population when consumed or used as directed but could cause an adverse reaction for some individuals, such as a person who has a health condition or allergies or who is taking a prescription medication. While we include what we believe are adequate instructions and warnings and we have historically had low or no numbers of reported reactions, previously unknown adverse reactions could occur. We will continue to periodically evaluate whether any of our products are found to cause any injury or damage and whether we become subject to product liability claims.

As a result of the type of products that we sell, we may be subject to various product liability claims, including that the products fail to meet quality or manufacturing specifications, contain contaminants, include inadequate instructions as to their proper use, include inadequate warnings concerning side effects and interactions with other substances or for persons with health conditions or allergies, or cause adverse reactions or side effects. Consumer protection laws and regulations governing our business continue to expand, and in some states such as California, class-action lawsuits based on increasingly novel theories of liability are expanding. Product liability claims could increase our costs, cause negative publicity, and adversely affect our business and financial results. As we continue to offer an increasing number of new products through large product offerings our product liability risk may increase.

Although we maintain general liability insurance in an amount that we believe is reasonably adequate to insulate us from potential claims, this insurance may not fully cover potential liabilities. In addition, our inability to maintain sufficient insurance coverage at an acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercial production and sale of our products, which could adversely affect our business.

If our sales force or employees provide improper or inappropriate advice regarding our products, their use or safety, we may be subject to additional product liability. If we discover that our products are causing adverse reactions, or if we determine that any of our employees have not properly handled reports of adverse reactions, we could suffer further adverse publicity or government sanctions.

Our employees, independent contractors, consultants, medical professional clients, distributors, vendors and strategic partners may engage in unethical misconduct or other improper sales activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk that our employees, independent contractors, consultants, medical professional clients, distributors, vendors, strategic partners and other individuals or entities with whom we have arrangements may engage in unethical, fraudulent or illegal activity. Because our sales efforts are effected by independent contractors, our limited ability to monitor them increases this potential risk. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates: (i) the laws of the FDA, other similar foreign regulatory authorities and foreign governments, including those laws requiring the reporting of true, complete and accurate information to such regulators; (ii) manufacturing standards; or (iii) laws that require the true, complete and accurate reporting of financial information or data. These laws may impact, among other things, future sales, marketing and promotional campaigns.

It is not always possible to identify and deter unethical misconduct by our employees, medical professional clients and other third parties, and the precautions we take to detect and prevent these activities may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance such laws or regulations. If such actions are instituted against us and we are not successful in defending ourselves or asserting our rights, those actions could result in government investigations, legal proceedings, the imposition of significant fines or other sanctions, including the imposition of monetary penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings and curtailment of operations, any of which could adversely affect our ability to operate our business and our results of operations. Whether or not we are successful in defending against such actions or investigations, we could incur substantial costs, including legal fees, and divert the attention of management in defending ourselves against any of these claims or investigations, which could have a material adverse effect on our business, financial condition and results of operations.

Moreover, our cosmetics products may be subject to sales and marketing practices subject to business arrangements that may include kickbacks, self-dealing and other abusive practices. Because our medical professional clients receive a markup on each sale of our cosmetics products our medical professional clients may structure their own internal sales and commission programs or promote certain customer incentive programs and other business arrangements that include our cosmetic products and more generally that incentivize monetary gain over effecting positive results for their customers. Such programs may promote perverse incentives relating to the sale, stocking, or purchasing of our cosmetic products. Such programs could negatively impact our marketing capabilities and favorable perception of our brand and products. If we are unable to maintain and promote a favorable perception of our brand and products, our business, financial condition, results of operations and prospects could be adversely affected.

Abusive sales and marketing practices by these third parties could result in regulators enforcing unfair trade practices and other consumer protection laws launching an investigation or even in litigation against these third parties or possibly the Company or a subsidiary. Any investigation or litigation could divert management and result in legal or other expenses. Further, even if we are not involved or are exonerated, the loss of services from any of these third parties could adversely us.

We have limited clinical validation and testing data with respect to our products, and clinical validation testing are subject to extensive regulatory requirements, very expensive, time-consuming and difficult to design and implement. Our products may fail to achieve necessary safety and aesthetic results during clinical validation testing, which may limit our ability to generate revenues from our cosmetics products.

We continue to invest in wide-ranging clinical validation testing to demonstrate the aesthetic improvements for which our cosmetic products are marketed, one study is expected to be completed by year end and other arranged studies are in early stages as of the date of this prospectus. We cannot assure you that we will be able to continue to invest or develop resources for conducting these tests in the near future. In particular, clinical validation testing can be very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. The clinical validation trial process is time consuming. Furthermore, failure can occur at any stage of the testing, and we could encounter problems that cause us to abandon or repeat clinical validation testing. The commencement and completion of clinical validation studies may be affected by several factors, including:

●	unforeseen safety issues;

●	determination of product applicative issues;

●	inability to demonstrate positive aesthetic results during clinical validation studies;

●	slower than expected rates of participant recruitment;

●	inability to monitor or document participants adequately during or after product application; and

●	unforeseen events such as any future COVID-19 outbreak or supply or labor shortages and the impact of such an event on the costs and timing associated with the conduct of our clinical validation studies and other related activities.

Our success depends largely upon consumer satisfaction with the aesthetic results of our products.

In order to generate repeat and referral business from clients, our clients’ medical aesthetics consumers must be satisfied with the aesthetic results of our cosmetics products. Our products are cosmetic in nature and the success of the results are highly subjective. Accordingly, medical aesthetics consumers’ perception of their aesthetic results may greatly vary even if our products and systems associated therewith are shown to be objectively successful. If medical aesthetics consumers are not satisfied with the aesthetic benefits of our products or feel that they are too expensive for the aesthetic results obtained, our reputation and future sales to our clients could suffer.

Our products may fail to achieve the broad degree of physician adoption and use or medical aesthetic consumer demand necessary for commercial success.

Our cosmetics products, which as of the date of this prospectus are used solely in a clinical or medical spa setting, may fail to gain sufficient market acceptance by physicians and others in the medical aesthetics community. The commercial success of these products and any future products will depend significantly on the broad adoption and use of the resulting product by physicians for the treatment of aesthetic indications that we may seek to pursue. We are aware that other companies are seeking to develop alternative products and treatments, any of which could impact the demand for our cosmetics products.

The degree and rate of physician adoption of our exosome serums and any future products depend on a number of factors, including the cost, profitability to our clients, medical aesthetic consumer demand, characteristics and aesthetic results of our products. Our success will also depend on our ability to create compelling marketing programs and ability to overcome any biases physicians or consumers may have toward the use, safety and aesthetic results of existing products over ours. Moreover, our competitors may offer more compelling marketing or discounting programs than we are able to offer, including by bundling multiple aesthetic products to provide a more comprehensive offering than we can. We can provide no assurance that health professionals will continue to recommend our products at their current levels, or at all. Additionally, we may be unable to continue to grow our network of health professional clients and therefore may not continue to achieve revenue growth through this channel.

With respect to medical aesthetic consumer demand, use of our cosmetic products is purely elective with a cost that must be borne by the consumer, and costs related to the use of cosmetics is not reimbursable through any third-party payor, such as Medicaid, Medicare or commercial insurance. The decision by a medical aesthetic consumer to purchase our products for aesthetic indications may be influenced by a number of factors, including the cost, aesthetic results, safety, perception, marketing programs for, and physician recommendations of our cosmetics products versus competitive cosmetics products or other procedures provided by the physician.

If our cosmetics products or any future pipeline product fail to achieve the broad degree of physician adoption necessary for commercial success or the requisite medical aesthetic consumer demand, our operating results and financial condition will be adversely affected, which may delay, prevent or limit our ability to generate revenue and continue our business.

The outcome of our clinical and product testing of our cosmetics products is uncertain, and if we are unable to satisfactorily complete such testing, or if such testing yields unsatisfactory results, we may not achieve the broad degree of physician adoption and use or medical aesthetic consumer demand necessary for commercial success.

We have limited clinical validation data and any clinical testing of our current products may not demonstrate aesthetic results to the degree we may anticipate or at all. Similarly, this testing may not be completed in a timely manner, if at all, or only after significant increases in costs, program delays or both, all of which could harm our ability to generate revenues. In addition, our products may not prove to be more effective for improving appearance than current cosmetic products on the market. Accordingly, we may have to delay or abandon efforts to research, develop or further market our products.

The failure to adequately demonstrate the aesthetic results could harm our ability to generate revenues and limit a broader degree of physician adoption necessary for commercial success or the requisite medical aesthetic consumer demand. Accordingly, our operating results and financial condition will be adversely affected, which may delay, prevent or limit our ability to generate revenue and continue our business.

Even if we are successful in product testing of our cosmetic exosome-based products, it is unclear whether cosmetic exosome products can serve as the foundation for a commercially viable and profitable business because of other evolving technologies.

Stem cell technology is rapidly developing and could undergo significant change in the future. Such rapid technological development could result in our technologies becoming obsolete. While our cosmetic products appear promising, and even if they achieve positive test results, they may fail to be successfully adopted by physicians for numerous reasons, including, but not limited to, competing cosmetics technologies for the same treatments. There can be no assurance that we will be able to develop a successful market for our cosmetic exosome products based on stem cell technologies.

Moreover, advances in other cosmetic products are rapid and could significantly reduce or entirely eliminate the need for our products. Additionally, keeping up with new technological developments may materially alter the commercial viability of our technology or products and require us to incur significant costs to replace or modify product lines in which we have a substantial investment. We are focused on exosome based cosmetic products, and if this field is substantially unsuccessful, this could jeopardize our success or future results. The occurrence of any of these factors may have a material adverse effect on our business, operating results and financial condition.

If we are unable to keep up with rapid technological changes in our field or compete effectively, we will be unable to operate profitably.

We are engaged in activities in the bioengineering, cosmetics and pharmaceutical fields, which is characterized by extensive research efforts and rapid technological progress. If we fail to anticipate or respond adequately to technological developments, our ability to operate profitably could suffer. Research and discoveries by other bioengineering, cosmetics, pharmaceutical or other companies may render our technologies or potential products or services uneconomical or result in products superior to those we develop. Similarly, any technologies, products or services we develop may not be preferred to any existing or newly developed technologies, products or services.

Restrictions on the use of human stem cells, and the ethical, legal and social implications of that research, could prevent us from developing or gaining acceptance for commercially viable products in these areas.

Our stem cells are derived under current Good Manufacturing Practices from Wharton’s Jelly portion of the human umbilical mesenchymal stem cells and captured within twenty-four hours of a full-term healthy birth by consenting donors. Because the use of human umbilical mesenchymal stem cells gives rise to ethical, legal and social issues regarding the appropriate use of these cells, our research related to human umbilical mesenchymal stem cells could become the subject of adverse commentary or publicity and some political and religious groups may still raise opposition to our cosmetics products and practices. In addition, many research institutions, including some of our potential scientific collaborators, have adopted policies regarding the ethical use of human umbilical mesenchymal stem cells, which, if applied to our procedures, may have the effect of limiting the scope of research conducted using our stem cells, thereby impairing our ability to conduct research in this field.

Our products may be expensive to manufacture, and they may not be profitable if we are unable to control the costs to manufacture them.

Our products may be significantly more expensive to manufacture than other traditional cosmetics products currently on the market today. We hope to substantially reduce manufacturing costs through process improvements, development of new methods, increases in manufacturing scale and outsourcing to experienced formulators or manufacturers. If we are not able to make these, or other improvements, and depending on the pricing of our products, our profit margins may be significantly less than that of other cosmetics products on the market today. In addition, we may not be able to charge a high enough price for any cosmetic product we develop, even if they are safe and effective, to make a profit. If we are unable to realize significant profits from our pipeline products, our business would be materially harmed.

Our business is based on novel technologies that are inherently expensive, risky and may not be understood by or accepted in the cosmetics marketplace, which could adversely affect our future value.

The development, commercialization and marketing of cell and tissue-derived cosmetics are at an early-stage, substantially research-oriented, and financially speculative. To date, very few companies have been successful in their efforts to develop and commercialize a stem cell-derived cosmetic products. In general, stem cell products may be susceptible to various risks, including undesirable and unintended side effects, or other characteristics that may prevent or limit their approval or commercial use. Furthermore, the number of people who currently or may use cell or tissue-derived cosmetics is difficult to forecast with accuracy. Our future success is dependent on the establishment of a significant market for cell- and tissue-derived cosmetics and our ability to capture a share of this market with our product lines.

Our development efforts with our cosmetics products are susceptible to the same risks of failure inherent in the development and commercialization of other topical cosmetics products based on new technologies. The novel nature of exosome-based cosmetics creates significant challenges in the areas of product development and optimization, manufacturing, government regulation, and market acceptance. For example, the FDA has relatively limited experience regulating cosmetics derived from stem cells, and there are no FDA approved medical products utilizing exosomes.

We may not have sufficient product liability insurance, which may leave us vulnerable to future claims we will be unable to satisfy.

The testing, manufacturing, marketing and sale of stem cell derived products entail an inherent risk of product liability claims. We currently have a limited amount of product liability insurance, which may not be adequate to meet potential product liability claims. In the event we are forced to expend significant funds on defending product liability actions, and in the event those funds come from operating capital, we will be required to reduce our business activities, which could lead to significant losses. Adequate insurance coverage may not be available in the future on acceptable terms, if at all. If available, we may not be able to maintain any such insurance at sufficient levels of coverage and any such insurance may not provide adequate protection against potential liabilities. Whether or not a product liability insurance policy is obtained or maintained in the future, any product liability claim could harm our business or financial condition.

We license from a third party the rights to product candidates related to the potential prevention and treatment of muscular and obesity-related conditions, and are therefore subject to the risk that we lose the license after investing substantial resources into the research and development of these product candidates.

Under a License Agreement entered into in April 2024, MOA granted the Company an exclusive license to commercialize under certain of MOA’s patent rights concerning two Licensed Products: (i) a clinical stage engineered probiotic expressing myostatin and, (ii) preclinical engineered probiotic expressing dual myostatin & activin-A antigens. If MOA terminates the License Agreement, including if we breach our obligations under the License Agreement including using commercially reasonable efforts to develop the Licensed Products in accordance with the License Agreement, or the license expires before we can successfully commercialize a product candidate, or investment in research, development, and commercialization efforts for such product candidate(s) would be lost. Additionally, if we or MOA fail to adequately protect or informed the related intellectual property rights relating to the Licensed Products, we may not realize the perceived or potential benefits of the License Agreement.

Since we expect to continue to rely on third parties to conduct, supervise and monitor pre-clinical and clinical trials with respect to the Licensed Products, if those third parties fail to perform in a satisfactory manner and one that meets applicable regulatory, scientific and safety requirements, it may materially harm our business.

We will rely on CROs and other third parties to ensure the proper and timely conduct of our pre-clinical and clinical trials for the Licensed Products. While we establish agreements governing the activities of such CROs and other third parties, we or our partners will have limited influence over their actual performance. Nevertheless, we or our partners will be responsible for ensuring that each of our clinical trials is conducted in accordance with its protocol, and that all legal, regulatory and scientific standards are met. Our reliance on the CROs and other third parties does not relieve us of our regulatory responsibilities.

We, our partners and our CROs must comply with current Good Clinical Practices, or cGCPs, as defined by the FDA and the International Conference on Harmonization, for conducting, recording and reporting the results of preclinical studies and clinical trials, to ensure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of clinical trial participants are protected. The FDA enforces these cGCPs through periodic inspections of trial sponsors, principal investigators, and clinical trial sites. If we or our CROs fail to comply with cGCPs, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or other regulators may require us to perform additional clinical trials before approving any marketing applications. Our clinical trials will require a sufficiently large number of test subjects to evaluate the safety and effectiveness of a product candidate. If our CROs fail to comply with these regulations or fail to recruit a sufficient number of patients, fail to recruit properly qualified patients or fail to properly record or maintain patient data, we may be required to repeat such clinical trials, which would delay the regulatory approval process.

Our contracted CROs will not be our employees, and we cannot control whether they devote sufficient time and resources to our clinical and nonclinical programs. These CROs may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials, or other drug development activities that could harm our competitive position. If our CROs do not successfully carry out their contractual duties or obligations, fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to failing to adhere to our clinical protocols or regulatory requirements, or for any other reasons, our clinical trials may be extended, delayed or terminated, and we may not obtain regulatory approval for, or successfully commercialize our product candidates. Our financial results and the commercial prospects for such products and any product candidates we develop would be harmed, our costs could increase, and our ability to generate revenues could be delayed.

We also expect to rely on other third parties to manufacture, store and distribute drug products for any clinical trials we may conduct. Any performance failure or defect resulting from our manufacturers or distributors could delay or hinder clinical development or marketing approval of our product candidates or commercialization of our products, if approved, producing additional losses and depriving us of potential product revenue.

Because our future commercial success with respect to the Licensed Products depends on gaining regulatory approval for our products, we cannot generate revenue without obtaining approvals.

Our long-term success and generation of revenue with respect to the Licensed Products will depend upon the successful development of these product candidates from our research and development activities. Product development is very expensive and involves a high degree of risk. Only a small number of research and development programs result in the commercialization of a product. For example, the FDA indicates that approximately 70% of drugs proceed past Phase 1 studies, 33% proceed past Phase 2, and just 25%-30% proceed past Phase 3 to Phase 4 which is the final phase in the FDA review and approval process for marketing therapeutic product candidates. The process for obtaining regulatory approval to market product candidates is expensive, usually takes many years, and can vary substantially based on the type, complexity, and novelty of the product candidates involved. Our ability to generate revenue from the Licensed Products would be adversely affected if we are delayed or unable to successfully develop our products.

We cannot guarantee that any marketing application for our product candidates will be approved. If we do not obtain regulatory approval of our products or we are significantly delayed or limited in doing so, we cannot generate revenue, and we may need to significantly curtail operations.

If we are unable to successfully complete preclinical testing and clinical trials of the Licensed Products or experience significant delays in doing so, our business will be materially harmed.

We expect to invest material efforts and financial resources in the development of the Licensed Products. Our ability to generate product revenues, which we do not expect will occur for many years, if ever, will depend heavily on the successful development and eventual commercialization of the Licensed Products.

The commercial success of the Licensed Products will depend on several factors, including:

●	successful completion of preclinical studies and clinical trials;

●	receipt of marketing and pricing approvals from regulatory authorities;

●	obtaining and maintaining patent and trade secret protection for the Licensed Products;

●	establishing and maintaining manufacturing relationships with third parties or establishing our own manufacturing capability; and

●	commercializing our products, if and when approved, whether alone or in collaboration with others.

If we do not achieve one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully complete development of, or to successfully commercialize, the Licensed Products, which would materially harm our business. Most pharmaceutical products that do overcome the long odds of drug development and achieve commercialization still do not recoup their cost of capital. If we are unable to design and develop each drug to meet a commercial need far in the future, the approved drug may become a commercial failure and our investment in those development and commercialization efforts will have been commercially unsuccessful.

The Licensed Products may cause adverse effects or have other properties that could delay or prevent their regulatory approval or limit the scope of any approved label or market acceptance.

Adverse events (“AEs”) or serious adverse events (“SAEs”), that may be observed during clinical trials of the Licensed Products could cause us, other reviewing entities, clinical trial sites or regulatory authorities to interrupt, delay or halt such trials and could cause denial of regulatory approval. If AEs or SAEs are observed in any clinical trials of the Licensed Products, our ability to obtain regulatory approval for the Licensed Products may be negatively impacted.

Serious or unexpected side effects caused by an approved product could result in significant negative consequences, including the following:

●	regulatory authorities may withdraw prior approval of the product or impose restrictions on its distribution in the form of a modified risk evaluation and mitigation strategy (“REMS”) which may restrict the manner in which the product can be distributed or administered;

●	we may be required to add labeling statements, such as warnings or contraindications;

●	we may be required to change the way the product is administered or conduct additional clinical trials;

●	we may decide or be forced to temporarily or permanently remove the affected product from the marketplace;

●	we could be sued and held liable for harm caused to patients; and

●	our reputation may suffer.

These events could prevent us or our partners from achieving or maintaining market acceptance of the affected product and could substantially increase the costs of commercializing the Licensed Products and impair our ability to generate revenues from the commercialization of these products.

Because third parties may be developing competitive products without our knowledge, we may later learn that competitive products are superior to the Licensed Products which may force us to terminate our research efforts of one or more product candidates.

We face potential competition from companies that may be developing competitive products that are superior to one or more of the Licensed Products. If in the future, we learn of the existence of one or more competitive products, we may be required to:

●	cease our development efforts for a product candidate;

●	cause a partner to terminate its support of a product candidate;

●	cause a potential partner to terminate discussions about a potential license.

Any of these events may occur after we have spent substantial sums in connection with the clinical research of one or more product candidates.

Risks Related to Our Dependence on Third Parties

We depend on our collaborators to help us develop and test our proposed products, and our ability to develop and commercialize products may be impaired or delayed if collaborations are unsuccessful.

Our strategy for the development, product testing and commercialization of our proposed products may require entering into collaborations with corporate partners, licensors, licensees and others. We may then be dependent upon the subsequent success of these other parties in performing their respective responsibilities and the continued cooperation of our partners. Our potential collaborators may not cooperate with us or perform their obligations under our agreements with them. We cannot control the amount and timing of our collaborators’ resources that will be devoted to our research and development activities related to our collaborative agreements with them. Our collaborators may choose to pursue existing or alternative technologies in preference to those being developed in collaboration with us.

Under agreements with collaborators, we may rely significantly on such collaborators to, among other things:

●	design and conduct product testing and studies to demonstrate aesthetic improvement;

●	fund research and development activities with us;

●	pay us fees upon the achievement of milestones; and

●	market with us any commercial products that result from our collaborations.

Should we collaborate with others in the development and commercialization of potential products, those expected product pipeline timelines may be delayed if collaborators fail to conduct these activities in a timely manner, or at all. In addition, our potential collaborators could terminate their agreements with us, and we may not receive any development or milestone payments. If we do not achieve milestones set forth in the agreements, or if our collaborators breach or terminate their collaborative agreements with us, our business may be materially harmed.

Current and future contractual arrangements with licensors or collaborators require or could require that they pay royalties and their failure to do so would adversely affect the level of our future revenues and profits.

Some of our contractual arrangements between us and a licensor, collaborator or other third party in connection with the distribution of our products currently require or may require in the future that those third-parties make royalty or other payments to us. Should those third parties fail to pay those royalties, we would not receive all of the revenue derived from commercial sales of such product.

Our reliance on the activities of our non-employee consultants, third-party vendors, and operational contractors, whose activities are not wholly within our control, may lead to delays in development of our proposed products.

As an early-stage company, we rely extensively upon and have relationships with in-house consultants and with expertise in cosmetics developments strategy or other business matters. These consultants are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. We have limited control over the activities of these consultants and, except as otherwise required by our collaboration and consulting agreements to the extent they exist, can expect only limited amounts of their time to be dedicated to our activities. These consultants may have commitments to other commercial and non-commercial entities. We have limited control over the operations of our consultants and can expect only limited amounts of time to be dedicated to our research, development and business goals.

We currently contract with third-party contractors, and in some cases, a single contractor, for all aspects of the supply, logistics, and formulation of our cosmetics products, and expect to continue to do so to support commercial scale production of our cosmetics products. There are significant risks associated with contracting with third-party suppliers, including their ability to meet the increased need that may result from our increasing any commercialization efforts. This increases the risk that we will not have sufficient quantities of hUMSCs or be able to obtain such quantities at an acceptable cost, which could delay, prevent or impair our development or commercialization efforts.

We currently rely on third-party contract suppliers, packagers, shippers and formulators for all of our required raw materials, bottling and packaging, active ingredients and finished products for our cosmetics products. Because there are a limited number of suppliers for the raw materials that we use to formulate our cosmetics products, we may need to engage alternate suppliers to prevent a possible disruption of the formulations of the materials necessary to produce our cosmetic products. We do not have any control over the availability of hUMSCs that form the basis for our products, raw materials that are formulated along with our exosomes or packaging and bottling supplies that form the basis for our product packaging and bottling. If we or our formulators are unable to purchase these raw materials on acceptable terms, at sufficient quality levels or in adequate quantities, if at all, the development and commercialization of our products or any future products would be delayed, or there would be a shortage in supply, which would impair our ability to meet our development objectives for our pipeline products or generate revenues from the sale of our current line of cosmetics products. We also currently rely on a single supplier and formulator for our hUMSCs, to formulate the final products by adding ingredients to bring finished products to market, and for bottling and packaging our final products. While we believe that alternative sources of commercially viable supply exist for both our hUMSCs and raw materials that we use to formulate our products, there can be no assurance that we will be able to quickly establish additional or replacement sources if needed, and a reduction or interruption in supply could adversely affect our ability to supply our products in a timely or cost-effective manner.

We expect to continue to rely on these formulators, packagers and bottlers or other subcontractors and suppliers to support our commercial requirements in the near future. We plan to continue to rely on third parties for the raw materials, hUMSCs and formulating of our products necessary to produce our products and bring them to market.

Our continuing reliance on third-party contract formulators, and suppliers entails a number of risks, including reliance on the third party for regulatory compliance and quality assurance, the possible breach of the manufacturing or supply agreement by the third party, and the possible termination or nonrenewal of the agreement by the third party at a time that is costly or inconvenient for us. In addition, third-party contract formulators and suppliers may not be able to comply with cGMP requirements, or similar regulatory requirements. If any of these risks transpire, we may be unable to timely retain alternate subcontractors or suppliers on acceptable terms and with sufficient quality standards and production capacity, which may disrupt and delay the commercial sale of our products.

Our failure or the failure of our third-party formulators, packagers, shippers, bottlers and suppliers to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of our products or pipeline products. Any failure or refusal to supply or any interruption in supply of the components for our products could delay, prevent or impair our ability to bring our products to market.

The manufacture and formulation of cosmetics products is complex, and formulators may encounter difficulties in production. If we or any of our third-party formulators encounter any difficulties, our ability to provide our products or any pipeline product candidates commercial sales could be delayed or stopped.

The manufacture and formulation of cosmetics products is complex, and requires significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls. We and our contract manufacturers also comply with cGMP requirements. Formulators of cosmetics products often encounter difficulties in production, particularly in scaling up and validating initial production and contamination controls. These problems include difficulties with production costs and yields, quality control, including stability of the product, quality assurance testing, operator error, shortages of qualified personnel, as well as compliance with strictly enforced federal, state and foreign regulations. Furthermore, if microbial, viral or other contaminations are discovered in our product candidates or in the manufacturing and formulating facilities in which our products are made, such facilities may need to be closed for an extended period of time to investigate and remedy the contamination.

We cannot assure you that any stability or other issues relating to the manufacture of our products or any future pipeline product will not occur in the future. As our formulation and manufacturing processes are scaled up, they may reveal manufacturing challenges or previously unknown impurities that could require resolution in order to proceed with commercial sales of our cosmetics products.

Our reliance on third-party manufacturers and formulators entails risks, including the following:

●	the inability to meet our product specifications, including product formulation, and quality requirements consistently;

●	a delay or inability to procure or expand sufficient manufacturing and formulation capacity;

●	manufacturing and product quality issues, including those related to scale-up of manufacturing;

●	costs and validation of new equipment and facilities required for scale-up;

●	a failure to comply with cGMP and similar quality standards;

●	the inability to negotiate or renegotiate formulation and manufacturing agreements with third parties under commercially reasonable terms;

●	termination or nonrenewal of formulation or manufacturing agreements with third parties in a manner or at a time that is costly or damaging to us;

●	the reliance on a limited number of sources, and in some cases, single sources for some of our key materials, such that if we are unable to secure a sufficient supply of these key materials, we will be unable to manufacture and sell our products in a timely fashion, in sufficient quantities or under acceptable terms;

●	the lack of qualified backup suppliers for those materials that are currently or in the future purchased from a sole or single source supplier;

●	operations of our third-party manufacturers, formulators or suppliers could be disrupted by conditions unrelated to our business or operations, including the bankruptcy of the manufacturer, formulator or supplier;

●	resource constraints, including as a result of labor disputes or unstable political environments;

●	carrier disruptions or increased costs that are beyond our control; and

●	the failure to deliver our products under specified storage conditions and in a timely manner.

If we or our third-party formulators or manufacturers were to encounter any of these difficulties, and in particular where we rely on a single formulator and manufacturer, our ability to commercialize our products, would be jeopardized. Any adverse developments affecting commercial formulation or manufacturing of our products or any future pipeline product may result in shipment delays, inventory shortages, lot failures, product withdrawals or recalls, or other interruptions in the supply of our products. We may also have to take inventory write-offs and incur other charges and expenses for products that fail to meet specifications, undertake costly remediation efforts or seek more costly formulation or manufacturing alternatives. Accordingly, failures or difficulties faced at any level of our supply chain could materially adversely affect our business and delay or impede the development and commercialization our products or any future pipeline product and could have a material adverse effect on our business, prospects, financial condition and results of operations.

Because we have limited research and development capabilities, we may become more dependent on third parties to perform research and development for us.

We have limited internal research and development capabilities and currently outsource portions of our product research and development to third-party research companies. In particular, we have relied heavily on services provided by Radyus Research, Inc. partially in the development of new products, and to analyze the proteomic characteristics of our Elevai Exosomes™. We have received sufficient support from our third-party research partners to help us drive our new product development, and we expect to continue to rely on third parties to assist in our research and develop new products.

There are a limited number of third-party research and development companies that specialize or have the expertise required to assist us in our product development objectives. As a result, it may be difficult for us to engage research and development partners and personnel for our anticipated future needs. If we are unable to arrange for third-party research and development of our products, or to do so on commercially reasonable terms, we may not be able to develop new products or expand the application of our existing products as quickly as we could if we were to only perform research and development of new products internally.

Reliance on third-party research and development partners entails risks to which we would not be subject if we performed the research and development ourselves, including reliance on the third party for maintaining the confidentiality of the proprietary information relating to the product being developed and for maintaining quality assurance, the possibility of breach of the research and development agreement by the third party, and the possibility of termination or non-renewal of the agreement by the third party.

Dependence upon third parties for the research and development of our future products may limit our ability to commercialize and deliver products on a timely and competitive basis.

Certain market opportunity data and forecasts in this prospectus were obtained from third-party sources and were not independently verified by us. We believe the estimates of market opportunity data and forecasts of market growth included in this prospectus are reliable, but may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, our business could fail to grow at similar rates, if at all.

This prospectus contains certain data and information that we obtained from various government and private entity publications and reports. There is no guarantee that any particular number or percentage of market participants covered by our market opportunity estimates will purchase our products at all or generate any particular level of revenue for us. While we have not independently verified the data and information contained therein and such data and information may have been collected using third-party methodologies, we believe that the data and information, including projections based on a number of assumptions, from these third-party publications and reports used in this prospectus is reliable. Any expansion in the skincare or medical aesthetics cosmetics on a number of factors, including the cost and perceived value associated with our product offerings and those of our competitors. Even if the markets in which we compete meet the size estimates and growth forecast in this prospectus, our business could fail to grow at the rate we anticipate, if at all, which could adversely affect our business, financial condition, results of operations and prospects. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties. Accordingly, the forecasts of market growth included in this prospectus should not be taken as indicative of our future growth. For more information regarding the estimates of market opportunity and forecasts of market growth included in this prospectus, see the section titled “Business— Market, Industry and Other Research-Based Data.”

Because we currently sublease our laboratory to commercialize our products, we will continue to be dependent on third parties for our own manufacturing capabilities for us for some time.

We currently sublease our laboratory space from Stem Express LLC in order to meet our commercial manufacturing needs and do not have a long-term lease. The termination of that lease or any loss of services under that agreement would be difficult for us to replace within a short period of time. We expect to continue to rely on third parties to for laboratory space to continue our commercial production of our exosome products.

There are a limited number of third-party laboratories that operate under the FDA’s current Good Manufacturing Practices, or cGMP, regulations and that have the necessary expertise and capacity for us to manufacture our products. As a result, should our current relationship with our landlord change or manufacturing needs change it may be difficult for us to locate laboratories for lease that meet our current or anticipated future needs. If we are unable to arrange for third-party laboratory for us to manufacture of our products in, or to find a lease on commercially reasonable terms, we may not be able to complete development of, market and sell our current or new products.

Reliance on our use of leased laboratories entails risks to which we would not be subject to if we maintained our own laboratory, including reliance on a third-party landlord for regulatory compliance and maintenance of some of the commercial equipment and facilities used in our manufacturing process, and the possibility of early termination or non-renewal of the agreement by the landlord.

As we continue to grow the size of our company, we may need to further invest in the expansion of our leased manufacturing facilities for the potential need to increase our manufacturing capability, product volume and the necessary personnel. However, in order to make that election, we will need to invest substantial additional funds and recruit qualified personnel in order to operate any new or expanded manufacturing laboratory and there can be no assurance that we will successfully recruit enough qualified personnel to staff and manufacture our products. In order to expand we will also rely on an increase in our need for additional raw materials and other laboratory supplies and there can be no assurance that we will be able to make or obtain adequate supplies of our products. If we are not able to recruit or staff sufficient numbers of qualified personnel or acquire enough supplies necessary for our manufacturing process it will be more difficult for us to launch new products and compete effectively.

Dependence upon third parties to lease the facilities to manufacture of our products may reduce our profit margins, or the sale of our products and may limit our ability to develop and deliver products on a timely and competitive basis.

We cannot assure you that we will be able to continue to lease our manufacturing facilities in order to bring commercial quantities of our products to market at acceptable costs. Our inability to do so would adversely affect our operating results and cause our business to suffer.

We or our third-party vendors may experience in the future network or system failures, or service interruptions, including cybersecurity attacks, or other technology risks. Our inability to protect our systems and data against such risks could harm our business and reputation.

Our ability to operate uninterrupted and provide high levels of service depends upon the performance of our internal network, systems and related infrastructure, and those of our third-party vendors. Any significant interruptions in, or degradation of, the quality of the services, including infrastructure storage and support, that these third parties provide to us could severely harm our business and reputation and lead to the loss of customers and revenue. Our internal network, systems, and related infrastructure, in addition to the networks, systems, and related infrastructure of our third-party vendors, may be vulnerable to computer viruses and other malware that infiltrate such systems and networks, as well as physical or electronic security breaches, natural disasters, and similar disruptions. They have been and may continue to be the target of attempts to identify and exploit network and system vulnerabilities, penetrate or bypass security measures in order to interrupt or degrade the quality of the services we receive or provide, or otherwise gain unauthorized access to our networks and systems or those of our third-party vendors. These vulnerabilities or other attempts at access may result from, or be caused by, human error or technology failures, however, they may also be the product of malicious actions by third parties intending to harm our business. The methods that may be used by these third parties to cause interruptions or failures or to obtain unauthorized access to information change frequently, are difficult to detect, evolve rapidly, and are increasingly sophisticated and hard to defend against.

Although we have not experienced any security breaches or attempted security breaches and continue to invest in security measures, we cannot be certain that our defensive measures, and those employed by our third-party vendors, will be sufficient to defend against all such current and future methods.

Any actual or perceived security breach, whether experienced by us or a third-party vendor; the reporting or announcement of such an event, or reports of perceived security vulnerabilities of our systems or the systems of our third-party service providers whether accurate or not; or our failure or perceived failure to respond or remediate an event or make adequate or timely disclosures to the public, regulatory or law enforcement agencies following any such event may be material and lead to harm to our financial condition, business reputation, and prospects of future business due to, among other factors: loss of customer confidence arising from interruptions or outages, delays, failure to meet contractual obligations, and loss of data or public release of confidential data; increase regulatory scrutiny on us; compromise our trade secret and intellectual property; expose us to costly uninsured liabilities such as material fines, penalties, liquidated damages, and overall margin compression due to renegotiation of contracts on less favorable terms or loss of business; liability for claims relating to misuse of personal information in violation of contractual obligations or data privacy laws; and potential theft of our intellectual property.

A security breach could occur and persist for an extended period of time without detection. We expect that any investigation of a security breach could take a substantial amount of time, and during such time we may not necessarily know the extent of the harm or how best to remediate it, and certain errors or actions could be repeated or compounded before they are discovered and remediated, all of which could further increase the costs and consequences of such a breach. Further, detecting and remediating such incidents may require specialized expertise and there can be no assurance that we will be able to retain or hire individuals who possess, or otherwise internally develop, such expertise. Our remediation efforts therefore may not be successful. The inability to implement, maintain, and upgrade adequate safeguards could have a material and adverse impact on our business, financial condition and results of operations. Moreover, there could be public announcements regarding any data security-related incidents and any steps we take to respond to or remediate such incidents.

The occurrence of any such failure may also subject us to costly lawsuits, claims for contractual indemnities, as well as divert valuable management, research and development, information technology, and marketing resources toward addressing these issues and delay our ability to achieve our strategic initiatives. In addition, we gather, as permitted by law, non-public, personally-identifiable financial information from customers, such as names, addresses, telephone numbers, bank and credit card account numbers and financial transaction information, and the compromise of such data, which may subject us to fines and other related costs of remediation.

Our business could be negatively impacted by cybersecurity threats and other security threats and disruptions.

Because our business relies on proprietary technology and computer systems, we face certain security threats, including threats to our information technology infrastructure, attempts to gain access to our proprietary or confidential information, threats to physical security, and domestic terrorism events. Our information technology networks and related systems are critical to the operation of our business and our research and development efforts. We are also involved with information technology systems for certain third parties, which generally face similar security threats. Cybersecurity threats in particular, are persistent, evolve quickly and include, but are not limited to, computer viruses, attempts to access information, denial of service and other electronic security breaches believe that we have implemented appropriate measures and controls and invested in skilled information technology resources to appropriately identify threats and mitigate potential risks, but there can be no assurance that such actions will be sufficient to prevent disruptions to critical systems, the unauthorized release of confidential information or corruption of data. A security breach or other significant disruption involving these types of information and information technology networks and related systems could:

●	disrupt the proper functioning of these networks and systems and therefore its operations and/or those of third parties on which we rely;

●	result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of, our proprietary, confidential, sensitive or otherwise valuable information, or that of third parties with which we collaborate or otherwise depend, which others could use to compete against us or for disruptive, destructive or otherwise harmful purposes and outcomes;

●	delay or compromise preclinical or clinical studies or the analysis and use of data collected in our efforts to develop product candidates;

●	require significant attention and resources of management and key personnel to remedy any damages or other adverse consequences that result;

●	subject us to claims for breach of contract, damages, credits, penalties or termination with respect to our relationships with third parties, or regulatory actions by governmental agencies; and

●	damage our reputation with industry participants, existing or prospective strategic alliances, and the public generally.

Any or all of the foregoing could have a material negative impact on its business, financial condition and prospects.

If our third-party suppliers, logistics, and manufacturers do not comply with ethical business practices or with applicable laws and regulations, our reputation, business, financial condition, results of operations and prospects could be harmed.

Our reputation and our clients’ willingness to purchase our products depend in part on our suppliers’, packagers’, manufacturers’, and formulators’ compliance with ethical employment practices, such as with respect to child labor, wages and benefits, forced labor, discrimination, safe and healthy working conditions, and with all legal and regulatory requirements relating to the conduct of their businesses. We do not exercise control over our suppliers, packagers, shippers, manufacturers, and formulators and cannot guarantee their compliance with ethical and lawful business practices. If our suppliers, packagers, shippers, manufacturers, or formulators fail to comply with applicable laws, regulations, safety codes, employment practices, human rights standards, quality standards, environmental standards, production practices, or other obligations, norms, or ethical standards, our reputation and brand image could be harmed, and we could be exposed to litigation, investigations, enforcement actions, monetary liability, and additional costs that would harm our reputation, business, financial condition, results of operations and prospects.

If we, or our third-party manufacturers or formulators fail to comply with environmental laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.

Our research and development activities and our third-party manufacturers’, formulators’ and suppliers’ activities involve the controlled storage, use and disposal of hazardous materials and other hazardous compounds. We and our manufacturers, formulators and suppliers are subject to laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials. In some cases, these hazardous materials and various wastes resulting from their use are stored at our and our manufacturers’ facilities pending their use and disposal. We cannot eliminate the risk of contamination, which could cause an interruption of our commercialization efforts, research and development efforts, business operations and environmental damage resulting in costly clean-up and liabilities under applicable laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. Although we believe that the safety procedures utilized by our third-party manufacturers for handling and disposing of these materials generally comply with the standards prescribed by these laws and regulations, we cannot guarantee that this is the case or eliminate the risk of accidental contamination or injury from these materials. In such an event, we may be held liable for any resulting damages and such liability could exceed our resources and state or federal or other applicable authorities may curtail our use of certain materials and/or interrupt our business operations. Furthermore, environmental laws and regulations are complex, change frequently and have tended to become more stringent. We cannot predict the impact of such changes and cannot be certain of our future compliance.

Risks Related to Our Products Legal and Regulatory Risks

A recall or suspension of sale of our products, or the discovery of serious safety issues with our products or the incorrect application of such products by medical professionals to which we sell such products, could have a significant negative impact on us.

The FDA and comparable agencies of other countries regulate our cosmetic products. In the FDA regulations govern, among other things, the activities that we perform, including product development, product testing, product labeling, product storage, manufacturing, advertising, promotion, product sales, reporting of certain product adverse events and failures, and distribution.

The FDA and equivalent foreign regulatory authorities have the authority to require the recall or suspension, either temporarily or permanently, of commercialized products in the event that a product has a reasonable probability of causing a serious adverse health risk due to adulteration or misbranding. Regulatory authorities have broad discretion to require the recall or suspension of a product or to require that manufacturers alert customers of safety risks. Recalls, suspensions or other notices relating to any products that we distribute would divert managerial and financial resources, and have an adverse effect on our reputation, financial condition and operating results.

In addition, regulatory authorities may require us to, or we may voluntarily, suspend sales of a product if we become aware that the medical professionals to which we sell our products have not followed our instructions for application. For example, when our product is marketed and sold by us to medical professionals throughout the United States and internationally, we include instructions specifying that such product must be applied topically by these medical professionals. Administration outside of those specific directions could result in us running afoul of government rules and regulations.

Regulations governing our products, including the formulation, registration, marketing and sale of our products, could harm our business.

Our products are subject to extensive government regulation by numerous federal, state and local government agencies and authorities. Many of these laws and regulations involve a high level of subjectivity, are subject to interpretation, and vary significantly from market to market. These laws and regulations can, and often do, have several impacts on our business, including but not limited to:

●	delays, or altogether prohibitions, in introducing or selling a product or ingredient in one or more markets;

●	limitations on our ability to import products into a market;

●	limitations on the claims we can make regarding our products; and

●	delays and expenses associated with compliance, such as record keeping, documentation of the properties of certain products, labeling, and scientific substantiation; and

●	product reformulations, or the recall or discontinuation of certain products that cannot be reformulated to comply with new regulations.

We have observed a general increase in regulatory activity and activism in the United States and across many markets globally where we operate, and the regulatory landscape is becoming more complex with increasingly strict requirements. In particular, the requirements are impacting the ingredients we can include in our products, the accepted quantities of those ingredients and the quality and characterization of the ingredients. Global regulators have in recent years become overall more restrictive on the accepted levels of certain ingredients or sources that we can use in our product, in some cases banning them outright. Further, many of the restrictions regarding ingredient quality are not directly applicable to our products, leaving the possibility that our interpretation of compliance may not match that of the enforcing authorities. Often there is a lack of an equivalent ingredients or source present in the marketplace. In other cases, the removal or reduction of a technical ingredient to stabilize our products, leads to a significant change to the character of the product that may make it no longer desirable or safe to the consumer. If this trend in new regulations continues, we may find it necessary to alter some of the ways we have traditionally marketed our products in order to stay in compliance with a changing regulatory landscape and this could add to the costs of our operations and/or have an adverse impact on our business.

Many laws and regulations govern aspects of regulatory oversight of our products although the FDA currently does not have a pre-market approval system for cosmetics. However, cosmetic products may become subject to more extensive regulation in the future and have recently. These events could interrupt the marketing and sale of our products, severely damage our brand reputation and image in the marketplace, increase the cost of our products, cause us to fail to meet customer expectations or cause us to be unable to deliver merchandise in sufficient quantities or of sufficient quality to our stores, any of which could result in lost sales.

Our operations could be harmed if new laws or regulations are enacted that restrict our ability to market or distribute our products or impose additional burdens or requirements on us in order to continue selling our cosmetics products. In addition, the adoption of new regulations or changes in the interpretations and enforcement of existing regulations may result in significant compliance costs or discontinuation of cosmetics products sales and may impair the marketability of our cosmetics products, resulting in significant loss of net sales. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business. If new or existing laws and regulations restrict, inhibit or delay our ability to introduce or market our products or limit the claims we are able to make regarding our cosmetics products, this could have a material adverse effect on our business, financial condition, and operating results. If we fail to comply with the laws and regulations governing our products, we could face enforcement action, and we could be fined or forced to alter or stop selling our cosmetics products.

Government regulations and private party actions relating to the marketing and advertising of our cosmetics products may restrict, inhibit or delay our ability to sell our cosmetics products and harm our business.

If our products are marketed outside of their intended use, for example if they are advertised for the treatment, diagnosis, cure, prevention, or mitigation of a disease, then regulatory agencies such as the FDA or the Federal Trade Commission (the “FTC”) may issue a warning letter or further investigate our marketing practices to ensure we are complying with advertising and promotional rules that apply to the product category.

In addition, government authorities regulate advertising and product claims regarding the benefits of our cosmetics products. These regulatory authorities may require us to provide an adequate and reasonable basis to substantiate and support any marketing or product benefits claims. What constitutes such reasonable basis to substantiate such claims can vary widely from market to market and there is no assurance that the research and development efforts that we undertake to support our claims will be deemed adequate for any particular product or product marketing claim. If we are unable to show adequate and reliable substantiation for our product claims, or if our marketing materials or the marketing materials of our sales force make claims that exceed the scope of allowed claims for cosmetics that we offer, the FDA, the FTC or other regulatory authorities could take enforcement action requiring us to revise our marketing materials, amend our claims or stop selling certain products, which could harm our business.

For example, in recent years, the FDA has issued warning letters to many cosmetic companies alleging improper structure/function claims regarding their cosmetic products, including, for example, product claims regarding gene activity, cellular rejuvenation, repair, anti-aging and rebuilding collagen. There is a degree of subjectivity in determining whether a claim is an improper structure/function claim. Given this subjectivity and our research and development focus on the appearance of skin and the influence of certain stem-cell derived ingredients on skin, there is a risk that we could receive a warning letter, be required to modify our product claims or take other actions to satisfy the FDA if the FDA determines any of our marketing materials include improper structure/function claims for our cosmetic products. In addition, lawyers have filed class action lawsuits against some cosmetics brands after those brands received these FDA warning letters. There can be no assurance that we will not be subject to government actions or class action lawsuits, which could harm our business.

In the United States, the FTC’s Guides Concerning the Use of Endorsements and Testimonials in Advertising (“Guides”) require disclosure of material connections between an endorser and the company they are endorsing, and they generally do not allow marketing using atypical results. Our sales force has historically used testimonials and “before and after” photos to market and sell our products such as our E-Series™ serums and other products. We intend to continue to use testimonials for our popular products. In highly regulated and scrutinized product categories, such as those that promote healthy hair growth cycles, if we or our sales force fails to comply with the Guides or makes improper product claims, the FTC could bring an enforcement action against us, and we could be fined and/or forced to alter our marketing materials.

Our operations could be harmed if we fail to comply with Good Manufacturing Practices.

Across our markets, there are regulations on a diverse range of Good Manufacturing Practices (“GCMPs”) that may eventually apply to us under the recently enacted Modernization of Cosmetic Regulation Act of 2022 (“MoCRA”) which requires the FDA to issue proposed rules relating to GCMPs for cosmetics manufacturers. If we are considered a cosmetic manufacture under MoCRA than we and our vendors may be subject to stringent safety requirements on a variety of topics, including vendor qualifications, ingredient identification, manufacturing controls and record keeping. Ingredient identification requirements, which would require us to confirm the levels, identity and potency of ingredients listed on our product labels within a narrow range, which may be particularly burdensome and difficult for us because our products contain many different ingredients. Additionally, under MoCRA we may be obligated to track and periodically report adverse events to government agencies. Compliance with these increasing regulations may further increase the cost of manufacturing certain of our products as we work with our vendors to assure they are qualified and in compliance. In addition, our operations could be harmed if regulatory authorities determine that we or our vendors are not in compliance with these regulations or if public reporting of adverse events harms our reputation for quality and safety. A finding of noncompliance may result in administrative warnings, penalties or actions impacting our ability to continue selling certain products, including public withdrawals, seizures and recalls. For example, in prior years, our competitors have had product recalls in the United States based on labeling issues. Problems associated with product recalls could be exacerbated due to the global nature of our business because a recall in one jurisdiction could lead to recalls in other jurisdictions.

Restrictive and extensive government regulation could slow or hinder our production of cosmetics containing a stem-cell byproduct and we may be unsuccessful in our efforts to comply with applicable federal, state and international laws and regulations, which could result in government enforcement actions.

Although we seek to conduct our business in compliance with applicable governmental laws and regulations, these laws and regulations are exceedingly complex and often subject to varying interpretations. The cosmetics and stem-cell industry are topics of significant government interest, and thus the laws and regulations applicable to our business are subject to frequent change and/or reinterpretation. As such, there can be no assurance that we will be able, or will have the resources, to maintain compliance with all such laws and regulations. Failure to comply with such laws and regulations, as well as the costs associated with such compliance or with enforcement of such healthcare laws and regulations, may have a material adverse effect on our operations or may require restructuring of our operations or impair our ability to operate profitably.

The research and development of stem cell byproducts is subject to and restricted by extensive regulation by governmental authorities in the United States and other countries. If in the future we become subject to additional FDA and other necessary regulatory approvals, that process may be lengthy, expensive and uncertain which may have a material adverse effect on our operations or may require restructuring of our operations or impair our ability to operate profitably.

New regulations could prohibit physicians from dispensing our cosmetics products directly.

In our primary market, the United States, we market our cosmetics products and systems directly to our physician clients to dispense in their offices. Thereafter, our cosmetics products and systems we sell are dispensed by physicians directly to their medical aesthetics consumers in their offices. In the event state regulations change to limit or prohibit the ability of physicians to dispense our cosmetics products directly to medical aesthetics consumers in their offices, medical aesthetics consumers may be required to purchase our cosmetics products in retail settings or via e-commerce, as opposed to directly from their physicians. If medical aesthetics consumers are unable to purchase our cosmetics products directly from physicians, it could result in medical aesthetics consumers purchasing less of our product than they otherwise would or affect the perception of our cosmetics products are which would harm our business, our operations or impair our ability to operate profitably.

Failure to obtain regulatory approvals in foreign jurisdictions would prevent us from marketing our cosmetics products internationally.

We market our cosmetics products outside of the United States. In order to market our cosmetics products in many non-U.S. jurisdictions we must obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. In others, we do not have to obtain prior regulatory approval but do have to comply with other regulatory restrictions on the manufacturing, marketing and sale of our cosmetics products. We may be unable to file for regulatory approvals and may not receive necessary approvals to commercialize our cosmetics products in any market. The approval procedure varies among countries and can involve additional testing and data review. We may not obtain foreign regulatory approvals on a timely basis, if at all. Moreover, approval by one foreign regulatory authority does not ensure approval by regulatory agencies in other foreign countries or by the FDA. The failure to obtain these approvals could harm our business, our operations or impair our ability to operate profitably. See also the Risk Factor titled “We have suspended sales in Canada beginning in March 2024 after receiving correspondence from Health Canada indicating that our products are not compliant with applicable Canadian laws and regulations, and no assurances can be made that we will be able to resolve this issue with Health Canada and re-commence sales there, or that similar or related issues will not arise in other jurisdictions, any of which would materially harm our business and operating results” on page 29.

The development and acquisition of therapeutic product candidates could expose us to significant legal and regulatory risks.

Our acquisition and development of innovative therapeutic product candidates, specifically with our lead asset, EL-22, could expose us to significant legal and regulatory risks. The development and commercialization of therapeutic product candidates, including EL-22, are subject to extensive regulation by the FDA and other regulatory authorities. The regulations govern all aspects of product development, including pre-clinical studies, clinical trials, manufacturing and marketing. Any failure to comply with the regulations might result in significant delays in product development, approval and commercialization or suspension or termination of clinical trials. Any non-compliance could lead to enforcement actions, including warning letters, fines, injunctions and withdrawal of marketing approvals.

In addition, the regulatory pathway for novel therapies can be unpredictable and time consuming, potentially requiring extensive additional data to demonstrate safety and efficacy. Any unexpected requirements or delays in the approval process could adversely impact our ability to bring EL-22, or any of our other therapeutic product candidates, to market and achieve commercial success.

Risks Related to Our Intellectual Property

If we fail to protect or enforce our intellectual property or confidential proprietary information relating to our current and any future cosmetics products or cosmetics pipeline product, others could compete against us more directly and we may not be able to compete effectively in our market.

Our success depends in part on our ability to protect our intellectual property rights. We rely on a combination of trademarks, trade secrets, confidential proprietary information, domains, patent rights and other intellectual property rights to protect our intellectual property. We also rely on and patent applications licensed by us for the Licensed Products which we are contractually obligated to file, prosecute and maintain under our License Agreement with MOA. Patent protection is limited in time, and we may be unsuccessful in developing and commercializing a product before a patent expires and the underlying technology becomes available for commercialization by competitors, in which case our investment of substantial time and resources towards the applicable product or product candidate could be lost without the realization of the benefits we anticipated or sought.

Certain of our technology may not be subject to protection through patents, which leaves us vulnerable to theft of our technology.

Certain parts of our know-how and technology are not patentable or are trade secrets. To protect our proprietary position in such know-how and technology, we have entered and intend to require all employees, consultants, advisors and collaborators to enter into confidentiality and invention ownership agreements with us. These agreements may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. Further, in the absence of patent protection, competitors who independently develop substantially equivalent technology may harm our business. There can be no assurances that we will be able to enforce these agreements or alternatively, these agreements may be deemed to be unenforceable. If we cannot adequately protect or enforce our intellectual property rights, we may not be able to adequately compete, and our business and prospects could be adversely affected.

We may not be able to protect our proprietary technology, which could harm our ability to operate profitably.

The molecular biology, stem cells, cosmetics, and bioprocessing industries place considerable importance on obtaining patent and trade secret protection for new technologies, cosmetics products and processes. Our success will depend, to a substantial degree, on our ability to obtain and enforce patent protection for our cosmetics products, preserve any trade secrets and operate without infringing the proprietary rights of others. We cannot assure you that:

●	we will succeed in obtaining any patents, obtain them in a timely manner, or that the breadth or degree of protection that any such patents will protect our interests;

●	the use of our technology will not infringe on the proprietary rights of others;

●	patent applications relating to our products candidates will result in the issuance of any patents or that, if issued, such patents will afford adequate protection to us or will not be challenged, invalidated or infringed;

●	we will be successful or effective in monitoring, enforcing or otherwise protecting our patents or other intellectual property rights from third party infringement; or

●	patents will not be issued to other parties, which may be infringed by our potential cosmetics products or technologies.

We are aware of certain patents that have been granted to others and certain patent applications that have been filed by others with respect to other stem cell technologies and the use of exosomes for cosmetic aesthetics purposes. The fields in which we operate have been characterized by significant efforts by competitors to establish dominant or blocking patent rights to gain a competitive advantage, and by considerable differences of opinion as to the value and legal legitimacy of competitors’ purported patent rights and the technologies they actually utilize in their businesses.

Considerable research in the areas of stem cells, molecular biology, cosmetics, and bioprocessing is being performed in countries outside of the United States, and a number of our competitors are located in those countries. The laws protecting intellectual property in some of those countries may not provide adequate protection to prevent our competitors from misappropriating our intellectual property.

Patents held by other persons may result in infringement claims against us that are costly to defend and which may limit our ability to use the disputed technologies and prevent us from pursuing research and development or commercialization of potential cosmetics products.

A number of biotechnology and other companies, universities and research institutions have filed patent applications or have been issued patents relating to exosomes, stem cells, and other technologies potentially relevant to or required by our expected cosmetics products. We cannot predict which, if any, of such applications will issue as patents or the claims that might be allowed. We are aware that a number of companies have filed applications relating to stem cells. We are also aware of a number of patent applications and patents claiming use of exosomes and other modified cells to improve aesthetics.

If third party patents or patent applications contain claims infringed by either our licensed technology or other technology required to make and use our potential cosmetics products and such claims are ultimately determined to be valid, we might not be able to obtain licenses to these patents at a reasonable cost, if at all, or be able to develop or obtain alternative technology. If we are unable to obtain such licenses at a reasonable cost, we may not be able to develop some cosmetics products commercially. We may be required to defend ourselves in court against allegations of infringement of third-party patents. Patent litigation is very expensive and could consume substantial resources and create significant uncertainties. An adverse outcome in such a suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease using such technology.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our target markets and our business may be adversely affected.

Our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented, declared generic or determined to be infringing on other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition with potential partners or customers in our target markets. If we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively, and our business may be adversely affected.

If we infringe or are alleged to infringe intellectual property rights of third parties, our business could be harmed.

Our research, development and commercialization activities may infringe or otherwise violate or be alleged to infringe or otherwise violate patents owned or controlled by other parties. Competitors in the field of aesthetics and cosmetics have developed large portfolios of patents and patent applications in fields relating to our business. Additionally, there may also be patent applications that have been filed but not published that, when issued as patents, could be asserted against us. These third parties could bring claims against us that would cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial damages and/or we could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit. Further, if a patent infringement suit were brought against us, during the pendency of the litigation, we could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit.

We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of our competitors or are in breach of non-competition or non-solicitation agreements with our competitors.

We may employ individuals who were previously employed at universities or pharmaceutical or cosmetics companies, including our competitors or potential competitors. Although we try to ensure that our employees, consultants and independent contractors do not use the proprietary information or know-how of others in their work for us, and we are not currently subject to any claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties, we may in the future be subject to such claims. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

We may need to license intellectual property from third parties, and such licenses may not be available or may not be available on commercially reasonable terms.

A third party may hold intellectual property, including patent rights that are important or necessary to the development of our future cosmetics product. It may be necessary for us to use the patented or proprietary technology of third parties to commercialize our prospective cosmetic products, in which case we would be required to obtain a license from these third parties. There can be no assurance that such third parties will grant us the necessary licenses on commercially reasonable terms or at all. Failure to obtain such licenses on commercially reasonable terms could limit or eliminate our ability to develop or commercialize our future product candidates, which would have a negative impact on our business and results of operations.

Risks Related to Our Capital Requirements and Finances

If we fail to generate sufficient cash flow from our operations, we will be unable to continue to develop and commercialize new cosmetics products.

We expect capital outlays and operating expenditures to increase over the next several years as we expand our operations, and our commercialization, product validation studies, research and development and manufacturing activities. However, our present and future funding requirements will depend on many factors, including, among other things:

●	the level of research and development investment required to maintain and improve our competitive position;

●	the success of our product sales and related collections;

●	our need or decision to acquire or license complementary businesses, cosmetics products or technologies or acquire complementary businesses;

●	costs relating to the expansion of the sales force, management and operational support;

●	competing technological and market developments; and

●	costs relating to changes in regulatory policies or laws that affect our operations.

As a result of these factors, we may need to raise additional funds, and we cannot be certain that such funds will be available to us on acceptable terms when needed, if at all. In addition, if we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish potentially valuable rights to our future cosmetics products or proprietary technologies, or grant licenses on terms that are not favorable to us. If we cannot raise funds on acceptable terms, we may not be able to expand our operations, develop new cosmetics products, take advantage of future opportunities or respond to competitive pressures or unanticipated customer requirements.

Risks Related to this Offering and the Ownership of Our Securities

Purchasers in this offering will suffer immediate dilution.

If you purchase securities in this offering, the value of your shares based on our pro forma net tangible book value will immediately be less than the offering price you paid. This reduction in the value of your equity is known as dilution. At an assumed public offering price of $0.282 per share and assuming no sale of any Pre-Funded Warrants and none of the Warrants issued in this offering are exercised, purchasers of shares in this offering will experience immediate dilution of approximately $0.13 per share, representing the difference between the assumed public offering price per share in this offering and our pro forma as adjusted net tangible book value per share as of June 30, 2024, after giving effect to the pro forma adjustments and after deducting estimated offering expenses, including placement agent fees, payable by us. See “Dilution.”

You may experience future dilution as a result of future equity offerings or acquisitions.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any future offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into our common stock, in future transactions or acquisitions may be higher or lower than the price per share paid by investors in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering.

This offering grants our management broad discretion in the application of the net proceeds. There are no contractual restrictions on how the management can allocate the net proceeds from this offering, which may be used at their discretion for general corporate purposes, including but not limited to, working capital, operational expenses, expansion of our business, and repayment of debt. While management intends to use the net proceeds in a manner that furthers our business objectives and maximizes the value for our investors, investors will have limited visibility into the specific uses of the net proceeds. This wide-ranging discretion allows management to allocate funds to areas that investors might not deem a priority or in their best interest. Consequently, the success of the investment is substantially dependent on the judgment of our management with regard to the application of the net proceeds. Investors should be aware that the broad discretion in the use of proceeds increases the risk of their investment, as it may reduce the ability to assess the viability and potential return of the investment. See “Use of Proceeds.”

We have a large number of authorized but unissued shares of our common stock which will dilute existing ownership positions when issued.

At June 30, 2024, our authorized capital stock consists of 300,000,000 shares of common stock, of which approximately 279,195,386 remain available for issuance, including shares of common stock issuable upon the exercise of outstanding derivative securities. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions and other transactions, without obtaining stockholder approval unless stockholder approval is required under law or the rules of Nasdaq or any other trading market on which our common stock may be listed. If our management determines it is appropriate to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future and is not required to obtain stockholder approval, your ownership position would be diluted without your further ability to vote on that transaction.

In addition, our Board and a majority of our shareholders have approved an amendment to our Certificate of Incorporation to increase the number of authorized shares from 375,000,000 to 2,500,000,000, consisting of 2,000,000,000 shares of common stock and 500,000,000 shares of preferred stock. If we decide to implement the Increase in Authorized Shares Amendment, the significant increase in the number of authorized shares will allow us to further engage in transactions involving the issuance of a substantial number of shares of our common stock that might result in significant dilution of existing stockholders’ equity and voting power.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of the Securities.

Although our common stock is traded on The Nasdaq Capital Market, the volume of trading has historically been limited. Our average daily trading volume of our shares from January 1, 2024 to June 30, 2024 was approximately shares. Thinly traded stock can be more volatile than stock trading in a more active public market. We cannot predict whether and to what the extent to which an active public market for our common stock will develop or be sustained. Therefore, a holder of our common stock who wishes to sell his or her shares may not be able to do so immediately or at an acceptable price.

In addition, our common stock has experienced, and is likely to experience, significant price and volume fluctuations in the future, which could adversely affect the market prices of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the market prices of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

Effective June 30, 2020, the SEC implemented Regulation Best Interest requiring that “A broker, dealer, or a natural person who is an associated person of a broker or dealer, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, shall act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker, dealer, or natural person who is an associated person of a broker or dealer making the recommendation ahead of the interest of the retail customer.” This is a significantly higher standard for broker-dealers to recommend securities to retail customers than before under prior suitability rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”). FINRA suitability rules do still apply to institutional investors and require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending securities to their customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information, and, for retail customers, determine that the investment is in the customer’s “best interest,” and meet other SEC requirements. Both SEC Regulation Best Interest and FINRA’s suitability requirements may make it more difficult for broker-dealers to recommend that their customers buy speculative, low-priced securities. They may affect investing in our common stock, which may have the effect of reducing the level of trading activity in our securities. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

An investment in our securities is speculative, and there can be no assurance of any return on any such investment.

Investors are cautioned that an investment in the securities offered hereby is highly speculative and involves a significant degree of risk. The success of our business and the ability to achieve our business goals and objectives, as outlined in this prospectus, are subject to numerous uncertainties, contingencies and risks. As such, there is no assurance that investors will realize a return on their investment or that they will not lose their entire investment. Potential investors should carefully consider whether such a speculative investment is suitable for their financial situation and investment objectives before purchasing securities.

We may need, but be unable, to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities, and, in the future, we hope to rely on revenues generated from operations to fund the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the common stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding, and our ability to secure new sources of funding could be impaired.

We have identified material weaknesses in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we maintain internal control over financial reporting that meets applicable standards. We may err in the design or operation of our controls, and all internal control systems, no matter how well designed and operated, can provide only reasonable assurance that the objectives of the control system are met. Because there are inherent limitations in all control systems, there can be no assurance that all control issues have been or will be detected.

As we disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, we disclose that our management has assessed and identified several material weaknesses in our internal controls over financial reporting (“ICFR”) and concluded that our IFCR was not effective as of December 31, 2023. The material weaknesses included our failure to design written policies and procedures at a sufficient level of precision to support the operating effectiveness of the controls to prevent and detect potential errors. We also did not maintain adequate documentation to evidence the operating effectiveness of certain control activities. Lastly, we did not maintain appropriate access to certain systems and did not maintain appropriate segregation of duties related to processes associated within those systems.

Although we have taken several steps to remediate the material weaknesses in our IFCR and continue to do so, there can be no assurances given that our actions will be effective. Any continued failure of our internal control over financial reporting could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. Furthermore, investor perceptions of our Company may suffer, and this could cause a decline in the market price of our common stock.

Additionally, the expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. These increased costs will require us to divert a significant amount of money that we could otherwise use to develop our business. If we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

The requirements of being a public company may strain our resources, divert management’s attention and affect our results of operations.

As a public company in the United States, we face increased legal, accounting, administrative and other costs and expenses. We are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley-Act”). The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes- Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. For example, Section 404 requires that our management report on the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. If we fail to maintain compliance under Section 404, we could be subject to sanctions or investigations by Nasdaq, the SEC, or other regulatory authorities. Furthermore, investor perceptions of our Company may suffer, and this could cause a decline in the market price of our common stock. Any continued failure of our internal control over financial reporting could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, particularly if we become fully subject to Section 404 and its auditor attestation requirements, which will increase costs, and evaluate the costs of our current service providers. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time- consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. A number of those requirements will require us to carry out activities we have not done previously. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

Additionally, the expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. These increased costs will require us to divert a significant amount of money that we could otherwise use to develop our business. If we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

We may not be able to continue to satisfy listing requirements of Nasdaq to maintain a listing of our common stock.

Our common stock is currently listed on Nasdaq and we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted.

On March 6, 2024, we received a letter from the Nasdaq Listing Qualifications Staff of Nasdaq therein stating that for the 30 consecutive business day period since March 6, 2024, our common stock had not maintained a minimum closing bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we were provided an initial period of 180 calendar days, or until September 3, 2024, to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive trading days, unless extended by Nasdaq under Nasdaq Rule 5810(c)(3)(H), prior to September 3, 2024. We had failed to regain compliance with the Bid Price Rule prior to September 3, 2024 and since we did not qualify to request an extension, partly because we did not have $5 million in stockholders’ equity, on September 4, 2024, Nasdaq sent us the Notice stating that we had failed to regain compliance with the Bid Price Rule and our stock is subject to delisting. The Notice provided that we have the ability to appeal to the Nasdaq Hearing Panel, which requires us to submit a written request and pay a fee. On September 4, 2024, we made the applicable fee payment to Nasdaq in order to appeal to the Nasdaq Hearing Panel.

Despite the appeal, we will still be able to effectuate the proposed reverse split while awaiting the Hearing Panel date. In the event our stock trades at a price that is equal to at least $1.00 per share for a period of 10 consecutive days during the period between requesting a hearing and the scheduled hearing date, the Bid Price Rule issue will be deemed moot and the Nasdaq Hearing Panel appointment will be canceled, and we will have been deemed to have regained compliance with the Bid Price Rule. In the event the closing bid price of our common stock does not meet or exceed $1.00 per share for a minimum of 10 consecutive trading days between the date of requesting the hearing and the scheduled hearing date, our stock may be delisted.

In addition, on May 3, 2024, we received a letter from Nasdaq notifying that we were no longer in compliance with the Stockholders’ Equity Rule, which requires listed companies to maintain stockholders’ equity of at least $2,500,000. As of September 16, 2024, we do not currently meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations. Under Nasdaq rules, we have 45 calendar days to submit a plan or regain compliance. The letter provides us with 45 days from May 21, 2024 to submit a plan or regain compliance with the minimum stockholders’ equity standard. If our plan to regain compliance is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the letter for us to regain compliance. We submitted a plan on July 9, 2024. In August 2024, Nasdaq informed us that, despite our stockholders’ equity being above $2,500,000, Nasdaq is not prepared to issue a compliance determination given the small margin compliance and other financial information as reported in our Quarterly Report on Form 10-Q for the period ended June 30, 2024. Nasdaq requested that we submit a compliance plan to demonstrate our ability to regain and maintain compliance with the Stockholders Equity Rule over the next nine to 12 months. We submitted a compliance plan on August 23, 2024. On September 4, 2024, Nasdaq sent us the Notice stating that, notwithstanding the reported stockholders’ equity of approximately $2.6 million as of June 30, 2024, based on our historical burn rate, we had failed to regain compliance with the Stockholders’ Equity Rule and our stock is subject to delisting. The Notice provided that we have the ability to appeal to the Nasdaq Hearing Panel, which requires us to submit a written request and pay a fee. On September 4, 2024, we made the applicable fee payment to Nasdaq in order to appeal to the Nasdaq Hearing Panel. One of the reasons for this offering is to improve our stockholders’ equity in an effort to comply with this Nasdaq requirement.

We are presently evaluating various courses of action, including consummating this offering, to regain compliance and we intend to timely submit a plan to Nasdaq to regain compliance with the Stockholders’ Equity Rule. However, there can be no assurance that our plan will be accepted or that if it is, we will be able to regain compliance and maintain our listing on The Nasdaq Capital Market. If we fail to submit a plan to regain long-term compliance with the Stockholders’ Equity Rule, or our plan is not accepted, or if Nasdaq grants an extension but we do not regain compliance within the extension period, Nasdaq will provide notice that our securities will become subject to delisting. In such event, Nasdaq rules permit us to request a hearing before an independent Hearings Panel which has the authority to grant us an additional extension of time of up to 180 calendar days to regain compliance.

The notices from Nasdaq have no immediate effect on the listing of our common stock and our common stock will continue to be listed on The Nasdaq Capital Market under the symbol “ELAB.” We are currently evaluating our options for regaining compliance. There can be no assurance that we will regain compliance with the minimum stockholders’ equity requirement or the Bid Price Rule or maintain compliance with any of the other Nasdaq continued listing requirements. To comply with the $1.00 minimum bid price, we recently obtained stockholder approval for a reverse split with a split ratio range between 1:2 and 1:200. The Board has the sole discretion on selecting the split ratio within the range.

Due to the foregoing developments and the potential for other adverse events with respect to Nasdaq, we may be unable to maintain our listing with Nasdaq. In addition, our Board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock, including the liquidity of the common stock being offered hereby, and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

New laws, regulations, and standards relating to corporate governance and public disclosure may create uncertainty for public companies, increase legal and financial compliance costs and make some activities more time consuming.

These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, may evolve over time as new guidance is provided by the courts and other bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us, and our business may be adversely affected.

As a “smaller reporting company” under applicable law, we are subject to lessened disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act. As a smaller reporting company, we are permitted to comply with reduced disclosure obligations in our SEC filings compared to larger public companies. This includes, but is not limited to, simplified executive compensation disclosures, reduced financial statement requirements, and less stringent narrative disclosure obligations. While these scaled disclosure requirements may reduce the burden on us and provide some cost savings, investors should be aware that they may also receive less information about the Company than they would from a larger public reporting company. The designation as a smaller reporting company and the accompanying reduced disclosure requirements could make it more difficult for investors to fully assess the value and risks of an investment in our securities. Consequently, the designation as a smaller reporting company under the SEC rules increases the risk to investors, as it may limit the amount of publicly available information to assess the Company’s performance, prospects, and financial health. Potential investors should consider the implications of these reduced disclosure requirements when making an investment decision.

If research analysts do not publish research about our business, or if they issue unfavorable commentary or downgrade our common stock, our stock price and trading volume could decline.

The trading market for our securities may depend in part on the research and reports that research analysts publish about us and our business. If we do not maintain adequate research coverage, or if any of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, the price of our common stock could decline. If one or more of our research analysts ceases to cover our business or fails to publish reports on us regularly, demand for our securities could decrease, which could cause the price of our common stock or trading volume to decline.

We currently do not intend to declare dividends on our common stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our common stock.

We have never declared or paid any cash dividends on our common stock, and we currently do not anticipate declaring or paying any cash dividends in the foreseeable future. Instead, we plan to retain all available funds and any future earnings to support operations and finance the growth and development of our business. This reinvestment strategy means that investors should not expect to receive any return on their investment through dividend payments. Consequently, any return on investment will likely depend on the appreciation of the price of our common stock, which may never occur. Investors should be aware that the possibility of a lack of dividend income can significantly reduce the potential for income from their investment in our Company, and the only opportunity for achieving a return on their investment may be through the sale of their shares at a price greater than their purchase price, which may not be possible. This risk is compounded by the market’s volatile nature and the speculative nature of our business, which may not lead to sufficient profits or operational cash flows to enable dividend payments in the future. Potential investors should carefully consider the long-term nature of an investment in our company, given our intention not to pay dividends and the consequent requirement for investors to seek returns through other means, such as capital appreciation, which may not materialize.

You should consult your own independent tax advisor regarding any tax matters arising with respect to the securities offered in connection with this offering.

Participation in this offering could result in various tax-related consequences for investors. All prospective purchasers of the resold securities are advised to consult their own independent tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences relevant to the purchase, ownership and disposition of the resold securities in their particular situations.

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns.

We may be unable to repay our indebtedness under the secured notes, and any default could harm our financial condition and could lead to us losing our collateralized assets.

In August 2024, pursuant to a Securities Purchase Agreement, we issued Senior Secured Notes (the “Notes”) to the Selling Stockholders. The Notes have an aggregate principal amount of $1,150,000 with an original issue discount of $150,000, and rank senior to any other Company indebtedness and our capital stock in the event of a liquidation, including the securities being offered hereby. Concurrently with issuing the Notes, the Company and our wholly-owned subsidiaries entered into a Guarantee Agreement under which our wholly-owned subsidiaries guaranteed all of the obligations under the Notes. The Notes will mature on October 29, 2024. We further granted the Selling Stockholders a first lien and continuing first priority security interest in all of our and our subsidiaries’ assets as collateral for the Notes. While the Notes are outstanding, the Company agreed to certain restrictive covenants, including covenants providing that the Company and its subsidiaries are not permitted to incur any indebtedness, create any other liens or security interests on property or assets, make payments on any other indebtedness, change its business, or license our intellectual property, unless the Selling Stockholders give their prior written consent, which restrictions could materially adversely impact our operations and prevent or delay the execution of our business plan, strategic transactions or capital raising efforts.

We may be unable to repay our indebtedness under the Notes. If we default on the Notes, we will be subject to a 14% interest rate, and the Selling Stockholders may seek to exercise their security interest in our pledged collateral. If the Selling Stockholders seek to foreclose on their security interest in our pledged collateral, we may lose some or all of our assets, which could cause severe interruptions in our business practices or temporarily or permanently suspend our business operations. Our failure to repay the Notes and the consequences therefrom may negatively impact our financial condition and business operations and, in turn, your investment in us.

The Redomestication, if implemented, could lead to significant changes in our governance structure and the rights of our stockholders.

While the Company is incorporated as a Delaware corporation as of the date of this prospectus, if and when our Board decides to implement the Redomestication, our Company and stockholders will become subject to provisions applicable to corporations in Nevada, including Chapter 78 of the Nevada Revised Statutes, some of which could be less favorable to or limit the rights of shareholders relative to Delaware. For example, as a Nevada corporation, our Board will have the authority pursuant to Section 78.207 of the Nevada Revised Statutes to implement a reverse stock split in the future without obtaining shareholder approval, provided that the total number of authorized shares is proportionally reduced at the same time as the outstanding shares.

In addition, Section 78.320 of the Nevada Revised Statutes provides that our Board will have the authority to approve certain corporate actions, including mergers, without a shareholder vote if our articles of incorporation do not specifically require shareholder approval for these actions. As a result, significant corporate decisions that could affect your investment, including changes in control or major strategic transactions, could be made without the vote of our stockholders.

Our Board’s ability to make strategic decisions without requiring shareholder approval might limit your ability to influence corporate actions, potentially leading to decision that do not align with your interests. See “Redomestication” beginning on page 90 for more information on the Redomestication including its potential impact on our shareholders.

Risks Related to the Warrants and Pre-Funded Warrants

There is no public market for the Warrants and the Pre-Funded Warrants.

The Warrants and the Pre-Funded Warrants offered in this offering are not and will not be listed on any securities exchange. Also, we do not intend to apply to have the Warrants and the Pre-Funded Warrants listed on any securities exchange. Consequently, there is no public trading market for the warrants, and we do not expect a market to develop. Accordingly, investors may find it difficult to dispose of, or to obtain accurate quotations as to the market value of, the warrants. This lack of a trading market could result in investors being unable to liquidate their investment in the warrants or to sell them at a price that reflects their value. The absence of a public market for these securities could also reduce the liquidity and market price of our common stock to which these warrants are exercisable. Investors should be prepared to bear the risk of investment in the Warrants and the Pre-Funded Warrants indefinitely.

Lack of voting rights.

Holders of the Warrants and the Pre-Funded Warrants will not have the same voting rights as those associated with our common stock and may have no voting rights with respect to the shares underlying the warrants until such shares are acquired upon exercise of the warrants. As a result, if such holders do not exercise their warrants, they will not have any influence over matters requiring stockholder approval during the period they hold the Warrants and Pre-Funded Warrants, as applicable.

Exercise and conversion dilution.

The exercise of the Warrants and the Pre-Funded Warrants will increase the number of shares of common stock issued and outstanding, which will dilute the ownership interests of existing stockholders. The amount of dilution, or the reduction in value to existing shares of common stock, is determined by the amount of shares ultimately obtained upon the exercise of the warrants relative to the number of shares of common stock outstanding at the time of exercise.

If the Warrants are deemed to be non-compliant with Nasdaq rules, we may be required to amend the terms of the Warrants, and could be subject to delisting.

While the Company believes the Warrants are compliant with the rules and regulations of Nasdaq, the Company cannot provide any guarantee that the Warrants or, based on the Warrants, this offering are compliant with such rules and regulations, and Nasdaq may require amendment to the terms of the Warrants in order to comply with its rules and regulations including terms that are less favorable to the investors in this offering. Additionally, if we are unable to adequately address Nasdaq rules, our common stock could be subject to delisting from Nasdaq, which would materially adversely affect our liquidity and investors’ investment in our securities. See the risk factor titled “We may not be able to continue to satisfy listing requirements of Nasdaq to maintain a listing of our common stock.” on page 59.

Adjustments to the terms of Pre-Funded Warrants.

The terms of the Pre-Funded Warrants, including the exercise price and the number of shares of common stock issuable upon exercise, may be adjusted in certain circumstances, including in the event of stock dividends, stock splits, and similar transactions. While adjustments are generally intended to prevent dilution for holders of Pre-Funded Warrants, there is no assurance that such adjustments will fully protect the value of the Pre-Funded Warrants.

The Warrants are not exercisable until shareholder approval is obtained and the requisite waiting period after filing the Information Statement has passed, and, in certain cases, may be redeemed by us prior to their expiration.

The Series A Warrants and the Series B Warrants are not exercisable unless and until the Warrant Shareholder Approval is obtained from our stockholders and the requisite waiting period after filing the Information Statement has passed (i.e., 20 days after filing the Definitive Information Statement on Schedule 14C.

Any adjustments to the exercise price of the Warrants will be subject to a floor price equal to 50% of the Nasdaq Minimum Price prior to the Effective Shareholder Approval Date, and 20% of the Nasdaq Minimum Price beginning on the Effective Shareholder Approval Date.

Additionally, we may redeem such Warrants for a nominal price upon 30 days’ prior notice to holders of the Warrants in certain circumstances. In the event that the trading price of the common stock is then lower than the applicable exercise price, or if the trading price of the common stock decreases to below the applicable exercise price due to large amounts of investors exercising their Warrants at such time, or the market’s expectation that such exercises will occur, then the Warrants may be “out-of-the-money” and you may choose not to exercise them prior to redemption by us.

If the Series B Warrants are exercised by way of an alternative cashless exercise, investors may suffer substantial dilution.

If the Series B Warrants are exercised by way of an alternative cashless exercise, assuming receipt of Shareholder Approval and the requisite waiting period after filing the Information Statement has passed, such exercising holder will receive approximately three shares of common stock for each Series B Warrant they exercise, without any cash payment to us. Such issuance will result in substantial dilution to stockholders.

The Warrants and the Pre-Funded Warrants have beneficial ownership limitations.

An investment in our Warrants and Pre-Funded Warrants involves a significant risk due to the 4.99% (or 9.99% if the investor so elects) beneficial ownership limitation. The terms of the Warrants and the Pre-Funded Warrants prohibit any single holder from exercising the warrants if such exercise would result in the holder beneficially owning more than 4.99% (or 9.99% if the investor so elects) of our outstanding common stock immediately after the exercise, as elected by the holder at the time of issuance of the warrants. This limitation may also hinder the holder’s ability to sell or exercise the Warrants or the Pre-Funded Warrants when it may be most advantageous to do so, which could affect the value of their investment.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable and will have no expiration date and by means of payment of the nominal cash purchase price upon exercise. Accordingly, we will not receive any or any meaningful additional funds upon the exercise of the Pre-Funded Warrant.

We may not receive any additional funds upon the exercise of the Series B Warrants.

If we receive Shareholder Approval and the requisite waiting period after filing the Information Statement has passed, the Series B Warrants may be exercised by way of an alternative cashless exercise, in which case the holder would not pay a cash purchase price upon exercise, but instead would receive upon such exercise the number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cashless exercise of the Series B Warrants and (y) 3.0. Accordingly, we will likely not receive any additional funds upon the exercise of the Series B Warrants.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT OUR BUSINESS OPERATIONS AND THE VALUE OF OUR SECURITIES.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

●	Our ability to raise sufficient capital from this offering;

●	Our ability to effectively operate our business segments;

●	Our ability to manage our research, development, expansion, growth and operating expenses;

●	Our ability to evaluate and measure our business, prospects and performance metrics;

●	Our ability to compete, directly and indirectly, and succeed in a highly competitive and evolving industry;

●	Our ability to respond and adapt to changes in technology and customer behavior;

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

●	other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations and the securities being offered hereby.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be $7.0 million after deducting placement agent fees and other estimated offering expenses payable by us for this offering assuming that we sell 100% of the securities offered in this offering (or approximately $5.2 million, $3.3 million and $1.5 million if we sell 75%, 50% and 25% of the securities offered in this offering, respectively).

We intend to use the net proceeds from this offering for general corporate purposes, including working capital and investments.

Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes. Pending these uses, we intend to invest the net proceeds of this offering in a money market or other interest-bearing account.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on The Nasdaq Capital Market under the symbol “ELAB.”

As of September 16, 2024, 20,804,614 shares of our common stock were issued and outstanding and were held by 59 stockholders of record.

We also have outstanding (i) warrants to purchase 75,000 shares of common stock at a price of $4.00 per share issued to the underwriters in the initial public offering of the Company, (ii) 581,826 shares of common stock issuable upon exercise of outstanding warrants with a weighted exercise of $2.60 per share and (iii) 1,348,979 shares of common stock issuable upon exercise of outstanding options with a weighted exercise of $1.53 per share, of which a total of 983,464 option shares have vested.

DIVIDEND POLICY

We have not declared any cash dividends since inception and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of the Board and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits, and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization, as of June 30, 2024. Such information is set forth on the following basis:

●	on an actual basis;

●	on a pro forma basis giving effect to the issuance of 1,912,499 shares of common stock prior to the date of this prospectus; and

●	on a pro forma as adjusted basis giving effect to the sale of 28,368,794 shares of common stock by us in this public offering (assuming no sale of any Pre-Funded Warrants and none of the Warrants issued in this offering are exercised and 100% of the securities offered in this offering are sold) at an assumed public offering price of $0.282 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on September 10, 2024, after deducting estimated placement agent fees and other estimated offering expenses payable by us.

You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus.

The pro forma as adjusted information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	Actual	Pro Forma(1)	Pro Forma As Adjusted(1)
Cash	$100,034	$1,100,034	$8,160,034
Short term debt, including related party loans and amounts due to related parties	$1,935,224	$2,328,124	$2,328,124
Long term debt, including related party loans	505,361	$505,361	505,361
Total indebtedness	$2,440,585	$2,833,485	$2,833,485

Stockholders’ equity:
Common stock, $0.0001 par value, 300,000,000 shares authorized, 18,892,115 shares issued and outstanding, actual; 20,804,614 shares issued and outstanding pro forma; and 49,173,408 shares issued and outstanding pro forma, as adjusted (unaudited)	1,889	2,080	4,917
Additional paid-in capital	12,470,136	13,077,045	20,134,545
Accumulated deficit	(9,833,631)	(9,833,631)	(9,833,631)
Accumulated other comprehensive income (loss)	1,242	1,242	1,242

Total stockholders’ (deficit) equity	2,639,636	3,246,736	10,306,736
Total capitalization	$5,080,221	$6,080,221	$13,140,221

(1)	Excludes (i) 75,000 shares of common stock issuable upon exercise of the warrants at a price of $4.00 per share issued to the underwriters in the initial public offering of the Company, (ii) 581,826 shares of common stock issuable upon exercise of outstanding warrants with a weighted exercise of $2.60 per share and (ii) 1,348,979 shares of common stock issuable upon exercise of outstanding options with a weighted exercise of $1.53 per share, of which a total of 983,464 option shares have vested.

DILUTION

Purchasers of our common stock in this offering will experience an immediate and substantial dilution in the pro forma net tangible book value of their shares of common stock. Dilution in pro forma net tangible book value represents the difference between the public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after the offering.

The historical net tangible book value of our common stock as of June 30, 2024 was $(205,420) or $(0.01) per share. Historical net tangible book value per share of our common stock represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of shares of common stock outstanding as of that date.

After giving effect to the issuance of 1,912,499 shares of common stock from June 30, 2024 until the date of this prospectus, our pro forma net tangible book value as of June 30, 2024 would have been $401,670 or approximately $0.02 per share of our common stock.

After giving further effect to the sale of a total of 28,368,794 shares in this offering at an assumed public offering price of $0.282 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on September 10, 2024 (assuming no sale of any Pre-Funded Warrants and none of the Warrants issued in this offering are exercised and 100% of the securities offered in this offering are sold), less placement agent fees and other expenses of $940,000 for net proceeds of $7,060,000, our pro forma as adjusted net tangible book value as of June 30, 2024 would have been $7,461,670 or $0.15 per share of our common stock.

This represents an immediate increase in the pro forma net tangible book value per share of $0.13 to the existing stockholders and an immediate dilution in pro forma net tangible book value per share of $0.13 to new investors who purchase shares of common stock in the offering. The following table illustrates this per share dilution to new investors:

Public offering price per share		$0.282
Historical net tangible book value per share as of June 30, 2024	$(0.01)
Increase per share attributable to the pro forma adjustments described above	$(0.03)
Pro forma net tangible book value per share as of June 30, 2024	$0.02
Increase in in pro forma net tangible book value per share after giving effect to this offering	$0.13
Pro forma as adjusted net tangible book value per share as of June 30, 2024		$0.15
Dilution in net tangible book value per share to new investors		$0.13

The above discussion and table are based on shares of our common stock outstanding as of June 30, 2024 and excludes (i) 75,000 shares of common stock issuable upon exercise of the warrants at a price of $4.00 per share issued to the underwriters in the initial public offering of the Company, (ii) 581,826 shares of common stock issuable upon exercise of outstanding warrants with a weighted exercise of $2.60 per share and (ii) 1,348,979 shares of common stock issuable upon exercise of outstanding options with a weighted exercise of $1.53 per share, of which a total of 983,464 option shares have vested.

After completion of this offering without giving effect to the exercise of the Warrants and assuming no sale of any Pre-Funded Warrants, our existing stockholders would own approximately 42.3% and our new investors would own approximately 57.7% of the total number of shares of our common stock outstanding after this offering.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

The dilution information set forth in the table above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

Capitalization Table

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	20,804,614	42.3%	$12,787,404	62%	$0.61
New Investors	28,368,794	57.7%	$8,000,000	38%	$0.282
	49,173,408	100%	$20,787,404	100%	$0.42

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our consolidated financial statements and the related notes to those statements included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations related to future events and our future financial performance that involve risks, uncertainties and assumptions, such as statements regarding our intentions, plans, objectives, expectations, forecasts and projections. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under the section titled “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section titled “Special Note Regarding Forward-Looking Statements.” All amounts included herein with respect to the fiscal years ended December 31, 2023 and 2022 are derived from our audited consolidated financial statements included elsewhere in this prospectus and for the six-month periods ended June 30, 2024 and 2023 set forth below from our unaudited interim financial statements, each of which we prepared in accordance with U.S. Generally Accepted Accounting Principles or US GAAP.

Organization and Overview of Operations

Elevai Labs, Inc. was incorporated in Delaware in June 2020. We are a physician-dispensed skincare company with a focus on modernizing aesthetic skincare. Elevai conducts research and development to advance innovative and science-driven topical skincare that complements the medical aesthetics industry. We principally employ a business-to-business model in which we produce and commercialize a new generation of topical skincare products that contain our proprietary stem cell-derived Elevai Exosomes™ to enhance the appearance of skin.

In June 2021, we entered into a stock transfer agreement with Reactive Medical Labs Inc., a Canadian company under common control, whereby we purchased substantially all of the assets and liabilities of Reactive Medical Labs Inc.

On April 29, 2024, Elevai Skincare Inc. (“Skincare”) and Elevai BioSciences Inc. (“BioSciences”) were incorporated under the laws of the state of Delaware. Elevai is the sole shareholder of Skincare and BioSciences. The purpose of Skincare is to operate the Company’s existing business. The purpose of BioSciences is to develop the Company’s 2 drug candidates, EL-22, a clinical stage engineered probiotic expressing myostatin for which a Phase 1 trial was completed on in South Korea, and EL-32, a preclinical engineered probiotic expressing dual myostatin and activin-A. Effective May 1, 2024, Elevai transferred its operating assets and liabilities relating to its skincare business to Skincare in exchange for common shares of Skincare. To bring our products to market, we developed a robust fully-commercialized process from source to skin (exosome secretion to product bottling) that holds and utilizes advanced patent pending knowledge alongside our cohesive production process. Our specialty product lines are topically applied to the skin to aid in the reduction of the appearance of a range of the most common skin conditions, including pre-mature aging, oxidative stress, photodamage, hyperpigmentation, elasticity, and soft tissue deficits, such as fine lines and wrinkles. We primarily sell our products through the physician dispensed channel.

To bring our products to market, we developed a robust process from source to skin (exosome secretion to product bottling) that holds and utilizes advanced patent pending knowledge alongside our cohesive production process. Our specialty product lines are topically applied to the skin to aid in the reduction of the appearance of a range of the most common cosmetic skin conditions, including the appearance of skin firmness, oxidative stress, photodamage, hyperpigmentation, and texture of soft tissue deficits, such as reducing the appearance of fine lines and wrinkles. We primarily sell our products through the physician-dispensed channel.

Outlook

Management’s Plans

Over the next twelve months we intend to focus on:

●	Growing our revenue using our existing infrastructure to accelerate the development and commercialization of our existing and new products;

●	Utilizing clinical validation studies to show the effectiveness of our products;

●	R&D to create new product formulations and bring them to market;

●	Clinical development to advance Elevai Biosceinces’ clinical assets into IND;

●	Pursue additional acquisitions of operating companies and/or biotechnology assets; and

●	Consider and potentially pursue spin-offs of one of our wholly owned subsidiaries, creating a new publicly traded company.

Known Trends and Uncertainties

Regulations

Any emerging regulations specific to our products and product candidates may result in stricter requirements (e.g., the need for additional clinical trial data, etc.), enhanced safety monitoring or post market surveillance. These evolving standards may result in delays, increased costs or the inability to bring certain of our product candidates to market. In addition, the regulatory environment remains unpredictable, with potential changes that may impact our operations and product development timelines. We cannot assure that we will successfully navigate these changes, which may materially affect our business and financial performance.

Health Canada

In March 2024, we suspended sales of our products in Canada following notification from Health Canada indicating that a portion of our products are not compliant with applicable Canadian laws and regulations. As a result, our ability to generate revenue in Canada has been materially impacted. We are currently working to address these compliance issues; however, there is no assurance that we will be able to resolve them or resume sales in Canada.

Geopolitical Conditions

Our international operations expose us to geopolitical risks that could adversely affect our business, financial condition and results of operations. These risks include potential geopolitical tensions, including the ongoing war in Ukraine and the Middle East conflicts. Any change in local regulations, government policies or economic conditions could impact our ability to conduct business efficiently, disrupt supply chains and result in increased costs or reduced market access. We continuously monitor these development and adjust our strategies accordingly, though there can be no assurance that we will be able to mitigate these risks effectively.

Recent Developments

●	On August 26, 2024, we issued a press release announcing that Elevai Skincare Inc., one of our subsidiaries, completed a clinical study examining the effectiveness of Elevai enfinity™ exosomes on facial appearance. The data, pending peer review, from the clinical study was internally reviewed by us, and the results show Elevai enfinity™ to be safe and tolerable. We aim to publish the full study results in the near future.

●	On July 31, 2024, we entered into the Securities Purchase Agreement with the Selling Stockholders pursuant to which we sold, in a private placement, notes with an aggregate principal amount of $1,150,000 with an original issue discount of $150,000. As consideration for entering into the Securities Purchase Agreement, we issued a total of 1,299,999 shares of common stock of the Company to the Selling Stockholders on August 2, 2024. We obtained approximately $900,000 in net proceeds from this offering.

●	On June 21, 2024, Jordan Plews resigned as Chief Executive Officer and President of the Company effective as of June 21, 2024, and the Board appointed Graydon Bensler as Chief Executive Officer and Braeden Lichti as Chairman of the Board.

●	On June 20, 2024, we notified Brenda Buechler, our former Chief Marketing Officer, and Christoph Kraneiss, our former Chief Commercial Officer, that each of them was involuntarily terminated without “cause” or laid off from employment as part of a wider job elimination/restructuring or reduction in force of the Company in order to streamline the Company’s operations and organizational structure.

●	On June 19, 2024, we entered into an unsecured revolving line of credit agreement (the “Revolving Credit Agreement”) with NorthStrive Fund II LLP. The Revolving Credit Agreement provides for a $200,000 unsecured line of credit to the Company (the “Revolving Credit Facility”) with a maturity date of June 19, 2025 (the “Maturity Date”), and interest calculated at the rate of twenty percent (20.0%) per annum on the outstanding principal balance through the Maturity Date. The Company may prepay any outstanding balance of the Revolving Credit Facility at any time provided that all such interest is simultaneously satisfied in full.

●	On May 21, 2024, we received a letter from the Nasdaq Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”), notifying that we were no longer in compliance with the Stockholders’ Equity Rule, which requires listed companies to maintain stockholders’ equity of at least $2,500,000. In addition, as of May 21, 2024, we do not currently meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations. Under Nasdaq rules, we have 45 calendar days from May 21, 2024 to submit a plan or regain compliance. If our plan to regain compliance is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the letter for us to regain compliance. We submitted a plan on July 9, 2024. In August 2024, Nasdaq informed us that, despite our stockholders’ equity being above $2,500,000, Nasdaq is not prepared to issue a compliance determination given the small margin compliance and other financial information as reported in our Quarterly Report on Form 10-Q for the period ended June 30, 2024. Nasdaq requested that we submit a compliance plan to demonstrate our ability to regain and maintain compliance with the Stockholders Equity Rule over the next nine to 12 months. We submitted a compliance plan on August 23, 2024. On September 4, 2024, Nasdaq sent us the Notice stating that, notwithstanding the reported stockholders’ equity of approximately $2.6 million as of June 30, 2024, based on our historical burn rate, we had failed to regain compliance with the Stockholders’ Equity Rule and our stock is subject to delisting. The Notice provided that we have the ability to appeal to the Nasdaq Hearing Panel, which requires us to submit a written request and pay a fee. On September 4, 2024, we made the applicable fee payment to Nasdaq in order to appeal to the Nasdaq Hearing Panel. One of the reasons for this offering is to improve our stockholders’ equity in an effort to comply with this Nasdaq requirement.

●	On May 3, 2024, the Company entered into a one-year consulting agreement (the “Santorio Agreement”) with Santorio Biomedical, LLC (“Santorio”) for the services of Mr. Deniel Mero, Director of Santorio Biomedical, LLC, whereby Santorio agreed to cause Mr. Mero to perform his services as outlined in Exhibit A to the Santorio Agreement and the Company agreed to compensate Santorio on behalf of Mr. Mero by the Company in connection with his performance of such services. Santorio agreed to cause Mr. Mero, as an independently contracted consultant to primarily provide services to the Company’s wholly owned subsidiary Elevai Biosciences Inc., which include but are not limited to, (i) discover, assess, and introduce biotechnology opportunities to the Company; (ii) advise the Board regarding certain strategic matters, including development of biotechnology pipeline assets, recruiting and negotiating a contract with a clinical) research organization (CRO), assisting in efforts to recruit potential directors and team members to build the biotechnology subsidiary and forming a scientific advisory board; and (iii) to perform services for subsidiaries of the Company as may be necessary. Pursuant to the Santorio Agreement, we agreed to pay Mr. Mero a fee of $180,000 fee per year, payable in monthly installments and granted him a total of 2,450,000 shares of restricted common stock, payable in four installments of 615,000 shares over the course of 10 months. We issued the first installment of 615,000 shares on May 3, 2024, and the second installment on August 1, 2024.

●	On April 30, 2024, we entered into a license agreement with MOA Life Plus Co., Ltd., a South Korean corporation (“MOA”). Under the MOA License Agreement, MOA has granted us an exclusive license to commercialize under certain of MOA’s patent rights concerning two licensed products including (i) a clinical stage engineered probiotic expressing myostatin and, (ii) preclinical engineered probiotic expressing dual myostatin & activin-A antigens (the “Licensed Products”) in exchange for a $400,000 license fee and the issuance of 950,000 shares of our common stock. In order to enforce intellectual property rights associated with licensed products by grant of the exclusive license, we are obligated to file, prosecute and maintain intellectual property rights associated with the Licensed Products, and any improvements thereto.

Results of Operations

Comparison of the three and six months ended June 30, 2024 and 2023

The following table provides certain selected financial information for the periods presented:

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Change
Enfinity	$404,149	$191,765	$212,384
Empower	201,380	124,765	$76,615
Total Revenue	$605,529	$316,530	$288,999

	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023	Change
Revenue	$1,220,092	$459,350	$760,742
Cost of revenue	$335,186	$152,613	$182,573
Gross profit	$884,906	$306,737	$578,169
Gross profit percentage	73%	$67%	6%
Depreciation and Amortization	$5,093	$5,385	$(292)
Marketing and Promotion	$1,114,527	$216,727	$897,800
Consulting Fees	$581,569	$233,687	$347,882
Office and Administration	$1,542,564	$964,009	$578,555
Professional Fees	$338,065	$306,730	$31,335
Investor Relations	$104,622	$75,720	$28,902
Research and Development	$173,526	$217,395	$(43,869)
Foreign exchange (gain) loss	$785	$2,633	$(1,848)
Travel and entertainment	$116,229	$184,170	$(67,941)
Total operating expenses	$3,976,980	$2,206,456	$1,770,524
Loss from operations	$(3,092,074)	$(1,899,719)	$(1,192,355)
Other income (expense)[1]	$282,333	$(460,835)	$743,168
Net loss	$(2,809,741)	$(2,360,554)	$(449,187)
Total Comprehensive Loss	$(2,808,701)	$(2,360,179)	$(448,522)
Basic and dilutive loss per common share	$(0.158)	$(0.240)	$0.082
Weighted average number of shares outstanding – basic and diluted	17,814,093	9,838,599	7,975,494

[1]	Other expenses relate to interest income, interest expense, loss on sale of equipment, insurance settlement and fair value gain/loss on derivative liability.

Revenue

Revenue for the three and six months ended June 30, 2024, was $605,529 and $1,220,092 as compared to $316,530 and $459,350 for the three and six months ended June 30, 2023.

During the three months ended June 30, 2024, and 2023, the Company sold 3,030 and 1,607 bottles of Enfinity, respectively, an increase of 2,556 bottles or 539%. In addition, the Company sold 378 (eight packs) of Empower tubes in 2024, compared to 310 (eight packs) of Empower tubes during 2023, and an increase of 68 (eight packs) or 22%. The increase in sales volumes is primarily due to enhanced market acceptance, continued growth in the number of US accounts, onboarding of international distributors, and repeat business from current customers and distributors.

During the six months ended June 30, 2024, and 2023, the Company sold 5,984 and 2,081 bottles of Enfinity, respectively, an increase of 3,903 bottles or 188%. In addition, the Company sold 944 (eight packs) of Empower tubes in 2024, compared to 486 (eight packs) of Empower tubes during 2023, and an increase of 458 (eight packs) or 94%. The increase in sales volumes is primarily due to enhanced market acceptance, continued growth in the number of U.S. accounts, onboarding of international distributors, and repeat business from current customers and distributors.

Cost of Revenue

Cost of Revenue for the three and six months ended June 30, 2024, was $166,275 and $335,186 as compared to $108,180 and $152,613 for the three and six months ended June 30, 2023.

Our cost of revenue by product category for three months ended June 30, 2024 is as follows:

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023
Enfinity	$112,065	$72,683
Empower	54,210	35,497
Total Cost of Revenue	$166,275	$108,180

The increase in cost of revenue is directly attributed to the increase in sales during the three months ended June 30, 2024, compared to 2023. The following is a breakdown of the components of cost of revenue:

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023
Cost of inventory	$78,033	$54,146
Sales commission	51,452	30,532
Shipping cost	36,413	20,580
Inventory write down	-	(697)
Abnormal Wastage	377	3,619
Total Cost of Revenue	$166,275	$108,180

The increase in cost of revenue is directly attributed to the increase in sales during the six months ended June 30, 2024, compared to 2023. The following is a breakdown of the components of cost of revenue:

	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Cost of inventory	$158,940	$73,896
Sales commission	99,202	47,417
Shipping cost	76,667	28,378
Inventory write down and wastage	377	2,922
Total Cost of Revenue	$335,186	$152,613

Gross Profit

Gross profit for the three and six months ended June 30, 2024, was $439,254 and $884,906 as compared to $208,350 and $306,737 for the three and six months ended June 30, 2023.

The following is a breakdown of gross profit percentage by product category for the three months ended June 30, 2024:

Gross profit for the three months ended June 30, 2024, was $439,254 as compared to $208,350 for the three months ended June 30, 2023, an increase of $230,904. This represents an overall gross margin percentage of 73% for three months ended June 30, 2024, compared to 66% in 2023. The overall increase in gross margin percentage is primarily due to the Company selling Enfinity at a higher gross margin due to less commissions paid to salespersons compared to overall sales. Additionally, the cost to produce each unit of Enfinity decreased as the Company saw gross margin improvements due to operational efficiencies gained, including securing more favorable volume pricing with certain of its key suppliers.

The following is a breakdown of gross profit percentage by product category for the three months ended June 30, 2024:

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023
Enfinity	70%	62%
Empower	76%	71%
Overall Gross Profit Percentage	73%	66%

Gross profit for the six months ended June 30, 2024, was $884,906, as compared to $306,737 for the six months ended June 30, 2023, an increase of $578,169. This represents an overall gross margin percentage of 73% for six months ended June 30, 2024, compared to 67% in 2023. The overall increase in gross margin percentage is primarily due to the Company selling Enfinity at a higher gross margin due to less commissions paid to salespersons compared to overall sales. Additionally, the cost to produce each unit of Enfinity decreased as the Company saw gross margin improvements due to operational efficiencies gained, including securing more favorable volume pricing with certain of its key suppliers.

The following is a breakdown of gross profit percentage by product category for the six months ended June 30, 2024:

	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Enfinity	71%	62%
Empower	75%	73%
White label distributor		-
Overall Gross Profit Percentage	73%	67%

Research and Development Expenses

Research and development expenses for the three months ended June 30, 2024, were $52,385 compared to $133,654 for the three months ended June 30, 2023, a decrease of $81,269. Research and development expenses for the six months ended June 30, 2024, were $173,526 compared to $217,395 for the six months ended June 30, 2023, a decrease of $43,869. Research and Development related to the Company’s Enfinity, Empower and development of new products for the Company. The decrease in R&D is mainly driven by the company performing more tests on new products to improve formulation efficiency in the three and six months ended June 30, 2023. During both the three and six months ended June 30, 2024 and 2023, the Company’s lab staff worked on increasing efficiency and refining the production process.

Marketing and Promotion

Marketing and promotion expenses for the three months ended June 30, 2024, were $721,489 compared to $114,051 for the three months ended June 30, 2023, an increase of $607,428. Marketing and promotion expenses for the six months ended June 30, 2024, were $1,114,527 compared to $216,727 for the six months ended June 30, 2023, an increase of $897,800. During the three and six months ended June 30, 2024, the Company increased its marketing and promotion efforts to drive sales and support the Company’s existing customers, which included giving out product samples with a cost of $43,918 (three months ended June 30, 2023 - $43,650) and $92,907 (six months ended June 30, 2023 - $64,718), respectively, and attending and sponsoring industry conferences.

Office and Administrative Expenses

Office and administrative expenses for the three months ended June 30, 2024, were $663,956, compared to $529,950 for the three months ended June 30, 2023, an increase of $134,006. The increase is mainly the result of salaries and wages of $487,693 and office rent of $35,472 incurred during the three months ended June 30, 2024, compared to $272,620 and $28,862 in the three months ended June 30, 2023, a combined increase of $221,683. Additionally, the increase is a result on insurance costs of $117,401 during the three months ended June 30, 2024, compared to $19,251 in the three months ended June 30, 2023. The Company increased its headcount and moved into a larger office location to accommodate the commercialization of its products and growth in operations in July 2023. The Company also was required to purchase director and officer insurance in the current period as the Company was now publicly traded. During the three months ended June 30, 2024, office and administrative expenses also include share-based compensation of $(46,054), compared to $106,834 in the three ended June 30, 2023. The decrease is due to a director resigning on February 29, 2024, the termination of our Chief Marketing Officer and Chief Commercial Officer and the termination of three other employees in June 2024. This resulted in the forfeiture of 208,272 options, as well as resulting in the reversal of the share-based compensation.

Office and administrative expenses for the six months ended June 30, 2024, were $1,542,564, compared to $964,009 for the six months ended June 30, 2023, an increase of $578,555. The increase is mainly the result of salaries and wages of $1,044,465 and office rent of $69,665 incurred during the six months ended June 30, 2024, compared to $608,150 and $54,138 in the six months ended June 30, 2023, a combined increase of $415,842. Additionally, the increase is a result on insurance costs of $234,801 during the six months ended June 30, 2024, compared to $23,646 in the six months ended June 30, 2023. The Company increased its headcount and moved into a larger office location to accommodate the commercialization of its products and growth in operations in July 2023. The Company also was required to purchase director and officer insurance in the current period as the Company was now publicly traded. During the six months ended June 30, 2024, office and administrative expenses also include share-based compensation of $7,875, compared to $178,736 in the six ended June 30, 2023. The decrease is due to a director resigning on February 29, 2024, the termination of the Chief Marketing Officer and the Chief Commercial Officer and the termination of three other employees in June 2024. This resulted in the forfeiture of 266,605 options, as well as resulting in the reversal of the share-based compensation.

Consulting Fees

Consulting fees for the three months ended June 30, 2024, were $185,443, compared to $149,723 for the three months ended June 30, 2023, an increase of $35,720. Consulting fees for the six months ended June 30, 2024, were $581,569, compared to $233,687 for the six months ended June 30, 2023, an increase of $347,882. During the three and six months ended June 30, 2024, and 2023, the Company incurred consulting fees in relation to recruitment, strategic introductions, business advisory, international relations, and strategy. In addition, the Company received services from a number of parties (including companies controlled by related parties and Chief Financial Officer) in a consulting capacity. The increase in consulting fees is consistent with the increase in operations.

Professional Fees

Professional fees for the three months ended June 30, 2024, was $158,143, compared to $168,933 for the three months ended June 30, 2023, a decrease of $10,790. Professional fees comprise of legal, audit and accounting services. The decrease is primarily due to the Company requiring increased accounting, legal and audit services in preparation of the Company’s initial public offering in the 2023 period.

Professional fees for the six months ended June 30, 2024, was $338,065, compared to $306,730 for the six months ended June 30, 2023, an increase of $31,335. Professional fees comprise of legal, audit and accounting services. The increase during the six months ended June 30, 2024, is primarily due to an increase in audit, legal and accounting services as the Company is now listed on the Nasdaq exchange.

Travel and Entertainment

Travel and entertainment for the three months ended June 30, 2024, was $ 57,121, compared to $122,655 for the three months ended June 30, 2023, a decrease of $65,534. Travel and entertainment for the six months ended June 30, 2024, was $116,229, compared to $184,170 for the six months ended June 30, 2023, a decrease of $67,941. Travel and entertainment expenses are related primarily to costs incurred during the attendance of industry trade shows and conferences. The decrease relates to less conferences and trade shows visited by staff of the Company in the three months ended June 30, 2024.

Investor Relations

Investor relations for the three months ended June 30, 2024, was $6,377, compared to $37,452 for the three months ended June 30, 2023. The decrease is due to vendor credits being applied to the Company’s past invoices.

Investor relations for the six months ended June 30, 2024, was $104,622, compared to $75,720 for the six months ended June 30, 2024. The increase in investor relations spending is consistent with the Company’s growth strategy, which includes promotion to current and potential investors as the Company is listed on the Nasdaq exchange.

Comparison of the Years Ended December 31, 2023 and 2022

The following table provides certain selected financial information for the periods presented:

	Year Ended December 31, 2023	Year Ended December 31, 2022	Change
Revenue	$1,712,595	$766,277	$946,318
Cost of revenue	$578,015	$318,968	$259,047
Gross profit	$1,134,580	$447,309	$687,271
Gross profit percentage	66%	$58%	8%
Amortization	$10,295	$5,034	$5,261
Marketing and Promotion	$660,291	$192,863	$467,428
Consulting Fees	$459,498	$324,395	$135,103
Office and Administration	$2,329,067	$1,019,708	$1,309,359
Professional Fees	$579,111	$192,409	$386,702
Investor Relations	$91,009	$74,003	$17,006
Research and Development	$426,243	$228,747	$197,496
Foreign exchange (gain) loss	$6,130	$2,749	$3,381
Travel and entertainment	$339,147	$198,442	$140,705
Total operating expenses	$4,900,791	$2,238,350	$2,662,441
Loss from operations	$(3,766,211)	$(1,791,041)	$(1,975,170)
Other income (expense)[1]	(535,306)	(9,227)	(526,079)
Net loss	$(4,301,517)	$(1,800,268)	$(2,501,249)
Total Comprehensive Loss	$(4,301,426)	$(1,800,359)	$(2,501,067)
Basic and dilutive loss per common share	$(0.400)	$(0.189)	$(0.211)
Weighted average number of shares outstanding – basic and diluted	10,745,938	9,528,863	1,217,075

[1]	Other expenses relates to interest income, interest expense, loss on sale of equipment and fair value gain/loss on derivative liability.

Revenue

Revenue for the year ended December 31, 2023 was $1,712,595 as compared to $766,277 for the year ended December 31, 2022, an increase of $946,318.

Our revenue by product category is as follows:

	Year Ended December 31, 2023	Year ended December 31, 2022
Enfinity	$857,796	$265,411
Empower	619,999	156,848
White label distributor	234,800	344,018
Total Revenue	$1,712,595	$766,277

During 2023 and 2022, the Company sold 7,613 and 2,114 bottles of Enfinity, respectively, an increase of 5,499 bottles or 260%. In addition, the Company sold 1,464 (eight packs) of Empower tubes in 2023, compared to 350 (eight packs) of Empower tubes during 2022, and an increase of 1,114 (eight packs) or 318%. The Company also sells its media containing its Elevai Exosomes™ under a white label deal. During 2023 and 2022, the Company sold approximately 196 and 287 liters, respectively, under this white label distributor agreement, a decrease of 91 liters or 32%. In 2023, the company sold 200 units of Scalp & Hair Cleanser as they embark on diversifying their product offerings. The increase in sales volumes is primarily due to enhanced market acceptance, continued growth in the number of US accounts, onboarding of international distributors, and repeat business from current customers and distributors. Additionally, the Company has decided not to renew the white label distribution agreement, which concluded on January 16, 2024.

Cost of Revenue

Cost of Revenue for the year ended December 31, 2023 was $578,015 as compared to $318,968 for the year ended December 31, 2022.

Our cost of revenue by product category is as follows:

	Year Ended December 31, 2023	Year ended December 31, 2022
Enfinity	$303,136	$101,554
Empower	161,947	42,554
White label distributor	113,019	174,860
Total Cost of Revenue	$578,015	$318,968

The increase in cost of revenue is directly attributed to the increase in sales during 2023 compared to 2022. The following is a breakdown of the components of cost of revenue:

	Year Ended December 31, 2023	Year ended December 31, 2022
Cost of inventory	$348,234	$243,285
Sales commission	127,266	52,508
Shipping cost	87,667	14,880
Inventory write down	14,848	8,295
Total Cost of Revenue	$578,015	$318,968

Gross Profit

Gross profit for the year ended December 31, 2023, was $1,134,580 as compared to $447,309 for the year ended December 31, 2022, an increase of $687,287. This represents an overall gross margin percentage of 66% during 2023, compared to 58% in 2022. The overall increase in gross margin percentage is primarily due to the Company selling a higher ratio of Enfinity and Empower products compared to while label distributor sales which are sold at a lower margin. The Company also saw gross margin improvements in each of its product categories due to operational efficiencies gained, a reduction in the relative inventory write down compared to sales, and securing better volume pricing with some of its key suppliers.

The following is a breakdown of gross profit percentage by product category:

	Year Ended December 31, 2023	Year ended December 31, 2022
Enfinity	65%	62%
Empower	74%	73%
White label distributor	52%	49%
Overall Gross Profit Percentage	66%	58%

Research and Development Expenses

Research and development expenses for the year ended December 31, 2023, were $426,243 compared to $228,747 for the year ended December 31, 2022, an increase of $197,496. Research and Development related to the Company’s Enfinity, Empower and development of new products for the Company. The increase in R&D is mainly driven by an increase in lab employees hired towards the end of July 2022. In addition, the Company was in its old lab location during Q1 2022 compared to the new lab location for the entire year ended December 31, 2023 (the Company has been in its new lab since July 2022). The new lab location has a higher production and R&D capacity which brings an increase in rent and utilities. During both the years ended December 31, 2023 and 2022, the Company’s lab staff worked on increasing the efficiency and refining the production process.

Marketing and Promotion

Marketing and promotion expenses for the year ended December 31, 2023, were $660,291 compared to $192,863 for the year ended December 31, 2022, an increase of $467,428. During 2023, the Company increased its marketing and promotion efforts to drive sales and support the Company’s existing customers, which included giving out product samples with a cost of $124,376 (2022 - $46,693), and attending and sponsoring industry conferences.

Office and Administrative Expenses

Office and administrative expenses for the year ended December 31, 2023, were $2,329,067, compared to $1,019,708 for the year ended December 31, 2022, an increase of $1,309,359. The increase is mainly the result of salaries and wages of $1,386,339 and office rent of $126,096 incurred during 2023, compared to $617,425 and $73,363 in 2022, a combined increase of $821,647. The Company increased its headcount and moved into a larger office location to accommodate the commercialization of its products and growth in operations during 2023. During 2023, office and administrative expenses also include share-based compensation of $476,905, compared to $164,907 in 2022, an increase of $311,998. The increase in share-based compensation expense is due to the continued vesting of stock options granted during 2021 and 2022, with additional options issued during 2023. The remaining increase is consistent with the increase in operations in the year ended December 31, 2023, compared to the year ended December 31, 2022.

Consulting Fees

Consulting fees for the year ended December 31, 2023, were $459,498, compared to $324,395 for the year ended December 31, 2022, an increase of $135,103. During 2023 and 2022, the Company incurred consulting fees in relation to recruitment, strategic introductions, business advisory, international relations, and strategy. In addition, the Company received services from a number of parties (including companies controlled by related parties and the CFO) in a consulting capacity. The increase in consulting fees is consistent with the increase in operations.

Professional Fees

Professional fees for the year ended December 31, 2023 was $579,111, compared to $192,409 for the year ended December 31, 2022, an increase of $386,702. Professional fees comprise of legal, audit and accounting services. The increase during 2023 is primarily due to an increase in audit, legal and accounting services pursuant to the completion of the Company’s initial public offering (“IPO”).

Travel and Entertainment

Travel and entertainment for the year ended December 31, 2023 was $339,147, compared to $198,442 for the year ended December 31, 2022, an increase of $140,705. Travel and entertainment expenses are related primarily to costs incurred during the attendance of industry trade shows and conferences. The increase in the year ended December 31, 2023, compared to 2022 is due to the Company increasing its presence at trade shows and conferences to raise awareness of the Company, its products and to drive business development.

Investor Relations

Investor relations for the year ended December 31, 2023 was $91,009, compared to $74,003 for the year ended December 31, 2022. The increase in investor relations spending is consistent with the Company’s growth strategy, which includes promotion to current and potential investors.

Liquidity and Capital Resources

The accompanying consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and ultimately the attainment of profitable operations.

As of December 31, 2023 and 2022, the Company had a net working capital of $3,622,091 and $963,050, respectively, and has an accumulated deficit of $7,023,890 and $2,722,373, respectively. Furthermore, for the years ended December 31, 2023 and 2022, the Company incurred a net loss of $4,301,517 and $1,800,268, respectively and used $4,556,811 and $1,585,876, respectively of cash flows for operating activities. As of June 30, 2024, and December 31, 2023, the Company had a net working capital of $95,872 and $3,622,091, respectively, and has an accumulated deficit of $9,833,631 and $7,023,890, respectively. Furthermore, for the six months ended June 30, 2024, and 2023, the Company incurred a net loss of $2,809,741 and $2,360,554, respectively and used $3,104,757 and $1,654,262, respectively of cash flows for operating activities. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Our principal liquidity requirements are for working capital, capital expenditure, research and development and inventory production. We fund our liquidity requirements primarily through cash on hand, cash flows from operations, and the issuance of common and preferred stock. As of December 31, 2023, we had cash of $3,326,851, with $1,154,901 as of December 31, 2022. As of June 30, 2024, we had cash of $100,034, with $3,326,851 as of December 31, 2023. As of September 12, 2024, we had cash of $579,526.53.

On July 31, 2024, we entered into the Securities Purchase Agreement with the Selling Stockholders pursuant to which we sold, in a private placement, notes with an aggregate principal amount of $1,150,000 with an original issue discount of $150,000. As consideration for entering into the Securities Purchase Agreement, we issued a total of 1,299,999 shares of common stock of the Company to the Selling Stockholders on August 2, 2024. We obtained approximately $900,000 in net proceeds from this offering. The placement agent acted as the placement agent in that offering and received a fee of approximately $80,000.

These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The following table provides selected financial data as of June 30, 2024, and December 31, 2023, respectively.

	June 30, 2024	December 31, 2023	Change
Current assets	$2,031,096	$4,919,444	$(2,888,348)
Current liabilities	$1,935,224	$1,297,353	$637,871
Working capital	$95,872	$3,622,091	$(3,526,219)

The following table summarizes our cash flows from operating, investing and financing activities:

	Six Month Ended June 30, 2024	Six Month Ended June 30, 2023	Change
Cash used in operating activities	$(3,104,757)	$(1,654,262)	$(1,450,495)
Cash used in investing activities	$(121,480)	$(11,191)	$(110,289)
Cash provided by financing activities	$-	$1,111,089	$1,111,089

Cash Flow from Operating Activities

For the six months ended June 30, 2024, net cash flows used in operating activities was $3,104,757 compared to $1,654,262 used during the six months ended June 30, 2024, respectively, primarily due to net loss and timing of settlement of assets and liabilities.

Cash Flows from Investing Activities

During the six months ended June 30, 2024, and 2023, we used $121,480 and $11,191, respectively, in investing activities primarily related to the purchase of equipment for our lab space to be used on the production of inventory and research and development. In the six months ended June 30, 2024, the Company paid $112,320 for an intangible asset relating to the purchase of a license to produce stem cells.

Cash Flows from Financing Activities

During the six months ended June 30, 2024, we had cash flow provided by financing activities of $nil compared to cash flow provided by financing activities of $1,111,089 in the six months ended June 30, 2023. During the six months ended June 30, 2023, the Company raised $1,073,589 through the issuance of common stock and common stock purchase warrants, and another $37,500 upon the exercise of stock options in exchange for common stock.

The following table provides selected financial data as of December 31, 2023 and 2022, respectively.

	December 31, 2023	December 31, 2022	Change
Current assets	$4,919,444	$1,551,322	$3,368,122
Current liabilities	$1,297,353	$588,272	$709,081
Working capital	$3,622,091	$963,050	$2,659,041

The following table summarizes our cash flows from operating, investing and financing activities:

	Year Ended December 31, 2023	Year Ended December 31, 2022	Change
Cash used in operating activities	$(4,556,811)	$(1,585,876)	$(2,970,935)
Cash used in investing activities	$(11,191)	$(32,027)	$20,836
Cash provided by financing activities	$6,738,890	$2,362,259	$4,376,631

Cash Flow from Operating Activities

For the year ended December 31, 2023, net cash flows used in operating activities was $4,556,811 compared to $1,585,876 used during the year ended December 31, 2022, respectively, primarily due to net loss and timing of settlement of assets and liabilities.

Cash Flows from Investing Activities

During the years ended December 31, 2023 and 2022, we used $11,191 and $32,027, respectively, in investing activities primarily related to the purchase of equipment for our lab space to be used on the production of inventory and research and development. In 2022, net cash used in investing activities include proceeds of $3,500 generated on the sale of equipment.

Cash Flows from Financing Activities

During the year ended December 31, 2023, we had cash flow provided by financing activities of $6,738,890 compared to cash flow provided by financing activities of $2,362,259 in 2022, an increase of $4,376,631. During 2023, the Company raised $1,463,585 through the issuance of common stock and common stock purchase warrants, and another $37,500 upon the exercise of stock options in exchange for common stock. Additionally, the Company completed its IPO and issued 1,500,000 common shares, for gross proceeds of $6,000,000 ($5,237,806 net of share issuance cost). In 2022, the Company raised $183,970 through short term convertible notes that were converted into Series A preferred stock and common stock purchase warrants. The Company raised an additional $2,153,289, net of share issuance cost of $33,132, through its Series A preferred stock financing and another $25,000 upon the exercise of stock options in exchange for common shares.

Critical Accounting Policies and Significant Judgments and Estimates

This discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to revenue recognition, the collectability of receivables, valuation of inventory, fair value of derivative liabilities and stock options, useful lives and recoverability of long-lived assets, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying value of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the consolidated financial statements in the period they are determined.

The Company’s policy for property and equipment requires judgement in determining whether the present value of future expected economic benefits exceeds capitalized costs. The policy requires management to make certain estimates and assumptions about future economic benefits related to its operations. Estimates and assumptions may change if new information becomes available. If information becomes available suggesting that the recovery of capitalized cost is unlikely, the capitalized cost is written off/impaired to the consolidated statement of operations.

The assessment of whether the going concern assumption is appropriate requires management to take into account all available information about the future, which is at least, but not limited to, 12 months from the date the financial statements are issued. The Company is aware that material uncertainties related to events or conditions may cast substantial doubt upon the Company’s ability to continue as a going concern.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. Since ASU 2014-09 was issued, several additional ASUs have been issued to clarify various elements of the guidance. These standards provide guidance on recognizing revenue, including a five-step model to determine when revenue recognition is appropriate.

The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product to a customer. Revenue is measured based on the consideration the Company expects to receive in exchange for those products. In instances where financial acceptance of the product is specified by the customer, revenue is deferred until all acceptance criteria have been met. Revenues are recognized under ASC 606, “Revenue from Contracts with Customers,” in a manner that reasonably reflects the delivery of its products and services to customers in return for expected consideration.

The Company generates revenue through the sale of skincare products. Revenue from the sale of skincare products are recognized at the point in time when the Company considered revenue realized or realizable and earned, which is typically when all of the five following criteria are met: (1) the contract with the customer is identifiable (i.e. when a sales transaction has been entered into between the Company and the customer), (2) the performance obligation in the contract is identifiable (i.e. the customer has ordered a known quantity of product to be delivered), (3) the transaction price is determinable (i.e. the customer has agreed to the Company’s price for the products ordered), (4) the Company is able to allocate the transaction price to the performance obligations in the contract, and (5) the performance obligations have been satisfied, which is typically upon delivery of the product to the customer.

Transaction prices for performance obligations are explicitly outlined in relevant agreements; therefore, the Company does not believe that significant judgements are required with respect to the determination of the transaction price, including any variable consideration identified.

The Company is responsible for providing the products to customers. As a result, the Company is considered the Principal when providing products to customers. As the Company collects payment at the time of the customer order, its contracts do not have a significant financing component. Customers are entitled to replacement or full refund of any damaged or defective product, after the return of the damaged or defective product to the Company. There were no significant returns or refunds during the six months ended June 30, 2024, and 2023.

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. The functional currency of the Company’s Canadian subsidiary, Elevai Research Inc. (“Elevai Research”) is the Canadian dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets, liabilities, and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

The accounts of Eleva Research are translated to U.S. dollars using the current rate method. Accordingly, assets and liabilities are translated into U.S. dollars at the period-end exchange rate while revenues and expenses are translated at the average exchange rates during the period. Related exchange gains and losses are included in a separate component of stockholders’ equity as accumulated other comprehensive income (loss).

Inventory

Inventory consists of raw materials, work-in-progress and finished goods and are valued at the lower of cost or net realizable value. The Company’s manufacturing process involves the production of our proprietary stem cell-derived Elevai Exosomes™. Finished goods consists of a new generation of cosmetic topical products containing our proprietary stem cell-derived Elevai Exosomes™. Cost is determined using the weighted average cost formula. Net realizable value is determined on the basis of anticipated sales proceeds less the estimated selling expenses. Management compares the cost of inventories with the net realizable value and an allowance is made to write down inventories to net realizable value, if lower.

Stock-Based Compensation

Employees - The Company accounts for share-based compensation under the fair value method which requires all such compensation to employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the consolidated statement of operations over the requisite service period.

Nonemployees - During June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”) to simplify the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees. Under the requirements of ASU 2018-07, the Company accounts for share-based compensation to non-employees under the fair value method which requires all such compensation to be calculated based on the fair value at the measurement date (generally the grant date), and recognized in the statement of operations over the requisite service period.

During the six months ended June 30, 2024, and 2023, the Company recorded $10,484 and $185,068, respectively, in share-based compensation expense, of which $7,875 and $2,609, and $178,735 and $6,333, respectively is included in office and administration and research and development, respectively.

Determining the appropriate fair value model and the related assumptions requires judgment. During the six months ended June 30, 2024, and year ended December 31, 2023, the fair value of each option grant was estimated using a Black-Scholes option-pricing model.

The expected volatility represents the historical volatility of comparable publicly traded companies in similar industries, adjusted for variables such as stock price, market capitalization and life cycle. Due to limited historical data, the expected term for options granted is equal to the contractual life. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of stock options. The Company has not paid and does not anticipate paying cash dividends on its shares of common stock; therefore, the expected dividend yield is assumed to be zero.

Concentrations

Customers

For the six months ended June 30, 2024, the Company recorded 10% of its revenue from its largest customer. The Company’s largest customer, representing $120,000 of revenue, relates to sales to a distributor during the period. During the six months ended June 30, 2023, the Company recorded 16% of its revenue from its largest customer. The Company’s largest customer, representing $73,548 of revenue, relates to a distributor agreement.

As of June 30, 2024 and December 31, 2023, the Company had $49 in receivables due from these customers and $nil in customer deposits were received from its largest customer.

The Company expects its dependence on these major customers to decrease over time as it enters into additional distributor agreements and builds out its sales team.

Suppliers

During the six months ended June 30, 2024, and 2023, the Company had 3 key suppliers that represented approximately 66% and 3 key suppliers that represented approximately 65%, respectively, of the cost incurred in the purchase and production of inventory. The table below represents a breakdown of each supplier as a percentage of the cost incurred (Suppliers are shown from largest to smallest and does not necessarily represent the same suppliers period over period):

	Six Months Ended June 30, 2024	Six Months Ended June 30, 2024
Supplier 1	28%	33%
Supplier 2	26%	24%
Supplier 3	12%	8%
	66%	65%

The Company continually evaluates the performance of its suppliers and the availability of alternatives to substitute or supplement its inventory production supply chain. The Company believes that it would be able to overcome a breakdown in supply from one of its key suppliers within a reasonable amount of time given the availability of alternatives.

During the year end December 31, 2023 and 2022, the Company had 3 key suppliers that represented approximately 73% and 3 key suppliers that represented approximately 64%, respectively, of the cost incurred in the purchase and production of inventory. The table below represents a breakdown of each supplier as a percentage of the cost incurred (Suppliers are shown from largest to smallest and does not necessarily represent the same suppliers period over period):

	Year Ended December 31, 2023	Year ended December 31, 2022
Supplier 1	32%	39%
Supplier 2	29%	14%
Supplier 3	12%	11%
Total	73%	64%

The Company continually evaluates the performance of its suppliers and the availability of alternatives to substitute or supplement its inventory production supply chain. The Company believes that a breakdown in supply from one of its key suppliers would be overcome in a short amount of time given the availability of alternatives.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditure or capital resources that is material to investors.

JOBS Act

On April 5, 2012, the Jumpstart Our Business Startups Act (the “JOBS Act”) was signed into law. The JOBS Act contains provisions that, among other things, eases certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Future Related Party Transactions

Our Corporate Governance and Nominating Committee of our Board of Directors are required to approve all related party transactions. All related party transactions will be made or entered into on terms that are no less favorable to use than can be obtained from unaffiliated third parties.

Impact of Inflation

We do not believe the impact of inflation on our Company is material.

Inflation Risk

We are also exposed to inflation risk. Inflationary factors, such as increases in labor costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses.

Market Risk

Market risk is the risk of loss arising from adverse changes in market rates and prices. Our market risk exposure is generally limited to those risks that arise in the normal course of business, as we do not engage in speculative, non-operating transactions, nor do we utilize financial instruments or derivative instruments for trading purposes.

BUSINESS

Overview

Elevai Labs Inc. manages and operates a diverse portfolio of three wholly owned subsidiaries across the medical aesthetics and biopharmaceutical sectors:

●	Elevai Skincare Inc. specializes in developing and commercializing innovative skincare products, catering to both B2B and B2C markets in the US and internationally.

●	Elevai Biosciences Inc. is a biopharmaceutical company focusing on the development and acquisition of cutting-edge aesthetic medicines and therapeutic products. Our lead asset, EL-22, is leveraging a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. Please visit our website at www.elevaibio.com.

●	Elevai Research Inc., based in Canada, is currently dedicated to medical scientific research and development efforts, utilizing Canadian research grants and partnering with leading Canadian Universities to push the boundaries of innovation.

Elevai Labs Inc. is committed to expanding its portfolio by acquiring synergistic companies and biotech assets that align with our mission while also exploring strategic spin-off opportunities to support our growth and advance our cutting-edge initiatives.

Elevai Skincare Inc. is a physician-dispensed skincare company with a focus on modernizing aesthetic skincare. We conduct research and development to advance innovative and science-driven topical skincare that complements the medical aesthetics industry. Upon our founding in 2020, we initiated our research and development phase for our current product formulations. Since 2022, we have principally employed a business-to-business model in which we produce and commercialize a new generation of topical skincare products that contain our proprietary stem cell-derived Elevai Exosomes™ designed to enhance the appearance of skin. Elevai Skincare is now preparing to expand its marketing efforts and is pursuing a focused online e-commerce sales model into its sales approach. This includes diversifying marketing channels and implementing 360-degree marketing tactics to reach a broader audience. While these efforts are intended to broaden its customer reach, Elevai Skincare remains committed to maintaining the core relationships with medical aesthetic professionals and physicians that have been fundamental to the brand’s initial success. These physician customer relationships continue to be the cornerstone of Elevai Skincare’s brand identity and a key priority for the Company.

Our team bridges years of cutting-edge molecular biotechnology research with our company’s flexibility to fully scale pipeline products through our refined competencies in biochemical engineering and bioprocessing prowess. We believe this potent combination of know-how is not found elsewhere in the cosmetics brands utilized by the physician-dispensed skincare industry and these proficiencies validate our early-mover advantage. Although the relationship between biochemical engineering, and stem cell research in cosmetics is not widely understood, we have built a team with mastery in both disciplines. Because we strive to refine the advancement of those intersectant technologies, we are well situated in our ambition to develop and market next-generation products that can improve skin aesthetics while maintaining the ability to fully scale our operations at a level that we believe other companies of a similar size cannot.

Our exosome manufacturing process from source to skin is known as ‘Precision Regenerative Exosome Technology™’ or ‘PREx™’. PREx™ utilizes advanced proprietary stem cell processing technology as part of our cohesive production process involving carefully controlled stem cell culture to produce stem cell derived factors that are featured in our patented topical exosome products. Our proprietary PREx™ process yields exosome lots from any hUMSC supplier that provide the source for our specialty physician-dispensed skincare product lines. Our products are comprised of topical cosmetic solutions. These products are not drug products or considered regenerative medicine, nor have any of our products received FDA approval. Our cosmetic products are not intended to prevent, treat or cure diseases or medical conditions. Moreover, our cosmetic products are not intended to be injected or delivered intravenously. Instead, our exosome-infused skincare products are topically applied to the skin to aid in the reduction of the appearance of a range of the most common cosmetic skin conditions, including the appearance of skin firmness, oxidative stress, photodamage, hyperpigmentation, and texture of soft tissue deficits, such as reducing the appearance of fine lines and wrinkles. More specifically, our E-Series™ line is marketed as a post-procedure care cosmetic that is applied to the skin after a medical aesthetics procedure such as skin laser therapy, micro needling, rejuvenation peels and Botox injections. In addition, our technology enables us to efficiently produce cGMP grade mesenchymal stromal cells (hucMSCs) from human umbilical cords, which can be incorporated into Elevai Labs’ licensed topical cosmetic products. The adoption of this technology is expected to lower production costs and enhance product quality, supporting Elevai’s goal of vertical integration in manufacturing.

In addition to antiquated technology, we believe the current skincare market is dominated by confusing marketing claims, leaving skincare consumers with little more than subjective analyses or non-quantitative measures to assess a product before purchasing. In a recent skincare survey, 83% of over 1,000 women surveyed did not believe the marketing claims of the products they used, with over one-third reporting feeling that the product did not improve their skin at all.7 Unfortunately, the cosmetic skincare market in which we compete is riddled with vague, embellished marketing ploys that exaggerate the magnitude of product benefits. In response to this often-challenging marketplace, we founded Elevai with the intention of offering cosmetics products built on over fifteen years of innovative stem-cell biotechnology and scientific development by our Co-founders and Chief Executive Officer. With this goal in mind, we developed a proprietary commercialization process for producing and distributing non-invasive topical cosmetics products featuring our Elevai Exosomes™. Our aptitude in biochemical research and bioprocessing development coupled with a mission to provide scientifically backed skincare technology enables our high potential to become one of the early movers in the medical aesthetics cosmetics industry with international reach. We believe the potency and innovation of our product lines will be supported by our early-study data which will facilitate a shift in the physician-dispensed market towards the use of biotechnology to complement services provided within the medical aesthetics industry.

We seek to revolutionize the physician-dispensed cosmetics skincare market by providing unmet consumer needs to aid those individuals receiving services within the medical aesthetics industry through our innovative, but approachable skin-centric technology: our Elevai Exosomes™. We believe we will be able to show that our exosomes provide aesthetic benefits and in turn can improve the appearance of skin that is prone to temporary inflammation and damage normally experienced by individuals immediately after receiving cosmetic or medical aesthetic procedures in either a physicians’ office, medical spa or by a licensed aesthetician. Through our ongoing rigorous testing and data analysis, we believe our products have the potential to demonstrate that they complement and enhance commonly performed cosmetic procedures such as skin laser therapy, micro needling, rejuvenation peel, and Botox injections. We believe our products have properties that can reduce the appearance of post-inflammatory hyperpigmentation that typically follows cosmetic or medical aesthetics services, such as laser therapy, micro needling and other minor ablative procedures. We further believe that our products have the potential to be used in a number of applications and other procedures beyond their current use. For example, we are in the early stages of evaluating the adjunctive use of our exosomes in the promotion of healthy hair growth cycles and noticeable improvement to hair appearance, fullness, and thickness.

Our current cosmetic product formulations do not contain living cells, are patent pending and utilize our Elevai Exosomes™. Elevai Exosomes™ are nano-sized extracellular vesicles packed with growth factors that we believe support skin health, including cytokines, peptides and other small molecules involved in the body’s natural healing. Elevai Exosomes™ are the powerhouse ingredient in all current Elevai products that we believe mimics the elegant repair process of the body alongside carefully selected high-quality active ingredients, such as hyaluronic acid and ceramides, to help maintain skin health for any skin type. While our products contain no living cells, they leverage the novel use of ethically sourced and thoroughly tested, human umbilical mesenchymal stem cells (“hUMSC”) that we culture under proprietary in vitro lab conditions and secrete Elevai Exosomes™ from.

[7]	https://www.professionalbeauty.com.au/beauty/most-oz-women-dont-believe-skincare-claims/.

Elevai Exosomes™ are produced from hUMSCs that are derived under current Good Manufacturing Practices (“cGMP”) conditions. Our hUMSCs are rigorously tested from consenting, and carefully selected donors. These hUMSCs then undergo cell expansion in vitro under proprietary conditions in our state-of-the-art laboratory operated under cGMP compliance. We specifically isolate hUMSCs from the Wharton’s Jelly portion of umbilical cords because these stem cells’ conditioned media (“CM”) or stem cells’ secretome is capable of resulting in exosomes with a protein profile that uniquely mimics the profile of proteins that these very young cells produce naturally when supporting the body’s healing and repair process. CM is a collective term for the paracrine soluble factors (a form of cellular communication in which a cell produces to signal to induce changes in nearby cells) produced by stem cells and utilized for intercellular communication. The CM of the hUMSCs we source is made up of growth factors, exosomes, lipids, microvesicles, and nutrients. Our hUMSCs are purified through our proprietary method, resulting in Elevai Exosomes™. Every product we develop originates with a deep understanding of the skin, what healthy skin needs to look healthy, and how our next-generation, stem-cell exosome technology can help maintain the appearance of healthy skin. We specifically designed our Elevai Exosomes™ to be bottled in stable solutions so they can be topically applied.

hUMSCs, when cultured under the right conditions, produce nano-vesicles (~30-150nm) called exosomes, or extracellular vesicles. Biologically, exosomes are roughly spherical and made up of a lipid bilayer produced by the cell they originate from. This lipid bilayer forms a protective “shell” or outer casing, and within the “shell” exists the exosome payload containing molecules deposited there by the cell that generated the exosome. While exosomes are generated using some of the origin cell’s own cellular material, the exosomes do not contain cells, nor are they explicitly cellular material. Instead, exosomes represent a powerful, nano-sized, natural delivery mechanism for protecting important biological factors and this enables them to be directed to where they are needed most. The use of exosomes has been found to penetrate the skin better, absorb more easily, and protect the active ingredients fused into our products, including stem cell derived proteins, peptides, and growth factors.9

Elevai Exosomes™ are produced in-house through our proprietary manufacturing process, called Precision Regenerative Exosome Technology™ or PREx™ Our PREx™ technology is based on over 15 years of stem-cell research, bioprocessing, pharmaceutical- and biotech-product development by CEO and chief scientist Dr. Jordan R. Plews, PhD. Through PREx™, we have produced exosomes that have been developed into topical serums and creams which we believe aesthetically enhance the skin with a more youthful appearance.

To maintain quality control over our Elevai Exosomes™ commercialization and manufacturing process, we only purchase hUMSCs that are derived and banked by a cGMP-compliant third-party manufacturer. We similarly produce our final products in an FDA-inspected, cGMP compliant facility. The hUMSCs are shipped to our laboratory where we similarly operate our lab under strict good laboratory practice (“GLP”) protocols to produce the highest quality of exosomes for our products. Not only are all our ingredients and products subject to multiple quality control tests before bottling, but each lot is also tested, and batch numbered to enhance safety and traceability. Since every stem cell line is carefully derived and closely monitored throughout the process by highly trained personnel, only the highest quality stem cells are used to generate Elevai Exosomes™. If cells show any deviation in morphology or vitality, or any signs of contamination, the cell lines and exosomes from those cells are discarded. Currently, we are reliant on suppliers and manufacturers for both our raw materials and formulations and packaging of our final products, however we may build up additional manufacturing capabilities to become more vertically integrated. To this end, we are currently exploring the possibility of acquiring products, technologies, or companies to assist in our integrative goals.

We believe that we are at the fore of the biotech aesthetic revolution by innovating new cosmetic products at a level of biotech and aesthetics cosmetics research rarely observed in over-the-counter or physician-dispensed cosmetics skincare market. Our proprietary flagship Elevai E-Series™ products include Empower™ and Enfinity™ which are sold exclusively through our business-to-business model channel and via our distribution agreements channel. These products complement those individuals receiving services within the medical aesthetics industry who are in need of cosmetics to improve the appearance of skin in addition to receiving aesthetics treatments. Empower™ was developed to provide immediate post-treatment skin support and Enfinity™ for ongoing daily aftercare. Both products contain our proprietary Elevai Exosomes™.

[8]	Banerjee R. Overcoming the stratum corneum barrier: a nano approach. Drug Deliv Transl Res. 2013 Jun;3(3):205-8. Doi: 10.1007/s13346-013-0149-8. PMID: 25788129.

Separately, regenerative medicines, including those that may contain exosomes usually refers to the use of a cell or a gene therapy to actually repair or replace damaged cells, tissues, or organs as opposed to enhancing the appearance of skin through cosmetics. When these regenerative medicines are advertised to repair, or replace damaged cells, or tissues while treating diseases and conditions in humans, they may be regulated as drugs and biological products under the Federal Food Drug and Cosmetic Act (“FD&C Act”). The FDA regulates the interstate manufacture and distribution of certain biological products, and drugs derived from human cells, tissues and cellular and tissue-based products or “HCT/Ps” under the Public Health Service Act (the “PHSA”). Moreover, to lawfully market a drug that is also a biological product, a biologics license must be in effect under the PHSA. As of the date of this prospectus, we are not aware of any FDA approved exosome biological products or drugs for any use. Our products are not considered a regenerative medicine intended to be used to treat any disease or condition. As a result, we do not believe our products qualify as HCT/Ps as it relates to their intended use as defined by the FDA, we expect they will remain cosmetic products. See “Regulations” for more information.

At this time, our topical products are sold nationally under a business-to-business (“B2B”) model and through various sales channels, including our website at www.elevaiskincare.com, which website is not incorporated by reference or made a part hereof. Separately, we have established licensing and manufacturing agreements with third-party distributors to sell our products internationally in, Kuwait, the Philippines, Vietnam, Serbia/Western Balkans, India and Taiwan. As of the date of this prospectus, except for product sales made by our Canadian and Vietnamese distributors, our distributors have not made any sales under any of our exclusive distribution agreements and we have made no direct international sales. We have suspended sales in Canada. See the Risk Factor titled “We have suspended sales in Canada beginning in March 2024 after receiving correspondence from Health Canada indicating that our products are not compliant with applicable Canadian laws and regulations, and no assurances can be made that we will be able to resolve this issue with Health Canada and re-commence sales there, or that similar or related issues will not arise in other jurisdictions, any of which would materially harm our business and operating results” on page 29. Our products are primarily sold to medical practices overseen by licensed medical professionals through licensing agreements in which those select outlets are required to provide proof of licensure and sign a reseller’s agreement. These arrangements protect our brand and are designed to ensure that our products remain positioned as professional luxury cosmetics products that are only sold via partners with sufficient training and know-how to properly highlight the unique benefits that our topical products offer. We trust these licensed professionals know when the topical application of our products is most beneficial to any affected region of the skin following an in-office medical aesthetic treatment to aid and hasten the recovery process and to ameliorate the effects of inflammation. In turn, licensed skincare professionals value their relationship with us, as it also protects them from unscrupulous non-professional skincare resellers and online outlets that would simply undercut on price and endanger their repeat business. We believe that physicians and their trained staff are the best source of trustworthy skincare information. Their deep understanding of the science, chemistry and structure of skin gives them clinical insight to select the most effective cosmetics products for their clients such as our cosmetics products.

In addition to providing client-based physician practices, medical spas and licensed aestheticians with product, we offer complimentary educational programs and webinars, and make appearances at medical aesthetic conferences to showcase our cosmetics products and latest research. From time to time, our free informational sessions educate physicians on the variety of benefits carrying our cosmetics products will have on their practices and patients, and under what circumstances it may be advantageous for physicians to implement use of our cosmetics products. We also host patient-driven events to help our physicians connect with those patients seeking to utilize our cosmetics products which helps to grow their practices. Often, we will also provide useful information and in-office literature on our cosmetics products for those patients who may be interested in our products during a regular visit. Moreover, to further expand our product reach we have entered into a white-label supply contract and other regional and international supply contracts with select sales distribution channel partners that distribute our Elevai branded products internationally or incorporate our proprietary Elevai Exosomes™ into their own new product lines to reach customers globally.

As our product lines become more pervasive, we anticipate working with additional distribution channel partners that will fuse our Elevai Exosomes™ into diverse product offerings and increase our overall share of the cosmetics market.

[9]	Liu, Shi-Jie et al. “Umbilical Cord Mesenchymal Stem Cell-Derived Exosomes Ameliorate HaCaT Cell Photo-Aging.” Rejuvenation research vol. 24,4 (2021): 283-293. Doi:10.1089/rej.2020.2313.

Elevai Biosciences Inc.

Elevai Biosciences Inc., an Elevai Labs company, is a biopharmaceutical company focusing on the development and acquisition of cutting-edge aesthetic medicines and therapeutic products. Currently, more than 40% of adults in the United States live with obesity — a figure predicted to rise to approximately 50% by 2030. Obesity is a leading risk factor for the development of serious health conditions, including Type 2 diabetes and heart failure. Goldman Sachs predicts that this epidemic will create a $100 billion market for anti-obesity players.

Our lead asset, EL-22, is leveraging a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. EL-22 has completed a Phase 1 clinical trial in South Korea, demonstrating it was generally well tolerated and safe in healthy volunteers. No subjects dropped out due to adverse events and no statistically significant difference was found between the intervention groups in the incidence of treatment emergent adverse events. Elevai intends to evaluate EL-22 for efficacy and safety in combination with popular weight-loss therapeutics currently on the market, with the goal of decreasing fat mass while preventing the muscle wasting that commonly occurs with weight-loss drugs. We are working towards filing an IND with the FDA to test EL-22 in human subjects. Our second asset, EL-32, is a preclinical engineered probiotic expressing dual myostatin & activin-A and also being positioned for the muscle preservation space as a combination to weight loss treatments, including GLP-1 receptor agonists. In a preclinical healthy mouse model, EL-32 demonstrated a statistically significant increase in Activin-A and myostatin antibodies, confirming the efficacy using the ELISA test.

Elevai Research Inc.

Elevai Research Inc., an Elevai Labs company is a Canadian company focused on research and development activities in Canada utilizing available grants.

On April 26, 2023, Elevai announced its stem cell exosome research partnership with Dr. Stanislav Sokolenko’s Lab at Dalhousie University and a non-repayable Grant from the Mitacs Accelerate Grants Program (“Mitacs”). Mitacs is an organization that funds projects intended to grow research and development initiatives between industry and institutions.

ELV3000 is a two-year research collaboration between Dr. Sokolenko’s Lab and ELEVAI LABS. The primary aim of this research project is to establish novel techniques for characterizing the bioactive ’payload’ of ELEVAI LABS’ exosomes and provide ELEVAI with a greater understanding of how specific exosome contents may be attributable to positive skincare outcomes.

The secondary goal of the project is to further optimize the ELEVAI Exosome™ production process which may improve product efficacy through exerting greater control over exosome payloads subject to obtaining sufficient funds to pursue these efforts. The ELEVAI E-Series™ is currently the first-to-market patented topical exosome product series intentionally developed to support skin before and after energy-based procedures to optimize aesthetic outcomes and elevate the patient experience. The resulting process improvements are expected to result in new and improved products designed to markedly improve the appearance of the skin, scalp, and hair.

Initial research from this collaboration has shown the potential of our proprietary Precision Regenerative Exosome Technology™ (PREx) in skin health, skin remodeling and wound healing in a pre-clinical study done in partnership with Dalhousie University. The research was done in tandem with Stanislav Sokolenko’s lab focusing on cell culture and chemical processes to further understand the protein dynamics of our stem cell exosomes.

Elevai exosomes were found to contain over 800 proteins, these proteins were identified to be involved in skin longevity, many of which are associated with wound healing, immunomodulation, and remodeling of the skin's extracellular matrix. Elevai exosomes, made using Elevai's PREx platform, represent a distinct profile of exosomes with more proteins detected as compared to exosomes from other mesenchymal stem cells sourced from older donors, implying that Elevai’s age-zero exosomes may provide distinct advantages over exosomes sourced from older cells or other sources of cells.

Elevai and partner Dalhousie University are in the process of planning additional experiments that will expand the existing scope protein research, dig deeper into the key factors contained in Elevai exosomes, and be the basis of creation of synthetic exosomes, enabling the Elevai PREx protein profile to be used in broader applications, including potentially medicinal indications such as wound healing and chronic wounds, and potentially create a safe and reproducible source of encapsulated proteins that can mimic the benefits of Elevai’s cell derived exosomes. Studies are ongoing and the Company intends to update the public over news releases as progress develops and pre-clinical data becomes available.

Corporate History and Structure

Elevai has three wholly owned subsidiaries, Elevai Research Inc. (FKA Reactive Medical Inc.), Elevai Biosciences, Inc. and Elevai Skincare, Inc.

Reactive Medical Labs Inc. (referred to herein as “Reactive Labs”) was incorporated in Delaware on June 9, 2020. On December 3, 2021, Reactive Labs changed its name to Elevai Labs, Inc. (referred to herein as “Elevai”). Reactive Medical Inc. (referred to herein as “Reactive”) was incorporated in British Columbia, Canada on February 5, 2018. On September 7, 2022, Reactive changed its name to Elevai Research Inc. Elevai Research Inc. is a wholly owned subsidiary of Elevai.

In June 2021, we entered into a stock transfer agreement with Reactive, whereby we purchased substantially all of the assets and liabilities of Reactive. Under the stock transfer agreement, we acquired 100% of the issued and outstanding common shares of Reactive. Immediately before the stock transfer agreement BWL Investments Ltd., a British Columbia Canada corporation owned 100% of the issued and outstanding common shares of Reactive. In consideration of 100% of the issued and outstanding common shares of Reactive we issued 100 shares of our common stock to BWL Investments Ltd. Upon completion of the stock transfer agreement, Reactive became our wholly owned subsidiary. In September 2022, Reactive changed its name to Elevai Research Inc.

Redomestication

Our Board and a majority of our stockholders have approved the redomestication of the Company from Delaware to Nevada. The Redomestication will be effected through a merger of our existing Delaware corporation with and into a newly formed Nevada corporation. The merger is expected to be completed upon the filing of the necessary documents with the Secretaries of State of Delaware and Nevada. As of the date of this prospectus, the effective date of the Redomestication has not yet been determined.

The following discussion summarizes certain aspects of the Redomestication which if and when effected will be completed pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) to be entered into between one of our wholly owned subsidiaries and our existing Delaware corporation. This summary is not intended to be complete and is subject to, and qualified in its entirety by, reference to the Merger Agreement, the Articles of Incorporation of and the Bylaws of the resulting Nevada corporation. Our directors and majority shareholders have already approved the forms of Merger Agreement, Nevada Articles and Nevada Bylaws and the directors approved the name change from “Elevai Labs Inc.” to “PMGC Holdings Inc.” to be effected in connection with the Redomestication. In this discussion of the Redomestication, the terms, “we,” the “Company” or “Elevai Labs Inc.” refer to the existing Delaware corporation and the term “PMGC Holdings Inc.” refers to the new Nevada corporation, which will be the successor to the Company.

Principal Reasons for the Redomestication

The principal reason for Redomestication from Delaware to Nevada is to eliminate our obligation to pay the annual Delaware franchise tax that will result in significant savings to us in the future. Under Nevada law, there is no obligation to pay annual franchise taxes and there are no capital stock taxes or inventory taxes. In addition, under Nevada law, there are minimal reporting and corporate disclosure requirements and the identity of the corporate shareholders is not a part of the public record. Otherwise, the general corporation laws of the States of Delaware and Nevada are quite similar as both states have liberal incorporation laws and favorable tax policies. As detailed below under “The Rights of the Shareholders Will be Governed by Nevada Law instead of Delaware Law,” there are differences in Delaware law and Nevada law that may affect the rights of shareholders. However, in the formation of PMGC Holdings Inc., we will endeavor to make no substantive changes in the provisions and terms of the Nevada Articles and Nevada Bylaws from the provisions and terms of Elevai Labs Inc.’s Third Amended and Restated Certificate of Incorporation (“Delaware Certificate”) and Bylaws (“Delaware Bylaws”).

The Redomestication is not being effected to prevent a change in control, nor is it in response to any present attempt known to our Board to acquire control of the Company or obtain representation on our Board. Nevertheless, certain effects of the proposed Redomestication may be considered to have anti-takeover implications simply by virtue of being subject to Nevada law. For example, in responding to an unsolicited bidder, the Nevada Revised Statutes authorizes directors to consider not only the interests of stockholders, but also the interests of employees, suppliers, creditors, customers, the economy of the state and nation, the interests of the community and society in general, and the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. For a discussion of these and other differences between the laws of Delaware and Nevada, see “Significant Differences Between Delaware and Nevada Law” below.

Possible Disadvantages of Redomestication

Delaware has historically been the state in which a majority of public companies incorporate. A potential disadvantage of re-domesticating from Delaware to Nevada is that Delaware for many years has followed a policy of encouraging incorporation in that State and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that Delaware periodically updates and revises to meet changing business needs. Because of Delaware’s prominence as a state of incorporation for many large corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. Because Nevada case law concerning the effects of its statutes and regulations is more limited, the Company and its stockholders may experience less predictability with respect to legality of corporate affairs and transactions and stockholders’ rights to challenge them.

However, it appears that Nevada is emulating, and in certain cases surpassing, Delaware in creating a corporation-friendly environment.

We will endeavor to adapt as closely as possible the Nevada incorporation and bylaws documents to the existing Delaware documents.

Principal Features of the Redomestication

The Redomestication will be effected by the merger (the “Merger”) of Elevai Labs Inc. with and into PMGC Holdings Inc., a wholly owned subsidiary of Elevai Labs Inc. that will be incorporated under Nevada law for the purposes of the Merger. PMGC Holdings Inc. will be the surviving corporation in the Merger and will continue under the name “PMGC Holdings Inc.” Elevai Labs Inc. will cease to exist as a result of the Merger.

The Merger will not become effective until the Merger Agreement or an appropriate certificate of merger is filed with the Secretary of State of the State of Nevada and the Secretary of State of the State of Delaware.

At the effective time of the Merger, the Nevada Articles, the Nevada Bylaws and Nevada law will govern our corporation’s operations and activities. However, there are no substantial differences in the Nevada Articles and Nevada Bylaws from the Delaware Certificate and Delaware Bylaws.

Upon completion of the Merger, each outstanding share of Common Stock will be converted into one share of common stock, $0.0001 par value per share, of PMGC Holdings Inc. As a result, the existing shareholders of Elevai Labs Inc. will automatically become shareholders of PMGC Holdings Inc. (Nevada), Elevai Labs Inc. will cease to exist and PMGC Holdings Inc. will continue to operate our business under the name “PMGC Holdings Inc.” Elevai Labs Inc. stock certificates will be deemed to represent the same number of PMGC Holdings Inc. shares as were represented by such Elevai Labs Inc. stock certificates prior to the Redomestication.

You will not have to take any action to exchange your stock certificates as a result of the Merger. The current certificates representing shares of the Company’s common stock will automatically represent an equal number of shares of PMGC Holdings Inc.’s common stock following the Redomestication.

Upon completion of the Redomestication, the authorized capital stock of PMGC Holdings Inc. will consist of 300,000,000 shares of common stock, $0.0001 par value, and 75,000,000 shares of preferred stock, $0.0001 par value, which is identical to the authorized capital stock of Elevai Labs Inc.

The Redomestication will not result in any change to our daily business operations or the present location of our principal executive offices in Newport Beach, California. The financial condition and results of operations of PMGC Holdings Inc. immediately after the consummation of the Redomestication will be identical to that of Elevai Labs Inc. immediately prior to the consummation of the Redomestication. In addition, at the effective time of the Merger, the directors of PMGC Holdings Inc. will be Braeden Lichti, Graydon Bensler, Jeffrey Parry, Juliana Daley, George Kovalyov and Jordan Plews. Currently, Graydon Bensler serves as our Chief Executive Officer and Chief Financial Officer and he will serve in the same capacities for PMGC Holdings Inc. Our directors and majority shareholders have already approved the forms of Merger Agreement, Nevada Articles and Nevada Bylaws.

Differences between Delaware and Nevada Law

The rights of the Company’s stockholders are currently governed by Delaware law and the Delaware Certificate and Delaware Bylaws. The Merger Agreement provides that, at the effective time of the Merger, the separate corporate existence of the Company will cease and the former stockholders of the Company will become stockholders of PMGC Holdings Inc. Accordingly, after the effective time of the Merger, your rights as a stockholder will be governed by Nevada law and the articles of incorporation and the bylaws of PMGC Holdings Inc. The statutory corporate laws of the State of Nevada, as governed by the Nevada Revised Statutes, are similar in many respects to those of Delaware, as governed by the Delaware General Corporation Law. However, there are certain differences that may affect your rights as a stockholder, as well as the corporate governance of the corporation. The following are summaries of material differences between the current rights of stockholders of the Company and the rights of stockholders of PMGC Holdings Inc. following the merger.

The following discussion is a summary. It does not give you a complete description of the differences that may affect you. In this section, we use the term “charter” to describe either the certificate of incorporation under Delaware law or the Articles of Incorporation under Nevada law.

General

As discussed above under “Potential Disadvantages of the Redomestication,” Delaware for many years has followed a policy of encouraging incorporation in that State and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that Delaware periodically updates and revises to meet changing business needs. Because of Delaware’s prominence as a state of incorporation for many large corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. Because Nevada case law concerning the governing and effects of its statutes and regulations is more limited, the Company and its stockholders may experience less predictability with respect to legality of corporate affairs and transactions and stockholders’ rights to challenge them.

Removal of Directors

Under Delaware law, directors of a corporation without a classified board may be removed with or without cause by the holders of a majority of shares then entitled to vote in an election of directors. Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. Nevada does not distinguish between removal of directors with or without cause.

Limitation on Personal Liability of Directors

Under Nevada law it is not necessary to adopt provisions in the articles of incorporation limiting personal liability as this limitation is provided by statute. A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit.

While Nevada law has a similar provision permitting the adoption of provisions in the articles of incorporation limiting personal liability, the Nevada provision differs in three respects. First, the Nevada provision applies to both directors and officers. Second, while the Delaware provision excepts from the limitation on liability a breach of the duty of loyalty, the Nevada counterpart does not contain this exception. Third, Nevada law expressly excludes directors and officers from liabilities owed to creditors of the corporation. Thus, the Nevada provision expressly permits a corporation to limit the liability not only of directors, but also of officers, and permits limitation of liability arising from a breach of the duty of loyalty and from obligations to the corporation’s creditors.

Indemnification of Officers and Directors and Advancement of Expenses

Although Delaware and Nevada law have substantially similar provisions regarding indemnification by a corporation of its officers, directors, employees and agents, Delaware and Nevada law differ in their provisions for advancement of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding. Delaware law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation. A Delaware corporation has the discretion to decide whether or not to advance expenses, unless its certificate of incorporation or bylaws provide for mandatory advancement. Under Nevada law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation.

Action by Written Consent of Directors

Both Delaware and Nevada law provide that, unless the articles or certificate of incorporation or the bylaws provide otherwise, any action required or permitted to be taken at a meeting of the directors or a committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent to the action in writing.

Actions by Written Consent of Stockholders

Both Delaware and Nevada law provide that, unless the articles or certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote consent to the action in writing. Delaware law requires a corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing. Nevada law does not require notice to the stockholders of action taken by less than all of the stockholders.

Dividends

Delaware law is more restrictive than Nevada law with respect to when dividends may be paid. Under Delaware law, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, Delaware law provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

Nevada law provides that no distribution (including dividends on, or redemption or repurchase of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders.

Restrictions on Business Combinations

Both Delaware and Nevada law contain provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder. Under Delaware law, a corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders, is not permitted to engage in a business combination with any interested stockholder for a three-year period following the time the stockholder became an interested stockholder, unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by the holders of at least two-thirds of the corporation’s outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Delaware law defines “interested stockholder” generally as a person who owns 15% or more of the outstanding shares of a corporation’s voting stock.

Nevada law regulates business combinations more stringently. Nevada law defines an interested stockholder as a beneficial owner (directly or indirectly) of 10% or more of the voting power of the outstanding shares of the corporation. In addition, combinations with an interested stockholder remain prohibited for three years after the person became an interested stockholder unless (i) the transaction is approved by the board of directors or the holders of a majority of the outstanding shares not beneficially owned by the interested party, or (ii) the interested stockholder satisfies certain fair value requirements. As in Delaware, a Nevada corporation may opt out of the statute with appropriate provisions in its articles of incorporation.

Special Meetings of the Stockholders

Delaware law permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholders meeting. Nevada law permits special meetings of stockholders to be called by the entire board of directors, any two directors, or the President, unless the articles of incorporation or bylaws provide otherwise.

Annual Meetings Pursuant to Petition of Stockholders

Delaware law provides that a director or a stockholder of a corporation may apply to the Court of Chancery of the State of Delaware if the corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors instead of an annual meeting for a period of 30 days after the date designated for the annual meeting or, if there is no date designated, within 13 months after the last annual meeting. Nevada law is more restrictive. Under Nevada law, stockholders having not less than 15% of the voting interest may petition the district court to order a meeting for the election of directors if a corporation fails to call a meeting for that purpose within 18 months after the last meeting at which directors were elected. The Redomestication may make it more difficult for our stockholders to require that an annual meeting be held without the consent of the board of directors.

Adjournment of Stockholder Meetings

Under Delaware law, if a meeting of stockholders is adjourned due to lack of a quorum and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. Under Nevada law, a corporation is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting or the meeting date is adjourned to a date more than 60 days later than the date set for the original meeting, in which case a new record date must be fixed and notice given.

Duration of Proxies

Under Delaware law, a proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period. Under Nevada law, a proxy is effective only for a period of six months, unless it is coupled with an interest or unless otherwise provided in the proxy, which duration may not exceed seven years. Nevada law also provides for irrevocable proxies, without limitation on duration, in limited circumstances.

Stockholder Vote for Mergers and Other Corporate Reorganizations

Delaware law requires authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. A Nevada corporation may provide in its articles of incorporation that the corporation may sell, lease or exchange all or substantially all of its assets upon approval by the board of directors without the requirement of stockholder approval. Currently, no such provision is contemplated to be contained in the articles of incorporation of PMGC Holdings Inc. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the plan of merger does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. Nevada law does not require a stockholder vote of the surviving corporation in a merger under substantially similar circumstances.

Increasing or Decreasing Authorized Shares

Nevada law allows the board of directors of a corporation, unless restricted by the articles of incorporation, to increase or decrease the number of authorized shares in the class or series of the corporation’s shares and correspondingly effect a forward or reverse split of any such class or series of the corporation’s shares without a vote of the stockholders, so long as the action taken does not change or alter any right or preference of a stockholder and does not include any provision or provisions pursuant to which only money will be paid or scrip issued to stockholders who hold 10% or more of the outstanding shares of the affected class and series, and who would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all of their outstanding shares. Delaware law allows the board of directors of a corporation, unless restricted by the certificate of incorporation, to increase or decrease the number of authorized shares in the class or series of the corporation’s shares and correspondingly effect a forward split of any such class or series of the corporation’s shares without a vote of the stockholders, provided that the corporation has only one class of outstanding stock and that class is not divided into series.

Stockholder Inspection Rights

Under Delaware law, any stockholder or beneficial owner of shares may, upon written demand under oath stating the proper purpose thereof, either in person or by attorney, inspect and make copies and extracts from a corporation’s stock ledger, list of stockholders and its other books and records for any proper purpose. Under Nevada law, certain stockholders have the right to inspect the books of account and records of a corporation for any proper purpose. The right to inspect the books of account and all financial records of a corporation, to make copies of records and to conduct an audit of such records is granted only to a stockholder who owns at least 15% of the issued and outstanding shares of a corporation, or who has been authorized in writing by the holders of at least 15% of such shares. A Nevada corporation may require a stockholder to furnish the corporation with an affidavit that such inspection is for a proper purpose related to his or her interest as a stockholder of the corporation.

Furthermore, Nevada law and Delaware law are quite similar with respect to the governing of corporate actions and shareholders’ rights. Under Nevada Law, a director may be removed by a 2/3 vote of the shareholders. Previously, under Delaware Law a vote by only a majority of the shareholders is required to remove a director. The majority of the directors present at a meeting of the board may fill vacancies in the board under Nevada Law even if no quorum is present.

Nevada Law permits greater latitude in indemnifying officers and directors and the ability to shield the officers and directors for liabilities. However, the Nevada Articles and Nevada Bylaws provide the same indemnification and liability protections as the current Delaware documents.

Termination, Abandonment or Amendment of the Merger Agreement

We anticipate that the Redomestication will become effective at the earliest practicable date. However, the Merger Agreement will provide that at any time before the effective date, the Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the board of directors of either Elevai Labs Inc. or PMGC Holdings Inc. or both, notwithstanding the approval of the Merger Agreement by the holders of a majority of the votes of Elevai Labs Inc. entitled to be cast or by the sole stockholder of PMGC Holdings Inc., or by both. The boards of directors of Elevai Labs Inc. and PMGC Holdings Inc. may amend the Merger Agreement at any time prior to the filing of the Merger Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Nevada, provided that an amendment made subsequent to the adoption of the Merger Agreement by the stockholders of either corporation shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such corporation, (ii) alter or change any term of the Nevada Articles to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the holders of any class of shares or series of capital stock of either corporation.

Federal Income Tax Consequences of the Redomestication

The Company intends the Redomestication to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended. Assuming the Redomestication qualifies as a tax-free reorganization, the holders of the Company’s common stock will not recognize any gain or loss under the federal tax laws as a result of the occurrence of the Redomestication, and neither will the Company or Elevai Labs Inc. Each stockholder will have the same basis in PMGC Holdings Inc. common stock received as a result of the Redomestication as that holder has in the corresponding common stock of the Company held at the time the Redomestication occurs. Each holder’s holding period in PMGC Holdings Inc.’s common stock received as a result of the Redomestication will include the period during which such holder held the corresponding common stock of the Company at the time the Redomestication occurs, provided the latter was held by such holder as a capital asset at the time of consummation of the Redomestication.

This discussion only discusses U.S. federal income tax consequences and has done so only for general information. It does not address all of the federal income tax consequences that may be relevant to particular stockholders based upon individual circumstances or to stockholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign holders or holders who acquired their shares as compensation, whether through employee stock options or otherwise. This discussion does not address the tax consequences under state, local or foreign laws.

This discussion is based on the Internal Revenue Code, laws, regulations, rulings and decisions as of the date of this prospectus, all of which are subject to differing interpretations and change, possibly with retroactive effect. The Company has neither requested nor received a tax opinion from legal counsel or rulings from the Internal Revenue Service regarding the consequences of the Redomestication. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences discussed above.

You should consult your own tax advisor to determine the particular tax consequences to you of the Redomestication, including the applicability and effect of federal, state, local, foreign and other tax laws.

Accounting Consequences

We do not anticipate that any significant accounting consequences would arise as a result of the Redomestication.

Dissenters’ Rights of Appraisal

We are a Delaware corporation and are governed by the DGCL. Holders of our Common Stock do not have appraisal or dissenter’s rights under the DGCL in connection with the Redomestication or the filing of the certificate of merger as approved by Board of Directors and the stockholders of the Company.

Market, Industry and Other Research-Based Data

Our Market and Industry

We currently distribute our cosmetics products through two distinct channels, including a business-to-business sales channel where we sell our products directly within the United States and through our distribution sales channel where we sell our products directly to distributors with international or regional reach under exclusive and non-exclusive territorial agreements. We have employed a combination of both distribution channels via distribution agreements and directed business-to-business channels to optimize our sales reach and strategy.

We specifically place our products with physicians’ offices and medically directed businesses through our business-to-business model channel via our online sales portal, and our trained direct sales force comprised of employed, and independently contracted aesthetic account managers. Consumers are increasingly looking to their physicians for advice on cosmetic product selection because they are overwhelmed by the marketing hype that often creates unrealistic expectations and some degree of consumer confusion. Gradually, we believe consumers are also looking for individualized skin care regimens and want to know from their physicians, what works and what does not. In addition to the business-to-business sales channels, we indirectly distribute our products within the physician-dispensed cosmetics skincare market through both exclusive and non-exclusive distribution agreements.

The term ‘physician-dispensed’ refers to a sales channel where cosmetics products are exclusively sold in physician clinics or medically directed businesses by licensed medical professionals or that have a medical professional on staff. We include medical spas under this category such as standalone, or hospitality-affiliated clinics focused on cosmetic treatments such as injections, micro needling, and some plastic surgery services. Cosmetic products like ours are only available through a medically-directed business and are geared towards nourishing, protecting and supporting healthy looking skin.

Such cosmetic products are highly sought after by consumers making them one of the fastest growing segments of the personal care market.10 Consumers turn to cosmetics to enhance the appearance of dull or aging skin and to brighten the skin by lessening the appearance of a myriad of aesthetics concerns such as unwanted pigmentation, acne, melasma and rosacea. They view these products as alternatives to medications and often try cosmetics products before seeking medicinal solutions. Physicians also value well designed, topical skincare products formulated and manufactured with our biotechnology for their complementary aesthetic effects in conjunction with medications to improve skin appearance and to enhance the benefits of in-office procedures. Most of our product sales are within the physician-dispensed market through business-to-business channels, chiefly to dermatologists, plastic surgeons, and other physicians who are focused on medical aesthetics and therapeutic skincare, including some physicians practicing in medical esthetician practices. Our products complement those medical aesthetics services provided in these professional settings.

[10]	U.S. Beauty & Personal Care 2023-2026 | Statista.

Our business-to-business sales channel within the physician-dispensed cosmetics skincare market utilizes both online sales, and our trained direct sales force comprised of employed, and independently contracted aesthetic account managers. This business-to-business sales channel is distinct from our leverage of non-exclusive distribution agreements third-party distributors or resellers, who in turn sell our products to end customers. Under distribution agreements our relationship between the seller and the buyer is more indirect, because our distributors serve as intermediaries, however we believe scaling our product lines through larger distribution sales channels will lead to faster brand expansion, recognition and market reach.

The objective of the medical aesthetics industry is to offer medical education and care in a setting that includes spa facilities as well as conventional, complementary, and/or alternative aesthetics-focused therapies and cosmetic treatments. These medical aesthetics services include cosmetic procedures such as micro needling, Botox injections, anti-wrinkle and fine line reduction therapies, acne surgery, fillers and facial and massage services performed with highly specialized lasers and instruments.

Industry Data

According to a national survey conducted by the American Society of Plastic Surgeons, in 2022 three-fourths of cosmetic-focused plastic surgery clinics saw an increase in business compared to pre-COVID-19-pandemic levels with almost 30% saying business had doubled.11 We believe this trend reflects a growing desire and acceptance among individuals who sought out cosmetic focused procedures to seek assistance from medical professionals to improve their appearance, including the appearance of their skin. In fact, it is estimated that the global skin care products market size was valued at $142.14 billion in 2023 and is expected to expand at a compound annual growth rate (CAGR) of 4.7% from 2023 to 2030, and to reach $196.20 billion by 2030.12 The United States skin care market specifically generated approximately $17.5 billion of revenue in 2020 and is expected to increase to roughly $22.7 billion by 2025.13 By contrast, the global professional skin care market has almost doubled in size in 10 years, from $4.5 billion in 2010 to $8.5 billion in 2021 with an estimated CAGR of 9.9% through 2026.14 Notably, the CAGR gain of +10% in 2021 was in part due to the medical dispensed channel, which topped $2.5 billion.14

The medical professionals who purchase our products dispense them in-office directly to their patients in conjunction with medical aesthetics treatments. Medical aesthetics professionals utilize our topical products to enhance their patients’ treatments or to support their patients’ healing process after treatments, ablative procedures, or post-surgery. These procedures generally include chemical peels, micro-needling, laser skin resurfacing, and other surgeries where the skin may be damaged or inflamed post-surgery or -procedure. The global medical esthetician market size was valued at $10.4 billion in 2021 and is expected to register a CAGR of 11.3% from 2022 to 2028 for an estimated value of $22.4 billion with North America leading total sales by volume.15 By comparison, the United States medical esthetician market was valued at $5.6 billion in 2021 and is expected to register a CAGR of 13.6% from 2022-203016 We believe this expected market growth can be attributed to factors, such as increasing consumer awareness about self-care and anti-aging services along with a rapid expansion of the wellness tourism sector.

[11]	Inaugural Asps Insights and Trends Report: Cosmetic Surgery 2022. https://www.plasticsurgery.org/documents/News/Trends/2022/trends-report-cosmetic-surgery-2022.pdf.

[12]	Skin Care Products Market Size Report, 2022-2030.

[13]	U.S. Revenue of Skin Care Market 2012-2025 | Statista.

[14]	Professional Skin Care Global Series: Market Analysis and Opportunities | Kline & Company, 15 Dec. 2022.
[15]	U.S. Revenue of Skin Care Market 2012-2025 | Statista Research.

[16]	Medical Aesthetics Market by Size, Share, Forecasts, & Trends Analysis | Meticulous Research®

We believe the following factors are contributing to the growth in aesthetic treatment procedures and medical aesthetics cosmetics sales:

●	Aging demographics and increasing patient focus on improving appearance and youthfulness;

●	“Pre-juvenation” trend amongst millennials seeking aesthetic treatments at a younger age, which extends the lifetime value of a patient and their referrals to the practice;

●	Rising wealth and disposable income as well as a growing middle class;

●	Normalization and increased social acceptance of cosmetic procedures, including for men, driven by media, social media influencers and celebrities;

●	Easier access to aesthetic treatments with the rise and growth of aesthetic chain businesses and medical spas globally;

●	Broadening practitioner base seeking to expand menu of elective, private-pay aesthetic procedures they offer;

●	Growing patient interest in non-invasive or minimally-invasive procedures and awareness of energy-based aesthetic treatments;

●	Increasing popularity of combination treatments amongst patients seeking to address a broader range of indications and treatment areas, longer lasting clinical outcomes; and

●	An increasing number of minimally invasive solutions that has seen a reduction in cost that attracts a broader patient base.

Since an aging population is more prone to getting wrinkles and frown lines on their skin and forehead, we believe the consumer population is more actively taking skincare procedures and therapies to manage and maintain their appearance. According to the World Health Organization (WHO) “Fact Sheet on Ageing and Health” published in October 2022, the share of the population aged 60 years and over will increase to 1.4 billion by the year 2030, and 1 in 6 people will be aged 60 years or over worldwide by 2030.17 We estimate this increasing geriatric population will directly propel the growth of physician-dispensed cosmetics’ demand for better treatment of such aesthetic issues. Therefore, driving the market’s growth.

The skincare segment within the physician-dispensed market is projected to grow by a 9.6% CAGR to reach $37.3 billion by 2030 with the US physician-dispensed cosmetics market valued at $19.6 billion in 2023 alone.18 Outside the United States, the physician-dispensed skincare market varies by country due to cultural differences and regulatory requirements. Cultural desires for skin with lighter and more of an even pigmentation have created large and growing aesthetic skincare demands throughout Asia, particularly in Japan, China, Korea, and India. European and certain South American countries, such as Brazil, also present large skincare markets due to the complementary growth in cosmetic procedures and willingness on the part of their consumers to spend discretionary income on aesthetic enhancements. The global physician-dispensed cosmeceuticals market size was valued at $9.59 billion in 2024 and is projected to reach $19.08 billion by 2031, growing at a CAGR of 8.98% from 2024 to 2031.19

[17]	Ageing and Health, 2022 | World Health Organization

[18]	Physician-dispensed Cosmeceuticals – Global Market Trajectory & Analytics | Research & Markets.
[19]	Physician-dispensed Cosmeceuticals Market Size, Share & Forecast | Verified Market Research.

Physician-dispensed Cosmeceuticals Market Size, Share & Forecast | Verified Market Research

The medical spa market is also growing, with the global medical spa end user market projected to reach $29.5 billion in 2030, a 9% compound annual growth rate from 2021 to 2030, according to Allied Market Research.20 A medical spa is a combination of an aesthetic medical center and a day spa that provides non-surgical aesthetic medical services under the supervision of a licensed treatment provider (as defined by the state in which it operates). Medical spas strive to blend the best of two worlds—a relaxing spa experience with the specialized treatments typically only found at a dermatology or plastic surgery clinic. Some of the more common medical spa offerings include light, laser and energy-based treatments (for skin rejuvenation, aging skin, acne, and hair removal), dermabrasion/infusion, injectables, as well as chemical peels. Ownership of these medical spas typically includes physicians who have pivoted to or have specialized in aesthetic medicine or entrepreneurs who contract with local medical directors and consultants.

There are a growing number of medical spas, and even those with multi-location businesses accounting for a large part of this market. Within high value global markets, such as the United States, Japan, China, Hong Kong, Australia and Western Europe, we estimate there are hundreds of thousands of locations, with many chains planning to expand their presence. For example, according to Allied Market Research, North America is projected to account for a major share of the global medical spa market through 2030.20 U.S. dominated the North America medical spa market owing to huge number of facilities offering such services, rise in disposable income and aesthetic consciousness across the country. Therefore, we believe that medical spas have significant potential play an important role as purchasers of aesthetic devices and that there is significant opportunity for a company that tailors its product offerings to meet the needs of a wide range of customers.

According to Kline’s Professional Skin Care Global Series: Market Analysis and Opportunities Report, some professional skin care outlets like spas and beauty institutes have experienced a tumultuous few years, but the physician-dispensed skincare market has skyrocketed before, during, and after the pandemic. Kline’s Report also claims that aesthetic non-surgical procedures are a good barometer of the market potential and according to The Aesthetic Society’s recently released 2021 procedure survey report, consumer demand for fillers and Botox were up 40% and 42%, respectively, from 2020.21 Moreover, escalating demand for face creams, sunscreens, and body lotions across the globe is expected to have a positive impact on the market growth over the forecast period.22 Lastly, the flourishing e-commerce sector is anticipated to boost the global skin care products market growth even further.23

[20]	Medical Spa Market Size and Share: Growth Prediction- 2030 (https://www.alliedmarketresearch.com/medical-spa-market)

[21]	Procedural Statistics | The Aesthetic Society.

[22]	Skin Care Products Market Size Report, 2022-2030 (grandviewresearch.com)

[23]	Skin Care Products Market Size Report, 2022-2030 (grandviewresearch.com)

Exosome Research Generally

The roles of exosomes across the body remains a highly active area of academic research, but our and others research leads us to believe that there is a likely correlative relationship between the contents of a given exosome and the cell that produced that exosome, such that different cell types may produce distinct exosomes containing unique payloads specific to those cells producing them. For example, our research shows that hUMSCs are known to play a role in sending, receiving, and/or mediating signals tied to the immune system and cell growth or cell turnover, and are responsible for directing and contributing towards healing, repair, and regeneration. This distinctive feature of hUMSCs is precisely the reason why we have sourced hUMSC’s in order to secrete those highly functional exosomes. Further, hUMSCs’ paracrine functions or those functions that stimulate cell growth through the release of numerous soluble factors promote endogenous repair and regenerative mechanisms when applied topically. Thus, hUMSC-based cell therapies possess a huge clinical potential that has translated into very encouraging results in other pre-clinical and clinical studies investigating the safety and efficacy of hUMSCs use for the treatment of different conditions including skin burns, wounds, scars, wrinkles, and disorders including psoriasis vulgaris, and Romberg’s syndrome.

Currently, more than 40% of adults in the United States live with obesity — a figure predicted to rise to approximately 50% by 2030.24 Obesity is a leading risk factor for the development of serious health conditions, including Type 2 diabetes and heart failure. Goldman Sachs predicts that this epidemic will create a $100 billion market for anti-obesity players.25

Approved GLP-1 drugs used in weight loss, such as Novo Nordisk’s Ozempic® (semaglutide) & Wegovy®(semaglutide) and Eli Lilly’s Zepbound (tirzepatide), and Mounjaro® (tirzepatide) have transformed the obesity treatment landscape. However, past studies of these highly effective drugs show that up to 40% of the weight loss is due to loss of lean muscle.26

Muscle is necessary for metabolism, strength, and physical function. As a result, we believe that one of the key unmet needs in the current obesity landscape is the avoidance of muscle loss while on weight loss treatments. Elevai is developing EL-22, an engineered probiotic with myostatin antigens, to elicit an immune response that could help people achieve substantial fat loss while preserving muscle mass.

Based on the generated preclinical data and the mechanism of the myostatin-activin signaling pathway effect on muscle wasting, Elevai believes that EL-22 has the potential to treat obesity in combination with GLP-1 receptor agonists by preserving muscle mass while decreasing fat mass. In the preclinical studies,27

●	EL-22 showed a statistically significant increase in anti-myostatin IgG antibody concentration, where myostatin is a key negative regulator of muscle growth.

●	EL-22 showed a statistically significant decrease in creatine kinase levels, which indicates a decrease of muscle destruction.

●	EL-22 administered to mdx mice, a mouse model of Duchenne muscular dystrophy, had improved physical activity and gross motor function, as demonstrated by a longer duration during rotarod tests.

Based on the highlighted preclinical data, Elevai believes that EL-22 has the potential to treat obesity in combination with GLP-1 by preserving muscle mass while decreasing fat mass. The Company intends to complete an IND submission in 2025 and to initiate clinical trials in the U.S. to evaluate the myostatin approach in combination with one or more GLP-1 receptor agonists in obesity. Our ability to proceed with a human trial is contingent upon the FDA clearing the IND submission.

References:

[24]	Ward ZJ, BleichSN, Cradock AL, Barrett JL, Giles CM, Flax CN, Long MW, GortmakerSL. Projected U.S. State-Level Prevalence of Adult Obesity and Severe Obesity. N Engl J Med 2019;381:2440-2450. https://www.nejm.org/doi/full/10.1056/NEJMsa1909301.

[25]	Why the anti-obesity drug market could grow to $100 billion by 2030. https://www.goldmansachs.com/insights/articles/anti-obesity-drug-market.html.

[26]	Sargeant JA, Henson J, King JA, Yates T, Khunti K, Davies MJ. A Review of the Effects of Glucagon-Like Peptide-1 Receptor Agonists and Sodium-Glucose Cotransporter 2 Inhibitors on Lean Body Mass in Humans. Endocrinol Metab (Seoul). 2019 Sep;34(3):247-262. doi: 10.3803/EnM.2019.34.3.247. PMID: 31565876; PMCID: PMC6769337.

[27]	Sung DK, Kim H, Park SE, Lee J, Kim JA, Park YC, Jeon HB, Chang JW, Lee J. A New Method of Myostatin Inhibition in Mice via Oral Administration of Lactobacillus casei Expressing Modified Myostatin Protein, BLS-M22, Int. J. Mol. Sci. 2022, 23, 9059. https://doi.org/10.3390/ijms23169059.

Some hUMSCs’ exosomes when researched have specifically been shown to enhance the condition of cellular function and repair and this is chiefly based on exosomes’ involvement in the stimulation of new blood vessel formation in a process known as angiogenesis, the inhibition of the infiltration of fibroblast cells generally associated with scarring of skin, and the enhancement of cells neuronal survival and neuronal differentiation.28 Similarly research has shown that these same exosomes appear to promote the stimulation of extracellular matrix remodeling—a process involving the promotion of collagen, elastin, and other proteins that support nearby cells, including those that make up skin tissue. Thus, exosomes when topically applied to skin, appear to provide a variety of potent factors which have been shown to have the ability to modulate inflammation and provide useful biomolecules that help guide and instruct other cells to repair skin damage. As exosomes penetrate the skin, they mimic the body’s natural healing responses to ameliorate skin damage and extrinsic aging caused by exposure to daily aggressors like pollution and ultraviolet-A-and-B-waves from sunlight. Similarly, exosomes appear to support the skin by improving blood flow, and increasing collagen and elastin production which, with prolonged application reveals rejuvenated, more youthful looking skin. Exosomes further provide the skin structural stability, cause a reduction in the signs and symptoms associated with damaged cells local inflammation response, and assist in the regulation of immune cells activities which help the body fight infections and other diseases.

Additionally, some research shows that exosomes naturally promote and support the body’s intercellular communication, or the sharing of instructional messages from one cell to another. Those studies suggest exosomes exude the process in which stem cells send ‘messages’ to other cells, the origin of those cell types (and author of the exosome message) matter, otherwise the instructional information may be ineffectual.

Moreover, research suggests those newly expressed proteins stimulated by healthy young stem cells may fulfill that lack of protein maintained at a cellular level to a degree that may already be affected by the individual’s biological or genetic environmental factors. When exosomes are applied topically, we have also observed that the exosomes protect those proteins and instruct them to travel from cell to cell for further repair. Importantly, we have not observed any bodily rejection of these newly stimulated proteins after any topical application, and we do not expect there to be any because stem cells are immune privileged meaning, they have a very low chance of immune reaction from other human stem cells.29

[28]	Qiu G, Zheng G, Ge M, Wang J, Huang R, Shu Q, et al. Functional proteins of mesenchymal stem cell-derived extracellular vesicles. Stem Cell Res Ther. 2019;10:1–11.

[29]	Machado, Cíntia de Vasconcellos, Paloma Dias da Silva Telles, and Ivana Lucia Oliveira Nascimento. “Immunological characteristics of mesenchymal stem cells.” Revista brasileira de hematologia e hemoterapia 35 (2013): 62-67. (https://www.scielo.br/j/rbhh/a/LsXp5tzvbYbcMchKcZzRTBB/abstract/?lang=en)

Current Products and Products in Development

Our products rely on Elevai Exosomes™ that are derived from, ethically sourced and thoroughly tested, human umbilical mesenchymal stem cells (“hUMSCs”) originating from umbilical cord tissue. Our products include Empower™ and Enfinity™, two post-skincare procedure care serums that target the face and neck, and upper chest regions which are sold exclusively through our business-to-business model channel and via our distribution agreements channel.

We purchase our hUMSCs for our products from third parties that source umbilical tissue from consenting donors and are manufactured under current Good Manufacturing Practices (“cGMP”) conditions. We infuse our product lines with exosomes derived from these hUMSCs which are replete with growth factors. Our cosmetic topical products do not contain any living cells but do include our Elevai Exosomes™. That is because Exosomes are not actually cells. Rather, they are cellular byproducts that are tiny, subcellular, membrane-bound vesicles approximately 30-150 nanometers in diameter. These vesicles are released by and can be derived from almost all cell types, including hUMSCs, whereas growth factors are signaling proteins that assist in hydrating and nourishing skin and do not by their nature have any form of protective envelope or encapsulation naturally. In comparison, exosomes are the delivery mechanism or envelope in which proteins (including growth factors), lipids, and other factors are contained within and can be applied topically to skin. Most notably, hUMSCs’ secretome produced by stem cells, also known as their conditioned media (“CM”) contain exosomes, proteins, growth factors, cytokines and other substances. Many competing products have attempted to synthetically use growth factors to recreate the messaging process from hUMSCs’ CMs, including recombinant bacteria, peptides, and/or small molecules. However, we believe many of these synthetic modalities are ineffective due to their lack of protection or encasement, which our Elevai Exosomes™ provide. Without protection, many synthetic modalities may end up undelivered due to their size, charge, shape, which we believe would not result in positive impact on existing skin concerns or bring skin a more youthful and healthy appearance. Instead, we believe a well-constructed exosome can overcome the deficiencies of synthetic versions. Our platform technology intentionally utilizes hUMSCs derived from umbilical cords of healthy full term newborns. These cells are then triggered under laboratory-controlled in vitro culture conditions to produce a reliable and consistent exosome ingredient harnessed by our Elevai Exosomes™ which support skin health. Our statements herein regarding our topical cosmetic and exosome-containing serums have not been reviewed or approved by the FDA. At this early stage, the continued success of the early positive results of our products is highly subjective to consumers and we have yet to complete clinical validation studies to demonstrate support for any performance claims of our products, such as their ability to aesthetically improve the skin.

Rather than try to synthetically design a specific ingredient or synthetic protein or peptide one at a time, we instead rely on hUMSCs’ innate ability to assist in nourishing, protecting and supporting healthy looking skin in the form of their derived exosomes. Under our PREx™ process, we believe our ethically sourced hUMSCs utilize multiple triggering modalities and protocols, enabling us to create multiple types of exosome messages or message profiles, each suited for a different purpose to enhance the texture and appearance of skin. For example, just as an individual would expect their stem cells to produce exosomes to help them smooth skin texture and replace lost moisture, we expect to trigger similar exosomes, isolate and purify them, and then provide them topically in our product lines in order to nourish, protect and support healthy looking skin. We believe our in vitro culture process to create Elevai Exosomes™ leverages this natural support to the moisture recovery and feeling of rejuvenation to skin, as opposed to pulling together a manmade CM which is essentially an educated guess at what that message construction should look like. Many of these synthetic CMs are utilized by our competitors alongside the addition of peptides or growth factors tied to improving skin appearance, which we believe does not make up for their inferior product design.

Our hUMSCs are triggered under proprietary laboratory conditions via our PREx™ process so as to result in the secretion of exosomes that carry a variety of proteins, including growth factors and calming cytokines which we then purify and capture to include in our topical products. Elevai Exosomes™ that we secrete are about 1/100th the diameter of a cell and their lipid bilayer protects their contents while also helps them to be absorbed by the skin and support the skin’s moisture barrier. We believe that our products promote and support healthy support skin rejuvenation of the skin’s moisture barrier that will help skin look and feel healthy by topically providing growth factors tied to maintaining the skin’s moisture barrier and promoting the appearance of a more radiant and even toned complexion that often decreases with age.

As the skin ages there is often an increase in the appearance of age-related pigments and fine lines and wrinkles. This appearance may be attributable to diet, genetics, or environmental/lifestyle factors such as the sun or smoking but it generally occurs naturally with age and causes the skin’s repair systems to break down which may result in visual signs of aging or disease. Working together in harmony we believe hUMSC derived growth factors encapsulated in exosomes have the potential to reduce the appearance of aging by supporting the skin’s natural moisture barrier. Our in-house laboratory experience has shown that when we expose the hUMSC-derived growth factors to artificially aged skin, or when we specifically trigger those growth factors using our proprietary PREx™ processes, we are then able to topically deliver growth factors back to skin, so that it appeared to be firmer and youth as if the skin had naturally and abundantly created those growth factors on its own.

In our experience, the process of hUMSC derived growth factors being repeatedly introduced and absorbed by skin over time often results in skin appearing more youthful as if the skin was expressing proteins typical of younger skin.

We have integrated the use of stem cell exosomes into our initial product line: our Elevai Post Treatment E-Series™. The E-Series™ is comprised of two post-skincare procedure care products that target the face and neck, and upper chest regions. Our products include Empower™-, and Enfinity™-serums, which are sold exclusively through our business-to-business model channel and via our distribution agreements channel. We aim to disrupt the post-procedure market with these products by providing a best-in-class system of topicals that work to complement the aesthetic results of in-office procedures, such as laser skin resurfacing or peels, microdermabrasion, or microneedling, among other procedures. Both E-Series™ products contain our Elevai Exosomes™, those ultra-small, nanoparticle compartments packed with growth factors known to support skin health alongside hyaluronic acid, vitamin C, ceramides, niacinamide, glutathione and a proprietary blend of peptides to promote our formulations support both skin complexion and appearance. Our Empower™ serum retails at $149 per tube and wholesales for $596 for an eight-product pack. Our Enfinity™ serum retails at $299 a bottle and wholesales for $149 a bottle. Our products are sold as complementary to in-office procedures and are provided at the option of our physician client or at the request of that physician’s customer. In most cases the customer is being examined by the physician beforehand to determine the procedure. Often the customer is purchasing our Enfinity™ serum to precondition the skin prior to the procedure. On the day of the procedure a medical professional applies the Empower™ serum post-procedure. Then the customer is recommended to continue using Enfinity™ at home within 24 to 48 hours of the procedure.

Our products are being dispensed in two different models that are complementary to the service provided. In the first model the physician client includes our products in the price of the entire procedure. In the other models the physician client recommends both products and the patients decide whether they would like to add one or both products. In both models the physician client buys the product at the foregoing price points. The physician client retains the difference in between the wholesale price and the suggested retail price.

Our statements herein regarding our Empower™, and Enfinity™ topical cosmetic and exosome-containing serums have not been reviewed or approved by the FDA. For a discussion of certain risks and governmental regulation related to these products, see “Risk Factors” above and “Regulations” below.

Empower™ is our after-treatment topical product that supports skin health and promotes an even toned complexion. Empower™ serum is a concentrated serum, designed specifically for a one-time application post ablative procedures and treatments such as such as post mid-depth chemical peels, post micro needling, and post injectables. The ingredient-rich formulation is designed to support the skin’s moisture recovery and improve the appearance of the health of the skin while promoting the appearance of healthy skin texture.

Empower™ is our after-treatment topical product that supports the appearance of healthy skin and promotes an even toned complexion. Empower™ serum is a concentrated serum, designed specifically for application post ablative procedures and treatments such as such as energy device treatments, mid-depth chemical peels, micro needling, or injectables. Enfinity™ is our continuing care product that we recommend for daily use. Our Enfinity™ daily serum is a stable serum for at-home daily use that contains a blend of Elevai Exosomes™ combined with complementary stem cell growth factors. This daily product contains complimentary skincare ingredients available to support the appearance of healthy skin including Elevai Exosomes™, vitamin C, hyaluronic acid, and copper peptides. Our exosome-based products, Enfinity™ are designed to remain shelf stable, are subject to minimal degradation over time when used and stored as directed, and do not require freezing or reconstitution prior to each use. We believe that our Enfinity™ serum with repeated use catalyzes healthier looking, and more balanced skin tone and texture, offering results that visibly reduces the appearance of age-related pigment and fine lines.

We further believe that our products have the potential to be used in a number of applications and other procedures beyond their current use. For example, we are in the early stages of evaluating the adjunctive use of our exosomes in the promotion of healthy hair growth cycles and noticeable improvement to hair appearance, fullness and thickness.

In December 2021, we achieved positive results from two multi-week clinical dermal safety evaluations of our Empower™ serum and Enfinity™ daily serum. For the dermal safety evaluations, Essex Testing Clinic, Inc. (“Essex”) conducted two separate single-center, semi-occlusive patch test trials to evaluate the irritation and sensitization potential of our Empower™ serum and Enfinity™ daily serum in 56 healthy adult male and female volunteers. The studies utilized cumulative as well as repeat insult patch designs, which aim to provide a standard assessment of cutaneous tolerability and safety. The studies’ results demonstrated our Empower™ serum and Enfinity™ daily serum were topically well tolerated. There was no irritation or sensitization caused by our Empower™ serum and Enfinity™ daily serum at any time during the course of the evaluations, and no adverse events and no severe or serious adverse events were reported.

In August 2022, we entered into a non-exclusive authorized distribution agreement with one of the preeminent manufacturers and distributors of innovative aesthetic medical device technologies and clinical grade skincare, Refine USA, LLC (“Refine”). Under the agreement, Refine may purchase unlimited quantities of Elevai Exosomes™ and distribute them throughout the United States to their network of consumers and physicians.

Aside from our testing the regulatory waters in the UK, there are some indications from our strategic advisory team that we may already have the ability to market a product that can benefit those with melasma or other clinical hyperpigmentation disorders without explicitly targeting a clinical indication like melasma via a traditional regulatory approval path. This alternative cosmetic based approach may be advantageous to our operations since regulatory approval would likely lead to our product being explicitly marked for prescription use and subject to insurance reimbursement. Given our stature as an aesthetics-product designer and -manufacturer, it may not serve our brand well or provide us with as much benefit to take a medicinal pathway. For example, many physician-dispensed cosmetics brands have successfully launched ‘brightening’ products that are clearly aimed at the hyperpigmentation market with fewer data points and technological advances related to their products than we currently maintain. Thus, it is our goal to only make investments towards any regulatory pathway that would involve indicative clinical trials to become a prescription product if it makes financial sense for the company moving forward.

In addition to the above, we are actively seeking potential strategic partnerships in the medical aesthetics skincare market that may add value to our product lines and broaden our distribution. Between February and August 2023, we entered four exclusive distribution agreements with four separate distributors in Canada, Kuwait, the Philippines, and Vietnam, of which the Canada agreement was terminated following action taken by Health Canada (see the Risk Factor titled “We have suspended sales in Canada beginning in March 2024 after receiving correspondence from Health Canada indicating that our products are not compliant with applicable Canadian laws and regulations, and no assurances can be made that we will be able to resolve this issue with Health Canada and re-commence sales there, or that similar or related issues will not arise in other jurisdictions, any of which would materially harm our business and operating results” on page 29) and as of the date of this prospectus, we have established licensing and manufacturing agreements with third-party distributors in Serbia/Western Balkans, India and Taiwan, whereby those distributors are permitted to promote, market, sell and distribute our products within their designated countries. We also plan to continue to invest in our research and development capabilities which will assist in the expansion of manufacturing and marketing new flagship products in addition to our E-Series™ product line. As of the date of this prospectus, we have several pipeline products in the early development stages that we intend to complement our current product offerings.

Elevai Biosciences Products

Elevai Biosciences leverages a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. Our lead asset, EL-22, has completed a Phase 1 clinical trial in South Korea, demonstrating it was generally well tolerated and safe in healthy volunteers. No subjects dropped out due to adverse events and no statistically significant difference was found between the intervention groups in the incidence of treatment emergent adverse events.

Preclinical results of EL-22 from a 2022 study demonstrated physiological (serum creatine kinase level), physical (body weight change), and functional (rotarod test) improvements in the dystrophic features of mdx mice, a mouse model of Duchenne muscular dystrophy (DMD)1. Elevai believes that EL-22 has the potential to treat obesity in combination with popular weight loss therapeutics, including GLP-1 receptor agonists, by preserving muscle mass while decreasing fat mass. We plan to submit an Investigational New Drug (IND) application in 2025 that utilizes the licensed asset EL-22 for efficacy and safety in combination with popular weight-loss therapeutics currently on the market, with the goal of decreasing fat mass while preventing the muscle wasting that commonly occurs with weight-loss drugs. Regulatory bodies might require us to conduct preclinical bridge studies in order to pivot EL-22 from DMD to obesity indications.

Our second asset, EL-32, is a preclinical engineered probiotic expressing dual myostatin & activin-A and also positioned for the muscle preservation space as a combination to weight loss treatments, including GLP-1 receptor agonists.

[1]	Reference: Sung DK, Kim H, Park SE, Lee J, Kim JA, Park YC, Jeon HB, Chang JW, Lee J. A New Method of Myostatin Inhibition in Mice via Oral Administration of Lactobacillus casei Expressing Modified Myostatin Protein, BLS-M22, Int. J. Mol. Sci. 2022, 23, 9059. https://doi.org/10.3390/ijms23169059.

Competition

The market for medical aesthetic skincare products is highly competitive, and we expect the intensity of competition to increase in the future. Our principal competitors are large, well-established companies in the fields of pharmaceuticals, cosmetics, medical devices and health care.

We face and will continue to face intense competition. Several of our competitors have greater research and development and marketing capabilities, more diverse distribution channels, and greater financial resources than we do. These competitors may have developed, or could in the future develop, new technologies that compete with our products or render our products obsolete. We are also likely to encounter increased competition as we enter new markets and as we attempt to further penetrate existing markets with new products and expand into new markets via new distribution channels.

Our largest direct competitors in the physician-dispensed cosmetic skincare market, inclusive of both distribution and business-to-business market channels for our medical aesthetics cosmetics products include SkinCeuticals, a division of L’Oréal S.A., Skinbetter Science LLC, a division of L’Oréal S.A., SkinMedica, Inc., a division of Allergan, Inc., ZO Skin Health, 51% owned by BlackStone, PCA Skin, EltaMD, each a division of Colgate-Palmolive, Dermalogica, Murad, each a division of Unilever, and Alastin Skincare, a division of Galderma.

Our competitors strictly in the business-to-business channels for medical aesthetics skincare products include The Beauty Company (Nasdaq:SKIN), Waldencast (Nasdaq:WALD), Inmode (Nasdaq: INMD), Evolus (Nasdaq: EOLS), Revance (Nasdaq: RVNC), and Cynosure.

Several key companies are actively developing GLP-1 drugs for obesity and complementary treatments to address associated conditions such as muscle wasting. These companies include:

1.	Novo Nordisk: Known for its GLP-1 drugs, Ozempic and Wegovy, Novo Nordisk remains a dominant player in the obesity drug market. They have shown significant efficacy in weight loss and improving cardiovascular health.

2.	Eli Lilly: Another major player with its GLP-1 drug, Mounjaro (tirzepatide), which has shown promising results in weight loss. Eli Lilly also acquired Versanis Bio, which is developing bimagrumab, a drug that helps increase lean muscle mass while reducing fat.

3.	Pfizer: Developing danuglipron, an oral GLP-1 analog, aimed at carving out a niche in the obesity market with a more convenient dosing regimen.

4.	Altimmune: Their GLP-1 drug, pemvidutide, has shown potential in weight loss and reduction of dyslipidemia.

5.	AstraZeneca, Bristol Myers Squibb, Novartis, and Amgen: These companies are in the early stages of developing obesity treatments, including various GLP-1 receptor agonists and other innovative pharmacological approaches.

6.	Shionogi: Developing S-309309, an oral MGAT2 inhibitor, which targets lipid metabolism for weight loss.

7.	Aphaia Pharma: Their APHD-012 mimics the metabolic benefits of bypass surgery.

Several key companies are actively developing GLP-1 drugs for obesity and complementary treatments to address associated conditions such as muscle wasting:

1.	Novo Nordisk: A leader in the GLP-1 drug market with its products Ozempic and Wegovy. These drugs have shown substantial efficacy in weight loss and improving cardiovascular health.

2.	Eli Lilly: Eli Lilly's GLP-1 drug, Mounjaro (tirzepatide), is known for its significant weight loss results. Additionally, Eli Lilly acquired Versanis Bio, which is developing bimagrumab, a drug that helps increase lean muscle mass while reducing fat.

3.	Pfizer: Pfizer is developing an oral GLP-1 analog, danuglipron, aimed at offering a more convenient dosing regimen for obesity treatment.

4.	Altimmune: Their GLP-1 drug, pemvidutide, has shown potential in weight loss and reducing dyslipidemia, contributing to overall metabolic health.

5.	AstraZeneca, Bristol Myers Squibb, Novartis, and Amgen: These companies are in the early stages of developing obesity treatments, including various GLP-1 receptor agonists and other innovative pharmacological approaches.

6.	Shionogi: Shionogi is developing S-309309, an oral MGAT2 inhibitor that targets lipid metabolism for weight loss.

7.	Aphaia Pharma: Their drug APHD-012 mimics the metabolic benefits of bypass surgery, offering a novel approach to weight loss.

These companies are at the forefront of developing both GLP-1 drugs and complementary treatments to address the growing need for effective obesity management and the prevention of muscle wasting associated with weight loss.

Operational and Competitive Strengths

We face competition from both traditional cosmetics brands, such as retail-focused products, as well as other high-end cosmetics brands in the physician-dispensed cosmetics space. We believe the primary competitive factors in our favor is our Elevai Exosomes™ though our company exhibits the following additional operational and competitive strengths:

Our Next Generation Technology and Early Results

Elevai Exosomes™ remain our key ingredient and main competitive strength, which is produced under proprietary and cGMP-compliant conditions in our state-of-the-art laboratory. We have a proprietary process to stimulate our ethically sourced cGMP grade hUMSCs to produce stem-cell derived exosomes. This process is designed to ensure that our customers consistently receive a stable, and potent product using strict SOPs under laboratory controlled in-vitro culture conditions. Thereafter, we work closely with our formulation partners so that each batch of product is mixed according to our strict specifications. We believe we are one of the few in the physician-dispensed cosmetics industry to incorporate next generation biotechnology into its product lines. We believe that many of our competitors market products that contain inferior synthetic exosomes, exosomes from inferior sources, or ingredients that can be purchased anywhere. We are conducting ongoing sponsored validation studies involving individuals with noticeable skin pigmentation and redness to determine if there is an improvement in the appearance of skin pigmentation and redness issues when our topical products containing our Elevai Exosomes™ are applied daily.

We continue to sponsor validation studies involving individuals with various aesthetic skin imperfections, including skin pigmentation issues or unwanted signs of inflammation or redness, to determine if there is an improvement in the appearance of their skin when our topical products are applied daily.

In fact, subjects in one of our validation studies were analyzed by an advanced imaging and analysis device called “VISIA” (manufactured by Canfield) to determine what percentage of those subjects’ facial skin showed evidence of a change in detected levels of hyperpigmentation after twice-daily application of our Enfinity™ daily serum over the course of approximately 12 weeks. After twelve weeks of twice daily topical application of our Enfinity™ daily serum, follow up VISIA scans showed a six to twenty percent reduction in the area of facial skin recorded with hyperpigmentation as compared to their initial VISIA scans. There we found that after multiple-week application of our products, those hyperpigmented regions appeared less dark, less pronounced or noticeable, and the skin appeared to display a more balanced skin tone and texture. This early positive assessment is based on our comparing quantified values of image data that are taken at multiple time points throughout the validation study in order make our well quantified comparison of skin quality at the timepoints recorded. There, the imaging data showed the intensity of the remaining hyperpigmentation on those subjects’ facial skin was visibly reduced as compared to initial VISIA scans. However, we note that we continue to determine if we can better quantify this reduction in pigmentation intensity as further evidence of performance is analyzed over the course of our validation studies. At this early stage, the continued success of positive results of our products is highly subjective to consumers and we have yet to complete formal clinical validation studies with a large cohort to demonstrate support for the performance claims of our products, such as their ability to aesthetically improve the skin. Furthermore, any statements contained herein regarding our topical cosmetic and exosome-containing serums have not been reviewed or approved by the FDA. Similarly, the United States FDA has relatively limited experience regulating cosmetics derived from stem cells, and as of the date of this prospectus, there are no FDA approved medical products utilizing exosomes.

Our Product Quality, Ongoing Research and Seamless Production Process

Many of our early-stage competitors employ contract manufacturers and labs to handle all portions of their production. Our California-based laboratory and production facility helps us protect our trade secrets by keeping our core processes in-house and eliminates our need to rely on contractors that may use damaged products of inferior quality, or dangerous/unstable ingredients solely for the purpose of manufacturing our Elevai Exosomes™. Our streamlined commercialization process is quality controlled from stem cell acquisition, through exosome production, to specifying our standards to our contractors for formulation and bottling, ensuring continuity across the process to limit damage to our products’ exosomes and actives. Additionally, our aesthetic account managers and senior-level staff are highly supportive of our physician clients who rely on the quality of our product literature and educational material. This literature allows our physician clients to provide the best information to their clients whose experience may be ultimately enhanced by choosing to use our product lines post-procedure.

Although we are an early-stage company, we have integrated the production of our Elevai Exosomes™ with our general production process. We do not outsource any aspect of our exosome production process or license any core technology with the exception of the Licensed Products which we license from MOA in connection with our Elevai Biosciences business. We also have the capability to commercialize a variety of products derived from stem cells containing innovative encapsulated stem cell produced factors and quickly introduce new competitive products and existing product enhancements. This capability is harnessed by our ability to produce unique ingredients in our own lab like Elevai Exosomes™. These natural stem cell factors are a core ingredient, and an ingredient that we believe few others can commercialize or approximate. We maintain the ability and know-how to modulate the way the stem cells are cultured in our laboratory space. Through modulation, we are able to produce different versions of our stem cell exosomes, and tailor them for different purposes, such as potentially supporting and promoting a healthy hair growth cycle. As we continue to grow our production outputs, we expect to multiply our modalities and deliver newly and more narrowly tailored versions of exosomes to the market in the form of our cosmetic products.

Although our ultimate goal is to achieve vertical integration, our current focus is on promoting the manufacture of our top-quality products and reducing our costs to produce next-generation cosmetics for the physician-dispensed skincare market at favorable price points while generating healthy margins. We believe our products will remain attractive and favorable by most consumers by pricing them at rates that are competitive with existing and emerging post-care and aesthetics cosmetics companies while remaining below a pricing tier reserved for more top-end direct-to-consumer products like those from La Mer Technology, Inc. Similarly, we believe that our pricing strategy is competitive with other competing physician dispensed skincare brands that do not contain exosomes. We believe this price point is still attainable for consumers in the physician-dispensed cosmetic skincare market even though our products employ the integration of patented topical exosomes that is in a similar class as existing skincare products, but through a newer manufacturing process which we believe allows our brand to market better quality and more purified extracellular vesicles in our products Thus, we chose to favorably price ourselves at the top of the range that we believe the physician-dispensed cosmetic skincare market will positively respond to.

Our Products Ease of Use, Quality Ingredients, and Post-Procedure Benefits

We believe our products often complement the experience- and improve the results-of most physician in-office or medical spa aesthetic face and body treatments that include laser treatment, microneedling and ablative surgical procedures. We designed our products to provide benefits without any blood draw or needling. Our products may also ease uneven looking or puffy skin texture associated with the post-procedure healing process by including ingredients that assist in soothing and supporting the skin for the appearance of a more even skin tone.

To promote customers satisfaction with our products after an aesthetic face and body treatment, we carefully select high-quality active ingredients to aid in nourishing the skin. These includes hydrating hyaluronic acid and ceramides, to support skin health for any skin type. Alongside our Elevai Exosomes™, our products are packed with bioavailable forms of vitamin C, and skin-restoring copper peptides. Our products are integrated into post-procedure or treatment protocols and have achieved positive results under third-party dermal safety evaluations. Each of our products underwent clinical dermal safety evaluations and there was no skin reactivity observed at any time over the multi-week study.

We culture our hUMSCs under carefully controlled conditions in our lab without the use of animal components or byproducts, such as Fetal Bovine Serum (“FBS”). Aside from our moral compass, there are many reasons to avoid animal components in our production process in particular. While this includes safety to avoid animal borne viruses, there is more consistency and predictability for high quality exosomes when culturing hUMSCs. Although there is much variability in any animal-derived component, they remain the primary way that most scientists around the world grow cells in laboratories. We aim to ensure that our products do not contain any parabens, phthalates, or animal byproducts, and we never test on animals.

We believe the application of our topical products can reduce redness, brighten skin, improve wrinkles and skin texture to promote healthy looking skin and the appearance of rejuvenation. Depending on consumer needs, our skin products are designed to either be directly applied topically after an aesthetics or ablative procedure or applied daily. At this early stage, the continued success of the early positive results of our products is highly subjective to consumers and we have yet to complete clinical validation studies to demonstrate support for any performance claims of our products, such as their ability to aesthetically improve the skin. Furthermore, any statements contained herein regarding our topical cosmetic and exosome-containing serums have not been reviewed or approved by the FDA.

Established Partnerships with Major Industry Players and Our Local Community

Our position as an early mover in utilizing patented topical exosome skincare technology in the physician-dispensed cosmetic skincare market has attracted various industry leaders to become our exclusive and non-exclusive partners, creating an extensive network for us to leverage. We believe the expertise and market coverage of both our exclusive and non-exclusive distribution agreements with channel partners broaden our executional capability, reduce our execution risk, and provide immediate market access to increase the speed at which our products can reach the market. These partnerships solidify our position as a smaller company with substantial technological expertise. Additionally, our exclusive and non-exclusive distribution partnerships have allowed our products to enter Asian and Canadian international markets via our third-party distributors, in a capital efficient manner. However, we have suspended marketing and sales efforts in Canada beginning in March 2024 as we seek to resolve an issue which has arisen with Health Canada. See the Risk Factor titled “We have suspended sales in Canada beginning in March 2024 after receiving correspondence from Health Canada indicating that our products are not compliant with applicable Canadian laws and regulations, and no assurances can be made that we will be able to resolve this issue with Health Canada and re-commence sales there, or that similar or related issues will not arise in other jurisdictions, any of which would materially harm our business and operating results” on page 29. In addition to our white-label distribution agreement, we may plan to pursue strategic co-development opportunities and arrangements that further enhance our product pipeline to create effective synergies to supplement our product offerings in the physician-dispensed cosmetic skincare market. Our current collaboration with many high-volume distributors provides valuable knowledge that we believe will enhance our early mover advantage.

On April 1, 2023, the Mitacs-Accelerate Grants Program via the Office of Commercialization and Industry Engagement (OCIE) Dalhousie University in Nova Scotia, Canada awarded our team $90,000 Canadian Dollars under a two-year research grant in relation to a project entitled “Multiomic characterization of stem cell derived extracellular vesicles for supporting the skin”. Under this project, we will engage an intern from Dalhousie University’s Department of Process Engineering & Applied Science under the tutelage of Dr. Stansislav Sokolenko who is responsible for completing a report about the project that is reviewed by their faculty supervisor and presented to our team. The primary aim of this research project, called ‘ELV3000’, is to establish new and novel techniques for characterizing the bioactive ‘payload’ of our Elevai Exosomes™ in order to provide us with a greater understanding of how specific exosome contents may be attributable to positive skincare outcomes. The secondary aim of the research project will be to further optimize our Elevai Exosomes™ production process to eventually improve our products through exerting greater control over exosome payloads subject to obtaining sufficient funds to pursue these efforts. This detailed characterization will be conducted using a combination of traditional and advanced techniques and will build on other work currently being performed by us and our contract research partners.

Additionally, we partner with local California universities through a federally funded program called “CareerCONNECTED” Federal Work Study (“CCFWS”) to maintain roots in the surrounding area. The CareerCONNECTED program provides low-income students an opportunity to learn real world skills they would not traditionally receive in an academic setting. 60% of the interns’ pay is federally funded and we pay the other 40% of their salary. We benefit immensely from these interns and believe it is mutually beneficial to our growth to work with eager, academic minded individuals who can help us with our more time intensive tasks that slow down our general operations. This in turn helps our lab team reduce production time to make our exosome enriched media. Along with the interns assisting the lab team, we in turn teach them essential lab skills that will benefit them going forward in their science careers. We believe the program gives us an advantage in training future scientists to our specifications and potentially selecting future employees from the intern pool that are already received high quality training that can meet our lab specifications. Any future opportunity to hire our trained interns reduces the time and the opportunity costs that we would normally incur with training a newly hired, full time lab tech.

We continue to grow through allying with channel partners, local universities, and strategic investors globally and expect these relationships will enhance our credibility, relationship with the surrounding community, generate better leads, and future conversion of customers. These investments will ultimately enable us to be more agile in achieving our goals in the shortest time and leverage further investment into our technological strengths alongside our partners’ connections and relationships.

Our Well Recognized and Award-winning Team and Brand

We produce our Elevai Exosomes™ using a proprietary process called Precision Regenerative Exosome Technology, or PREx™, which has been developed and perfected by Jordan R. Plews, PhD under whom we have made a number of strategic hires to assemble our management team. To that end, our brand has received a number of awards and accreditations, and we have been featured in exposés in recognition of our products and innovation. As of the date of prospectus, we received the People’s Choice Award after presenting at the Octane Aesthetics Tech Summit annual event, as part of the small business accelerator called the LaunchPad SBDC (Small Business Development Center). Additionally, we have been featured in the Aesthetic Guide Magazine, New Beauty Magazine, Grazia Magazine and MedEsthetics Magazine, among others.

Jordan R. Plews, the Chief Executive Officer of Elevai Skincare Inc. is a University College London and Stanford University trained stem cell scientist and biochemical engineer. Dr. Plews is a well-respected and accomplished industry innovator holding notable accolades involving human stem-cell research to derive high quality human stem-cell growth factors and proteins. This initial research ultimately led him to a co-found the biotechnology focused FactorFive Skincare brand which topically utilizes the power of ethically sourced adult adipose derived stem cells’ growth factors. Alongside his product-line, Dr. Plews commissioned numerous products in the medical aesthetics cosmetics market and those that complement services provided under the medical aesthetics market. Dr. Plews founded Elevai after reaching a pinnacle moment in human-stem cell research to focus on the next generation medical aesthetic technology that focuses on stem-cell derived exosomes, which we believe is the future of skincare.

Dr. Plews is a published biochemical engineer with expertise in molecular biology and stem cells, which we believe will enable our ability to scale our concepts as we develop other novel product lines. We believe we can efficiently bridge the knowledge-gap between engineering and processing because of our research and aptitude in both fields. Using both vocations improves our ability to isolate re-agents and stem-cell material to identify novel proof of concepts on a biochemical and molecular level while efficiently harnessing processes to produce and market those concepts at scale.

Our second founder and former director and Chief Medical Officer, Dr. Hatem Abou-Sayed (known professionally as “Tim Sayed MD”), is a double board-certified plastic surgeon with nearly two decades of experience in the medical aesthetics market. He also holds an executive MBA with a strong marketing and finance focus, and an undergraduate engineering degree with a focus on biotechnology. Dr. Sayed was instrumental in positioning us as an exosome focused aesthetic skincare brand and forming the foundational engagements with our hUMSC suppliers to build on the established scientific background and legacy of our suppliers. In that capacity he helped to develop the application of our cosmetics products to complement device-based medical aesthetic procedures. Moreover, Dr. Sayed recruited and established the leadership role and the onboarding of Dr. Plews. Dr. Abou-Sayed resigned as a member of our Board and Chief Medical Officer on August 1, 2024.

We also have an experienced sales and marketing team which over the span of their careers have demonstrated the ability to identify new business opportunities and to develop the business by growing our global distribution networks.

Braeden Lichti, a co-founder and our Chairman of the Board has served as our strategic consultant since July 2020 through his firm NorthStrive Companies Inc. (“NorthStrive”). Mr. Lichti is the founder and CEO of NorthStrive since its inception in 2020. NorthStrive is a California corporation that focuses on identifying public markets venture capital investment opportunities in high-growth early-stage companies. NorthStrive is a sector agnostic privately held firm that has identified and invested, through its principal owners, in industries, including biotechnology, medical devices, and medical aesthetics. We believe Mr. Lichti will be a continued asset to the Company due to his network within the healthcare and aesthetic business community, and his experience identifying investment opportunities. Mr. Lichti will be beneficial to the Company as it seeks to identify new business and capital opportunities which led to the conclusion that NorthStrive should continue to be our advisor.

Kevin Green is an experienced healthcare executive with a broad background in life sciences and biotechnology finance and operations. He has over ten years of business development experience in the medical aesthetics field including Allergan Plc, a division of AbbVie Inc., Elsie Biotechnologies, and Bioniz, LLC. Kevin has been involved in multiple acquisitions for companies that remain our competitors, such as SkinMedica Inc. With Kevin’s broad operations and finance expertise, he brings relevant generalist experience to assist in our business development functions. He has been an advisor to us and made several key introductions between our founders and prominent executives and practitioners in the physician-dispensed aesthetic space. We expect Kevin to continue to network on our behalf and provide key input on key business dealings and product development moving forward.

Strategy

We believe we have the potential to be one of the most disruptive brands in the physician-dispensed cosmetics skincare market. We are in the early stages of new product development and have significant room to grow by attracting more consumers to the brand, making our current products more widely available and offering more innovative products to our consumers. We expect the United States to be the largest source of our growth over the next few years and see ample opportunity to expand in select international markets. We also believe we have an opportunity to improve our margins through greater operating leverage and efficiency once we begin distributing our product more widely.

In addition, we intend to strategize on acquiring operating entities, specifically within the biotechnology sector, financing their growth and determining spin-off opportunities. Through acquisitions, we strive to integrate synergistic businesses that can benefit from our resources and expertise and as a result, accelerate their growth trajectories. We intend to support the growth of any acquired entities through the use of equity and debt financing and leveraging any available grants, which will foster innovation, expand market reach and improve operational efficiencies. As part of our growth strategy, we continuously evaluate opportunities to spin off entities or specific assets, which will allow us to add value and strategically align our overall portfolio by creating independent and focused companies. Through this strategic approach, we will be positioned to leverage advanced scientific research and address significant unmet medical needs.

Elevai Labs Inc. is actively seeking to expand its portfolio by acquiring operating companies and biotech assets that have the potential for high growth.

Our Technology and Research

We believe we are one of the first to adapt stem cell technology from cGMP grade hUMSCs to produce purified extracellular vesicles, also referred to as exosomes into topical skincare products to capture market share in the high growth physician-dispensed cosmetics skincare market. This strategy is not only based on our understanding of consumers’ interest in the appearance of a quicker post-procedure recovery, but our research into what the physician-dispensed cosmetics skincare market is currently lacking and our belief in our products’ ability—based on early imaging data leveraging quantitative analysis and visual assessments of photographic progress photos. Our imaging study data is gathered utilizing an advanced imaging and analysis device made by Canfield Scientific, called “VISIA”. This complexion analysis system captures high-quality, standardized images that are monitored following a medical aesthetic procedure at regular intervals to assess redness, discomfort, tone, texture, wrinkles, and other measures of skin appearance.

Since 2020, we have invested in the creation of a commercial process that began in 2022 which leverages the use of hUMSCs to produce extracellular vesicles, or exosomes in our products because not only do these factors have the ability to enhance the appearance of the skin, but they can do so without the tumorigenic or ethical concerns associated with the use of embryonic stem cells or induced pluripotent stem cells.25 Because we recognized the potential of utilizing hUMSCs for the skin, it was natural for us to utilize them as the basis for formulating our products. This is founded on our belief that our products can improve the appearance of skin prone to appearing temporarily red and puffy that is normally experienced by consumers while attending to their aesthetics needs in physicians’ offices or medical spa.

On January 16, 2024, we entered into the License Agreement (the “INmune License Agreement”) with INmune Bio, Inc. (“INmune”), of which INmune granted us certain worldwide exclusive and non-exclusive license rights to develop, manufacture, and commercialize INmunes’s EMx technology, a proprietary equipment, processes and consumables useful for isolation and current Good Manufacturing Practice manufacture of human umbilical cord derived mesenchymal stromal cells for a period of ten years from the effective date of the INmune License Agreement. This technology enables the efficient production of cGMP grade mesenchymal stromal cells (hucMSCs) from human umbilical cords, which can be incorporated into Elevai Labs’ licensed topical cosmetic products. The adoption of this technology is expected to lower production costs and enhance product quality, supporting Elevai’s goal of vertical integration in manufacturing.

The financial terms of the INmune License Agreement include a tech transfer fee of $1,000,000, which we agreed to pay in installments over two years, with the final payment of $600,000 subject to potential acceleration on the successful transfer of the technology, marked by the first GMP manufactured batch of a licensed product. Additionally, Elevai Labs will pay royalties on sales of products utilizing the “Mx” technology. For cosmetic products, there is an option to buy out the royalty after five years or once a specified royalty threshold is met. For potential drug products, royalties will be negotiated based on sales. The INmune License Agreement emphasizes compliance with ethical standards and cGMP regulations, ensuring that all products are sourced ethically and manufactured to high standards. Elevai Labs is required to provide annual sales and royalty reports to INmune Bio, with INmune Bio retaining audit rights every two years. Strategically, the INmune License Agreement aligns with Elevai Labs’ mission to lead innovation in stem cell exosome products, bolstering manufacturing capabilities and expanding product offerings in the medical aesthetics market.

[25]	Qiu G, Zheng G, Ge M, Wang J, Huang R, Shu Q, et al. Functional proteins of mesenchymal stem cell-derived extracellular vesicles. Stem Cell Res Ther. 2019;10:1–11.

A Visionary and Experienced Management Team

We have made significant investments in our business over the past three years by building our own exosome manufacturing lab, hiring top talent to help us build functional and streamlined capabilities in our commercialization process. Our management team comes from leading international skincare companies, with world-class research, marketing, and e-commerce experience to implement growth strategies and drive operational improvements.

Brand and Product Expansion

We plan to continue to grow our young brand’s reputation. We plan to continue to expand our brand by attending events, presenting at scientific and medical aesthetic and cosmetic skincare conferences, and conducting clinical validation studies to further validate the aesthetic results of our products. We believe what differentiates us from many traditional cosmetics companies is our lean, but aggressive ability to make fast market-driven decisions and execute with quality control standards. We believe we have a major speed-to-market advantage over many other companies because of our size and aptitude in bioprocessing. Similarly, we are highly responsive to market-trends alongside physician and aesthetics consumer needs alike. We will continue to leverage our executional excellence as we combine our aptitude in stem cell research and bioprocessing while seeking to become the preferred partner of our key customers. Additionally, we have a robust product pipeline that we believe is likely to address the many evolving needs of customers, physicians, and clinicians in the aesthetic and cosmetics market ultimately increasing our branding and the number of customers we serve.

Channel Expansion, Production Capacity, and International Growth

While our current focus is on the physician-dispensed cosmetic skincare market, we intend to expand into other sales channels including e-commerce by growing the information available on our website and making our products available for purchase through our medical-spa, physician and physician group partners’ websites. We believe being featured on a variety of partner websites will strengthen our brand and provide a unique direct-to-consumer e-commerce model via our business-to-business relationships where our e-commerce partners receive a share of product purchase revenue. Ultimately, our business-to-business model will strengthen our relationships with our physician partners, while an eventual e-commerce model broadens our market exposure and drive traffic and conversion to our other social media profiles. Additionally, we expect our current and prospective exclusive and non-exclusive distribution agreements to penetrate global markets and pique consumer interest not typically within our current reach. We believe both our products and white-label products can drive new market demand for our brand in those international markets that our distribution partners sell our products in.

We intend to expand the production capacity of our products and to develop new pipeline products in response to a number of potential growth factors, including: our organic growth, the development of research and development of pipeline products, and the expected increase in our product popularity, expansions of our distributor networks and channels through exclusive and non-exclusive international distributional agreements, and other potential strategic partnerships with industry leaders. Moreover, in addition to and as a result of the foregoing growth factors we expect an increase in orders for our products and a continuous rise in sales volume in the future based on our market research and estimates. To keep pace with this rise in sales volume, we anticipate the need to expand our production capacity by the March 31, 2025, of which expansion will enable us to meet our projected demand. This additional capital would cover our expenses relating to expanded capacity, including increased rent, additional lab equipment, and an increase to our overall headcount. We expect increasing our production capacity will lower manufacturing costs through economies of scale and improve overall cost-efficiency and profit margins. Ultimately, by expanding our capacity we believe we can provide our products at a competitive price, especially to cost-sensitive physicians or medical spa owners, and consumers in the skincare aesthetics market, who may be relatively new to the concept of medical aesthetics cosmetic skincare.

If we achieve this estimated growth, we will incur additional costs. To expand a single pipeline product, we currently estimate capital requirements of approximately $250,000 for equipment to support the initial development of that product. We further estimate needing an additional $100,000 worth of funds to arrange for the testing protocol, clinical validations and to fully launch any product at scale. We estimate the operational framework to prepare for the launch of a pipeline product such as a topical haircare product, would take six to twelve months of development work with an additional four to six months to fully scale such product before an official product launch. These estimates depend on whether we may need to expand our operations and development work of any new pipeline product, which is dependent on the results of the development work, continued research and initial rounds of validation testing.

Currently, we distribute our products in the United States through both our business-to-business sales channel and through various other sales channels, including our website at www.elevaiskincare.com (which website is not incorporated by reference or made a part hereof) and licensing and manufacturing agreements with third-party distributors that include our products in their suite of domestic and international sales through our sales distribution channel. Under this sales distribution channel, we sell our products to a distributor, who resells our products to the physician practice customers after placing their order in a designated territory that is either exclusive or non-exclusive to that distributor. We have broadened our sales channel to include our cosmetic product offerings at medical spa locations.

To bolster our regional sales, we entered into a non-exclusive authorized distribution agreement in August 2022 with Refine USA, LLC (“Refine”), one of the preeminent manufacturers and distributors of innovative aesthetic medical device technologies and clinical grade skincare. Under the agreement, Refine may purchase unlimited quantities of our topical cosmetics subject to minimum order size limits and distribute them throughout the United States to their network of consumers and physicians. As we continue to enhance our own United States sales channels, we are focused on bringing on third-party distributors in key large international markets, such as Canada, Europe, Brazil, Southeast Asia and the Middle East. We also plan to drive the distribution of our products through strategic relationships in specific countries, such as Japan. To continue growing in the physician-dispensed market, we intend to onboard more direct sales representatives that can reach geographic markets we currently do not have a presence in and partner with cosmetic device companies to co-market and sell our products.

Research and Development

Our research and development efforts are focused on improving and enhancing our existing products as well as developing new products. We undertake research and development on new product formulations and execute studies on existing products and future products that demonstrate what we believe to be the high-quality design of our formulas and the powerful performance of our products. We are constantly in a state of improving our product offerings and are currently in the process of assessing the physical characteristics of our exosomes with a goal of further optimizing and improving our exosome production capabilities. At times, because of our limited internal research and development capacity, we outsource portions of our product research and development and have joined force with Radyus Research, a contract research organization (CRO) under a formal statement of work to analyze the cell population our cultured hUMSCs produce under varied in-vitro culture conditions and the concentration of exosomes contained therein. Any data resulting from our CRO under this agreed upon statement of work is our own.

Together with Radyus Research, we are utilizing a number of advanced analytical techniques to help us improve our current processes and keep our brand at the forefront of exosome products. To analyze our exosomes, we utilize NanoSight, a nanoparticle tracking analysis instrument so we may evaluate the proteomic characteristics (or characterization of the protein makeup) of our exosomes. Through this thorough process we access the make-up of our finalized exosomes while balancing the efficiency of different adjustments to our cell-culturing production process. Taking the time to note the variability in our production based on establishing notable and favorable characteristics of the exosomes produced from those variations help keep our final products optimized. Our analysis is dependent on analyzing characteristics such as those exosomes’ nanoscopic scale (or nanoscale) which is often dependent on the unique culture techniques we may subject our hUMSCs to. Through these measurements, we can better understand those processes that lead to optimal production of exosomes from our hUMSCs that exhibit characteristics that are most effectively absorbed and utilized topically. We will further conduct this analysis from time to time to perform quality control on our processes to confirm the size and distribution of our exosomes and so that we are generating the best possible exosome products under the most efficient production conditions. NanoSight is one of a few technologies to detect the size of exosomes and count them and group them or graph out their distribution. This also helps us to identify whether our process results in fully intact exosomes or if under our culturing process, we may have damaged our hUMSCs. Any such damage tends to release apoptotic bodies (or damaged cells), and allows us to modify our purification process, which can remove most apoptotic bodies. Since we are able to identify those processes that produce the best possible quality exosomes, we are able to remain confident that our products continue to work the way we expect them to.

Radyus Research is integral to our research and development to assist in media formulation. With their assistance, we better understand how to trigger the stem cells into producing the right exosomes and in the right quantities. The media we use to grow the stem cells is constantly being fine-tuned with different growth factors to determine what the right ratios should be and which growth factors that are needed to best optimize our production process. Radyus’ analysis allows us to understand how reproducible our production process from batch to batch is, but also gives us quantitative analysis for how we can best culture our hUMSCs and perfect our PREx™ process.

We are also using a variety of modalities under including the measurement of analytes in our exosomes (protein analysis) using Luminex multiplex assays to look at the ribonucleic acid content (RNA) and microRNA content of the exosomes. These RNA sequencing techniques, transcriptome analysis, and various filtration, centrifugation, and affinity column-based strategies identifies all the mRNA sequences it detects and quantifies them. The data will provide us an idea of what the RNA ‘messages’ are inside our specific formula or mix of exosomes for future production catalogues. We also plan to also run some mix of analyses every time we alter or update our production process to compare each technique and may run this analysis occasionally for quality check purposes. Ultimately, we expect to have data that shows that we are producing multitudes of beneficial growth factors. From there we expect when we alter the process significantly, that those factors will change.

While we currently primarily focus on bringing physician-dispensed cosmetic aesthetics products to market and supporting the skin, we are in the process of researching and developing applications for hair, both on the face and head, and have ongoing research into additional, customized applications. Currently, many companies and competitors alike talk about exosomes as though they are one single ingredient with the innate ability to do many different jobs. However, research shows that certain exosomes released by certain cells are directly correlated with the cells they originate from and those particular exosomes’ capabilities and contents vary based on the cell type used and the way those cells have been treated or cultured.31 Thus, this research shows the contents of exosomes vary widely depending on the cell type used to generate them, their culture conditions, their processing and storage conditions, and how they are applied or used. Knowing this, we use highly-trained professionals to isolate and culture our hUMSCs and the resulting secreted exosomes are produced using strict protocols.

After formulation, all pipeline products are tested for integrity, safety, and performance. Prior to launch, our pipeline products undergo several safety tests, including, but not limited to, human repeat insult patch tests, used to help predict the likelihood of induced allergic contact dermatitis, comedogenicity tests, to prevent the product from clogging pores, and cumulative irritation tests, to evaluate the skin irritation potential and safety of individual ingredients or cosmetic compounds. Our products and their ingredients are also tested at multiple steps in the process to avoid microbial contamination.

[31]	Kugeratski, Fernanda G., and Raghu Kalluri. “Exosomes as mediators of immune regulation and immunotherapy in cancer.” The FEBS journal 288.1 (2021): 10-35; Lobb, Richard J., et al. “Oncogenic transformation of lung cells results in distinct exosome protein profile similar to the cell of origin.” Proteomics 17.23-24 (2017): 1600432; Camussi, Giovanni, et al. “Exosome/microvesicle-mediated epigenetic reprogramming of cells.” American journal of cancer research 1.1 (2011): 98.

We believe hUMSC’s exosomes are packed with a variety of elements that will have a positive impact on promoting healthy hair growth cycles including multiple secreted proteins or growth factors. Among other elements, exosomes can include vascular endothelial growth factor (VEGF), which is a natural growth factor, keratinocyte growth factor (KGF or FGF7) which play an important role in protecting and supporting healthy looking skin, and fibroblast growth factor (FGF2 or bFGF) which are small proteins or peptides that visibly makes hair look and feel softer, shinier, and fuller. Collectively we hope to show that these growth factors will contribute towards the promotion of a healthy growth cycle for follicles by noticeably reducing follicle shedding. Many products on the market often results in tiny, short, and blonde vellus hairs that do not appear to be full or feel softer to the extent that they did prior to having unhealthy looking hair. Exosomes with their complementary growth factors show the potential to promote fuller looking hair follicles with a more aesthetically pleasing girth and length that is associated with fuller looking and feeling hair.

In addition to genetic factors, age, gender, and dietary factors, individuals experiencing unhealthy looking hair often have a high level of inflammation caused by dihydrogen testosterone or DHT which similarly contributes to the lack of blood flow to the scalp. As DHT attaches to hair follicles it reduces the blood flow to that follicle, inflames the cells on the scalp and binds to the androgen receptor on both the scalp and hair follicles. This binding over time causes the follicle to fall into the dormant phase of growth or die because of the lack of nutrients it receives. This often causes hair loss in a pattern attributable to the number and amount of androgen receptors on an individual’s head. Prescription medicinal products marketed to males, such as finasteride, aim to inhibit the enzyme ’5-alpha-reductase’ which is the enzyme responsible for converting the two molecules of testosterone via a hydrogen into a single molecule, dihydrogen testosterone (DHT). Those products tend to regulate hormonal response and are often associated with undesirable side effects that affect an individual’s hormones generally. As discussed, DHT is often targeted because it binds to androgen receptors, causing inflammation on the scalp which causes hair to fall out and grow back thinner than it was before. While hUMSC’s exosomes do not address the hormonal component of hair loss involving the overproduction of testosterone, we hope that if used persistently, our topical pipeline products will hydrate and nourish the scalp to a level that will supplant the need to take drugs that may result in hormonal imbalances and/or sexual side effects. Alternatively, our products may be taken in addition to prescription hair-loss drugs, such as finasteride, to aid in a more natural appearance of hair thickness and fullness. Additionally, research has shown that females tend to be more sensitive to testosterone and DHT, and their hair growth patterns may also be negatively affected by hormone imbalances attributable to menopause, however prescription DHT inhibitors have been deemed unsafe to be taken by the female population. Notably, our pipeline product will not be subject to these limitations as it relates to female hair loss or thinning, and we feel this will provide our product with an advantage in addition to being an early mover in the use of exosomes as it relates to unhealthy hair growth cycles.

Manufacturing

We currently lease a lab and office space within a larger facility that contains over 5,000 square feet of clean lab space where we manufacture exosomes and run daily business operations that are staffed by trained biochemical engineers from some of the top US medical colleges. All lab staff participate in a stringent training program and detailed SOPs are followed throughout the entire commercialization process with multiple checks in place throughout to promote the quality of our product lines.

We have exclusively developed our manufacturing process through our management team’s experience in developing and curating the production needed for our robust skin care products, which we believe provides us with a competitive edge. Success in manufacturing our Elevai Exosomes™ requires refined processes that are reliable, scalable, and economical. In our lab, we grow our ethically sourced stem cells and trigger the cells with a method so that they produce exosomes under our proprietary method. We take the exosome ingredient from our lab to our formulator on a non-exclusive basis who follows our specified parameters to support our exosomes’ ability to maintain our high quality and integrity standards. We maintain manufacturing scalability and flexibility through our in-house exosome process that we closely monitor to promote quality control in the commercialization of all of our proprietary product concepts. As of the date of this prospectus, we own or have an agreement in principle for the right to purchase the related manufacturing processes, and methods with our third-party vendors. We also maintain an agreement with our formulator which provides us with the right to purchase the product formulas. Moreover, we also oversee our leased laboratory space in California which operate under Good Laboratory Practices (“GLP”) and adhere to Good Manufacturing Practices (“GMP”) for the production of our Elevai Exosomes™. Similarly, our products are formulated by a third-party in an FDA inspected facility that adheres to GMP guidelines because GMP guidelines promotes the manufacture of our products at the highest recommended safety and quality standards for cosmetic products.

In July 2023, we expanded a portion of our laboratory space by an additional 721 square feet in order to store additional materials which in turn enables us to stage larger batches of our Elevai Exosomes™ and increase the amount of Elevai Exosomes™ we can produce per production-run via our Precision Regenerative Exosome Technology™, or PREx™ Technology. With our expanded space, we estimate our batch size has increased about 50%, therefore we can manufacture about 50% more of our Elevai Exosomes™ per production-run. We believe this expansion will increase our efficiency by enhancing our ability to meet a particular target production level during the timeframe in which we set such a target and with less production-runs via PREx™. Expanding the batch size enables more time in between batches for us to plan, scale, and focus on research and development activities.

Our rental facility contains multiple cell and tissue culture suites containing biosafety cabinets and cell culture incubators. Not only does our facility provide a significant amount of cold storage and processing space that permit large-scale culture of hUMSCs and the ability to mass produce of stem cell-derived exosomes but allows us to perform cryo-preservation, cryo-storage, various forms of microscopy and cell analysis. Some additional key features of our rental facility include 24/7 security, advanced climate control, increased cold storage, additional cell culture and R&D suites to perform supplemental in-house research.

Areas of our rental facility operate under strict aseptic conditions following GLP standards which are used for cell culture and production of the company’s proprietary stem cell exosomes for topical applications while other portions of the lab provide access to a current good manufacturing practices (“cGMP”) suite for ultra-pure, medical-grade research and development. Because we maintain the unique capacity to isolate and culture human umbilical mesenchymal stem cells (“hUMSCs”) for use in preclinical and clinical trials and have access to cGMP labs alongside stem cell research and development labs with class II biosafety cabinets and the latest cellular research and production technologies, we are able to not only focus on cosmetic topical products for the physician-dispensed cosmetics skincare market but also address and explore clinical applications of these products in the future.

Our manufacturing process begins once we receive ethically sourced and thoroughly tested hUMSCs, from consenting donors who are themselves rigorously questioned and tested for communicable diseases. Elevai purchases hUMSCs from third-party cGMP sources in the US and in the UK where the Wharton’s Jelly portion of the hUMSCs are captured and extracted within twenty-four hours of a full-term healthy birth. Wharton’s Jelly is a mucous connective tissue primarily made up of hyaluronic acid and chondroitin sulfate and the main purpose of Wharton’s jelly is to provide insulation and protection to the umbilical cord. These properties make our use of these cord derived cells ideal for our commercialization process. This is because these stem cells’ conditioned media (“CM”) or stem cells’ secretome is capable of resulting in exosomes with a protein profile that uniquely mimics the profile of proteins that these very young cells naturally produce when supporting healing and repair process that we believe complement the aesthetic results of our serums in improving the appearance of the skin.

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Consenting, healthy donors (rigourously questioned & tested, similar to an organ transplant, tested for communicable diseases)
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Fresh capture and extraction of Wharton's Jelly MSCs within 24 hours of birth
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Proprietary MSC extraction, mixing of multiple donor's cells, cell expansion, and cryopreservation to make master cell bank under cGMP
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Master cell bank used to make a working cell bank under cGMP
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Working cell bank cells typically used for cell therapy via IV administration, but some vials shared with ELEVAI
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ELEVAI follows cosmetic cGMP and GLP, ensuring aseptic conditions, regularly testing for contaminants
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ELEVAI Labs expands cells in vitro under proprietary conditions, triggering secretion of exosomes, similar to what young healthy stem cells would produce following damage to the skin/body
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Cells and cell debris are filtered out, exosomes and nanoscale growth factors are captured and further purified and stabilized
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ELEVAI Exosomes™ are carefully transported to a local formulator under temperature controlled conditions
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Stabilized, temp controlled ELEVAI Exosomes™ are combined with ingredients at low shear, low temperature, and controlled pH to ensure stability
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Product is made fresh and preserved using minimal preservatives, kept in a viscose solution to prevent effects of shear forces downstream, such as during transport, as well as rapid temperature fluctuations that might cause break down (melting, breaking, or popping) of exosomes
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Final formulations are placed into opaque containers with protection from oxidation (sealed in double walled airless pumps used). Final product is stored in temp controlled warehouse
2

We work with multiple suppliers to source our high quality hUMSCs for research and development, which are provided after isolating those hUMSCs from multiple umbilical cords under specific proprietary conditions where cell expansion and cryopreservation is utilized, followed by creation of a master and working cell bank under cGMP. A master cell bank (“MCB”) is a uniform, well-characterized, and carefully preserved set of cells. These cells are derived from a single, well-defined source. The advantage of establishing a MCB is to ensure that set of cells serves as the primary stock of cells from which all subsequent cell banks (e.g., working cell banks) and final products are derived. We believe that establishing a MCB is essential for ensuring the consistency, and quality because there are less variations for characterization and increased quality control of the MCB. The formation of an MCB involves rigorous testing for identity, purity, potency, and stability, as well as screening for the presence of any contaminants, such as bacteria, fungi, viruses, or mycoplasma. Similarly, using multiple cords to source our hUMSCs from a blend of Wharton’s Jelly MSCs from ten or more donor cords ensures that any gene expression issues or donor to donor variability is diluted out, protecting from causing variability in our final product. Using a mixture of donors helps to normalize any issue with any single donor and we believe it to improve our batch consistency and limit the impact of any deficiencies from a single donor. We entered into the INmune License Agreement in which we were granted certain worldwide exclusive and non-exclusive license rights to develop, manufacture and commercialize INmunes’s EMx technology, a proprietary equipment, processes and consumables useful for isolation and current Good Manufacturing Practice manufacture of human umbilical cord derived mesenchymal stromal cells for a period of ten years from the effective date of the INmune License Agreement. This technology enables the efficient production of cGMP grade mesenchymal stromal cells (hucMSCs) from human umbilical cords, which can be incorporated into Elevai Labs’ licensed topical cosmetic products. The adoption of this technology is expected to lower production costs and enhance product quality, supporting Elevai’s goal of vertical integration in manufacturing.

As of the date of this prospectus, we rely on one supplier to source hUMSCs for our cosmetic products under a non-exclusive supply agreement in principle for the proprietary production of hUMSCs with INmune Bio International Ltd (England) (“INmune UK”). This supply agreement exists in principle at the time of this prospectus, and we are continuing to negotiate its final terms while operating through purchase orders. INmune UK has developed a proprietary know how manufacturing process that reliably produces clinical grade cGMP quality hUMSCs. INmune UK’s hUMSCs are rigorously tested for common sources of contamination (bacterial and fungal contamination) as well as for a wide variety of viruses, including HIV, Hepatitis, Herpes, and current known viruses that are standard to test for when blood or tissue is donated for transplant. These hUMSCs are express shipped to our lab in California on dry ice, where we keep them cryopreserved until processing using PREx™.

These hUMSCs are thereafter subjects in our proprietary production process called Precision Regenerative Exosome Technology™, or PREx™ Technology, which is used to produce Elevai Exosomes™. Cell therapy and biotech companies also currently utilize this same technique of combining multiple, well tested lots of donor cells to promote reliable, consistent production of their cell-based products and this represents the current standard for safety, aesthetic results, and reproducibility for cell-based therapies. Starting from this well tested cell bank of Wharton’s Jelly hUMSCs, we utilize proprietary cell culture techniques to trigger the production of our Elevai Exosomes ™through proprietary controlled in vitro culture conditions. The conditions in which Elevai Exosomes™ are secreted are designed to simulate what young healthy stem cells experience when damage to the skin occurs. Thereafter, we filter out cells and cell debris, and work to isolate exosomes and nanoscale growth factors that are then further purified and stabilized to formulate our products which are rich in Elevai Exosomes™.

From our lab, we transfer our Elevai Exosomes™ to an FDA inspected cGMP-compliant formulator who specializes in the formulation and manufacture of prescription, over-the-counter pharmaceutical, and cosmetic products. This formulator produces our products pursuant to our specifications under our non-exclusive agreement. The manufacturer is required by law and by our manufacturing standards to comply with current Good Manufacturing Practices. Elevai pre-qualifies its manufacturers and formulators and works only with manufacturer’s that are FDA inspected. This requires our formulators to test both their ingredients and final products for quality, traceability and safety per FDA recommended GMP guidelines for cosmetic products. Additionally, these guidelines include testing each ingredient prior to use in a formulation as well as testing the final product produced for microbial contamination. Once with our formulator, the Elevai Exosomes™ are processed into final formulations and stabilized in a temperature-controlled environment where they are combined with ingredients at a low shear forces and controlled potential of Hydrogen (“pH”) to promote stability. Additionally, the final formulations are preserved using minimal preservatives, kept in viscose solution to prevent effects of shear forces in the downstream processes, such as during transport or rapid temperature fluctuations that may result in the breaking down of exosomes. These final formulations are placed into opaque containers which help protect from oxidation through a sealed and double walled airless pump and final products are stored in a temperature-controlled warehouse prior to being brought to market. We have and will continue to devote significant resources to process development and manufacturing scale-up to optimize process robustness and success rates in developing our Elevai Exosomes™ and other potential product candidates, as well as to reduce per-unit manufacturing costs and enable us to further enhance our scale for regional and global sales.

Once infused with our Elevai Exosomes™, our products require no additional specialty manufacturing capabilities or unique, sole-source components. This reduces our dependence on any single manufacturer.

Intellectual Property

We are committed to developing and protecting our intellectual property and, where appropriate, filing patent applications to protect our technology. Since our establishment, we have focused on building an established brand for our products to achieve brand recognition and to increase our market share. We believe that increased brand awareness will increase sales and sales margins and improve customer loyalty. We have consistently marketed our products under the Elevai brand.

We rely on a combination of patent, trademark and trade secret laws and other agreements with employees and third parties to establish and protect our proprietary intellectual property rights. We require our officers, employees and consultants to enter into standard agreements containing provisions requiring confidentiality of proprietary information and assignment to us of all inventions made during the course of their employment or consulting relationship. We also enter into nondisclosure agreements with our commercial counterparties and limit access to, and distribution of, our proprietary information. As of the date of this prospectus, we have 15 registered trademarks inclusive of 12 global trademarks and 3 United States trademarks, and 18 trademark applications pending, 2 registered domain names, one issued patent 3 non-provisional patent applications filed, 1 provisional patent application and four International Patent Corporation Treaty (“PCT”) applications filed.

Our Precision Regenerative Exosome Technology™, or PREx™, process is used to produce Elevai Exosomes™ and the exact process remains a trade secret. We have strategically decided to not pursue a patent around the process.

Copyright

As of the date of this prospectus, we have neither registered nor claim authorship over any copyrights.

Trademarks

We own or have filed the following United States trademarks as of September 16, 2024, as noted below:

No.	Trademark	Owner	Country / Region	Application Number(s)	Application Date	Registration Number(s)	Registration Date
1.	ELEVAI	Elevai Labs, Inc.	United States	90976081	2020-07-19	66305839	2022-01-25
2.	EXOSENTIAL	Elevai Labs, Inc.	United States	88982140	2020-02-05	6660483	2022-03-01
3.	ELEVAI Logo	Elevai Labs, Inc.	United States	90976512	2020-11-19	6681167	2022-03-22
4.	ELEVAI	Elevai Labs, Inc.	International: Designating Australia, New Zealand, Canada, the EU, the UK, Japan, Singapore, and Russia	1657242, 40202209265W	2022-03-07	1657242, 1208477, 2264791, 40202209265W	2022-03-07

5.	ELEVAI EXOSOMES	Elevai Labs, Inc.	Australia	2256931	2022-03-17	2256931	2022-03-17
6.	ELEVAI EXOSOMES	Elevai Labs, Inc.	International: Designating, the EU	A0122396	2022-04-28	1663708	2022-04-28
7.	SKINCARE, ELEVATED.	Elevai Labs, Inc.	International: Designating Australia, the EU, the UK	1676788	2022-07-07	1676788, 2292774, WO000001676788	2022-07-07
8.	ELEVAI ENLIGHTEN	Elevai Labs, Inc.	International: Designating Australia, New Zealand, Canada, the EU, the UK, China, Japan, Singapore, Vietnam, South Korea, the UAE and Russia	1732234	2023-05-05	1732234	2023-05-05
9.	EMPOWER	Elevai Labs, Inc.	International: Designating Australia, New Zealand, Canada, the EU, the UK, China, Japan, Singapore, Vietnam, South Korea, the UAE and Russia	1732226	2023-05-05	1732226	2023-05-05
10.	ENFINITY	Elevai Labs, Inc.	International: Designating Australia, New Zealand, Canada, the EU, the UK, China, Japan, Singapore, Vietnam, South Korea, the UAE and Russia	1732116	2023-05-05	1732116	2023-05-05

11.	ELEVAI E-SERIES	Elevai Labs, Inc.	United States	90483829	2021-01-22	7176701	2023-09-26
12.	ELEVAI Logo	Elevai Labs, Inc.	United States	90331545	2020-11-19
13.	ELEVAI	Elevai Labs, Inc.	United States	90061002	2020-07-19
14.	ELEVAI EXOSOMES	Elevai Labs, Inc.	United States	97097832	2021-10-28
15.	ELEVAI	Elevai Labs, Inc.	Canada	21806809	2022-03-07
16.	ELEVAI	Elevai Labs, Inc.	International: Designating, South Korea, UAE	1657242	2022-03-07
17.	ELEVAI EXOSOMES	Elevai Labs, Inc.	Canada	1663708	2022-04-28
18.	PRECISION REGENERATIVE EXOSOME TECHNOLOGY	Elevai Labs, Inc.	United States	97641977	2022-10-21
19.	PREX	Elevai Labs, Inc.	United States	97641975	2022-10-21
20.	REVERSE ENGINEERING OF NATURE	Elevai Labs, Inc.	United States	97682790	2022-11-17
21.	SKINCARE, ELEVATED.	Elevai Labs, Inc.	Canada	2203546	2022-07-07
22.	EMPOWER	Elevai Labs, Inc.	United States	97693845	2022-11-28
23.	ENFINITY	Elevai Labs, Inc.	United States	97693841	2022-11-28
24.	ELEVAI ENLIGHTEN	Elevai Labs, Inc.	United States	97622736	2022-10-07
25.	ELESOMES	Elevai Labs, Inc.	United States	97765984	2023-01-24
26.	EVOSOMES	Elevai Labs, Inc.	United States	97765987	2023-01-24
27.	REJUVASOMES	Elevai Labs, Inc.	United States	97815390	2023-02-28

Domain Names

We have the right to use the following domain registration issued in the United States, as noted below:

Number	Issue Date	Expiration Date	Registration Agency	Domain Name	Owner
1	07/10/2020	07/10/2023	GoDaddy Operating Company, LLC.	www.elevaiskincare.com	Reactive Medical Labs Inc.
2	11/08/2020	11/08/2023	GoDaddy Operating Company, LLC.	www.elevailabs.com	Reactive Medical Labs Inc.

Patents

A provisional patent application is a temporary patent application which is not examined by the United States Patent and Trademark Office (“USPTO”). This type of application will not mature into a valid enforceable patent by itself and grants the applicant a 12-month pendency period, the establishment of an official United States patent application filing date for the invention which may be later referenced in a non-provisional application, and the authorized use of a “patent pending” notice for 12 months in connection with the description of the invention under the patent application. Provisional patent applications serve to establish a chain of priority rights for subsequently filed patent applications. Similarly, PCT applications do not mature into valid enforceable patents and serve to establish a chain of priority rights for subsequently filed patent applications. PCT applications are place holder applications to allow the Company access to the Patent Cooperation Treaty rights, specifically related to the ability to enter into the national phase patent prosecution of member nations within thirty months of the earliest priority date. PCT patent applications cover all 152 nations which are signatories of the Patent Cooperation Treaty. Alternatively, a non-provisional patent application is a traditional patent application that requests the USPTO to issue a utility patent. This type of patent protects intellectual property rights for twenty years for any novel, useful, and non-obvious invention.

Below is a table, with footnotes, that includes our United States and International Patent Cooperation Treaty (PCT-Global) patent applications with its referenced property number that are material to our business as of September 16, 2024 as well as our two anticipated patent applications:

Property No.	Patent title	Application Number and Filling Date	Application Type	Jurisdiction	Ownership Status and Expiration Date
1.	Formulation patent for the exosome formulation based on human umbilical mesenchymal stem cells.(1)	63/256,593, 10/17/21	Provisional	USA	Elevai Labs, Inc., 10/17/22
2.	Method of use of exosome formulation-based product for the regeneration of hair after hair loss. (2)	18/101,974, 1/26/23	Non-Provisional	USA	Elevai Labs, Inc., 10/17/41
3.	Method of treating skin pigmentation and formulation for treatment. (3)	17/977,257, 10/31/22	Non-Provisional	USA	Elevai Labs, Inc., 10/17/41
4.	Fusion Protein of Myo-2 for Use in Treating Muscle Loss in Obese Patients	63/639,722, 04/29/2024	Provisional	USA	Elevai Labs, Inc., 04/29/2025
5.	Combination Therapy of a Fusion Protein of Myo-2 with a GLP-1 Receptor Agonist for Use in Treating Muscle Loss in Obese Patients	63/639,723, 04/29/2024	Provisional	USA	Elevai Labs, Inc., 04/29/2025
6.	Pharmaceutical Composition for Treatment of Muscle Loss Due to Obesity	63/639,727, 04/29/2024	Provisional	USA	Elevai Labs, Inc., 04/29/2025
7.	Combination Therapy for Treatment of Muscle Loss Due to Obesity	63/639,728, 04/29/2024	Provisional	USA	Elevai Labs, Inc., 04/29/2025
8.	Compositions and Methods for the Treatment of Skin, Scalp and Hair Improvement	63/664,517	Provisional	USA	Elevai Labs Inc / Yuva Biosciences
9.	Preparations Including Lipid Bilayer Nanoparticles	63/664,526	Provisional	USA	Elevai Labs Inc. / Yuva Biosciences

[1]	Formulation provisional patent application for the exosome formulation based on human umbilical mesenchymal stem cells. Does not include any methods of use.
[2]	Non-provisional patent application for method of use of exosome formulation-based product of Property (8) for treatment of skin discoloration conditions. Specifically mentions rosacea and melasma. Claims priority to Property (1) and Property (8).
[3]	Non-provisional patent application for method of use of exosome formulation-based product of Property (8) for the regeneration of hair after hair loss from androgeneic alopecia, alopecia areta, or telogen effulvium. Claims priority to Property (1) and Property (8).

Below is a table that includes our granted United States patents as of August 27, 2024:

Property Number	Patent title	Patent Number	Date of Patent	Ownership Status and Expirtation Date
10.	Formulation patent for the exosome formulation based on human umbilical mesenchymal stem cells. (1)	US 11,878, 038	Jan. 23, 2024	Elevai Labs, Inc., 10/17/41

[1]	Granted patent based on Property (1).

Below is a table that includes our anticipated United States and International Patent Cooperation Treaty (PCT-Global) patent applications as of May 4, 2023:

Patent title	Expected Filling Date	Application Type	Jurisdiction
Fusion Protein of Myo-2 for Use in Treating Muscle Loss in Obese Patients (1)	9/30/2024	Non-provisional	USA
Combination Therapy of a Fusion Protein of Myo-2 with a GLP-1 Receptor Agonist for Use in Treating Muscle Loss in Obese Patients (2)	9/30/2024	Non-Provisional	USA
Formulation patent for Exosome-based Product for Treatment of Skin Pigmentation and Method of Use	10/15/2024	Non-provisional	USA
Formulation patent for Exosome-based Product for Treatment of Skin Pigmentation and Method of Use	10/31/2024	Patent Co-operation Treaty	PCT-Global
Pharmaceutical Composition for Treatment of Muscle Loss Due to Obesity (3)	10/15/2024	Non-provisional	USA
Combination Therapy for Treatment of Muscle Loss Due to Obesity (4)	04/28/2025	Non-Provisional	USA

[1]	Non-provisional patent application based on Property (4).
[2]	Non-provisional patent application based on Property (5).
[3]	Non-provisional patent application based on Property (6).
[4]	Non-provisional patent application based on Property (7).

If approved, our International PCT patent applications will cover all 152 nations which are signatories of the PCT. However, our IP strategy generally recognizes the United States, United Kingdom, European Union, Canada, Japan, Australia and China as targets for extending patent protection under the PCT. Decisions regarding which countries to extend patent coverage under the PCT is taken on a case-by-case basis, subject to normal business considerations such as value and return on investment.

Elevai Biosciences

Patent Applications:

Property No.	Licensed Product / Nation	Patent Application Serial No	Filing Date:	Title:
(1)	EL-32 USA	18/627,462	2024.04.05	Pharmaceutical composition for alleviation, treatment, and prevention of sarcopenia containing microorganism transformed with cell surface display vector operably linked with gene encoding myostatin and activin A proteins as active ingredient
(2)	EL-32 Korea	10-2022-0136606	2022.10.21	A pharmaceutical composition for alleviation, treatment and prevention of sarcopenia containing a microorganism transformed with a vector expressing myostatin and activin A on the cell surface as an active ingredient

Patents:

Property No.	Patent No.	Registration No.	Registration Date:	Title:
(1)	EL-22 Korea	10-0857861-0000	2008.09.03	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof
(2)	EL-22 Korea	10-0872042-0000	2008.11.28	Cell Surface Expression Vector of Myostatin and Microorganisms Transformed Thereby
(3)	EL-22 USA	8470551	2013.06.25	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof
(4)	EL-22 Japan	05634867	2014.10.24	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof
(5)	EL-22 China	ZL200780101116.2	2013.06.19	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof

Below is a table that includes our anticipated United States and International Patent Cooperation Treaty (PCT-Global) patent applications as of September 16, 2024:

Patent title	Expected Filling Date	Application Type	Jurisdiction
Fusion Protein of Myo-2 for Use in Treating Muscle Loss in Obese Patients	09/30/2024	Non-provisional	USA	N/A
Combination Therapy of a Fusion Protein of Myo-2 with a GLP-1 Receptor Agonist for Use in Treating Muscle Loss in Obese Patients	09/30/2024	Non-provisional	USA	N/A

If approved, our International PCT patent applications will cover all 152 nations which are signatories of the PCT. However, our IP strategy generally recognizes the United States, United Kingdom, European Union, Canada, Japan, Australia and China as targets for extending patent protection under the PCT. Decisions regarding which countries to extend patent coverage under the PCT is taken on a case-by-case basis, subject to normal business considerations such as value and return on investment.

Sales and Marketing

In the United States, we are primarily a B2B distributor and sell and market our skincare products to top-end dermatologists, plastic surgeons, medical spa owners and other physicians who are focused on aesthetic and therapeutic skincare. As of the date of this prospectus, we primarily sell and market through our team of approximately nine independent contractors or aesthetic account managers (“AAMs”) and direct sales force of five full time AAMs. This team is led by our Elevai Skincare founder and CEO Dr. Jordan Plews PhD. Currently we maintain domestic sales coverage in the Pacific Southwest, Atlantic Northeast including New England, and the Atlantic Southeast regions of the United States. We intend to implement 30-60-90 day call schedules as well as sales targets per AAM depending on the location of the territory and the size of the territory.

As of the date of this prospectus, we have over 250 accounts across the United States. The medical professionals we sell to dispense our products in-office directly to their patients, a distribution method commonly referred to as the “physician-dispensed” channel. Additionally, we have broadened our sales channel to include our cosmetic product offerings at medical spa locations.

Currently, our professional clients receive a markup on each of our products that they sell to customers of their practices. We believe our professional clients financially and strategically benefit by collecting a margin and competitively adding a new income stream and distinguishing product-line to their practices’ milieu. Additionally, we offer these professional clients the ability to sell our products directly to their customers through our online store where capture a percentage of the sale. We also sell our products nationally on a business-to-business basis through our sales representatives. We believe that our market position in the physician-dispensed channel presents us with the opportunity to increase the market share of our existing products and to launch a range of new products. Moreover, we believe the physician-dispensed distribution model ultimately results in higher patient satisfaction because it is better suited to the provision of system-based skin care than traditional distribution channels. We have built long-term relationships with skin health professionals based on the success of our products during the first few formative years since launching our Elevai Post Treatment E-Series™. We will continue our sales and marketing efforts aimed at helping physicians understand how our products can meet growing patient demand for effective skin care treatments, thereby generating additional sources of revenue for physician practices. Furthermore, we believe that our product offerings, and our experienced sales force, uniquely position us to benefit from growth in the number of physicians who dispense skin care products directly to their patients.

We established three core strategic imperatives to drive our collective marketing and branding campaigns with an overarching goal of opening new physician accounts specifically in the fields of dermatology and plastic surgery. In doing so, we intend to grow our products footprint in order to grow our month over month sales by adding new accounts each month and growing sales in those accounts each month. Our three core strategies include (i) accelerating our branding through product awareness, (ii) focusing on product differentiation and our unique value proposition, and (iii) building well regarded clinical evidence alongside key opinion leader (“KOL”) advocacy for our current and future products.

In addition to the foregoing relationships with our core physician practices, we plan to continue accelerating our company, brand, and product awareness through multiple marketing channels. These include driving traffic to our branded website through advertising and paid media. These media partners include but not limited to print and digital advertisements, social media advertising, and email marketing and social media campaigns. Our ongoing email campaigns include keeping our current accounts and leads updated regarding our brand and products, and we plan to expand social media presence on TikTok and other social media platforms to reach new audiences. Additionally, we attempt to create and build relationships with our physician’s clients through these physicians displaying and marketing our products to their patients. We believe that physicians and their trained staff are the best source of trustworthy skincare information. Their deep understanding of the science, chemistry and structure of skin gives them clinical insight to select the most effective products for patients such as ours. To support this effort, we offer educational programs and webinars on our products and patient events to help these physicians grow their practices. We also offer in-office materials on our products for their patients, as an organic form of direct-to-consumer advertising in addition to public relations programs for patient referrals. Together these paid advertisements, conference sponsorships, public webinars and in-office education represents an important part of our overall marketing and advertising strategy. Overall, we believe educating current and potential consumers will drive consumer inclination to request our products from their physician to drive organic demand and market penetration.

To brand our current and future products, we believe focusing on our differentiation and unique value proposition will set us apart for maximized growth and new and evolving partnerships. We plan to expand unbranded and branded product education for our aesthetic account managers and KOLs in order to position our brand as a leader in the physician-dispensed cosmetics space with both exosome biotechnology and engineering expertise. We believe this cohesion amongst our key representatives will differentiate our brands from competitors at every stage with our source to skin manufacturing and technology. From there, we plan to propel our brand forward to promote a clear value proposition and business value for Elevai with our team and KOLs in lockstep. Ultimately, we believe this strategy will demonstrate to our current and prospective physician accounts how our brand can bring value to their practice as a business.

B2C Strategy. Elevai Skincare Inc. aims to position itself as a leader in the regenerative skincare market, leveraging a comprehensive B2C marketing strategy to drive traffic to its website, www.elevaiskincare.com, (which website is not incorporated by reference herein or made a part hereof), and increase customer acquisition and retention. Our marketing strategy integrates multiple digital marketing channels to ensure robust online visibility and customer engagement.

Search Engine Optimization (SEO): We plan to optimize our website through targeted SEO practices. This includes conducting thorough keyword research to identify high-traffic search terms related to regenerative skincare, enhancing on-page SEO by optimizing meta titles, descriptions, headers and content for these target keywords, and implementing a robust content marketing strategy with regular blog posts, guides and articles. Additionally, we will focus on technical SEO improvements such as ensuring fast load times, mobile optimization and maintaining a clean URL structure. A strategic link-building campaign will also be executed to acquire high-quality backlinks from reputable websites in the skincare and health sectors.

Paid Advertising: Our paid advertising efforts will encompass Google Ads to target relevant keywords through search ads, and visually appealing display ads on websites frequented by our target audience. We will also implement retargeting ads to re-engage visitors who previously explored our website but did not complete a purchase. Additionally, we will leverage social media advertising on platforms like Facebook, Instagram and TikTok to create engaging ad content aimed at reaching a broader audience.

Affiliate Marketing: To further drive traffic, we will establish an affiliate marketing program, partnering with bloggers, influencers and skincare review sites. These affiliates will promote Elevai Skincare products by sharing unique referral links, earning commissions on sales generated through their promotions.

Influencer Marketing: Building brand credibility and expanding our reach will be achieved through influencer marketing. We will collaborate with skincare influencers on platforms such as Instagram, YouTube and TikTok for product reviews, tutorials and sponsored posts, effectively raising brand awareness and attracting new customers.

Customer Subscription Model: To enhance customer loyalty and generate recurring revenue, we will introduce a subscription model. This will offer customers subscription plans with incentives such as discounts, exclusive content or early access to new products, encouraging them to subscribe and remain loyal to the Elevai Skincare brand.

Email Marketing: A robust email marketing campaign will be implemented to nurture leads, promote new products and offer personalized skincare advice. This approach will help drive customer engagement and increase sales.

In summary, Elevai Skincare Inc.’s B2C marketing strategy is designed to ensure a strong online presence, attract and retain customers and drive sales growth through a well-rounded approach combining SEO, paid advertising, affiliate and influencer marketing and a customer-centric subscription model.

Lastly, we intend to build clinical validation study evidence and brand our products through a groundswell of KOL advocacy to establish and expand on core clinic data for our E-Series™ product line and eventual product entrants. As we authenticate and build up quantitative data for new publication opportunities, we plan to validate our product offerings through additional medical aesthetic device pairings. Our ability to form device company collaborations provides additional authenticity and validation amongst larger companies in adjacent cosmetics or aesthetics industries. Our endorsements through branded partnerships will further support KOL development and advocacy through ongoing education and peer-to-peer opportunities including wider endorsements of the Elevai brand to drive physician adoption. A well-developed combination of our core KOLs and co-branding opportunities will present the Elevai brand with the ability to retain a broader reach in the physician-dispensed industry and more of the market share.

Internationally, we have the ability to sell our products through authorized wholesale distributors. As of the date of this prospectus, we have not made any direct international sales. Instead, our Vietnamese distributors have sold our products and are one of a handful of distributors with whom we have entered into exclusive and non-exclusive distribution agreements. Under this distribution agreement channel, we sell our products to a distributor, who resells our products to the physician practice customers after placing their order in a designated territory that is either exclusive or non-exclusive to that distributor. In 2022 alone, we signed a white label non-exclusive authorized global distribution agreement with premier aesthetic device company DermapenWorld Inc. and a non-exclusive distribution agreement with medical device technologies manufacturer and clinical grade skincare distributor, Refine USA, LLC. Between February and August 2023, we entered four exclusive distribution agreements with four separate distributors in Canada, Kuwait, the Philippines, and Vietnam, of which the Canada agreement was terminated following action taken by Health Canada (see the Risk Factor titled “We have suspended sales in Canada beginning in March 2024 after receiving correspondence from Health Canada indicating that our products are not compliant with applicable Canadian laws and regulations, and no assurances can be made that we will be able to resolve this issue with Health Canada and re-commence sales there, or that similar or related issues will not arise in other jurisdictions, any of which would materially harm our business and operating results” on page 29), and as of the date of this prospectus, we have established licensing and manufacturing agreements with third-party distributors in Serbia/Western Balkans, India and Taiwan, whereby those distributors are permitted to promote, market, sell and distribute our products within their designated countries. Under these exclusive distribution agreements, we granted each a nonexclusive, nontransferable, royalty free license to use our branded products and marketing literature. Except for product sales made by our Canadian and Vietnamese distributors, as of the date of this prospectus, our distributors have not made any sales under any of our exclusive distribution agreements.

Our Facilities

Our principal executive office is located at 120 Newport Center Drive, Newport Beach, CA 92660. The office has 500 square feet, and the lease runs from May 2023 to September 2023. The monthly rent is $1,561.

Our medical grade production laboratory spaces are located at 1743 Creekside Dr. Folsom, CA 95630 (the “1743 Lab”), and 1739 Creekside Dr. # 110 Folsom, CA 95630 (the “1739 Lab”). Our 1743 Lab has 1,388 square feet while our 1739 Lab has 1,600 square feet and the lease for both the 1743 Lab and 1739 Lab runs from June 2022 to May 2025. The monthly rent for both the 1743 Lab and 1739 Lab is $13,476.75.

The following table sets forth the leases term and monthly rent:

Lease Term	Address	Space (square feet)	Average Monthly Rent
April 2024 to February 2025	120 Newport Center Drive, Newport Beach, CA 92660	500	$1,561
June 2022 to May 2025	1739 Creekside Dr., Ste. 110 Folsom, CA 95630	1,388	$13,476.75	(1)
June 2022 to May 2025	1743 Creekside Dr. Folsom, CA 95630	1,600

(1)	Our average monthly rental payment of $13,476.75 includes one payment for our laboratory locations at both 1739 and 1743 Creekside Dr. Folsom, CA 95630.

We use these facilities for administrative purposes, research and development, manufacturing of our products and analysis by our laboratory. We believe that these facilities will satisfy our current manufacturing and research and development needs over the next 12 months.

Some members of our management work outside of these premises in office space that we do not rent.

Employees

As of September 16, 2024, we had 12 employees. We provide employee benefits for each employee which include medical, unemployment, and work injury compensation. Our employees have not formed any employee union or association. We have developed various methods to train our employees adequately for the functions they perform and are aware of the laws and regulations affecting our industry. Our success depends on our ability to attract, retain and motivate qualified employees. We endeavor to offer employees competitive compensation packages and a positive, dynamic and creative work environment. We believe that we maintain a good working relationship with our employees and have not experienced any difficulty in recruiting staff for our operations.

Regulations

Government Regulation and Biologic Drug Approval

Government authorities in the United States, at the federal, state and local level, and other countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, labeling, packaging, storage, recordkeeping, promotion, advertising, distribution, marketing and export and import of products such as those we are selling and developing. Because we are developing product candidates that are unique biological entities, the regulatory requirements that we will be subject to are not entirely clear and may change. Regulatory requirements governing our product candidates have changed frequently and will likely continue to change in the future. We believe that the FDA will regulate part of our product candidates as a biologic drug (i.e., a biologic) through the Biologics License Application (“BLA”) process under the jurisdiction of the Office of Therapeutic Products within the Center for Biologics Evaluation and Research (“CBER”). We will work with FDA to confirm that a BLA is the most appropriate pathway and that CBER will be the FDA center responsible for review and licensure (i.e., approval). For future product candidates, we will also confirm the appropriate approval pathway (i.e., BLA or new drug application (“NDA”)) and the appropriate FDA center with regulatory oversight (i.e., CBER or the Center for Drug Evaluation and Research (“CDER”)).

U.S. Biologic Drug Development Process

In the United States, biologic drugs (“biologics”) are regulated under two statutes: The Public Health Service Act (“PHS Act”) and the Federal Food, Drug, and Cosmetic Act (“FFDCA”) and their implementing regulations. However, submission and approval of only one application—typically either a BLA or an NDA—is required prior to marketing. The FDA has also issued numerous “Guidance Documents” and other materials that address specific aspects of biologic development for particular types of product candidates (e.g., cells, tissues, etc.). Substantial time and financial resources are required to obtain regulatory approvals and subsequently comply with appropriate federal, state, and local statutes and regulations. Failure to comply with the applicable U.S. requirements at any time during the biologic development, approval, or post-approval processes may subject an applicant to administrative or judicial sanctions. These sanctions could include the FDA’s refusal to approve pending applications, withdrawal of an approval, imposition of a clinical hold on ongoing clinical trials, issuance of warning or untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on us.

The process required by the FDA before a biologic may be marketed in the United States generally involves the following steps:

●	completion of preclinical laboratory tests, animal studies and formulation studies in accordance with FDA’s current good laboratory practice requirements and other applicable regulations;

●	submission to the FDA of an IND, which must become effective before human clinical trials may begin;

●	approval by an independent institutional review board (“IRB”) at each clinical site (or by one “commercial IRB”) before each trial may be initiated;

●	performance of adequate and well-controlled human clinical trials in accordance with cGCP requirements to establish the safety, purity, and potency (i.e., efficacy) of the proposed biologic for its intended use;

●	submission to the FDA of a BLA after completion of all clinical trials;

●	satisfactory outcome of an FDA advisory committee review, if applicable;

●	satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the biologic is produced to assess compliance with cGMP requirements to assure that the facilities, methods and controls are adequate to preserve the biologic’s identity, strength, quality and purity, and FDA inspection of selected clinical investigation sites to assess compliance with cGCPs; and

●	FDA review and approval of the BLA to permit commercial marketing of the product for particular indications for use in the United States.

The specific preclinical studies and clinical testing that is required for a BLA varies widely depending upon the specific type of product candidate under development. Prior to beginning a human clinical trial with either a biologic or drug product candidate in the United States, we must submit an IND to the FDA and that IND must become effective. The focus of an IND submission is the general investigational plan and protocol for the proposed clinical study. The IND also includes results of animal and in vitro studies assessing the toxicology, pharmacokinetics, pharmacology, and pharmacodynamic characteristics of the product; Chemistry Manufacturing and Controls (“CMC”) information; and any available human data or literature to support the use of the investigational product. An IND must become effective before human clinical trials may begin. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises safety concerns or questions about the proposed clinical trial. In such a case, the IND may be placed on clinical hold, and the IND sponsor and the FDA must resolve any outstanding concerns or questions before the clinical hold is lifted and the clinical trial can begin. Submission of an IND therefore may or may not result in FDA authorization to begin a clinical trial.

Clinical trials involve the administration of the investigational product to human subjects under the supervision of qualified investigators in accordance with cGCPs, which include the requirement that all research subjects provide their informed consent for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study, the parameters for monitoring safety and the effectiveness criteria to be evaluated. A separate submission to the existing IND must be made for each successive clinical trial conducted during product development. Other submissions to an IND include protocol amendments, information amendments, IND safety reports and annual reports. Furthermore, an independent IRB for each clinical trial site (or a “commercial IRB” that acts as the IRB at one or more of the clinical trial sites) must review and approve the protocol and informed consent form before the clinical trial may begin. The IRB also monitors the clinical trial until completed.

Regulatory authorities, the IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk or that the trial is unlikely to meet its stated objectives. Some clinical trials also include oversight by an independent group of qualified experts organized by the clinical trial sponsor, known as a data safety monitoring board (“DSMB”). A DSMB authorizes whether or not a study may move forward at designated check points based on access to certain data from the trial. The DSMB may halt the clinical trial if it determines there is an unacceptable safety risk for subjects or on other grounds, such as no demonstration of efficacy. Related reporting requirements for the sponsor, clinical investigator, and/or IRB also include IND safety reports and updating clinical trial results in public registries (e.g., ClinicalTrials.gov).

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined:

●	Phase 1: The product candidate is initially introduced into healthy human subjects. These clinical trials are designed to test the safety, dosage tolerance, absorption, metabolism, distribution, excretion, side effects, and, if possible, early evidence of effectiveness. In the case of some products for severe or life-threatening diseases when the product may be too inherently toxic to ethically administer it to healthy volunteers, the initial human testing is often conducted in individuals who have the targeted disease or condition instead of healthy subjects;

●	Phase 2: The product candidate is administered to a limited population of individuals who have the specified disease or condition to continue to evaluate safety, as well as preliminary efficacy, optimal dosages and dosing schedule, possible adverse side effects and safety risks. Multiple Phase 2 clinical trials may be conducted to obtain information prior to beginning larger and more expensive Phase 3 (i.e., pivotal) clinical trials; and

●	Phase 3: Generally, the largest in size, Phase 3 clinical trials are generally conducted at multiple geographically dispersed clinical trial sites. The product candidate is administered to an expanded population of individuals who have the specified disease or condition to further evaluate dosage, provide statistically significant evidence of clinical efficacy and gain additional safety data. These clinical trials are intended to establish the overall risk/benefit ratio of the investigational product and to provide an adequate basis for product approval.

Concurrent with clinical trials, sponsors usually complete additional animal studies. Sponsors must also develop information about the chemical and physical characteristics of the biologic and finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate, and, among other things, the manufacturer must develop methods for testing the identity, strength, quality, and purity of the final biologic. In addition, the sponsor must develop and test appropriate packaging, and must conduct stability studies to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life. Before approval of a BLA, FDA evaluates the establishment by an on-site inspection to ensure the facilities and controls used for the manufacture, processing, packaging, and testing of the drug are adequate to ensure and preserve its identity, strength, quality, and purity.

During the development of a new biologic, sponsors are given opportunities to meet with the FDA. These meetings typically occur before the submission of an IND (i.e., pre-IND meeting), at the end of Phase 2 (i.e., EOP2 meeting), and before a BLA is submitted (i.e., pre-BLA meeting). Meetings at other times may be requested. These meetings provide an opportunity for the sponsor to share information about the data gathered to date, for the FDA to provide advice, and for the sponsor and the FDA to reach agreement on the next phase of development. Sponsors typically use EOP2 meetings to discuss Phase 2 clinical results and present plans for the pivotal Phase 3 clinical trials that they believe will support approval of the new biologic.

U.S. Review and Approval Process for Biologic Drugs

Assuming successful completion of all required testing in accordance with the applicable statutory and regulatory requirements, the sponsor submits a BLA to the FDA. A BLA contains the results of product development, preclinical and other non-clinical studies and clinical trials, descriptions of the manufacturing process, analytical testing, proposed labeling and other relevant information. The submission of a BLA is subject to the payment of a substantial application fee under the Prescription Drug User Fee Amendments (“PDUFA”). PDUFA fees apply to both drugs and biologics. Sponsors may seek a waiver of these fees in certain limited circumstances, including a waiver of the application fee for the first BLA or NDA submitted by a small business. Product candidates with an Orphan Drug Designation (“ODD”) are not subject to the BLA application fee unless the product application also includes a non-orphan indication.

The FDA reviews a BLA to determine, among other things, whether a biologic is safe, pure, and potent (i.e., effective) for its intended use and whether its manufacturing is GMP-compliant to assure the product’s identity, strength, quality and purity. Under PDUFA, the FDA has a goal date of ten months from the date of “filing” to review and act on the submission. However, the time between submission and filing can add an additional two months as FDA conducts a preliminary review to ensure that the BLA is sufficiently complete to permit substantive review. Formal FDA review of the BLA does not begin until FDA has accepted it for filing. The FDA may refer an application in some cases to an advisory committee for its independent review. An advisory committee is a panel of independent experts, including clinicians and other scientific experts, that reviews, evaluates and provides a recommendation to FDA as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

Before approving a BLA, the FDA will typically inspect the locations where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMPs, and are adequate to assure consistent production of the product within required specifications. An important part of a BLA is a lot release protocol that the sponsor will use to test each lot of product made after BLA approval, as well as the FDA’s own test plan that will be used for confirmatory testing of each post-approval product lot that is made before it is released to the public. If the FDA determines that the data and information in the application, including about the manufacturing process or manufacturing facilities, are not acceptable, then the FDA will outline the deficiencies and often will request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

After the FDA evaluates a BLA, it will either issue an approval letter or a Complete Response Letter (“CRL”). The approval letter authorizes commercial marketing of the biologic with approved prescribing information for specific approved indications. On the other hand, a CRL indicates that the review cycle of the application is complete but the BLA cannot be approved in its present form. A CRL usually describes the specific deficiencies identified by the FDA and describes the actions the sponsor must take to correct those deficiencies. A sponsor that receives a CRL must resubmit the BLA after addressing the deficiencies or withdraw the application. Even if such additional data and information are submitted to address the deficiencies, the FDA may decide that the data and information in the resubmitted BLA do not satisfy the approval criteria.

Following marketing approval, a sponsor may need to fulfill certain post-marketing requirements (“PMRs”) or post-marketing commitments (“PMCs”). For example, post-approval trials, sometimes referred to as Phase 4 studies, may be conducted after initial marketing approval. These trials are used to gain additional experience from the treatment of patients for the intended therapeutic indication. The trials may be agreed upon prior to approval, or the FDA may require them if new safety issues emerge. Following approval, a sponsor may also need to conduct a pediatric study that was temporarily deferred during the initial product development process. Under the Pediatric Research Equity Act (“PREA”), a sponsor must conduct pediatric clinical trials for most new drugs or biologics, for a new active ingredient, new indication, new dosage form, new dosing regimen or new route of administration. The required assessment must evaluate the safety and effectiveness of the product for the claimed indications in all relevant pediatric subpopulations and support dosing and administration for each pediatric subpopulation for which the product is safe and effective. PREA studies must be included in the application unless the sponsor has received a deferral or waiver.

A risk evaluation and mitigation strategy (“REMS”) may also be an important component of a BLA approval that requires sponsor post-marketing regulatory efforts. A REMS is a safety strategy to manage a known or potential serious risk associated with a drug or biologic and to enable patients to have continued access to such medicines by managing their safe use. A REMS may include medication guides, physician communication plans, or elements to assure safe use (ETASU) such as restricted distribution methods, patient registries, and other risk minimization tools.

Once approved, the FDA may withdraw the product approval if compliance with PMRs, PMCs, or a REMS program is not maintained or if problems occur after the product reaches the marketplace. The FDA may also request that a product be recalled for an identified safety issue. In addition, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could impact the timeline for regulatory approval or otherwise impact ongoing development programs.

MANAGEMENT

The following table sets forth certain information with respect to our directors, executive officers and significant employees as of September 16, 2024:

Name	Age	Position
Executive Officers:
Graydon Bensler	33	Chief Executive Officer, Chief Financial Officer and Director
Braeden Lichti	39	Chairman of the Board
Non-Executive Directors:
Jeffrey Parry(1)(2)(3)	64	Independent Director and Chair of Nominating Committee
George Kovalyov(1)(2)(3)	39	Independent Director and Chair of Compensation Committee
Juliana Daley(1)(2)(3)	36	Independent Director and Chair of the Audit Committee
Jordan R. Plews, PhD	41	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating Committee.

Each of our directors serves for a term of one year ending on the date of the subsequent annual meeting of stockholders following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director is to serve until his or her successor is elected and qualified or until his death, resignation or removal. Our Board appoints our officers, and each officer is to serve until his or her successor is appointed and qualified or until his or her death, resignation or removal.

Graydon Bensler, CFA, Chief Executive Officer, Chief Financial Officer and Director

Mr. Bensler has served as our Chief Executive Officer since June 2024 and Chief Financial Officer since inception and a director since June 9, 2020. Mr. Bensler is a financial professional and analyst with over seven years of experience in financial consulting and management for both private businesses and US/Canadian publicly traded companies and is a CFA Charterholder (CFA) In 2017, Mr. Bensler Co-founded an Ed Tech curriculum management and scheduling company that was implanted in academic schools in Canada and the United States. From 2017 to 2019, Mr. Bensler was an account manager at a leading Canadian investor relations firm where he represented publicly traded companies across a wide range of sectors where he worked directly with investment banks, investment brokers and company executives and directors. During his tenure, Mr. Bensler created and conveyed messaging about his clients’ strategic position in the market and successfully guided several companies through multiple financings. From 2019 to 2021, Mr. Bensler was a Senior Associate at Evans & Evans, a Canadian boutique investment banking firm where he led valuations and going public transactions for Canadian and United States companies. In this capacity, Mr. Bensler gained strong knowledge of the capital markets, public company compliance requirements, and regularly interfaced with regulators, auditors, board and executive management. Mr. Bensler was also a director of publicly traded Health Logic Interactive Inc. (TSXv:CHIP) from 2020 to 2024. We believe that Mr. Bensler’s past experience as our Chief Financial Officer, his familiarity with both the banking and the financial consulting sectors and his having served as an account manager for similarly situated companies makes him a qualified director for our Company.

Mr. Bensler received his Bachelor of Management and Organizational Studies degree from the University of Western Ontario, with specialization in Finance, and is a CFA Charterholder.

Braeden Lichti, Chairman of the Board

Braeden Lichti is the founder and Chief Executive Officer of BWL Investments Ltd., a privately held holding corporation he established in 2016, and NorthStrive Companies, Inc., a U.S. based investment and advisory services company he founded in 2021. Mr. Lichti also serves as Chairman of Hydromer, Inc., a global leader in surface modification and coating solutions, focusing on hydrophilic, thromboresistant and antimicrobial coatings for medical devices and various industrial applications. Established in 1980 and headquartered in Concord, North Carolina, Hydromer offers a wide range of services, including polymer research and development, contract coating and specialized analytical testing. Mr. Lichti co-founded Elevai Labs Inc. in 2020 and has served as its advisor and has been a principal stockholder since its formation. He has remained the largest stockholder through companies he controls and recently assumed the role of Chairman in 2024. We believe that Mr. Lichti’s past experience as our director and advisor, his extensive executive experience and his having served as Chairman for similarly situated companies makes him a qualified director for our Company.

Jeffrey Parry, Independent Director, Chair of the Nominating Committee and member of the of Audit Committee and Compensation Committee

Mr. Parry was appointed as an independent director in June 2023 and is the president of Mystic Marine Advisors LLC, a Connecticut based advisory firm he founded in 1998 focused on emerging and turnaround situations for strategic and financial stakeholders. Jeffrey served as Executive Chairman of TBS Shipping Limited from 2012 to 2018 where he led a successful restructuring and co-founded Valhalla Shipping, Inc with an $167 million equity investment by institutional investors. From July 2008 to October 2009, Mr. Parry was the Chief Executive Officer of Nasdaq-listed Aries Maritime Transport Limited and led a successful turn-around and sale to strategic investors. Mr. Parry was a Managing Director of Poten & Partners, an international energy advisor, from 2001 to 2007 where in 2006 he co-founded Poten Capital Services LLC, a New York based broker-dealer. Earlier in his career, Mr. Parry founded Cool FM and 7X Television in Athens, Greece and served as President of One Fifth Avenue Apartment Corporation. Since 2010, Jeffrey has served as an independent director of Nasdaq listed Globus Maritime Ltd. where he sits on the audit committee. Since 2022, Jeffrey has also become an independent director of Digitrax Entertainment Inc., a Tennessee based music technology start-up. Mr. Parry’s educational and professional experience in business, his background and familiarity in investment banking, his having served as a director of a company listed on Nasdaq makes him a qualified director candidate for our Company.

George Kovalyov, Independent Director, Chair of the Compensation Committee and member of the of Audit Committee and Nominating Committee

Mr. Kovalyov has acted as Chief Financial Officer and Treasurer of Marizyme, Inc. since December 2021. Since November 2022, Mr. Kovalyov has also been a director of DGTL Holdings Inc. Previously he served as the chief operating officer and director of Health Logic Interactive Inc. (“HLII”) from September 2020 to November 2021, and as HLII’s chief financial officer from December 2021 to September 2022. In addition, Mr. Kovalyov served as a director and audit committee member of Margaret Lake Diamonds Inc. from January 2021 to August 2022. From September 2018 to September 2020, Mr. Kovalyov was VP of Finance and director of Phivida Holdings Inc., a brand of cannabidiol-infused foods, beverages and clinical products. From October 2016 to September 2020, Mr. Kovalyov was the principal owner of Schindler and Company, an accounting consulting firm. Mr. Kovalyov is a chartered accountant and is a member of Chartered Professional Accountants of Canada. Mr. Kovalyov is qualified to serve on the Board due to his extensive accounting and finance experience.

Juliana Daley, CPA Independent Director, Chair of the Audit Committee and member of the of Compensation Committee and Nominating Committee

Ms. Daley was appointed as an independent director in June 2023 and holds over eleven years of accounting, controller, and financial reporting experience in the public sector. Ms. Daley has worked a variety of industries in both the United States and Canada. Since July 2021, Ms. Daley has served as Manager of Accounting at Anavex Life Sciences Corp. (NASDAQ: AVXL), a clinical-stage biopharmaceutical company based in New York, NY that is focused on developing treatments for debilitating neurodegenerative and neurodevelopmental diseases. In addition, from August 2021 to July 2022, she served as an independent director and audit committee chair to Vegano Foods (CSE: VAGN) during Vegano Food’s initial public offering in February 2022. From October 2015 to July 2021, Ms. Daley was a Manager of Financial Reporting and Advisory Services to various public companies in the United States and Canada, through her position with the accounting firm, Treewalk (previously ACM Management, Inc.). At Treewalk Ms. Daley assisted clients in meeting their quarterly and annual reporting requirements including the preparation of complete financial reporting packages and managing assurance engagements from start to finish. At Treewalk, she also served as chief financial officer to Makena Resources Inc. (CSE: MKNA) (April 2018 - April 2019) and Naked Brand Group Inc. (NASDAQ: NAKD) (March 2018 - June 2018) until the completion of their prospective mergers in April 2019 and June 2018, respectively. From September 2011 to April 2015, Ms. Daley was employed with Naked Brand Group Inc., where she worked in the accounting department, serving as controller from August 2013 until her departure in April 2015, and where she was also responsible for assisting in various operational functions including EDI implementation, ERP implementation, inventory management, information technology and office administration. From July 2021 to present, Ms. Daley has acted as manager of accounting at Anavex Life Sciences where she assists to in the finalization of all internal reporting, budgeting, and operational matters such as annual SOX audits, quarterly reviews, IT audits, and annual audits. Ms. Daley’s expertise in financial accounting for public companies and her having served as a chief financial officer and controller on companies listed on United States public exchanges makes her a qualified director candidate for our company.

Jordan R. Plews PhD, Director

Dr. Plews is one of our directors and a co-founder and was our former Chief Executive Officer from inception until June 2024. Dr. Plews led the acquisition of Reactive Medical Labs Inc and the development and design of Elevai Exosomes™. After completing his undergraduate in biochemical engineering at University College London in the UK, Dr. Plews worked as part of Pfizer’s bioprocess development group before returning to academia for his doctorate in Stem Cell Research and Molecular Biology. He was recruited by Stanford’s School of Medicine and worked under Dr. Joseph Wu, now head of the American Heart Association, and Joe Gold, who was previously Senior Director at Geron Corporation. After completing a certification from Stanford’s Graduate School of Business, Dr. Plews worked as a product and project manager in the biotech field, developing and launching projects to help researchers and clinicians, before eventually transitioning into entrepreneurship and the founding of Elevai.

Prior to cofounding Elevai, Dr. Plews was a senior leader in product management for the oncology division of Natera Inc from 2019-2021, where he led the launch and expansion of Natera Inc.’s first oncology product, Signatera. Signatera is a personalized cancer diagnostic based on next generation sequencing cellular data. Before Natera Inc., from 2015-2019, Dr. Plews served as Chief Scientific Officer of Xytogen Biotech Inc., which produced FACTORFIVE Skincare and a number of white label cosmetic and/or aesthetic products for the physician-dispensed market. Prior to Xytogen Biotech Inc., From 2014-2016 Dr. Plews served as a Global Product Marketing Manager for Becton, Dickinson and Company, focusing on development of products for scientific and regenerative medicine researchers, as well as participating in business development and merger and acquisition activities. We believe that Dr. Plews’ past experience as our executive officer, his extensive executive experience and his having served as executive officer for similarly situated companies makes him a qualified director for our Company.

Dr. Plews holds a Bachelor of Engineering and Engineering Doctorate from University College London and completed his post-doctoral research at Stanford University in Stem Cells and Regenerative Medicine.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our amended and restated bylaws (“Bylaws”). Our officers are appointed by our Board and hold office until their resignation or removal by the Board.

Board Leadership Structure and Risk Oversight

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk.

Board of Directors

Our business and affairs are managed under the direction of our Board. Our Board consists of six directors, three of whom qualify as “independent” under the listing standards of Nasdaq.

Directors serve until the next annual meeting and until their successors are elected and qualified.

Director Independence

Our Board is composed of a majority of “independent directors” as defined under the rules of Nasdaq. We use the definition of “independence” applied by Nasdaq to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three (3) years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our Board has determined that Jeffrey Parry, George Kovalyov and Juliana Daley are independent directors of the Company.

Board Committees

We have established three committees under the board of directors: an audit committee, a compensation committee and a nominating committee. We have adopted a charter for each of the three committees. Copies of our committee charters are posted on our corporate investor relations website.

Each committee’s members and functions are described below.

Audit Committee. Our Audit Committee consists of Jeffrey Parry, George Kovalyov and Juliana Daley. Ms. Daley is the chairman of our audit committee. We have determined that these directors satisfy the “independence” requirements of Nasdaq Rule 5605 and Rule 10A-3 under the Securities Exchange Act of 1934. Our board of directors has determined that Ms. Daley qualifies as an audit committee financial expert and has the accounting or financial management expertise as required under Item 407(d)(5)(ii) and (iii) of Regulation S-K. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	monitoring management’s communication and implementation of the Company’s anti-fraud policy;

●	reviewing the Company’s cybersecurity mitigation measures and practices periodically;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our Compensation Committee consists of Jeffrey Parry, George Kovalyov and Juliana Daley. Mr. Kovalyov is the chairman of our compensation committee. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nomination Committee. Our Nomination Committee consists of Jeffrey Parry, George Kovalyov and Juliana Daley. Mr. Parry is the chairman of our nomination committee. The nomination committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nomination committee is responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Code of Ethics

The Company adopted a Code of Ethics applicable to its directors, officers, and employees. This includes our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Ethics is posted on our website.

Compensation Recovery Policy

Under the Sarbanes-Oxley Act, in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our executive officers. The SEC also recently adopted rules which direct national stock exchanges to require listed companies to implement policies intended to recoup bonuses paid to executives if the company is found to have misstated its financial results.

In 2023, we adopted an executive compensation recovery policy or “Clawback Policy” in compliance with Nasdaq rules. Under our Clawback Policy, if we are required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements under any United States securities laws, we will be entitled to recover (and will seek to recover), from our executive officers, any excess incentive-based compensation received by our executive officers during the three-year period prior to the date on which we are required to prepare the restatement. This policy applies to both equity-based and cash compensation awards. The “excess compensation” is the difference between the actual amount that was paid and the amount that would have been paid if the financial statements were prepared properly in the first instance.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past 10 years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his or her involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Introduction

This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

Our named executive officers (“Named Executive Officers” or “NEOs”) are or were, as applicable:

●	Graydon Bensler, Chief Executive Officer and Chief Financial Officer;

●	Jordan R. Plews, former Chief Executive Officer and President;

●	Brenda Buechler, former Chief Marketing Officer; and

●	Christoph Kraneiss, former Chief Commercial Officer

The objective of our compensation program is to provide a total compensation package to each NEO that will enable us to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our equity holders, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward NEOs for performance.

Compensation of Directors and Named Executive Officers

The following table presents information regarding the total compensation (excluding equity-based compensation reported) awarded to, earned by, and paid to our NEOs for services rendered to us in all capacities for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Total ($)
Graydon Bensler	2023	$85,000	25,000	-	$110,000
Chief Executive Officer, Chief Financial Officer and Director	2022	$85,000	$-	$-	$85,000

Jordan R. Plews	2023	$200,000	-	-	$200,000
Director and Former CEO and President	2022	$200,000	10,000	-	$210,000

Brenda Buechler(2)	2023	$190,000	-	-	$190,000
Former Chief Marketing Officer	2022	$79,167	5,000	143,679	$227,846

Christoph Kraneiss(3)	2024	$180,000	-	-	$180,000
Former Commercial Officer	2023	$75,000	-	121,227	$196,227

(1)	The options granted vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter. The grant date fair value of the options, calculated using the Black-Scholes Option Pricing model, is included in the table above. As of the date of this report, no options have been exercised by the NEOs.

(2)

On June 20, 2024, we notified Brenda Buechler that she was involuntarily terminated without “cause” or laid off from employment as part of a wider job elimination/restructuring or reduction in force of the Company in order to streamline the Company’s operations and organizational structure.

(3)	On June 20, 2024, we notified Christoph Kraneiss that he was involuntarily terminated without “cause” or laid off from employment as part of a wider job elimination/restructuring or reduction in force of the Company in order to streamline the Company’s operations and organizational structure.

Employment Arrangements with Named Executive Officers

Graydon Bensler

Mr. Bensler serves as Chief Executive Officer and Chief Financial Officer of the Company through an amended and restated consulting agreement, by and between the Company and GB Capital Ltd., a British Columbia, Canada corporation controlled by Mr. Bensler. Mr. Bensler accepted an appointment by the Board as of the close of business on June 21, 2024, and agreed to receive his ongoing compensation of $200,000 per annum in exchange for his services.

Jordan R. Plews

In September 2021, we entered into an employment contract with Dr. Jordan R. Plews pursuant to which he served as the Company’s Chief Executive Officer, effective as of October 1, 2021 until his resignation on June 21, 2024.

The agreement is at will and subject to termination prior to completion of the services at any time by us, or with 14 days’ prior written notice by Dr. Plews and for any reason not prohibited by law.

Pursuant to the terms and provisions of the agreement: (a) Dr. Plews was appointed as our Chief Executive Officer and undertook and performed the duties and responsibilities normally and reasonably associated with such office; and (b) we agreed to pay Dr. Plews an annual salary of $200,000 in addition to equity compensation in the form of stock options in accordance with our 2020 Equity Incentive Plan, as amended. Dr. Plews continues to serve as Chief Executive Officer of Elevai Skincare Inc. under this employment contract.

Brenda Buechler

In June 2022, we entered into an employment contract with Brenda Buechler as the Company’s Chief Marketing Officer, effective as of August 1, 2022. On June 20, 2024, we terminated this employment agreement.

Pursuant to the terms and provisions of the agreement: (a) Ms. Buechler was appointed as our Chief Marketing Officer and undertook and performed the duties and responsibilities normally and reasonably associated with such office; and (b) we agreed to pay Ms. Buechler an annual salary of $190,000 in addition to equity compensation in the form of stock options in accordance with our 2020 Equity Incentive Plan, as amended. except that 25% of those stock-options shall not vest and become exercisable until the first anniversary of the grant date and, thereafter, the options shall vest at a rate of 25% per annum and become exercisable with respect to 100% of the shares subject to the option on the fourth anniversary of the grant date.

Christoph Kraneiss

In August 2022, we entered into an employment contract with Christoph Kraneiss as the Company’s Chief Commercial Officer, effective as of August 8, 2022. On June 20, 2024, we terminated this employment agreement.

Pursuant to the terms and provisions of the agreement: (a) Mr. Kraneiss was appointed as our Chief Commercial Officer and undertook and performed the duties and responsibilities normally and reasonably associated with such office; and (b) we agreed to pay Mr. Kraneiss an annual salary of $180,000 in addition to equity compensation in the form of stock options in accordance with our 2020 Equity Incentive Plan, as amended. except that 25% of those stock-options shall not vest and become exercisable until the first anniversary of the grant date and, thereafter, the options shall vest at a rate of 25% per annum and become exercisable with respect to 100% of the shares subject to the option on the fourth anniversary of the grant date.

Outstanding Equity Awards at 2023 Fiscal Year-End for Named Executive Officers of Elevai Labs, Inc.

As of December 31, 2023, the following outstanding equity awards in the form of nonstatutory stock options to our NEOs are as follows:

NEO	Outstanding		Average Exercise price	Expiration Date	Vested
Graydon Bensler, Chief Executive Officer and Chief Financial Officer	200,000	(1)	$0.60	February 8, 2031	145,835
Jordan R. Plews, former Chief Executive Officer and President	200,000	(1)	$0.60	February 8, 2031	145,835
Brenda Buechler, former Chief Marketing Officer	40,000	(1)	$0.60	April 25, 2032	16,667
	110,000	(1)	$1.34	July 1, 2032	38,958
Christoph Kraneiss, former Chief Commercial Officer	100,000	(1)	$1.34	August 8, 2032	33,333

(1)	Vesting is 1/48 monthly, 1 year cliff

Director Compensation

We intend to and have agreed to compensate our independent directors for their service as directors through a mix of cash and stock options. In addition to in-person attendance bonuses, we intend to reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

On June 1, 2023, we rescinded previously granted but unissued nonstatutory stock options to each of our independent director nominees and instead granted nonstatutory stock options to purchase 240,000 shares of the Company’s common stock to our then independent director nominees and related parties Jeffery Parry, Crystal Muilenburg and Julianna Daley under our 2021 Equity Incentive Plan. The equity compensation grants were directly in relation to the appointment of Mr. Parry, Ms. Daley and Ms. Muilenburg as our independent directors. The options maintain a contractual life of 10 years and an exercise price of $5.00 per share of common stock. All options vest at a rate of 25% on the first anniversary of the date of grant and the remaining 75% vest evenly over 36 months thereafter.

Equity Incentive Awards

Elevai has historically granted stock options to its employees, including its executive officers, under the 2020 Equity Incentive Plan where our Board or any of its committees can grant issuances of incentives stock options, nonstatutory stock options, and restricted stock to our employees, advisors and directors. The exercise price of incentive stock options and nonqualified stock options will be no less than 100% of the fair value per share of the Company’s common stock on the date of grant. If an individual owns common stock representing more than 10% of the voting shares and the grant is an incentive stock option, the price of each share will be at least 110% of the fair value on the date of grant.

The aggregate number of shares of common stock allocated and made available for issuance pursuant to stock options granted under the Plan may not exceed 1,734,188 shares of common stock. As of the date of this prospectus, options to purchase 1,378,136 shares of common stock under the Plan were outstanding, and 251,885 shares were available for future grant. Each option granted under the Plan will carry a term of no more than 10 years from the date of grant and the Plan will remain in effect until it is terminated by the Board. The term and vesting periods for options granted under the Plan are determined by the Board. The summary does not contain a complete description of all provisions of the 2020 Plan and is qualified in its entirety by reference to the 2020 Plan, a copy of which is filed as Exhibit 10.2 to our offering statement of which this prospectus forms a part.

Policies and Practices for Granting Certain Equity Awards

Our policies and practices regarding the granting of equity awards are carefully designed to ensure compliance with applicable securities laws and to maintain the integrity of our executive compensation program. The Compensation Committee is responsible for the timing and terms of equity awards to executives and other eligible employees.

The timing of equity award grants is determined with consideration to a variety of factors, including but not limited to, the achievement of pre-established performance targets, market conditions and internal milestones. The Company does not follow a predetermined schedule for the granting of equity awards; instead, each grant is considered on a case-by-case basis to align with the Company’s strategic objectives and to ensure the competitiveness of our compensation packages.

In determining the timing and terms of an equity award, the Board or the Compensation Committee may consider material nonpublic information to ensure that such grants are made in compliance with applicable laws and regulations. The Board’s or the Compensation Committee’s procedures to prevent the improper use of material nonpublic information in connection with the granting of equity awards include oversight by legal counsel and, where appropriate, delaying the grant of equity awards until the public disclosure of such material nonpublic information.

The Company is committed to maintaining transparency in its executive compensation practices and to making equity awards in a manner that is not influenced by the timing of the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Company regularly reviews its policies and practices related to equity awards to ensure they meet the evolving standards of corporate governance and continue to serve the best interests of the Company and its shareholders.

Equity Compensation Plan Information

The table below sets forth information concerning securities granted under equity compensation plans approved and not approved by security holders of the Company and the weighted average exercise price for such securities as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	$1,523,084	$1.71	$106,937	(1)
Equity compensation plans not approved by security holders	—	$—	—
Total	1,523,084	$1.71	106,937

(1)	106,937 securities remaining available for future issuance under the Company’s 2020 Equity Incentive Plan (the “Plan”). The aggregate number of shares allocated and made available for issuance pursuant to stock options granted under the Plan shall not exceed 1,734,188 shares.

PRINCIPAL STOCKHOLDERS

The following table provides information with respect to the beneficial ownership of our common stock as of September 16, 2024 by:

●	each of our executive officers and directors;

●	all of our current directors and executive officers as a group; and

●	each person or entity, or group of persons or entities, known by us to own beneficially more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of September 13, 2024. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Percentage ownership is based on 20,804,614 shares of common stock outstanding as of September 16, 2024.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Beneficial Ownership Prior to this Offering	Percentage of Beneficial Ownership After this Offering
5% or Greater Shareholders:
BWL Investments Ltd.(2)	1,906,414		9.2%	3.9%
JP Bio Consulting LLC(3)	2,859,788		13.7%	5.8%
Hatem Abou-Sayed MD MBA FACS, a Professional Medical Corporation(4)	1,371,905		6.6%	2.8%
Hatem Abou-Sayed(5)	1,563,572		7.4%	3.1%
Santorio Biomedical, LLC(6)	1,225,000		5.9%	2.5%

Directors, Named Executive Officers and Other Executive Officers:
Jordan R. Plews, former Chief Executive Officer and Director	3,043,121	(7)	14.5%	6.1%
Graydon Bensler, Chief Executive Officer, Chief Financial Officer and Director	1,033,121	(8)	4.9%	2.1%
Braeden Lichti, Chairman of the Board	3,815,632	(9)	18.0%	7.7%
Jeffrey Parry, Director	75,667	(10)	* %	* %
George Kovalyov, Director	-		-%	-%
Juliane Daley, Director	29,533	(11)	* %	* %
All executive officers and directors as a group (6 persons)	7,997,074	(12)	37.0%	16.0%

*	Denotes less than one (1%) percent.

(1)	Unless otherwise indicated, the business address of each of the individuals is our address of c/o Elevai Labs, Inc., 120 Newport Center Drive, Ste. 250, Newport Beach, CA 92660.

(2)	Braeden Lichti has sole voting and dipositive power over the shares held by BWL Investments Ltd. The address of BWL Investments Ltd. is 650 West Georgia Street #3200, British Columbia Canada V6B 4P7.

(3)	Jordan R. Plews has sole voting and dipositive power over the shares held by JP Bio Consulting LLC. The address of JP Bio Consulting LLC is 2615 Q Street, #1, Sacramento, CA 95816.

(4)	Consists of (i) 1,359,342 shares of Common Stock and (ii) 12,563 shares of Common Stock underlying warrants. Hatem Abou-Sayed has sole voting and dipositive power over the shares held by Hatem Abou-Sayed MD MBA FACS, a Professional Medical Corporation. The address of Hatem Abou-Sayed MD MBA FACS is 4510 Executive Drive, Suite 210, San Diego, CA 92121.

(5)	Consists of (i) 1,359,342 shares of Common Stock held by Hatem Abou-Sayed MD MBA FACS of which Dr. Abou-Sayed has sole voting and dipositive power over the shares, (ii) 12,563 shares of Common Stock underlying warrants and (iii) 191,667 shares of Common Stock that Dr. Abou-Sayed has the right to acquire from us within 60 days of September 16, 2024, pursuant to the exercise of stock options granted under the 2020 Equity Incentive Plan.

(6)	Deniel Mero has sole voting and dipositive power over the shares held by Santorio Biomedical, LLC. The address of Santorio Biomedical, LLC is 99 Wall St, Suite 1925, New York, NY, 10005.

(7)	Consists of (i) 2,851,454 shares of Common Stock held by JP Bio Consulting LLC of which Dr. Plews has sole voting and dipositive power over the shares and (ii) 191,667 shares of Common Stock that Dr. Plews has the right to acquire from us within 60 days of September 16, 2024, pursuant to the exercise of stock options granted under the 2020 Equity Incentive Plan.

(8)	Consists of (i) 841,454 shares of Common Stock held by GB Capital Ltd. of which Mr. Bensler has sole voting and dipositive power over the shares and (ii) 191,667 shares of Common Stock that Mr. Bensler has the right to acquire from us within 60 days of September 16, 2024 pursuant to the exercise of stock options granted under the 2020 Equity Incentive Plan.

(9)	Consists of (i) 191,667 shares of Common Stock that Mr. Lichti has the right to acquire from us within 60 days of September 16, 2024 pursuant to the exercise of stock options granted under the 2020 Equity Incentive Plan, (ii) 1,906,414 shares of Common Stock held by BWL Investments Ltd. of which Mr. Lichti has sole voting and dipositive power over the shares, (iii) 828,000 shares of Common Stock held by BWL Holdings Ltd. of which Mr. Lichti has sole voting and dipositive power over the shares, (iv) 828,000 shares of Common Stock held by Northstrive Fund II LP of which Mr. Lichti has sole voting and dipositive power over the shares and (v) 61,551 shares of Common Stock underlying warrants held by BWL Investments Ltd.

(10)	Consists of (i) 41,667 shares of Common Stock and (ii) 40,000 shares of Common Stock that Mr. Parry has the right to acquire from us within 60 days of September 16, 2024, pursuant to the exercise of stock options granted under the 2020 Equity Incentive Plan.

(11)	Consists of (i) 1,200 shares of Common Stock and (ii) 28,333 shares of Common Stock that Ms. Daley has the right to acquire from us within 60 days of September 16, 2024, pursuant to the exercise of stock options granted under the 2020 Equity Incentive Plan.

(12)	Consists of (i) 7,298,189 shares of Common Stock beneficially owned by our directors and executive officers and (ii) 637,334 shares of Common Stock underlying outstanding options, exercisable within 60 days of September 16, 2024 and (iii) 61,551 shares of common stock underlying warrants.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions entered since January 1, 2022 to which we have been a party in which the amount involved exceeded or will exceed $35,410, which represents 1% of the average of our total assets amounts as of December 31, 2023 and 2022), and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

The Company paid consulting fees of $95,078 and $46,919 to GB Capital Ltd., a company controlled by Graydon Bensler, Chief Financial Officer and Director in 2022 and 2021, respectively.

BWL Investments Ltd., a British Columbia Canadian Corporation (“BWL”) owned and managed by Braeden Lichti and Hatem Abou-Sayed “Tim” Sayed, our former Chief Medical Officer subscribed to $48,980 and $10,000 in promissory notes, respectively. On July 15, 2022, these promissory notes and accrued interest were converted into Series A preferred shares and warrants as follows:

	Series A preferred shares	Warrants	Promissory notes and accrued interest
BWL Investments Ltd.	61,551	61,551	$49,538
Tim Sayed, former director and Chief Medical Officer	12,563	12,563	10,112
	74,114	74,114	$59,650

Pursuant to an advisory board agreement between us and Jeffery Parry, (an independent director to the Company as of June 1, 2023) dated August 12, 2021, on August 16, 2021, the Company granted Mr. Parry equity compensation in the form of nonstatutory stock options to purchase 41,667 shares of the Company’s Common Stock. Under an amended advisory board agreement between us and Jeffery Parry dated September 30, 2022 additional nonstatutory stock options to purchase 16,000 shares of the Company’s Common Stock were granted to Mr. Parry. The stock options held a contractual life of ten years and exercise price of $0.60 per Common Stock. These stock options were valued at $10,630 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter. Through unanimous written consent, the Board of the Company amended the vesting schedule for those stock options to accelerate the vesting of such stock options so that those stock options fully vested as of December 3, 2022. On December 16, 2022, Mr. Parry exercised all 41,667 stock options for a total exercise price of $25,000.20. On June 1, 2023, we terminated the advisory board agreement between us and Jeffery Parry.

As amended and agreed to on May 1, 2023, and as effective on January 4, 2022, we entered into a consulting agreement (the “CA”) with NorthStrive Companies Inc., a California Corporation (“NorthStrive”) owned and managed by Braeden Lichti. Pursuant to the CA, NorthStrive is to assist us in a variety of business matters, including assistance in our overall investor outreach and communications strategy, and advising us on becoming a “public” company. As of May 31, 2023, the Company had $192,705 (2022 - $120,000, 2021 - $23,520) due to NorthStrive, of which $22,705 (2021 - $23,520) is unsecured, non-interest bearing and are due on demand. $120,000 was due as of December 31, 2022, and the remaining $50,000 was due as of May 31, 2022. The aforementioned fees are due in contemplation for NorthStrive’s advisement under the CA, whereby starting on January 4, 2022, we agreed to compensate NorthStrive $10,000 per month (the “Compensation”). We retain the option, but not the obligation to issue the amount of Compensation due NorthStrive in shares of our Common Stock equal to our series A preferred stock price at $1.34138 per share equal to the value of the Compensation due to NorthStrive for services provided through and up to March 31, 2023 and $3.00 per share equal to the value of the Compensation due to NorthStrive for services provided after March 31, 2023 or via cash payment equal to the amount of Compensation outstanding however, that Compensation due NorthStrive shall accrue interest-free and payment of that Compensation has been deferred until the earlier of either (a) our raising an aggregate of at least US$2,000,000 of equity and/or debt investment from and after October 1, 2022, (b) our becoming listed on any established stock exchange or a national market system, or (c) a determination by our Board that Company has sufficient cash flows to support payment of the Compensation due to NorthStrive at the time of that determination.

On May 1, 2023, as effective on February 1, 2023, we entered into an advisory agreement (the “AA”) with Braeden Litchi which terminates after twenty-two months to strategically assist us in our maintenance of board governance, director recruitment, and direction for our board of directors strategy sessions. The AA was entered into under contemplation of Mr. Litchi’s resignation from our Board effective February 1, 2023, and our desire to maintain Mr. Litchi’s compensation as a valuable advisor to us. Pursuant to the AA, we agreed with Mr. Litchi that in exchange for services under the AA, his options granted on February 9, 2021, to purchase 200,000 shares of our Common Stock under our 2020 Equity Incentive Plan shall continue to vest pursuant to the aforementioned terms under this section.

Prior to our reorganization, BWL Investments Ltd., a British Columbia Canadian Corporation (“BWL”) also owned and managed by Braeden Lichti, owned approximately 29.4% of our issued and outstanding shares of Common Stock and 100% of the equity interests in Reactive Labs. On June 4, 2021, we issued 100 shares of Common Stock to BWL in in exchange for substantially all of the assets and liabilities of Reactive Labs.

Braeden Lichti is one of our co-founders and our former chairman and director. He is the current chief executive officer of NorthStrive and BWL, as described herein and may be deemed a “promoter” as defined by Rule 405 of the Securities Act though we elect to refer to him as a “founder” or “organizer” as permitted under Rule 405. There are no other promoters of our company.

In May, and December of 2022, we granted nonstatutory stock options to purchase 250,000 shares of the Company’s Common Stock to Brenda Buechler, our former Chief Marketing Officer, and Christoph Kraneiss, our former Chief Commercial Officer. The options maintain a contractual life of ten years and weighted average exercise price of $1.22 per share of Common Stock. These stock options were valued at $264,906 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter. Details of the fair value granted to each individual and the related expense recorded for the year ended December 31, 2022, are as follow:

	December 31, 2022	Fair value of stock options granted
Brenda Buechler, former Chief Marketing Officer	$43,488	$143,679
Christoph Kraneiss, former Chief Commercial Officer	28,344	121,227
	$71,832	$264,906

On June 1, 2023, we rescinded previously granted but unissued nonstatutory stock options to each of our independent director nominees and instead granted nonstatutory stock options to purchase 240,000 shares of the Company’s Common Stock to our then independent director nominees and related parties Jeffery Parry, Crystal Muilenburg and Julianna Daley under our 2021 Equity Incentive Plan. The equity compensation grants were directly in relation to the appointment of Mr. Parry, Ms. Daley and Ms. Muilenburg as our independent directors. The options maintain a contractual life of ten years and an exercise price of $5.00 per share of Common Stock. All options vest at a rate of 25% on the first anniversary of the date of grant and the remaining 75% vest evenly over 36 months thereafter.

Other Agreements with Our Stockholders

In connection with our Series A convertible preferred stock financing, we entered into an investors’ rights, and voting agreements containing registration rights, information rights, voting rights among other things, with certain holders of our preferred stock. Similarly, in connection with our common stock financing, we entered into a subordinate investors’ rights agreement containing registration rights and information rights with certain holders of our common stock. Each of those stockholder agreements terminated upon the closing of our initial public offering in 2023 whereby such stockholders are no longer entitled to the rights to them afforded therein.

DESCRIPTION OF SECURITIES

The following description of our securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our Certificate of Incorporation and our Bylaws.

General

We are authorized to issue one class of stock. The total number of shares of stock which we are authorized to issue is 375,000,000 shares of capital stock, 300,000,000 of which are common stock, $0.0001 par value per share of which 20,804,614 shares of which are outstanding as of September 16, 2024, and 75,000,000 shares of which are preferred stock of which none are outstanding. As of September 16, 2024, there were 59 holders of record of our common stock.

Common Stock

The holders of our common stock are entitled to the following rights:

Voting Rights. Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

Dividend Rights. Subject to limitations under Delaware law, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities.

Other Matters. The holders of our common stock that are not to be issued upon conversion of the convertible promissory notes have no subscription, redemption or conversion privileges; in addition, such common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable.

Securities Other than Common Stock Offered in this Offering

Warrants

The Warrants will be issued in the respective forms filed as an exhibit to the registration statement of which this prospectus is a part and the following summary is subject to and qualified in its entirety by the filed exhibits. You should review a copy of each form of Series A Warrant and Series B Warrant for a complete description of the terms and conditions applicable to the Warrants.

The following is a brief summary of the Warrants and is still subject in all respect to the provisions contained in the form of each applicable Warrant.

Duration and Exercise Price

Each Warrant offered hereby has an initial exercise price per share equal to $            (at least 250% of the Minimum Price as defined by the rules of Nasdaq). The exercise price of the Warrants were determined based on negotiations with the placement agent and the investors in this offering. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

The Warrants will be issued separately from the common stock and Pre-Funded Warrants included in this offering. Each share of our common stock or Pre-Funded Warrant purchased in this offering will include a Series A Warrant and Series B Warrant, each to purchase one share of our common stock. The Series A Warrants and Series B Warrants will be issued in certificated form only.

Exercisability

The Series A Warrants and the Series B Warrants are not exercisable until the Initial Exercise Date. The Series A Warrants will expire on the five-year anniversary of the Initial Exercise Date and the Series B Warrants will expire on the two and one-half year anniversary of the Initial Exercise Date.

Each Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full of the exercise price in immediately available funds for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder will not have the right to exercise any portion of the Series A Warrants or Series B Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants and Series B Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Cashless Exercise and Alternative Cashless Exercise

If at the time a holder exercises its Warrant, a registration statement registering the issuance of common stock underlying the Warrant under the Securities Act is not then effective or available, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of common stock determined according to a formula set forth in the Warrants.

In the case of the Series B Warrants, a holder may also effect an “alternative cashless exercise” at any time while the Series B Warrants are outstanding following the Initial Exercise Date. Under the alternate cashless exercise option, the holder of the Series B Warrant, has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cashless exercise of the Series B Warrant and (y) 3.0.

Company Redemption Option

The Series A Warrants and Series B Warrants are redeemable by the Company in certain circumstances. Subject to certain exceptions, if, (i) the daily volume weighted average trading price of the common stock of the Company has equaled or exceeded $0.423 (150% of the exercise price assuming an offering price of $0.282) for 10 consecutive trading days and (ii) the average daily trading volume of the shares of the common stock of the Company for such 10-trading day period exceeds $150,000 of shares, then we may upon 30 days’ notice (a “Redemption Notice”), call for redemption or cancellation of all or any portion of the warrants for which a notice of exercise has not yet been delivered for consideration equal to $0.0001 per warrant share. Any portion of a warrant subject to such Redemption Notice for which a notice of exercise shall not have been received by the Redemption Date (as hereinafter defined) will be canceled at 6:30 p.m. (New York City time) on the thirtieth calendar day after the date the Redemption Notice is sent by the Company (such date and time, the “Redemption Date”). Our right to call the warrants shall be exercised ratably among the holders based on each holders initial purchase of warrants.

Exercise Price Adjustments

In addition, and subject to certain exemptions, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice (excluding Exempt Issuances, as defined in the Placement Agency Agreement), or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of common stock, at an effective price per share less than the exercise price of the Series A Warrants then in effect, the exercise price of the Series A Warrants will be reduced to the lower of such price or the lowest VWAP during the five consecutive trading days immediately following such dilutive issuance or announcement thereof (subject to a floor price of $              prior to the Effective Shareholder Approval Date and a floor price of $ beginning on the Effective Shareholder Approval Date), and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price will remain unchanged.

If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our common stock and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days commencing on the date of such event is less than the exercise price of the Series A Warrants or Series B Warrants then in effect, then the exercise price of the Series A Warrants and Series B Warrants will be reduced to the lowest daily volume weighted average price during such period and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged, subject to the applicable floor price.

On the 11th trading day after Shareholder Approval (the “Reset Date”), the Series A Warrants’ and the Series B Warrants’ exercise price will be adjusted to equal the lower of (i) the exercise price then in effect and (ii) the greater of (a) the lowest daily volume weighted average price of the shares of Common Stock during the period commencing on the first trading day after the Effective Shareholder Approval Date and ending following the close of trading on the tenth trading day thereafter (the “Reset Period”), and (b) if prior to Shareholder Approval, a price equal to 50% of the Nasdaq Minimum Price, or following the Effective Shareholder Approval Date, a price equal to the 20% of the Nasdaq Minimum Price and the number of shares issuable upon exercise will be will be increased such that the aggregate exercise price of the Warrants on the issuance date for the shares of common stock underlying the Warrants then outstanding shall remain unchanged.

The exercise price and the number of shares issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalizations, reorganizations, schemes, arrangements or similar events affecting our common stock.

Any reduction to the exercise prices of the Series A Warrants and the Series B Warrants and resulting increase in the number of shares of common stock underlying the Warrants will be subject to a floor price equal to 50% of the Nasdaq Minimum Price as defined by the rules of Nasdaq prior to the Effective Shareholder Approval Date, and 20% of the Nasdaq Minimum Price beginning on the Effective Shareholder Approval Date. Following the Effective Shareholder Approval Date, the exercise price reduction and adjustment provisions with respect to the underlying shares of common stock in the Warrants described above will be effected using the reduced floor price.

Fundamental Transactions

In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock is converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Warrants. Additionally, as more fully described in the Warrants, in the event of certain fundamental transactions, the holders of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of such Warrants on the date of consummation of such transaction.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no established trading market for the Warrants. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange. Without an active trading market, the liquidity of the Warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

Waivers and Adjustments

Subject to certain exceptions, any terms of the Warrants may be amended or waived with our written consent and the written consent of the holder.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share of common stock equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, share combinations, reorganizations or similar events affecting our shares of common stock.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, at our election, the number of shares of common stock to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrants to us together with the appropriate instruments of transfer.

Trading Market

There is no established trading market for the Pre-Funded Warrants, and we do not expect an active trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited. The shares of common stock issuable upon exercise of the Pre-Funded Warrants are currently traded on Nasdaq.

No Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such holder exercise their Pre-Funded Warrants. The Pre-Funded Warrants provide that holders have the right to participate in distributions or dividends paid on our shares of common stock.

Warrant Certificate

The Pre-Funded Warrants will be issued in certificated form.

Other Securities of the Company Not Being Offered in this Offering

The following is a description of securities of the Company other than the common stock and Warrants being offered hereby.

Preferred Stock

As of September 16, 2024, no shares of preferred stock are issued and outstanding. However, our Board has the authority to issue up to 75,000,000 shares of preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

While we do not currently have any plans for the issuance of any shares of preferred stock, the issuance of shares of preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the common stock;

●	Diluting the voting power of the common stock;

●	Impairing the liquidation rights of the common stock; or

●	Delaying or preventing a change in control of the Company without further action by the stockholders.

Warrants

On November 24, 2023, we issued the underwriter in our initial public offering warrants (the “Representative’s Warrants”) to purchase an aggregate of 75,000 shares of our common stock, at an exercise price of $4.00 per share. The Representative’s Warrant may be exercised beginning on November 24, 2023, until November 24, 2029. As of September 16, 2024, no Representative’s Warrants have been exercised.

Convertible Notes

As of September 16, 2024, there are no convertible notes outstanding.

Options

As of September 16, 2024, there were 1,348,979 shares of common stock issuable upon exercise of outstanding options with a weighted exercise of $1.53 per share, of which a total of 983,464 option shares have vested.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction; or

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Vstock Transfer, LLC.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “ELAB.”

PLAN OF DISTRIBUTION

We have engaged Univest Securities, LLC to act as our exclusive placement agent to solicit offers to purchase the shares of our common stock (or Pre-Funded Warrants) and accompanying Warrants offered by this prospectus on a best efforts basis. The placement agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all, or any, of the shares of common stock, or Pre-Funded Warrants, and accompanying Warrants being offered. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. This is a best-efforts offering and there is no minimum number of securities or minimum aggregate amount of proceeds that is a condition to the closing of this offering. The placement agent may retain sub-agents and selected dealers in connection with this offering. We will have one closing for all the securities purchased in this offering. The combined public offering price per share of common stock, or Pre-Funded Warrant, and accompanying Warrants will be fixed for the duration of this offering.

Delivery of the securities offered hereby is expected to occur on or about September 24, 2024, subject to satisfaction of certain customary closing conditions.

We have agreed to pay the placement agent an aggregate fee equal to 8% (including the 1% non-accountable expense allowance) of the gross proceeds received in the offering and will issue to the placement agent, or its designees, Placement Agent Warrants to purchase up to 1,418,439 shares of common stock (which equals 5% of the shares being sold in this offering, including shares of common stock underlying the Pre-Funded Warrants being sold, if any) at an exercise price of $0.338 (120% of the assumed offering price per share of $0.282, which was the last reported sale price of our common stock on The Nasdaq Capital Market on September 10, 2024) on substantially the same terms as the Series A Warrants, except that the Placement Agent Warrants will have an expiration date of three and one-half years from the commencement of sales in this offering and are not subject to adjustment for subsequent equity sales, reset based on share combination events and Shareholder Approval, or redemption by the Company. The Placement Agent Warrants and the underlying shares of common stock are being registered on this prospectus. In addition, we have agreed to reimburse the placement agent for its legal fees, and other out-of-pocket fees, costs and expenses in connection with this offering in an amount up to $150,000.

	Per Share of Common Stock and Warrants	Per Pre-Funded Warrant and Warrants	Total
Public offering price	$	$	$
Placement agent fees(1)	$	$	$
Proceeds, before expenses, to us(2)(3)	$	$	$

(1)	Represents the placement agent fee and the non-accountable expense allowance payable to the placement agent. Does not include reimbursement by us of accountable fees, costs and expenses incurred by the placement agent in connection with this offering up to a maximum of $150,000.
(2)	We estimate that the total expenses of this offering, excluding placement agent fees but including reimbursement by us of accountable fees, costs and expenses incurred by the placement agent in connection with this offering, will be approximately $360,000.
(3)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Warrants or the Pre-Funded Warrants.

Assuming we raise the maximum amount offered of $8,000,000 in proceeds from this offering, we anticipate payment to the placement agent of not more than $790,000, consisting of $560,000 for the placement agent fee, $80,000 for the non-accountable expense allowance, and up to $150,000 for the reimbursement of accountable fees, costs and expenses of the placement agent which are payable by us.

Lock-Up Agreements

Each of our directors, officers and holders of more than 5% of our voting stock have agreed with the placement agent to be subject to a lock up period of 90 days following the closing of this offering. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell or sell any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock, subject to certain customary exceptions. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Placement Agent Warrants

We have also agreed to sell for a nominal price to the placement agent or its designees at the closing of this offering, warrants to purchase a number of shares of common stock equal to 5% of the aggregate number of shares of common stock and Pre-Funded Warrants sold in this offering, at an exercise price of $0.338 (120% of the assumed offering price per share of $0.282, which was the last reported sale price of our common stock on The Nasdaq Capital Market on September 10, 2024). The Placement Agent Warrants will be exercisable upon issuance, in whole or in part, and will expire three and one-half years from the commencement of sales in this offering. The Placement Agent Warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. Pursuant to FINRA Rule 5110(g), the Placement Agent Warrants and any shares issued upon exercise thereof will not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, for a period of 180 days immediately following the date of effectiveness or commencement of sales in this offering, except: (i) the transfer of any security by operation of law or by reason of our reorganization; (ii) the transfer of any security to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) the transfer of any security if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) the transfer of any security that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period. The Placement Agent Warrants and the underlying common stock are registered on the registration statement of which this prospectus is a part. The form of the Placement Agent Warrant has been included as an exhibit to this registration statement of which this prospectus forms a part.

Tail

We have also agreed to pay the placement agent a tail fee equal to the compensation commensurate with the compensation paid or payable to the placement agent in connection this offering in any subsequent offering of equity, debt and/or equity derivative instruments to any investor actually introduced by the placement agent to the Company, but unknown to the Company prior to such introduction during the period between the date of the Placement Agency Agreement and the closing of this offering or termination of the Placement Agency Agreement other than for cause (defined as a material breach by the placement agent of the Placement Agency Agreement or a material failure to perform the services contemplated thereby), as applicable, to the extent such subsequent offering is consummated at any time within the 12 month period from the closing date of this offering or termination of the Placement Agency Agreement.

The tail fee will not apply if the Placement Agency Agreement is terminated for cause.

Right of First Refusal

Under Placement Agency Agreement, we granted the placement agent a right of first refusal to provide investment banking services to us on an exclusive basis in all matters for which investment banking services are sought by us for a period commencing on the closing of this offering and ending on the 12-month anniversary thereof.

Specifically, for a period of 12 months from the closing of this offering, the Company granted the placement agent the right to provide investment banking services to the Company on an exclusive basis in the following matters, for which investment banking services are sought by the Company, which right is exercisable in the placement agent’s sole discretion: (i) acting as lead or joint-lead manager or underwriter for any underwritten public offering; (ii) acting as lead or joint book-runner and/or lead or joint placement agent, initial purchaser or financial advisor in connection with any private offering of securities of the Company; and (iii) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. Within five days after the Company’s determination to pursue into any such transaction, the Company agreed to provide written notice to the placement agent, and the placement agent shall notify the Company of its intention to exercise its right of first refusal within 15 trading days following receipt of such written notice from the Company. Any decision by the placement agent to act in any such capacity will be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of the placement agent and will be subject to general market conditions. In compliance with FINRA Rule 5110(g)(6)(A), in no circumstances will the right of first refusal have a duration of more than three years from the commencement of sales of the public offering or the termination date of the engagement between the Company and the placement agent. If the placement agent declines to exercise the right of first refusal, the Company may retain any other person or persons to provide such services on terms and conditions which are not more favorable to such other person or persons than the terms declined by the placement agent.

The right of first refusal will not apply if the Placement Agency Agreement is terminated for cause.

In addition, in connection with our initial public offering, we granted the placement agent a right of first refusal to provide investment banking services to us on an exclusive basis in all matters for which investment banking services are sought by us. That right of first refusal, which is identical to the right of first refusal described above except for the duration of the right, which expires on May 20, 2025.

Other Relationships

The placement agent and its respective affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the placement agent may be required to make for these liabilities.

Electronic Offer, Sale and Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the placement agent, or by its affiliates. Other than this prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as a placement agent, and should not be relied upon by investors.

EXPERTS

Our financial statements as of December 31, 2023 and 2022, and for each of the two years in the period ending December 31, 2023, included in this prospectus have been audited by TPS Thayer, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the entity’s ability to continue as a going concern). TPS Thayer has also performed review of our unaudited interim financial statements as of and for the six months ended June 30, 2024 and 2023. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The current address of TPS Thayer is 1600 Hwy 6 Suite 100, Sugar Land, TX 77478.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York. The placement agent is being represented by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida, in connection with this offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at https://elevailabs.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not incorporated herein by references or otherwise a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

ELEVAI LABS INC. AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS

Condensed Consolidated Financial Statements of

ELEVAI LABS INC.

For the three and six months ended
June 30, 2024 and 2023

(Expressed in United States Dollars)

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Condensed Consolidated Financial Statements of

For the quarterly periods ended June 30, 2024, and 2023

(Unaudited - Expressed in United States Dollars)

Elevai Labs Inc.

Condensed Consolidated Balance Sheets

(Unaudited - Expressed in United States dollar)

As of:	June 30, 2024	December 31, 2023

ASSETS
Current Assets
Cash	$100,034	$3,326,851
Receivables, net	29,070	36,161
Prepaids and deposits	923,444	1,060,765
Inventory, net	978,548	495,667
Total Current Assets	2,031,096	4,919,444

Deposit	10,773	10,773
Property and equipment, net	55,751	53,119
Intangibles, net	2,845,066	-
Operating lease right-of-use asset	137,535	206,582
TOTAL ASSETS	$5,080,221	$5,189,918

LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$1,181,441	$669,375
Customer deposits	24,314	36,693
Due to related parties	173,648	77,127
Current portion of consideration payable	348,403	-
Current portion of lease liability	140,063	145,000
Derivative liabilities	67,355	369,158
Total Current Liabilities	1,935,224	1,297,353

Consideration payable	505,361	-
Operating lease liability	-	65,489
TOTAL LIABILIITES	$2,440,585	$1,362,842

Commitments and Contingencies

EQUITY
Common stock, $0.0001 par value, 300,000,000 shares authorized; 18,892,115 and 17,329,615 shares issued and outstanding as of June 30, 2024, and December 31, 2023, respectively	1,889	1,733
Additional paid-in capital	12,470,136	10,849,031
Accumulated other comprehensive income	1,242	202
Accumulated deficit	(9,833,631)	(7,023,890)
TOTAL EQUITY	2,639,636	3,827,076

TOTAL LIABILITIES AND EQUITY	$5,080,221	$5,189,918

The accompanying notes are an integral part of these condensed consolidated financial statements.

Elevai Labs Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

For the Three & Six months ended June 30, 2024, and 2023

(Unaudited - Expressed in United States dollar)

	Three months ended June 30, 2024	Three months ended June 30, 2023	Six months ended June 30, 2024	Six months ended June 30, 2023

Revenue	$605,529	316,530	1,220,092	459,350
Cost of sales	166,275	108,180	335,186	152,613
Gross profit	$439,254	208,350	884,906	306,737

Expenses
Depreciation and amortization	2,709	2,888	5,093	5,385
Marketing and promotion	721,489	114,051	1,114,527	216,727
Consulting fees	185,443	149,723	581,569	233,687
Office and administrative	663,956	529,950	1,542,564	964,009
Professional fees	158,143	168,933	338,065	306,730
Investor relations	6,377	37,452	104,622	75,720
Research and development	52,385	133,654	173,526	217,395
Foreign exchange (gain) loss	244	2,374	785	2,633
Travel and entertainment	57,121	122,655	116,229	184,170
Total Expenses	$1,847,867	1,261,680	3,976,980	2,206,456

Net loss before other income (expense)	$(1,408,613)	(1,053,330)	(3,092,074)	(1,899,719)

Other income (expense)
Change in fair value of derivative liabilities	26,864	(222,468)	301,803	(459,246)
Interest expense	(30,806)	(4,409)	(54,343)	(7,045)
Interest income	64	349	150	5,456
Other income	-	-	34,723	-
Net loss	$(1,412,491)	(1,279,858)	(2,809,741)	(2,360,554)

Other comprehensive income (loss)
Currency translation adjustment	(141)	262	1,040	375
Total comprehensive loss	$(1,412,632)	(1,279,596)	(2,808,701)	(2,360,179)

Basic and diluted loss per share	$(0.08)	(0.128)	(0.158)	(0.240)
Weighted average shares outstanding	18,298,572	9,976,725	17,814,093	9,838,599

The accompanying notes are an integral part of these condensed consolidated financial statements.

Elevai Labs Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Equity

For the Three & Six months ended June 30, 2024, and 2023

(Unaudited - Expressed in United States dollars)

	Series seed 1 preferred stock		Series seed 2 preferred stock		Series A preferred stock		Common Stock		Additional		Accumulated other
	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	paid-in capital	Accumulated deficit	comprehensive income	Total
	#	$	#	$	#	$	#	$	$	$	$	$

Balance, April 1, 2023	213,730	21	3,635,252	364	1,861,799	186	9,880,975	988	4,714,674	(3,803,069)	224	913,388
Private placement	-	-	-	-	-	-	107,861	11	323,578	-	-	323,589
Share-based compensation	-	-	-	-	-	-	-	-	109,907	-	-	109,907
Net loss for the period	-	-	-	-	-	-	-	-	-	(1,279,858)	-	(1,279,858)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	-	262	262
Balance, June 30, 2023	213,730	21	3,635,252	364	1,861,799	186	9,988,836	999	5,148,159	(5,082,927)	486	67,288

Balance, April 1, 2024	-	-	-	-	-	-	17,329,615	1,733	10,904,370	(8,421,140)	1,383	2,486,346
Issued for acquisition of intangible assets	-	-	-	-	-	-	1,562,500	156	772,247	-	-	772,403
Obligation to issue stock for acquisition of intangible assets	-	-	-	-	-	-	-	-	838,374	-	-	838,374
Share-based compensation	-	-	-	-	-	-	-	-	(44,855)	-	-	(44,855)
Net loss for the period	-	-	-	-	-	-	-	-		(1,412,491)	-	(1,412,491)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	-	(141)	(141)
Balance, June 30, 2024	-	-	-	-	-	-	18,892,115	1,889	12,470,136	(9,833,631)	1,242	2,639,636

The accompanying notes are an integral part of these condensed consolidated financial statements.

Elevai Labs Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Equity

For the Three & Six months ended June 30, 2024, and 2023

(Unaudited - Expressed in United States dollars)

	Series seed 1 preferred stock		Series seed 2 preferred stock		Series A preferred stock		Common Stock		Additional		Accumulated other
	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	paid-in capital	Accumulated deficit	comprehensive income	Total
	#	$	#	$	#	$	#	$	$	$	$	$

Balance, January 1, 2023	213,730	21	3,635,252	364	1,861,799	186	9,568,475	957	3,852,044	(2,722,373)	111	1,131,310
Private placement	-	-	-	-	-	-	357,861	36	1,073,553	-	-	1,073,589
Exercise of stock options	-	-	-	-	-	-	62,500	6	37,494	-	-	37,500
Share-based compensation	-	-	-	-	-	-	-	-	185,068	-	-	185,068
Net loss for the period	-	-	-	-	-	-	-	-	-	(2,360,554)	-	(2,360,554)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	-	375	375
Balance, June 30, 2023	213,730	21	3,635,252	364	1,861,799	186	9,988,836	999	5,148,159	(5,082,927)	486	67,288

Balance, January 1, 2024	-	-	-	-	-	-	17,329,615	1,733	10,849,031	(7,023,890)	202	3,827,076
Issued for acquisition of intangible assets							1,562,500	156	772,247	-	-	772,403
Obligation to issue stock for acquisition of intangible assets	-	-	-	-	-	-	-	-	838,374	-	-	838,374
Share-based compensation	-	-	-	-	-	-	-	-	10,484	-	-	10,484
Net loss for the period	-	-	-	-	-	-	-	-	-	(2,809,741)	-	(2,809,741)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	-	1,040	1,040
Balance, June 30, 2024	-	-	-	-	-	-	18,892,115	1,889	12,470,136	(9,833,631)	1,242	2,639,636

The accompanying notes are an integral part of these condensed consolidated financial statements.

Elevai Labs Inc.

Condensed Consolidated Statements of Cash Flows

For the Six months ended June 30, 2024, and 2023

(Unaudited - Expressed in United States dollars)

	June 30, 2024	June 30, 2023
Operating activities
Net loss	$(2,809,741)	$(2,360,554)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	45,960	5,825
Share-based compensation	10,484	185,068
Straight-line rent expense	(1,379)	(1,378)
Change in fair value of derivative liabilities	(301,803)	459,246
Non-cash interest expense	42,312	-
R&D costs for intangible assets	39,483	-

Changes in operating assets and liabilities:
Receivables	6,958	(21,480)
Prepaid expenses and deposits	137,295	(183,518)
Inventory	(482,881)	(247,718)
Accounts payable and accrued liabilities	210,111	375,053
Customer deposits	(12,379)	75,194
Due to related parties	50,306	60,000
Cash flows used in operating activities	$(3,104,757)	$(1,654,262)

Investing activities
Purchase of equipment	(9,160)	(11,191)
Purchase of intangible assets	(112,320)	-
Cash flows used in investing activities	$(121,480)	$(11,191)

Financing activities
Exercise of stock options	-	37,500
Proceeds from issuance of common stock and warrants	-	1,073,589
Cash flows provided by financing activities	$-	$1,111,089

Effect of exchange rate changes on cash	(580)	728

Decrease in cash	(3,226,817)	(553,636)
Cash, beginning of period	3,326,851	1,154,901
Cash, ending of period	$100,034	$601,265

Supplemental cash flow information:
Cash paid for interest	$11,104	$4,898
Cash paid for taxes	-	-
Non-cash Investing and Financing transactions:
Common stock issued and issuable on acquisition of intangible asset	$772,247	$-
Obligation to issue stock for acquisition of intangible assets	$838,374	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

Elevai Labs Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited - Expressed in United States dollars)

1.	Organization and nature of operations

Elevai Labs Inc. (“Elevai”) was incorporated under the laws of the State of Delaware on June 9, 2020. Elevai and its 100% owned subsidiaries, Elevai Research Inc, Elevai Skincare Inc., and Elevai BioSciences Inc., are collectively referred to in these unaudited condensed consolidated financial statements as “the Company”.

The Company is a skincare development company engaged in the design, manufacture, and marketing of skincare products in the skincare industry. The Company’s principal activities are developing and manufacturing skincare products.

On April 29, 2024, Elevai Skincare Inc. (“Skincare”) and Elevai BioSciences Inc. (“BioSciences”) were incorporated under the laws of the state of Delaware. Elevai is the sole shareholder of Skincare and BioSciences. The purpose of Skincare is to operate the Company’s existing business. While the purpose of BioSciences is to hold and develop the Company’s intellectual property. Effective May 1, 2024, Elevai transferred its operating assets and liabilities relating to its skincare business to Skincare in exchange for common shares of Skincare.

2.	Going Concern

These unaudited condensed consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and the ability of the Company to obtain necessary equity financing to continue operations, and ultimately the attainment of profitable operations.

As of June 30, 2024, and December 31, 2023, the Company had a net working capital of $95,872 and $3,622,091, respectively, and has an accumulated deficit of $9,833,631 and $7,023,890, respectively. Furthermore, for the six months ended June 30, 2024, and 2023, the Company incurred a net loss of $2,809,741 and $2,360,554, respectively and used $3,104,757 and $1,654,262, respectively of cash flows for operating activities. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These unaudited condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The assessment of whether the going concern assumption is appropriate requires management to take into account all available information about the future, which is at least, but not limited to, 12 months from the date the financial statements are issued. The Company is aware that material uncertainties related to events or conditions may cast substantial doubt upon the Company’s ability to continue as a going concern.

Management’s plans that alleviate substantial doubt about the Company’s ability to continue as a going concern include raising additional debt or equity financing. Although the Company has been successful in raising funds in the past, and expects to do so in the future, there are no guarantees that it will be able to raise funds as anticipated.

3.	Summary of Significant Accounting Policies

Basis of Presentation

These unaudited condensed consolidated financial statements have been prepared in accordance with rules and regulations of the Securities and Exchange Commission (“SEC”) and generally accepted accounting principles in the United States (“U.S. GAAP”) for interim financial information and are expressed in United States dollars. Accordingly, the unaudited condensed consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, we have included all adjustments considered necessary for a fair presentation and such adjustments are of a normal recurring nature. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the years ended December 31, 2023, and 2022. The results of operations for the six months ended June 30, 2024, are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2024.

Elevai Labs Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited - Expressed in United States dollars)

Principles of Consolidation

The unaudited condensed consolidated financial statements include the account of Elevai, and its 100% owned subsidiaries, Elevai Research, Skincare, and Bio Sciences. All intercompany accounts, transactions and profits were eliminated in the unaudited condensed consolidated financial statements.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to revenue recognition, the collectability of receivables, valuation of inventory, fair value of derivative liabilities and stock options, useful lives and recoverability of long-lived assets, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying value of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the unaudited condensed consolidated financial statements in the period they are determined.

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. The functional currency of Elevai Research is the Canadian dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets, liabilities, and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

The accounts of Elevai Research are translated to U.S. dollars using the current rate method. Accordingly, assets and liabilities are translated into U.S. dollars at the period-end exchange rate while revenues and expenses are translated at the average exchange rates during the period. Related exchange gains and losses are included in a separate component of stockholders’ equity as accumulated other comprehensive income (loss).

Intangible Asset

In accordance with ASC 350 “Intangibles—Goodwill and Other”, intangible assets are recorded at cost less accumulated amortization. They are depreciated using the straight-line method over their estimated useful lives, which reflect the period over which economic benefits are expected to be realized. In accordance with ASC 730 “Research and development costs”, an acquired in-process researched and development (“IPR&D”) intangible asset with an alternative future use is capitalized, in accordance with ASC 350 and amortized over its useful life. Although IPR&D assets are likely to be finite-lived, amortization does not begin until the research and development projects are completed. In accordance with the IPR&D asset purchase agreement, the Company is required to meet development milestones starting with the initiation of a pre-clinical IND-enabling study within 2 years of the acquisition date, and ending with obtaining marketing approval from the FDA within 9 years of the acquisition date. Management assesses impairment indicators at each reporting period end. The estimated useful lives of intangible assets are generally as follows:

License #1	10-year straight-line
License #2	IPR&D project not yet complete

Elevai Labs Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited - Expressed in United States dollars)

New Accounting Standards

Recently Adopted Accounting Standards

In March 2022, the FASB issued ASU 2022-02, ASC Subtopic 326 “Credit Losses”: Troubled Debt Restructurings and Vintage Disclosures. Since the issuance of Accounting Standards Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, the Board has provided resources to monitor and assist stakeholders with the implementation of Topic 326. Post-Implementation Review (PIR) activities have included forming a Credit Losses Transition Resource Group, conducting outreach with stakeholders of all types, developing educational materials and staff question-and-answer guidance, conducting educational workshops, and performing an archival review of financial reports. ASU No. 2022-02 is effective for annual and interim periods beginning after December 15, 2022. The adoption of this standard did not have a significant impact on the Company’s unaudited condensed consolidated financial statements.

In June 2022, the FASB issued ASU 2022-03, ASC Subtopic 820 “Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. The FASB is issuing this Update (1) to clarify the guidance in Topic 820, Fair Value Measurement, when measuring the fair value of an equity security subject to contractual restrictions that prohibit the sale of an equity security, (2) to amend a related illustrative example, and (3) to introduce new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value in accordance with Topic 820.

Stakeholders asserted that the language in the illustrative example resulted in diversity in practice on whether the effects of a contractual restriction that prohibits the sale of an equity security should be considered in measuring that equity security’s fair value. Some stakeholders apply a discount to the price of an equity security subject to a contractual sale restriction, whereas other stakeholders consider the application of a discount to be inappropriate under the principles of Topic 820.

For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The adoption of this standard did not have a significant impact on the Company’s unaudited condensed consolidated financial statements.

Recently Issued Accounting Standards

The Company assesses the adoption impacts of recently issued, but not yet effective, accounting standards by the Financial Accounting Standards Board on the Company’s unaudited condensed consolidated financial statements.

There are no recently issued accounting standards which may have effect on the Company’s unaudited condensed consolidated financial statements

Elevai Labs Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited - Expressed in United States dollars)

4.	Receivables

As of June 30, 2024, receivables consisted of the following:

	June 30, 2024	December 31, 2023
Trade receivable	$20,709	$33,089
Sales taxes receivable	8,361	3,072
	$29,070	$36,161

The Company records sales taxes receivable for recoverable sales taxes paid on eligible purchases in its Canadian subsidiary. As at June 30, 2024, and December 31, 2023, the Company recorded a provision for credit losses of $nil and $nil, respectively.

5.	Prepaids and Deposits

As of June 30, 2024, and December 31, 2023, prepaid and deposits consisted of the following:

	June 30, 2024	December 31, 2023
Prepaid expenses	$888,129	$957,645
Deposits	46,088	113,893
	$934,217	$1,071,538

Prepaids and deposits - current	923,444	1,060,765
Deposits - non-current	10,773	10,773

As of June 30, 2024, and December 31, 2023, the security deposit on the Company’s long-term lease in the amount of $10,773 and $10,773, respectively, is classified as a non-current deposit on the balance sheet.

6.	Inventory

As of June 30, 2024, and December 31, 2023, inventory consisted of the following:

	June 30, 2024	December 31, 2023
Raw materials	$474,124	$279,514
Work in progress	290,080	147,906
Finished goods	214,344	68,247
	$978,548	$495,667

Cost of inventory recognized as expense in cost of sales for the six months ended June 30, 2024, and 2023, totaled $152,559 and $73,896, respectively. In addition, the cost of inventory relating to samples given out and expensed in marketing and promotion for the six months ended June 30, 2024, and 2023, totaled $92,907 and $64,718, respectively. As of June 30, 2024, and December 31, 2023, the Company recorded an allowance for inventory of $nil and $nil, respectively.

Elevai Labs Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited - Expressed in United States dollars)

7.	Property and Equipment

	Equipment	Furniture and Fixtures	Computers	Total
Cost
Balance, December 31, 2022	$50,516	$8,365	$2,759	$61,640
Additions	2,658	8,533	-	11,191
Disposal				-
Foreign currency translation			61	61
Balance, December 31, 2023	$53,174	$16,898	$2,820	$72,892
Additions	9,160	-	-	9,160
Foreign currency translation	-	-	(87)	(87)
Balance, June 30, 2024	$62,334	$16,898	$2,733	$81,965

Accumulated depreciation
Balance, December 31, 2022	$7,052	$548	$505	$8,105
Depreciation	8,680	2,414	555	11,649
Foreign currency translation			19	19
Balance, December 31, 2023	$15,732	$2,962	$1,079	$19,773
Depreciation	4,994	1,207	276	6,478
Foreign currency translation	-	-	(36)	(36)
Balance, June 30, 2024	$20,727	$4,169	$1,318	$26,214

Net book value
December 31, 2023	$37,442	$13,936	$1,741	$53,119
June 30, 2024	$41,607	$12,729	$1,415	$55,751

During the six months ended June 30, 2024, and 2023, the Company capitalized depreciation of $1,384 and $440, respectively as part of the production of inventory.

8.	Intangible assets

On January 15, 2024, the Company entered into a license agreement with a Biotechnology company to use their proprietary technology and process to assist in formulating stem cells (“License #1”). The term of the license is 10 years and has a purchase price of $1,000,000. The payments structure for License #1 is as follows:

a)	$50,000 payable upon executing the license (paid)

b)	$350,000 payable on July 15, 2024 (Note 17)

c)	$600,000 payable on completion of technology transfer or two years from January 15, 2024, whichever comes first.

The cost of License #1 will be measured at $861,452, which is the fair value of the consideration payable on initial recognition, determined by discounting the future payments using a market interest rate of 11.75%.

On April 30, 2024, the Company entered into an exclusive license agreement with a pharmaceutical company granting the Company rights to develop, manufacture, and commercialize licensed products (“License #2”). The Company has classified License #2 as an IPR&D asset resulting in only the acquisition costs plus any transaction costs to be capitalized upon acquisition. The research and development project associated with License #2 is not yet complete and as a result the Company has not yet determined the useful life of the IPR&D asset.

Elevai Labs Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited - Expressed in United States dollars)

The Company paid consideration of $400,000 and 950,000 common shares with a value of $492,850 to the pharmaceutical company. The shares issued to the pharmaceutical company are unregistered and subject to trading restrictions for six months from the issue date resulting in a fair value discount adjustment of $173,100 on the value of the common shares issued to the pharmaceutical company. The Company incurred transaction costs of $12,320 in legal fees and $1,117,771 in common shares paid to a consultant who assisted in acquiring License #2. The common shares to be issued to the consultant will be unregistered and subject to trading restrictions for a 1-year period from the issue date of the first tranche resulting in a fair value discount adjustment of $599,863 on the value of the common shares issued to the consultant. The fair value adjustments were calculated using the Black-Scholes Option Pricing Model

The Black-Scholes Option Pricing Model requires six basic data inputs: the exercise or strike price, expected time to expiration or exercise, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement.

The following assumptions were used in the Black-Scholes option pricing model:

Initial recognition
Risk-free interest rate	5.12-5.44%
Expected life	0.5-1 years
Expected dividend rate	0.00%
Expected volatility	100%

The consultant is to receive 2,450,000 shares in the following tranches and all shares were earned (i.e. fully vested) upon the Company’s acquisition of License #2 as follows:

●	May 3, 2024: 612,500 Shares (issued)

●	August 1, 2024: 612,500 Shares (issued, Note 17)

●	November 1, 2024: 612,500 Shares

●	February 2, 2025: 612,500 Shares

The cost of License #2 IPR&D asset will be $2,023,097, which is the fair value of the consideration paid on initial recognition

	License #1	License #2 (IPR&D asset)	Total
Cost
Balance, December 31, 2023	$-	-	-
Additions	861,452	2,023,097	2,884,549
Balance, June 30, 2024	$861,452	2,023,097	2,884,549

Accumulated depreciation
Balance, December 31, 2023	$-	-	-
Additions	39,483	-	39,483
Balance, June 30, 2024	$39,483	-	39,483

Net Book value – June 30, 2024	$821,969	2,023,097	2,845,066

Elevai Labs Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited - Expressed in United States dollars)

9.	Operating Lease

During 2022, the Company entered into a noncancelable operating lease that includes two property location, one which is being used as the Company’s office and the other as its lab for research and development and the production of inventory. The lease had a commencement date of June 1, 2022, and expires on May 31, 2025, after which the term will continue on a month-to-month basis.

On July 3rd, 2023, the Company amended the terms of the previously entered lease agreement to lease additional office space from the lessor. Rent increased from $10,773 to $13,477 per month commencing July 1, 2023, through May 31, 2025. The lease amendment required a remeasurement of the lease liability which resulted in an increase of $47,986 to the lease liability and an equal increase in the right of use asset as of July 1, 2023.

The Company recognized a total lease cost related to its noncancelable operating lease of $79,481 and $63,259 for the six months ended June 30, 2024, and 2023, respectively. The lease cost has been allocated as follows based on the square footage of each property location.

	June 30, 2024	June 30, 2023
Office space, recorded in office and administration	$60,575	$44,353
Lab space, recorded in research and development	11,928	16,613
Lab space, capitalized to production of inventory	6,978	2,293
	$79,481	$63,259

As of June 30, 2024, and December 31, 2023, the Company recorded a security deposit of $10,773. (Note 5)

Future minimum lease payments under the Company’s operating lease that has an initial noncancelable lease term in excess of one year at March 31, 2024, are as follows:

As of March 31, 2024	Total
2024	80,861
2025	67,384
Thereafter	-
148,245
Less: Imputed interest	(8,182)
Operating lease liability	140,063

Operating lease lability – current	140,063
Operating lease lability – non-current	$-

On July 3rd, 2023, the Company amended the terms of the previously entered lease agreement on July 4, 2022, to acquire more space. Rent shall increase to $13,476.75 per month commencing July 1, 2023. The Company used a discount rate of 11.50% upon the remeasurement of the lease liability on July 1, 2023, compared to an original discount rate of 8% on lease commencement, as its incremental cost of borrowing due to the amendment. The remaining lease term as of June 30, 2024, is 0.92 years (December 31, 2023 – 1.42 years).

10.	Accounts Payable and Accrued Liabilities

As of June 30, 2024, and December 31, 2023, accounts payable and accrued liabilities consisted of the following:

	June 30, 2024	December 31, 2023
Accounts payable	$1,140,634	$596,147
Accrued liabilities	40,807	73,228
	$1,181,441	$669,375

Elevai Labs Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited - Expressed in United States dollars)

11.	Consideration payable

On January 15, 2024, the Company entered into a license agreement with a Biotechnology company to use their proprietary technology and process to assist in formulating stem cells. The remaining amount of the payments to be made in accordance with the interest free payment schedule disclosed in Note 8 is $950,000.

The Company has accounted for a discount, using a market interest rate of 11.75%, on the consideration payable to reflect the imputed interest on future installments, totaling $138,548.

Consideration payable
Outstanding, December 31, 2023	$-
Additions	861,452
Payment	(50,000)
Accretion expense	42,312
Outstanding, June 30, 2024	$853,764

Consideration payable – current	348,403
Consideration payable – non-current	$505,361

12.	Derivative liabilities

On July 15, 2022, the Company issued 231,828 common stock purchase warrants with an exercise price of $2.01 as part of the conversion of promissory notes.

On November 21, 2023, the Company completed its Initial Public Offering (“IPO”) and issued 75,000 warrants (the “IPO warrants”). The IPO warrants are exercisable into one common share of the Company at $4 per share and expire on November 21, 2028.

We analyzed the common stock purchase warrants issued as partial settlement of the promissory notes payable and the IPO warrants against the requirements of ASC 480, Distinguishing Liabilities from Equity, and determined that the warrants should be classified as financial liabilities since the terms allows for a cashless net share settlement at the option of the holder.

ASC 815, Derivatives and Hedging, requires that the warrants be accounted for as derivative liabilities with initial and subsequent measurement at fair value with changes in fair value recorded as other income (expense).

A continuity of the Company’s common stock purchase derivative liability warrants is as follows:

Derivative liabilities
Outstanding, December 31, 2022	$68,455
Addition of new derivatives during IPO	229,437
Change in fair value of derivative liabilities	71,266
Outstanding, December 31, 2023	$369,158
Change in fair value of derivative liabilities	(301,803)
Outstanding, June 30, 2024	$67,355

We determined our derivative liabilities to be a Level 3 fair value measurement and used the Black-Scholes Option Pricing Model to calculate the fair value as of initial recognition and as of June 30, 2024, and December 31, 2023. The Black-Scholes Option Pricing Model requires six basic data inputs: the exercise or strike price, expected time to expiration or exercise, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement.

Elevai Labs Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited - Expressed in United States dollars)

The following assumptions were used in the Black-Scholes option pricing model:

	June 30, 2024	December 31, 2023	November 21, 2023	December 31, 2022	July 15, 2022
Risk-free interest rate	4.33 - 4.52%	3.84 - 4.01%	4.41%	4.73%	3.12%
Expected life [1]	2.82 – 4.40 years	3.32 – 4.90 years	5 years	0.75 years	0.6 years
Expected dividend rate	0%	0%	0.00%	0.00%	0.00%
Expected volatility	100%	100%	100%	100%	100%

As of June 30, 2024, the following warrants were outstanding:

Outstanding	Expiry date[1]	Weighted average exercise price ($)
75,840	April 27, 2027	2.01
63,037	April 27, 2027	2.01
80,388	April 27, 2027	2.01
12,563	April 27, 2027	2.01
75,000	November 21, 2028	4.00
306,828		2.49

As of June 30, 2024, and December 31, 2023, the weighted average life of derivative liability warrants outstanding was 3.21 and 3.71 years, respectively.

[1]	On April 28, 2023, the Company amended the warrant agreements for the 231,828 derivative liability warrants outstanding. The amendment removed the clause to automatically convert warrants to shares on IPO date and all warrants were given an expiry date of April 27, 2027. This led to an increase in the expected life input in the Black-Scholes model as of December 31, 2023, compared to December 31, 2022, when the Company used the expected IPO date to calculate the expected life of the warrants.

13.	Equity

Common Stock

Authorized

As of June 30, 2024, and December 31, 2023, the Company had 300,000,000 common stock authorized, each having a par value of $0.0001.

Issued and outstanding

As of June 30, 2024, and December 31, 2023, the Company had 18,892,115 and 17,329,615 shares issued and outstanding, respectively.

Transactions during the six months ended June 30, 2024

On April 30, 2024, the Company issued 950,000 common shares on acquisition of License #2 and $492,945 was recognized in equity. A total of $95 was recognized in common stock and the remainder of $492,850 to additional paid in capital (Note 8). These shares are unregistered and restricted from trading as disclosed in Note 8.

Elevai Labs Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited - Expressed in United States dollars)

On May 3, 2024, the Company committed to issue 2,450,000 fully vested shares, of which 612,500 common shares have been issued, for the acquisition of License #2. A total of $1,117,832 was recognized in equity, of which $62 was recognized in common stock and the remainder of $1,117,771 to additional paid in capital (Note 8). These shares are unregistered and restricted from trading as disclosed in Note 8.

Transactions during the six months ended June 30, 2023

On January 6, 2023, the Company issued 62,500 common stock upon the exercise of 62,500 stock options with an exercise price of $0.60 per common stock for $37,500, of which $6 was recognized in common stock and the remaining $37,494 in additional paid-in capital.

On March 2, 2023, the Company issued 250,000 common stock and 250,000 common stock purchase warrants for $750,000, of which $25 was recognized in common stock and the remaining $749,975 in additional paid-in capital. These warrants are accounted for as equity warrants.

On April 14, 2023, the Company issued 97,681 common stock, of which $10 was recognized in common stock and the remaining $293,579 in additional paid-in capital.

On May 15, 2023, the Company issued 10,000 common stock, of which $1 was recognized in common stock and the remaining $29,999 was recognized in additional paid-in capital

Preferred Stock

Authorized

As of March 31, 2024, and December 31, 2023, the Company had 75,000,000 of all preferred stock authorized, each having a par value of $0.0001 per stock.

The holders of Preferred Stock shall have the right to convert their shares of Preferred Stock, at any time, into shares of Common Stock at a conversion price of 1:1. Upon IPO, all preferred shares were converted into common shares on November 21, 2023.

Issued and outstanding

As at June 30, 2024, and December 31, 2023, the Company had Nil preferred stock issued and outstanding.

Transactions during the six months ended June 30, 2024, and 2023

There were no preferred stock transactions during the six months ended June 30, 2024, and 2023.

Equity Warrants

Transactions during the six-month ended June 30, 2024.

There was no equity warrant activity during the six months ended June 30, 2024

Elevai Labs Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited - Expressed in United States dollars)

Transactions during the six-month ended June 30, 2023.

On March 2, 2023, the Company issued 250,000 common stock and 250,000 common stock purchase warrants. Each warrant is exercisable at $3.00 per common stock. The warrants shall be exercisable, in whole or in part at the issue date but such exercisability shall cease upon the date of the Company’s IPO and listing of its common shares on the Nasdaq Capital Market or other Trading Market and shall continue to be exercisable in whole or in part immediately after the Lock-up Period but no later than the Warrant Expiration Date or Accelerated Warrant Expiration Date (the “Exercise Period”). In the event of the Company’s initial public offering and listing of shares of its common stock on a Trading Market, the Company shall notify the holder at least fifteen (15) calendar days prior to the consummation of such IPO. “Trading Market” shall mean a “national securities exchange” that has registered with the SEC under Section 6 of the Securities Exchange Act of 1934. The Expiration Date shall be the earlier of (i) three years and one hundred eighty (180) days from the issue date (the “Warrant Expiration Date”) or (ii) upon the Company’s reasonable judgment and written notice to the purchaser, of the Company’s option to accelerate the Warrant Expiration Date whereby upon purchaser’s receipt of the Company’s written notice of acceleration during the Exercise Period, the Purchaser’s option to exercise any number of warrants shall occur no later than fourteen (14) days following the receipt of the written notice of acceleration (the “Accelerated Warrant Expiration Date”). For the avoidance of doubt, it shall be reasonable for the Company to accelerate the Expiration Date of this warrant to coincide with transactions including, but not limited to (i) a change of control including but not limited to the voluntary or involuntary sale, assignment, transfer or other disposition, or transfer by operation of law, of more than 50% of any direct or indirect equity interest of the Company; or (ii) a subsequent capital financing other than the IPO consisting of but not limited to an offer or proposal for, or indication of interest in, the issuance of debt or the capital stock of the Company.

As of June 30, 2024, and December 31, 2023, the following equity warrants were outstanding:

Outstanding	Expiry date	Weighted average exercise price ($)
250,000	August 28, 2026	3.00
99,998	March 12, 2027	3.00
349,998		3.00

As of June 30, 2024, and December 31, 2023, the weighted average life of equity warrants outstanding was 2.32 and 2.81 years, respectively.

Stock Options

The Company has a stock option plan included in the Company’s 2020 Equity Incentive Plan (the “Plan”) where the Board of Directors or any of its committees can grant Incentive Stock Options, Nonstatutory Stock Options, and Restricted Stock to employees, advisors and directors of the Company. As of December 31, 2023 and 2022, the aggregate number of shares allocated and made available for issuance pursuant to stock options granted under the Plan shall not exceed 1,734,188 shares. The plan shall remain in effect until it is terminated by the Board of Directors.

Transactions during the six-month ended June 30, 2024

In January 2024, the Company granted 12,500 stock options with a contractual life of ten years and an exercise price of $5.00 per common stock. These stock options were valued at $16,178 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter.

On March 6, 2024, the Company granted 80,000 stock options with a contractual life of ten years and an exercise price of $1.00 per common stock. These stock options were valued at $52,845 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter.

Transactions during the six-month ended June 30, 2023

On February 1, 2023, the Company granted 10,000 stock options with a contractual life of ten years and an exercise price of $5.00 per common stock. These stock options were valued at $10,767 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter.

Elevai Labs Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited - Expressed in United States dollars)

From May 12, 2023, to June 30, 2023, the Company granted 222,500 stock options (includes 80,000 each to two of its newly appointed independent directors) with a contractual life of ten years and an exercise price of $5.00 per common stock. These stock options were valued at $584,787 using the Black-Scholes Option Pricing Model. The options vest 25% on the first vesting date and the remaining 75% vest evenly over 36 months thereafter.

On June 30, 2023, the Company cancelled and reissued 80,000 options previously issued to an advisor of the Company upon their appointment as a director effective June 1, 2023. The cancelled and re-issued options had the same exercise price of $5.00 per common stock and the same vesting terms and expiry date, and as such the cancellation and reissuance had no impact on the Company’s consolidated financial statements.

The following assumptions were used in the Black-Scholes option pricing model:

	June 30, 2024	December 31, 2023
Risk-free interest rate	3.95% - 4.19%	3.39% -3.86%
Expected life	10 years	10 years
Expected dividend rate	0.00%	0.00%
Expected volatility	100%	100%
Forfeiture rate	0.00%	0.00%

The continuity of stock options for the six months ended June 30, 2024, and December 31, 2023, is summarized below:

	Number of stock options	Weighted average exercise price
Outstanding, December 31, 2022	1,366,167	1.08
Granted	234,000	5.00
Forfeited	(14,583)	0.60
Exercised	(62,500)	0.60
Outstanding, December 31, 2023	1,523,084	1.71
Granted	92,500	1.54
Forfeited	(266,605)	2.54
Exercised	-	-
Outstanding, June 30, 2024	1,348,979	1.53

As of June 30, 2024, the following options were outstanding, entitling the holders thereof the right to purchase one common stock for each option held as follows:

Outstanding	Vested	Expiry date	Weighted average exercise price ($)
812,510	718,932	February 8, 2031	0.60
35,417	35,417	February 27, 2031	0.60
25,833	23,542	April 25, 2032	0.60
16,000	8,000	June 1, 2032	1.34
52,708	52,708	July 1, 2032	1.34
45,833	45,833	August 8, 2032	1.34
16,000	7,000	September 30, 2032	1.34
80,000	35,000	September 30, 2032	5.00
10,000	4,167	October 15, 2032	1.34
5,000	1,979	November 1, 2032	5.00
7,500	7,500	December 12, 2032	5.00
10,000	3,333	February 1, 2033	5.00
50,000	13,542	April 16, 2033	5.00
80,000	23,333	May 5, 2033	5.00
10,000	2,500	June 27, 2033	5.00
678	678	July 10, 2033	5.00
1,500	-	July 1, 2033	5.00
5,000	-	January 17, 2034	5.00
5,000	-	February 12, 2034	5.00
80,000	-	March 5, 2034	1.00
1,348,979	983,464		1.00

Elevai Labs Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited - Expressed in United States dollars)

As of June 30, 2024, and December 31, 2023, the weighted average life of stock options outstanding was 7.36 years and 7.84 years, respectively.

During the six months ended June 30, 2024, and 2023, the Company recorded $10,484 and $185,068, respectively, in share-based compensation expense, of which $7,875 and $2,609, and $178,735 and $6,333, respectively is included in office and administration and research and development, respectively.

14.	Related Party Transactions

Related parties consist of the following individuals and corporations:

●	Braeden Lichti, Chairman and former President, significant shareholder through BWL Investments Ltd. Resigned as President effective October 11, 2022.

●	Jordan Plews, Director, significant shareholder through JP Bio Consulting LLC

●	Graydon Bensler, CEO, CFO and Director

●	Yi Guo, Former Director, resigned effective September 29, 2022

●	Tim Sayed, Chief Medical Officer

●	Brenda Buechler, Former Chief Marketing Officer

●	Christoph Kraneiss, Former Chief Commercial Officer

●	Jeffrey Parry, Director (appointed June 1, 2023)

●	Julie Daley, Director (appointed June 1, 2023)

●	Crystal Muilenburg, Director (appointed June 1, 2023, resigned February 29, 2024)

●	George Kovalyov (appointed March 1, 2024)

●	GB Capital Ltd., controlled by Graydon Bensler

●	JP Bio Consulting LLC, significant shareholder and controlled by Jordan Plews

●	BWL Investments Ltd., significant shareholder and controlled by Braeden Lichti

●	Northstrive Companies Inc., controlled by Braeden Lichti

Key management personnel include those persons having authority and responsibility for planning, directing, and controlling the activities of the Company as a whole. The Company has determined that key management personnel consist of members of the Company’s Board of Directors, corporate officers, and individuals with more than 10% control.

Elevai Labs Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited - Expressed in United States dollars)

Remuneration attributed to key management personnel are summarized as follows:

	Three months ended June 30, 2024	Three months ended June 30, 2023	Six months ended June 30, 2024	Six months ended June 30, 2023
Consulting fees	$80,000	40,288	160,833	91,538
Salaries	170,641	159,814	377,656	316,253
Share-based compensation	(54,859)	75,369	(32,583)	122,355
	$195,782	275,471	505,907	530,146

During the six months ended June 30, 2024, the Company incurred consulting fees of $100,833 (June 30, 2023 - $42,500) to GB Capital Ltd., a company controlled by Graydon Bensler, CEO, CFO and Director. In addition, the Company incurred consulting fees of $60,000 (June 30, 2023 - $60,000) to Northstrive Companies Inc., a company controlled by the Company’s Chairman and former President.

Jordan Plews, Director, earned a Salary of $122,032 and $111,523 respectively during the six months ended June 30, 2024, and 2023 (includes employer taxes of $13,698 and $11,522, respectively).

Brenda Buechler, former Chief Marketing Officer, earned a Salary of $132,807 and $106,123, respectively during the six months ended June 30, 2024, and 2023 (includes employer taxes of $14,297 and $11,123 respectively).

Christoph Kraneiss, former Chief Commercial Officer, earned a Salary of $122,818 and $98,608, respectively during the six months ended June 30, 2024, and 2023 (includes employer taxes of $10,639 and $8,608, respectively).

During the six months ended June 30, 2024, and 2023, the company issued the following stock options to related parties:

On March 1, 2024, the Company granted 80,000 stock options to directors of the company with a contractual life of 10 years and exercise price of $1.00 per share of common stock. These stock options were valued at $45,986 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter.

Details of the fair value granted to each related party in the current and prior periods, and the related expense recorded for the six months ended June 30, 2024, and 2023 is as follow:

	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023	Fair value of stock options granted
Braeden Lichti, Former Chairman and President[1]	$(5,355)	$3,927	$50,995
Graydon Bensler, CEO, CFO and Director	1,502	3,927	50,995
Jordan Plews, Director	1,502	3,927	50,995
Tim Sayed, Chief Medical Officer	1,502	3,927	50,995
Jeffrey Parry, Director	13,349	5,210	107,669
Crystal Muilenburg, Former Director[1]	(41,668)	11,199	210,245
Julie Daley, Director	53,643	13,428	210,245
George Kovalyov, Director	10,308	-	52,845
Brenda Buechler, Former Chief Marketing Officer[1]	(36,918)	41,426	143,671
Christoph Kraneiss, Former Chief Commercial Officer[1]	(30,449)	35,384	121,243
	$(32,583)	$122,355	$1,049,898

[1]	239,782 options of related parties were forfeited in the six months ended June 30, 2024

As of June 30, 2024, and December 31, 2023, the Company had $22,072 and $22,455, respectively due to companies controlled by Braeden Lichti, of which $22,072 and $22,455, respectively is unsecured, non-interest bearing and are due on demand. Additionally, the Company drew $50,000 on a line of credit provide by a company controlled by Braeden Lichti during the six months ended June 30, 2024. The line of credit incurs interest at a rate of 20% per annum on the outstanding principal.

Elevai Labs Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited - Expressed in United States dollars)

As of June 30, 2024, the Company had $56,127 (December 31, 2023 - $34,378) in consulting fees due to Graydon Bensler, CEO, CFO and Director, $45,143 (December 31, 2023 - $15,143) due to companies controlled by Braeden Lichti, and $Nil and $Nil (December 31, 2023 - $4,272 and $879) due to Jordan Plews, Director, and Christopher Kraneiss, former Chief Commercial Officer, respectively, for expenses incurred on behalf of the Company.

15.	Commitments and Contingencies

There were no commitments as of June 30, 2024, and December 31, 2023, or during the periods then ended.

As of March 18, 2024, the Company has voluntarily stopped sale of its products in Canada following a communication from Health Canada regarding the way the Company’s products are marketed in Canada. The Company is working with Canadian regulatory and legal counsel to explore options to rectify the issues raised. On April 30, 2024, the Company’s appointed Canadian distributor terminated the existing distribution agreement.

16.	Concentrations

Customers

For the six months ended June 30, 2024, the Company recorded 10% of its revenue from its largest customer. The Company’s largest customer, representing $120,000 of revenue, relates to sales to a distributor during the period. During the six months ended June 30, 2023, the Company recorded 16% of its revenue from its largest customer. The Company’s largest customer, representing $73,548 of revenue, relates to a distributor agreement.

As of June 30, 2024 and December 31, 2023, the Company had $49 receivables due from these customers and $Nil in customer deposits were received from its largest customer.

The Company expects its dependence on these major customers to decrease over time as it enters into additional distributor agreements and builds out its sales team.

Suppliers

During the six months ended June 30, 2024, and 2023, the Company had 3 key suppliers that represented approximately 66% and 3 key suppliers that represented approximately 65%, respectively, of the cost incurred in the purchase and production of inventory. The table below represents a breakdown of each supplier as a percentage of the cost incurred (Suppliers are shown from largest to smallest and does not necessarily represent the same suppliers period over period):

	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Supplier 1	28%	33%
Supplier 2	26%	24%
Supplier 3	12%	8%
	66%	65%

The Company continually evaluates the performance of its suppliers and the availability of alternatives to substitute or supplement its inventory production supply chain. The Company believes that a breakdown in supply from one of its key suppliers would be overcome in a short amount of time given the availability of alternatives.

Elevai Labs Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited - Expressed in United States dollars)

17.	Subsequent Events

Management has evaluated events subsequent to the year ended June 30, 2024, up to August 14, 2024, for transactions and other events that may require adjustment of and/or disclosure in the consolidated financial statements.

Securities Purchase Agreement and Notes

On July 31, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors (the “Purchasers”) pursuant to which the Company sold, in a private placement (the “Private Placement”), notes with an aggregate principal amount of $1,150,000 (the “Notes”), with an original issue discount of $150,000. As consideration for entering into the Securities Purchase Agreement, the Company issued a total of 1,299,999 shares of common stock of the Company (the “Shares”) to the Purchasers on August 2, 2024 (the “Closing Date”).

Pursuant to the Securities Purchase Agreement, the Company covenanted and agreed to prepare and file a registration statement in connection with a public offering (the “Registration Statement”) within fifteen (15) days of the Closing Date. The Company agreed to include a resale prospectus in such Registration Statement providing for the resale by the Purchasers of the Shares, cause the Registration Statement to become effective within sixty (60) days following the initial filing of the Registration Statement and keep the Registration Statement effective at all times until no Purchaser owns any Shares.

In addition, from the Closing Date until twelve (12) months after the Closing Date, upon any issuance by the Company of common stock or common stock equivalents for cash consideration (“Subsequent Financing”) other than in connection with a Regulation A+ offering under the Securities Act of 1933, as amended, each Purchaser shall have the right to participate in up to an amount of such Subsequent Financing equal to twenty percent (20%) of the Subsequent Financing on the same terms, conditions and price provided in the Subsequent Financing.

In connection with transactions contemplated by the Securities Purchase Agreement, the Company, including its subsidiaries, entered into a guarantee agreement, in which the Company agreed to guarantee the payment of all obligations under the Notes.

The Company issued the Notes dated as of July 31, 2024 to the Purchasers on the Closing Date. The Notes will mature 90 days from July 31, 2024 and do not bear interest unless an event of default occurs, which interest rate will be 14% during the period the event of default is occurring. In addition, if an event of default occurs, the Purchasers have the option to require the Company to redeem all or any portion of the Notes. While the Notes are outstanding, the Company agreed to, among other things, neither declare or pay any cash dividend or distribution on any equity interest of the Company nor incur or guarantee to exist certain types of indebtedness nor enter into any transaction or series of related transactions with any affiliate except in connection with a reorganization or in the ordinary course of business. The Company may repay all and in part of the Note Amount by paying 100% of the Note Amount then being prepaid.

Consideration Payable

On July 9, 2024, the Company amended the payments terms of the consideration payable for License #1 with regards to the $350,000 payment. The payment is now due on March 15, 2025 (Note 8).

Issuance of common shares

On August 1, 2024, the Company issued 612,500 shares to a consultant in relation to the acquisition of the License #2 IPR&D asset (Note 8).

Consolidated Financial Statements of

ELEVAI LABS INC.

For the years ended
December 31, 2023 and 2022

(Expressed in United States Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Elevai Labs, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Elevai Labs, Inc. and subsidiaries (collectively, “the Company”) as of December 31, 2023, and 2022, and the related consolidated statements of operations and other comprehensive loss, shareholders’ equity and cash flows for the two year period then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023 and 2022, and the consolidated results of its operations and its consolidated cash flows for the two year period ended December 31, 2023 and 2022 in conformity with generally accepted accounting principles in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 the financial statements, the Company has suffered recurring losses from operations and has stockholders’ deficit that raise substantial doubt about its ability to continue as going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provided a reasonable basis for our opinion.

/s/ TPS Thayer, LLC

TPS Thayer, LLC

We have served as the Company’s auditor since 2022

Sugar Land, Texas

March 28, 2024

Elevai Labs Inc.

Consolidated Balance Sheets

(Expressed in United States dollar)

As of:	December 31, 2023	December 31, 2022
ASSETS
Current Assets
Cash	$3,326,851	$1,154,901
Receivables, net	36,161	12,854
Prepaids and deposits	1,060,765	153,422
Inventory, net	495,667	230,145
Total Current Assets	4,919,444	1,551,322

Deposit	10,773	10,773
Property and equipment, net	53,119	53,535
Operating lease right-of-use asset	206,582	276,553
TOTAL ASSETS	$5,189,918	$1,892,183
LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$669,375	$244,704
Customer deposits	36,693	10,172
Due to related parties	77,127	154,325
Current portion of lease liability	145,000	110,616
Derivative liabilities	369,158	68,455
Total Current Liabilities	1,297,353	588,272

Operating lease liability	65,489	172,601
TOTAL LIABILIITES	$1,362,842	$760,873

Commitments and Contingencies

EQUITY
Preferred stock $0.0001 par value; 75,000,000 stock authorized:
Series seed 1 preferred stock, Nil and 213,730 shares issued and outstanding as of December 31, 2023 and 2022,	-	21
Series seed 2 preferred stock, Nil and 3,635,252 shares issued and outstanding as of December 31, 2023 and 2022, respectively	-	364
Series A preferred stock, Nil and 1,861,799 shares issued and outstanding as of December 31, 2023, and 2022,	-	186
Common stock, $0.0001 par value, 300,000,000 shares authorized; 17,329,615 and 9,568,475 shares issued and outstanding as of December 31, 2023 and 2022, respectively	1,733	957
Additional paid-in capital	10,849,031	3,852,044
Accumulated other comprehensive income	202	111
Accumulated deficit	(7,023,890)	(2,722,373)
TOTAL EQUITY	3,827,076	1,131,310
TOTAL LIABILITIES AND EQUITY	$5,189,918	$1,892,183

The accompanying notes are an integral part of these consolidated financial statements

Elevai Labs Inc.

Consolidated Statements of Operations and Comprehensive Loss

For the years ended December 31, 2023 and 2022

(Expressed in United States dollar)

	December 31, 2023	December 31, 2022
Revenue	$1,712,595	766,277
Cost of sales	578,015	318,968
Gross profit	$1,134,580	447,309

Expenses
Depreciation	10,295	5,034
Marketing and promotion	660,291	192,863
Consulting fees	459,498	324,395
Office and administrative	2,329,067	1,019,708
Professional fees	579,111	192,409
Investor relations	91,009	74,003
Research and development	426,243	228,747
Foreign exchange (gain) loss	6,130	2,749
Travel and entertainment	339,147	198,442
Total Expenses	$4,900,791	2,238,350

Net loss before other income (expense)	$(3,766,211)	(1,791,041)

Other income (expense)
Listing expense	(450,079)	-
Change in fair value of derivative liabilities	(71,266)	(12,754)
Interest income	5,564	7,702
Interest expense	(19,525)	(2,629)
Loss on sale of equipment	-	(1,546)
Net loss	$(4,301,517)	(1,800,268)

Other comprehensive income (loss)
Currency translation adjustment	91	(91)
Total comprehensive loss	$(4,301,426)	(1,800,359)

Basic and diluted loss per share	$(0.400)	(0.189)
Weighted average shares outstanding	10,745,938	9,528,863

The accompanying notes are an integral part of these consolidated financial statements

Elevai Labs Inc.

Consolidated Statements of Changes in Stockholders’ Equity

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

	Series seed 1 preferred stock		Series seed 2 preferred stock		Series A preferred stock		Common Stock		Additional		Accumulated other
	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	paid-in capital	Accumulated deficit	comprehensive income	Total
	#	$	#	$	#	$	#	$	$	$	$	$

Balance, January 1, 2022	213,730	21	3,635,252	364	-	-	9,526,808	952	1,371,194	(922,105)	202	450,628
Private placements	-	-	-	-	1,629,971	163	-	-	2,186,258	-	-	2,186,421
Share issuance cost	-	-	-	-	-	-	-	-	(33,132)	-	-	(33,132)
Conversion of promissory notes	-	-	-	-	231,828	23	-	-	130,860	-	-	130,883
Share-based compensation	-	-	-	-	-	-	-	-	171,869	-	-	171,869
Exercise of stock options	-	-	-	-	-	-	41,667	5	24,995	-	-	25,000
Net loss for the year	-	-	-	-	-	-	-	-	-	(1,800,268)	-	(1,800,268)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	-	(91)	(91)
Balance, December 31, 2022	213,730	21	3,635,252	364	1,861,799	186	9,568,475	957	3,852,044	(2,722,373)	111	1,131,310

Balance, January 1, 2023	213,730	21	3,635,252	364	1,861,799	186	9,568,475	957	3,852,044	(2,722,373)	111	1,131,310
Private placement	-	-	-	-	-	-	487,859	49	1,463,537	-	-	1,463,586
Exercise of stock options	-	-	-	-	-	-	62,500	6	37,494	-	-	37,500
Conversion of preferred shares on IPO	(213,730)	(21)	(3,635,252)	(364)	(1,861,799)	(186)	5,710,781	571	-	-	-	-
Shares issued alongside IPO	-	-	-	-	-	-	1,500,000	150	5,999,850	-	-	6,000,000
Share issuance costs for IPO	-	-	-	-	-	-	-	-	(991,632)	-	-	(991,632)
Share-based compensation	-	-	-	-	-	-	-	-	487,738	-	-	487,738
Net loss for the year	-	-	-	-	-	-	-	-	-	(4,301,517)	-	(4,301,517)
Currency translation adjustment	-	-	-	-	-	-	-	-	-	-	91	91
Balance, December 31, 2023	-	-	-	-	-	-	17,329,615	1,733	10,849,031	(7,023,890)	202	3,827,076

The accompanying notes are an integral part of these consolidated financial statements

Elevai Labs Inc.

Consolidated Statements of Cash Flows

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

	December 31, 2023	December 31, 2022
Operating activities
Net loss	$(4,301,517)	$(1,800,268)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	11,649	6,512
Interest expense	-	2,614
Share-based compensation	487,738	171,869
Straight-line rent expense	(2,757)	6,664
Loss on sale of equipment	-	1,546
Change in fair value of derivative liabilities	71,266	12,754

Changes in operating assets and liabilities:
Receivables	(23,218)	(11,547)
Prepaid expenses and deposits	(907,343)	(102,055)
Inventory	(265,522)	(69,328)
Accounts payable and accrued liabilities	466,891	65,191
Customer deposits	26,521	10,172
Due to related parties	(120,519)	120,000
Cash flows used in operating activities	$(4,556,811)	$(1,585,876)

Investing activities
Purchase of equipment	(11,191)	(35,527)
Proceeds on disposal of equipment	-	3,500
Cash flows used in investing activities	$(11,191)	$(32,027)

Financing activities
Exercise of stock options	37,500	25,000
Proceeds from the issuance of series A preferred stock	-	2,153,289
Private Placement	1,463,585	-
Proceeds from IPO	6,000,000	-
Share issuance costs for IPO	(762,195)	-
Proceeds from notes payable	-	183,970
Cash flows provided by financing activities	$6,738,890	$2,362,259

Effect of exchange rate changes on cash	1,062	(1,313)

Increase in cash	2,171,950	743,043
Cash, beginning of period	1,154,901	411,858
Cash, ending of period	$3,326,851	$1,154,901

Supplemental cash flow information:
Cash paid for interest	14,397	-
Cash paid for taxes	-	-

Non-cash Investing and Financing transactions:
Conversion of preferred stock to common stock	3,527,701	-
Settlement of notes payable and accrued interest through issuance of series A preferred stock and warrants	-	186,584
Derivative liability broker warrants included in share issuance cost for IPO	229,437	-

The accompanying notes are an integral part of these consolidated financial statements

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

1.	Organization and nature of operations

Elevai Labs Inc. (“Elevai”) was incorporated under the laws of the State of Delaware on June 9, 2020. Elevai and its 100% owned subsidiary, Elevai Research Inc, are collectively referred to in these consolidated financial statements as “the Company”.

The Company is a skincare development company engaged in the design, manufacture, and marketing of skincare products in the skincare industry. The Company’s principal activities are developing and manufacturing skincare products.

2.	Going Concern

These audited consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and the ability of the Company to obtain necessary equity financing to continue operations, and ultimately the attainment of profitable operations.

As of December 31, 2023 and 2022, the Company had a net working capital of $3,622,091 and $963,050, respectively, and has an accumulated deficit of $7,023,890 and $2,722,373, respectively. Furthermore, for the years ended December 31, 2023 and 2022, the Company incurred a net loss of $4,301,517 and $1,800,268, respectively and used $4,556,811 and $1,585,876, respectively of cash flows for operating activities. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These audited consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The assessment of whether the going concern assumption is appropriate requires management to take into account all available information about the future, which is at least, but not limited to, 12 months from the date the financial statements are issued. The Company is aware that material uncertainties related to events or conditions may cast substantial doubt upon the Company’s ability to continue as a going concern.

Management’s plans that alleviate substantial doubt about the Company’s ability to continue as a going concern include raising additional debt or equity financing. Although the Company has been successful in raising funds in the past, and expects to do so in the future, there are no guarantees that it will be able to raise funds as anticipated.

3.	Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and are expressed in U.S. dollars. These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany accounts and transactions were eliminated upon consolidation.

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the consolidated financial statements.

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

Principles of Consolidation

The consolidated financial statements include the account of Elevai, and its 100% owned subsidiary, Elevai Research. All intercompany accounts, transactions and profits were eliminated in the consolidated financial statements.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to revenue recognition, the collectability of receivables, valuation of inventory, fair value of derivative liabilities and stock options, useful lives and recoverability of long-lived assets, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying value of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the consolidated financial statements in the period they are determined.

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. The functional currency of Elevai Research is the Canadian dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets, liabilities, and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

The accounts of Elevai Research are translated to U.S. dollars using the current rate method. Accordingly, assets and liabilities are translated into U.S. dollars at the period-end exchange rate while revenues and expenses are translated at the average exchange rates during the period. Related exchange gains and losses are included in a separate component of stockholders’ equity as accumulated other comprehensive income (loss).

Reportable Segments and Geographic Areas

The Company has one reportable segment. The Company’s activities are interrelated, and each activity is dependent upon and supportive of the other. Accordingly, all significant operating decisions are based on analysis of financial products provided as a single global business.

The majority of the Company’s operations are conducted from and its assets are located in the United States Elevai Research, the Company’s Canadian subsidiary, is located in Canada and provide limited operational support. The following is a summary of the Company’s operations, assets and liabilities split between the Unites States and Canada:

	United States	Canada	Total

Revenue	$1,712,595	$-	$1,712,595
Cost of sales	578,015	-	578,015
Gross profit	$1,134,580	$-	$1,134,580

Expenses	$4,768,011	$132,780	$4,900,791
Other income (expense)	(535,330)	24	(535,306)
Net loss	$4,168,761	$132,756	$4,301,517

Current Assets	$4,896,675	$22,769	$4,919,444
Non-current assets	268,733	1,741	270,474
Total Assets	$5,165,408	$24,510	$5,189,918

Current liabilities	$1,241,764	$55,589	$1,297,353
Non-current liabilities	65,489	-	65,489
Total Liabilities	$1,307,253	$55,589	$1,362,842

Total Equity	$4,227,088	$(400,012)	$3,827,076

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

During 2023, the Company’s started exporting products to international markets. Following is a breakdown of the sales per geographical area:

	United Sates	Canada	Vietnam	Australia	Total

Revenue	1,248,537	158,603	70,655	234,800	1,712,595

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. Since ASU 2014-09 was issued, several additional ASUs have been issued to clarify various elements of the guidance. These standards provide guidance on recognizing revenue, including a five-step model to determine when revenue recognition is appropriate.

The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product to a customer. Revenue is measured based on the consideration the Company expects to receive in exchange for those products. In instances where financial acceptance of the product is specified by the customer, revenue is deferred until all acceptance criteria have been met. Revenues are recognized under ASC 606, “Revenue from Contracts with Customers,” in a manner that reasonably reflects the delivery of its products and services to customers in return for expected consideration.

The Company generates revenue through the sale of skincare products. Revenue from the sale of skincare products are recognized at the point in time when the Company considered revenue realized or realizable and earned, which is typically when all of the five following criteria are met: (1) the contract with the customer is identifiable (i.e. when a sales transaction has been entered into between the Company and the customer), (2) the performance obligation in the contract is identifiable (i.e. the customer has ordered a known quantity of product to be delivered), (3) the transaction price is determinable (i.e. the customer has agreed to the Company’s price for the products ordered), (4) the Company is able to allocate the transaction price to the performance obligations in the contract, and (5) the performance obligations have been satisfied, which is typically upon delivery of the product to the customer.

Transaction prices for performance obligations are explicitly outlined in relevant agreements; therefore, the Company does not believe that significant judgements are required with respect to the determination of the transaction price, including any variable consideration identified.

The Company is responsible for providing the products to customers. As a result, the Company is considered the Principal when providing products to customers. As the Company collects payment at the time of the customer order, its contracts do not have a significant financing component. Customers are entitled to replacement or full refund of any damaged or defective product, after the return of the damaged or defective product to the Company. There were no significant returns or refunds during the year ended December 31, 2023 and 2022.

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

Research and development

Research and development costs are expensed as incurred in accordance with ASC 730, Research and Development. The Company incurs research and development costs in the pursuit of new products and improving the formulation of existing products. Examples of research costs include laboratory research, studies, surveys, and other activities aimed at acquiring new knowledge. Development costs include expenses incurred in the process of applying research findings or other knowledge to a plan or design for a new product or process. Examples of development costs include engineering, design, testing, and other activities aimed at developing a product or process for commercial production.

Development costs may be capitalized if the following criteria are met: (1) technological feasibility has been established, (2) the Company intends to complete the product or process. (3) the Company has the ability to use or sell the product or process, (4) the product or process will generate future economic benefits, and (5) the costs can be reliably measured.

As of December 31, 2023 and 2022, the Company has not capitalized any development cost.

Marketing and promotion

Costs associated with marketing and promoting the Company’s products are expensed when incurred. The Company includes the cost of products given out as samples in marketing and promotion expenses.

Leases

The Company accounts for leases in accordance with ASC 842, “Leases”. We determine if an arrangement meets the definition of a lease at inception of the contract. Leases are classified as either operating or finance leases. All of the Company’s leases have been assessed as operating leases. Accounting for operating leases, other than short term leases, results in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As our lease do not provide an implicit rate, we use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred income tax assets and liabilities are recognized for the expected future tax consequence of temporary differences between the financial reporting and taxes basis of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred income tax assets to the amount that it believes more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income tax planning, strategies and results of recent operations. If the Company determines that such deferred tax assets will be recognized in the future in excess of the net recorded amount then the deferred tax asset valuation will be adjusted which would reduce the provision for income taxes. Significant judgments and estimates are required in the determination of the consolidated income tax expense. As of December 31, 2023 and 2022, the Company did not have any amounts recorded pertaining to tax assets or liabilities as the Company has incurred losses since inception and has taken a full valuation allowance against its tax loss carry forwards. In addition, the Company did not have any amounts recorded pertaining to tax expense or recovery.

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

The Company records uncertain tax provisions in accordance with ASC 740 based on a two-step process whereby (1) a determination is made about whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position and (2) for those tax positions that meet the more likely than not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

As of December 31, 2023 and 2022, the Company did not have any amounts recorded pertaining to uncertain tax positions. The Company recognizes interest and penalties related to uncertain tax positions in office and administrative expense. The Company did not incur any penalties or interest during the years ended December 31, 2023 and 2022.

Concentration of Credit Risk

Cash, receivables and refundable deposits are the only financial instruments that are potentially subject to credit risk. The Company places its cash in what it believes to be credit-worthy financial institutions. Receivables relate to sales taxes paid that is reimbursable from the Canadian government and timing differences on receiving proceeds from sales transactions processed through customer credit cards. Refundable deposits relate to the Company’s security deposit on lease agreements.

Risks and Uncertainties

The Company is subject to risks from, among other things, competition associated with the industry in general, regulatory environment, other risks associated with   financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves judgement. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

Cash and Cash Equivalents

Cash includes cash on hand and cash in demand deposits. Cash equivalents include all highly liquid instruments with original maturities of three months or less. As of December 31, 2023 and 2022, the Company did not hold any cash equivalents.

Receivables

All receivables under standard terms are due thirty (30) days from the date billed. If the funds are not received within thirty (30) days, the customer is contacted to arrange payment. The Company uses the allowance method to account for uncollectable receivables. As of December 31, 2023 and 2022, there was no allowance for uncollectable receivables recorded.

Inventory

Inventory consist of raw materials, work-in-progress and finished goods and are valued at the lower of cost or net realizable value. The Company’s manufacturing process involves the production of our proprietary stem cell-derived Elevai Exosomes™. Finished goods consists of a new generation of cosmetic topical products containing our proprietary stem cell-derived Elevai Exosomes™. Cost is determined using the weighted average cost formula. Net realizable value is determined on the basis of anticipated sales proceeds less the estimated selling expenses. Management compares the cost of inventories with the net realizable value and an allowance is made to write down inventories to net realizable value, if lower.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Renewals and betterments that materially extend the life of assets are capitalized. Expenditures for maintenance and repairs are expensed as incurred. Property and equipment is depreciated using the straight-line method. The estimated useful lives of property and equipment are generally as follows:

Lab equipment	7-year straight-line
Furniture and fixtures	7-year straight-line
Computers	5-year straight-line

Impairment of Long-Lived Assets

The Company reviews long-lived assets such as equipment for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the total of the expected undiscounted future cash flows is less than the carrying value of the asset, a loss is recognized for the excess of the carrying amount over the fair value of the asset.

The Company’s policy for property and equipment requires judgement in determining whether the present value of future expected economic benefits exceeds capitalized costs. The policy requires management to make certain estimates and assumptions about future economic benefits related to its operations. Estimates and assumptions may change if new information becomes available. If information becomes available suggesting that the recovery of capitalized cost is unlikely, the capitalized cost is written off/impaired to the consolidated statement of operations.

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statement of operations. The Company uses the Black-Scholes option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period.

Common Stock Warrants

The Company classifies as equity any warrants that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any warrants that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control), (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement) or (iii) that contain reset provisions that do not qualify for the scope exception. The Company assesses classification of its common stock warrants at each reporting date to determine whether a change in classification is required. Warrants classified as liabilities are initially recorded at fair value, with gains and losses arising from changes in fair value recognized in other income (expense) in the consolidated statements of operations at each period end while such instruments remain outstanding.

Financial Instruments and Fair Value Measurements

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815 “Derivatives and Hedging”.

ASC 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to asset or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

The Company’s financial instruments consist of cash, receivables, accounts payable and accrued liabilities, notes payable, due to related parties and derivative liabilities. Except for cash and derivative liabilities, the Company’s financial instruments’ carrying amounts, excluding unamortized discounts, approximate their fair values due to their short term to maturity. Cash is measured and recognized at fair value based on level 1 inputs for all periods presented. Derivative liabilities are measured and recognized at fair value based on level 3 inputs.

	Level 1	Level 2	Level 3	Total
December 31, 2023:
Cash	$3,326,851	$-	$-	$3,326,851
Derivative liabilities	-	-	369,158	369,158
	$3,326,851	$-	$369,158	$3,696,009

December 31, 2022:
Cash	$1,154,901	$-	$-	$1,154,901
Derivative liabilities	-	-	68,455	68,455
	$1,154,901	$-	$68,455	$1,223,356

Loss per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the consolidated statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential shares of common stock outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potential shares if their effect is anti-dilutive.

The Company’s preferred stock, stock options and warrants outstanding as of December 31, 2023 and 2022, are considered potential common shares that could dilute earnings per share, but were not included in the diluted loss per share computation because their effect was antidilutive for the periods presented.   As a result, there is no difference between the computation of basic and diluted loss per shares for the periods presented.

Share-Based Compensation

Employees - The Company accounts for share-based compensation under the fair value method which requires all such compensation to employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the consolidated statement of operations over the requisite service period.

Nonemployees - During June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”) to simplify the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees. Under the requirements of ASU 2018-07, the Company accounts for share-based compensation to non-employees under the fair value method which requires all such compensation to be calculated based on the fair value at the measurement date (generally the grant date), and recognized in the statement of operations over the requisite service period.

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

During the years ended December 31, 2023 and 2022, the Company recorded $487,738 and $171,869, respectively, in share-based compensation expense, of which $476,905 and $10,833, and $164,907 and $6,962 , respectively is included in office and administration and research and development, respectively.

Determining the appropriate fair value model and the related assumptions requires judgment. During the years ended December 31, 2023 and 2022, the fair value of each option grant was estimated using a Black-Scholes option-pricing model.

The expected volatility represents the historical volatility of comparable publicly traded companies in similar industries, adjusted for variables such as stock price, market capitalization and life cycle. Due to limited historical data, the expected term for options granted is equal to the contractual life. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of stock options. The Company has not paid and does not anticipate paying cash dividends on its shares of common stock; therefore, the expected dividend yield is assumed to be zero.

New Accounting Standards

Recently Adopted Accounting Standards

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity”. The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. The adoption of this standard did not have a significant impact on the Company’s consolidated financial statements.

In March 2022, the FASB issued ASU 2022-02, ASC Subtopic 326 “Credit Losses”: Troubled Debt Restructurings and Vintage Disclosures. Since the issuance of Accounting Standards Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, the Board has provided resources to monitor and assist stakeholders with the implementation of Topic 326. Post-Implementation Review (PIR) activities have included forming a Credit Losses Transition Resource Group, conducting outreach with stakeholders of all types, developing educational materials and staff question-and-answer guidance, conducting educational workshops, and performing an archival review of financial reports. ASU No. 2022-02 is effective for annual and interim periods beginning after December 15, 2022. The adoption of this standard did not have a significant impact on the Company’s consolidated financial statements.

Recently Issued Accounting Standards

The Company assesses the adoption impacts of recently issued, but not yet effective, accounting standards by the Financial Accounting Standards Board on the Company’s consolidated financial statements.

In June 2022, the FASB issued ASU 2022-03, ASC Subtopic 820 “Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. The FASB is issuing this Update (1) to clarify the guidance in Topic 820, Fair Value Measurement, when measuring the fair value of an equity security subject to contractual restrictions that prohibit the sale of an equity security, (2) to amend a related illustrative example, and (3) to introduce new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value in accordance with Topic 820.

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

Stakeholders asserted that the language in the illustrative example resulted in diversity in practice on whether the effects of a contractual restriction that prohibits the sale of an equity security should be considered in measuring that equity security’s fair value. Some stakeholders apply a discount to the price of an equity security subject to a contractual sale restriction, whereas other stakeholders consider the application of a discount to be inappropriate under the principles of Topic 820.

For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years.

The Company does not expect the standard to have a significant impact on its consolidated financial statements.

4.	Receivables

As of December 31, 2023 and 2022, receivables consisted of the following:

	December 31, 2023	December 31, 2022
Trade receivable	$33,089	$4,180
Sales taxes receivable	3,072	8,674
	$36,161	$12,854

The Company records sales taxes receivable for recoverable sales taxes paid on eligible purchases in its Canadian subsidiary. As at December 31, 2023, and December 31, 2022, the Company recorded a provision for doubtful accounts of $nil and $nil, respectively.

5.	Prepaids and Deposits

As of December 31, 2023 and 2022, prepaid and deposits consisted of the following:

	December 31, 2023	December 31, 2022
Prepaid expenses	$957,645	$89,819
Deposits	113,893	24,376
Deferred share issuance and listing expense	-	50,000
	$1,071,538	$164,195

Prepaids and deposits - current	1,060,765	153,422
Deposits- non-current	10,773	10,773

As of December 31, 2023 and 2022, the security deposit on the Company’s long term lease in the amount of $10,773 and $10,773, respectively, is classified as a non-current deposit on the balance sheet.

6.	Inventory

As of December 31, 2023 and 2022, inventory consisted of the following:

	December 31, 2023	December 31, 2022
Raw materials	$279,514	$81,133
Work in progress	147,906	116,984
Finished goods	68,247	32,028
	$495,667	$230,145

Cost of inventory recognized as expense in cost of sales for the years ended December 31, 2023 and 2022, totaled $363,082 and $251,580, respectively. In addition, the cost of inventory relating to samples given out and expensed in marketing and promotion for the year ended December 31, 2023 and 2022 totaled $124,376 and $36,501, respectively. As at December 31 2023, and December 31, 2022, the Company recorded an allowance for inventory of $nil and $nil, respectively.

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

7.	Property and Equipment

	Equipment	Furniture and Fixtures	Computers	Total

Cost
Balance, December 31, 2021	$32,482	$-	$-	$32,482
Additions	24,222	8,365	2,940	35,527
Disposal	(6,188)	-	-	(6,188)
Foreign currency translation	-	-	(181)	(181)
Balance, December 31, 2022	$50,516	$8,365	$2,759	$61,640
Additions	2,658	8,533	-	11,191
Disposal				-
Foreign currency translation			61	61
Balance, December 31, 2023	$53,174	$16,898	$2,820	$72,892

Accumulated depreciation
Balance, December 31, 2021	$2,757	$-	$-	$2,757
Depreciation	5,437	548	527	6,512
Disposal	(1,142)	-	-	(1,142)
Foreign currency translation	-	-	(22)	(22)
Balance, December 31, 2022	$7,052	$548	$505	$8,105
Depreciation	8,680	2,414	555	11,649
Foreign currency translation			19	19
Balance, December 31, 2023	$15,732	$2,962	$1,079	$19,773

Net book value
December 31, 2022	$43,464	$7,817	$2,254	$53,535
December 31, 2023	$37,442	$13,936	$1,741	$53,119

During the years ended December 31, 2023 and 2022, the Company capitalized depreciation of $1,354 and $1,478, respectively as part of the production of inventory.

8.	Operating Lease

During 2022, the Company entered into a noncancelable operating lease that includes two property location, one which is being used as the Company’s office and the other as its lab for research and development and the production of inventory. The lease had a commencement date of June 1, 2022 and expires on May 31, 2025, after which the term will continue on a month-to-month basis.

On July 3rd, 2023, the Company amended the terms of the previously entered lease agreement to lease additional office space from the lessor. Rent increased from $10,773 to $13,477 per month commencing July 1, 2023, through May 31, 2025. The lease amendment required a remeasurement of the lease liability which resulted in an increase of $47,986 to the lease liability and an equal increase in the right of use asset as of July 1, 2023.

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

The Company recognized a total lease cost related to its noncancelable operating lease of $142,741 and $73,802 for the year ended December 31, 2023, and 2022, respectively. The lease cost has been allocated as follows based on the square footage of each property location.

	December 31, 2023	December 31, 2022
Office space, recorded in office and administration	104,928	$51,745
Lab space, recorded in research and development	31,010	19,004
Lab space, capitalized to production of inventory	6,803	3,053
	142,741	$73,802

As of December 31, 2023 and December 31, 2022, the Company recorded a security deposit of $10,773 (note 5).

Future minimum lease payments under the Company’s operating lease that has an initial noncancelable lease term in excess of one year at December 31, 2023 are as follows:

Year ended December 31,	Total
2024	161,721
2025	67,384
Thereafter	-
229,105
Less: Imputed interest	(18,616)
Operating lease liability	210,489

Operating lease lability – current	145,000
Operating lease lability – non-current	$65,489

On July 3rd, 2023, the Company amended the terms of the previously entered lease agreement on July 4, 2022 to acquire more space. Rent shall increase to $13,476.75 per month commencing July 1, 2023. The Company used a discount rate of 11.50% upon the remeasurement of the lease liability on July 1, 2023, compared to an original discount rate of 8% on lease commencement, as its incremental cost of borrowing due to the amendment. The remaining lease term as of December 31, 2023, is 1.42 years (December 31, 2022 – 2.42 years).

9.	Accounts Payable and Accrued Liabilities

As of December 31, 2023 and 2022, accounts payable and accrued liabilities consisted of the following:

	December 31, 2023	December 31, 2022
Accounts payable	$596,147	$210,840
Accrued liabilities	73,228	33,864
	$669,375	$244,704

10.	Notes Payable

In April and May 2022, the Company issued promissory notes to five investors (including two related parties of the Company) for a total amount of $183,970. The promissory notes carried simple interest at a rate of 8% per annum. On July 15 2022, the promissory notes and accrued interest of $2,614, converted into the Series A financing round in accordance with the original terms of the agreements. The conversion price was set at $0.80 (60% of the Series A preferred shares financing round price) and as a result the noteholders received 231,828 Series A preferred shares. In addition, the conversion terms contained a 100% warrant coverage ratio resulting in the note holders receiving 231,828 common stock purchase warrants with an exercise price of $2.01 (150% of the Series A financing round price).

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

11.	Derivative liabilities

On July 15, 2022, the Company issued 231,828 common stock purchase warrants with an exercise price of $2.01 as part of the conversion of promissory notes (Note 10).

On November 21, 2023, the Company completed its Initial Public Offering (“IPO”) (Note 12) and issued 75,000 warrants (the “IPO warrants”). The IPO warrants are exercisable into one common share of the Company at $4 per share and expire on November 21, 2028.

We analyzed the common stock purchase warrants issued as partial settlement of the promissory notes payable and the IPO warrants against the requirements of ASC 480, Distinguishing Liabilities from Equity, and determined that the warrants should be classified as financial liabilities since the terms allows for a cashless net share settlement at the option of the holder.

ASC 815, Derivatives and Hedging, requires that the warrants be accounted for as derivative liabilities with initial and subsequent measurement at fair value with changes in fair value recorded as other income (expense).

A continuity of the Company’s common stock purchase derivative liability warrants is as follows:

Derivative liabilities
December 31, 2021	$-
Addition of new derivatives recognized as partial settlement of promissory notes	55,701
Change in fair value of derivative liabilities	12,754
Outstanding, December 31, 2022	$68,455
Addition of new derivatives during IPO	229,437
Change in fair value of derivative liabilities	71,266
Outstanding, December 31, 2023	$369,158

We determined our derivative liabilities to be a Level 3 fair value measurement and used the Black-Scholes Option Pricing Model to calculate the fair value as of initial recognition and as of December 31, 2023 and 2022. The Black-Scholes Option Pricing Model requires six basic data inputs: the exercise or strike price, expected time to expiration or exercise, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement.

The following assumptions were used in the Black-Scholes option pricing model:

	December 31, 2023	November 21, 2023	December 31, 2022	July 15, 2022
Risk-free interest rate	3.84 - 4.01%	4.41%	4.73%	3.12%
Expected life [1]	3.32 – 4.90 years	5 years	0.75 years	0.6 years
Expected dividend rate	0.00%	0.00%	0.00%	0.00%
Expected volatility	100%	100%	100%	100.00%

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

As of December 31, 2023, the following warrants were outstanding:

Outstanding	Expiry date[1]	Weighted average exercise price ($)
75,840	April 27, 2027	2.01
63,037	April 27, 2027	2.01
80,388	April 27, 2027	2.01
12,563	April 27, 2027	2.01
75,000	November 21, 2028	4.00
306,828		2.49

As of December 31, 2023 and December 31, 2022, the weighted average life of derivative liability warrants outstanding was 3.71 and 4.36 years, respectively.

[1]	On April 28, 2023, the Company amended the warrant agreements for the 231,828 derivative liability warrants outstanding. The amendment removed the clause to automatically convert warrants to shares on IPO date and all warrants were given an expiry date of April 27, 2027. This led to an increase in the expected life input in the Black-Scholes model as of December 31, 2023 compared to December 31, 2022, when the Company used the expected IPO date to calculate the expected life of the warrants.

12.	Equity

Common Stock

Authorized

As of December 31, 2023 and December 31, 2022, the Company had 300,000,000 and 19,000,000 common stock authorized, respectively, each having a par value of $0.0001.

Issued and outstanding

As of December 31, 2023 and 2022, the Company had 17,329,615 and had 9,568,475 shares issued and outstanding, respectively

Transactions during the year ended December 31, 2023

On January 6, 2023, the Company issued 62,500 common stock upon the exercise of 62,500 stock options with an exercise price of $0.60 per common stock for $37,500, of which $6 was recognized in common stock and the remaining $37,494 in additional paid-in capital.

On March 2, 2023, the Company issued 250,000 common stock and 250,000 common stock purchase warrants for $750,000, of which $25 was recognized in common stock and the remaining $749,975 in additional paid-in capital. These warrants are accounted for as equity warrants.

On April 14, 2023, the Company issued 97,861 common stock, of which $10 was recognized in common stock and the remaining $293,579 in additional paid-in capital.

On May 15, 2023, the Company issued 10,000 common stock, of which $1 was recognized in common stock and the remaining $29,999 was recognized in additional paid-in capital.

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

On August 25, 2023, the Company issued 46,666 common stock, of which $5 was recognized in common stock and the remaining $139,995 was recognized in additional paid-in capital.

On September 13, 2023, the Company issued 83,882 common stock and 99,998 common stock purchase warrants, of which $8 was recognized in the common stock and the remaining $249,996 was recognized in additional paid-in capital. These warrants are accounted for as equity warrants.

On November 21, 2023, the Company completed its IPO and issued 1,500,000 common shares, of which $150 was recognized in common stock and the remaining $5,999,850 was recognized in additional paid in capital. The gross proceeds of the offering were $6,000,000. The Company issued 75,000 underwriter warrants in connection with the IPO exercisable at $4 per warrant (Note 11). Additionally, the 213,730 series 1 preferred shares, 3,635,252 series 2 preferred shares, and 1,861,799 series A preferred shares were converted to common shares on a 1:1 basis. This conversion resulted in accordance with the original terms of the preferred shares and as such no gain or loss were recorded on the conversion. This resulted in the Company issuing a total of 5,710,781 common shares. In connection with the IPO financing, the Company paid share issuance costs of $762,194 consisting of $730,000 in underwriting fees, and $32,194 in other directly related expenses. The Company also incurred listing expenses in the amount of $450,079 in connection with its IPO.

Transactions during the year ended December 31, 2022

On December 13, 2022, the Company issued 41,667 common stock upon the exercise of 41,667 stock options with an exercise price of $0.60 per common stock for $25,000, of which $5 was recognized in common stock and the remaining $24,995 in additional paid-in capital.

Preferred Stock

Authorized

As of December 31, 2023, the Company had 75,000,000 of all preferred stock authorized, each having a par value of $0.0001 per stock

As of December 31, 2022, the Company had 213,730 stock of Series Seed 1 preferred stock authorized, each having a par value of $0.0001 per stock.

As of December 31, 2022, the Company had 3,635,252 stock of Series Seed 2 preferred stock authorized, each having a par value of $0.0001 per stock.

As of December 31, 2022, the Company had 2,982,003 stock of Series A preferred stock authorized, each having a par value of $0.0001 per stock.

The holders of Preferred Stock shall have the right to convert their shares of Preferred Stock, at any time, into shares of Common Stock at a conversion price of 1:1.

Issued and outstanding

As of December 31, 2023 and 2022, the Company had Nil and 213,730 Series Seed 1 preferred stock issued and outstanding, respectively.

As of December 31, 2023 and 2022, the Company had Nil and 3,635,252 Series Seed 2 preferred stock issued and outstanding, respectively.

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

As of December 31, 2023 and 2022, the Company had Nil and 1,861,799 Series A preferred stock issued and outstanding, respectively.

Transactions during the year ended December 31, 2023

On November 21, the Company completed its IPO and converted the 213,730 series 1 preferred shares, 3,635,252 series 2 preferred shares, and 1,861,799 series A preferred shares into common shares on a 1:1 basis.

Transactions during the year ended December 31, 2022

On July 15, 2022, the Company closed the first tranche of its Series A Financing and issued 1,090,029 Series A preferred shares for gross proceeds of $1,462,146, of which $109 was recognized in preferred stock and the remaining $1,462,037 in additional paid-in capital. In addition, the Company issued 231,828 Series A preferred shares and 231,828 common stock purchase warrants upon conversion of $186,584 of promissory notes and accrued interest, of which $23 was recognized in preferred stock, $55,701 as derivative liabilities at fair value, and the remaining $130,860 in additional paid-in capital.

On July 27, 2022, the Company closed the second tranche of its Series A Financing and issued 349,790 Series A preferred shares for gross proceeds of $469,207, of which $35 was recognized in preferred stock and the remaining $469,172 in additional paid-in capital.

On August 4, 2022, the Company closed the third tranche of its Series A Financing and issued 111,884 Series A preferred shares for gross proceeds of $150,080, of which $11 was recognized in preferred stock and the remaining $150,069 in additional paid-in capital.

On October 10, 2022, the Company closed the fourth tranche of its Series A Financing and issued 78,268 Series A Preferred shares for gross proceeds of $104,988, of which $8 was recognized in preferred stock and the remaining $104,980 in additional paid-in capital.

The Company incurred shared issuance cost of $33,132 in connection with its Series A Financing which has been recorded as a deduction from additional paid-in capital.

Equity Warrants

Transactions during the year ended December 31, 2023

On March 2, 2023, the Company issued 250,000 common stock and 250,000 common stock purchase warrants. Each warrant is exercisable at $3.00 per common stock. The warrants shall be exercisable, in whole or in part at the issue date but such exercisability shall cease upon the date of the Company’s IPO and listing of its common shares on the Nasdaq Capital Market or other Trading Market and shall continue to be exercisable in whole or in part immediately after the Lock-up Period but no later than the Warrant Expiration Date or Accelerated Warrant Expiration Date (the “Exercise Period”). In the event of the Company’s initial public offering and listing of shares of its common stock on a Trading Market, the Company shall notify the holder at least fifteen (15) calendar days prior to the consummation of such IPO. “Trading Market” shall mean a “national securities exchange” that has registered with the SEC under Section 6 of the Securities Exchange Act of 1934. The Expiration Date shall be the earlier of (i) three years and one hundred eighty (180) days from the issue date (the “Warrant Expiration Date”) or (ii) upon the Company’s reasonable judgment and written notice to the purchaser, of the Company’s option to accelerate the Warrant Expiration Date whereby upon purchaser’s receipt of the Company’s written notice of acceleration during the Exercise Period, the Purchaser’s option to exercise any number of warrants shall occur no later than fourteen (14) days following the receipt of the written notice of acceleration (the “Accelerated Warrant Expiration Date”). For the avoidance of doubt, it shall be reasonable for the Company to accelerate the Expiration Date of this warrant to coincide with transactions including, but not limited to (i) a change of control including but not limited to the voluntary or involuntary sale, assignment, transfer or other disposition, or transfer by operation of law, of more than 50% of any direct or indirect equity interest of the Company; or (ii) a subsequent capital financing other than the IPO consisting of but not limited to an offer or proposal for, or indication of interest in, the issuance of debt or the capital stock of the Company.

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

On September 13, 2023, the Company issued 83,332 common stock and 99,998 common stock purchase warrants. Each warrant is exercisable at $3.00 per common stock. The Warrants shall be exercisable, in whole or in part immediately upon issuance, but such exercisability shall cease upon the date of the Company’s initial public offering (the “IPO”) and listing of its Common Shares on the Nasdaq Capital Market or other Trading Market (as defined herein) and will only become exercisable after the expiration of one hundred eighty (180) days following the Company’s initial public offering (the “Lock-up Period”). The expiration date shall be three years and one hundred eighty (180) days following the issuance of the Warrant Shares.

Transactions during the year ended December 31, 2022.

There was no equity warrant activity during the year ended December 31, 2022.

As of December 31, 2023, the following equity warrants were outstanding:

Outstanding	Expiry date	Weighted average exercise price ($)
250,000	August 28, 2026	3.00
99,998	March 12, 2027	3.00
349,998		3.00

As of December 31, 2022, there were no equity warrants outstanding.

As of December 31, 2023, and December 31, 2022, the weighted average life of equity warrants outstanding was 2.81 and Nil years, respectively.

Stock Options

The Company has a stock option plan included in the Company’s 2020 Equity Incentive Plan (the “Plan”) where the Board of Directors or any of its committees can grant Incentive Stock Options, Nonstatutory Stock Options, and Restricted Stock to employees, advisors and directors of the Company. As of December 31, 2023 and 2022, the aggregate number of shares allocated and made available for issuance pursuant to stock options granted under the Plan shall not exceed 1,734,188 shares. The plan shall remain in effect until it is terminated by the Board of Directors.

Transactions during the year ended December 31, 2023

On February 1, 2023, the Company granted 10,000 stock options with a contractual life of ten years and an exercise price of $5.00 per common stock. These stock options were valued at $10,767 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter.

From May 12, 2023 to June 30, 2023, the Company granted 222,500 stock options (includes 80,000 each to two of its newly appointed independent directors) with a contractual life of ten years and an exercise price of $5.00 per common stock. These stock options were valued at $584,787 using the Black-Scholes Option Pricing Model. The options vest 25% on the first vesting date and the remaining 75% vest evenly over 36 months thereafter.

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

On June 30, 2023, the Company cancelled and reissued 80,000 options previously issued to an advisor of the Company upon their appointment as a director effective June 1, 2023. The cancelled and re-issued options had the same exercise price of $5.00 per common stock and the same vesting terms and expiry date, and as such the cancellation and reissuance had no impact on the Company’s consolidated financial statements.

On July 1, 2023, the Company granted 1,500 stock options with a contractual life of ten years and an exercise price of $5.00 per common stock. These stock options were valued at $3,940 using the Black-Scholes Option Pricing Model. The options vest 25% on the first vesting date and the remaining 75% vest evenly over 36 months thereafter.

Transactions during the year ended December 31, 2022

On April 25, 2022, the Company granted 45,000 stock options with a contractual life of ten years and exercise price of $0.60 per common stock. These stock options were valued at $11,617 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter.

From June 1, 2022 to November 1, 2022, the Company granted 262,000 stock options with a contractual life of ten years and exercise price of $1.34 per common stock. These stock options were valued at $317,652 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter.

From September 1, 2022 to December 12, 2022, the Company granted 105,000 stock options with a contractual life of ten years and exercise price of $5.00 per common stock. These stock options were valued at $115,868 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter.

The following assumptions were used in the Black-Scholes option pricing model:

	December 31, 2023	December 31, 2022
Risk-free interest rate	3.39% - 3.86%	2.81% - 4.07%
Expected life	10 years	10 years
Expected dividend rate	0.00%	0.00%
Expected volatility	100%	100%
Forfeiture rate	0.00%	0.00%

The continuity of stock options for the years ended December 31, 2023 and 2022 is summarized below:

	Number of stock options	Weighted average exercise price
Outstanding, December 31, 2021	1,133,334	$0.60
Granted	412,000	2.19
Forfeited	(137,500)	0.60
Exercised	(41,667)	0.60
Outstanding, December 31, 2022	1,366,167	1.08
Granted	234,000	5.00
Forfeited	(14,583)	0.60
Exercised	(62,500)	0.60
Outstanding, December 31, 2023	1,523,084	1.71

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

As of December 31, 2023, the following options were outstanding, entitling the holders thereof the right to purchase one common stock for each option held as follows:

Outstanding	Vested	Expiry date	Weighted average exercise price ($)
841,667	613,722	February 8, 2031	0.60
35,417	35,417	February 27, 2031	0.60
45,000	18,750	April 25, 2032	0.60
16,000	6,000	June 1, 2032	1.34
110,000	38,958	July 1, 2032	1.34
100,000	33,333	August 8, 2032	1.34
16,000	2,708	September 30, 2032	1.34
80,000	25,000	September 30, 2032	5.00
10,000	2,918	October 15, 2032	1.34
10,000	5,000	November 1, 2032	1.34
5,000	1,354	November 1, 2032	5.00
20,000	5,000	December 12, 2032	5.00
10,000	-	February 1, 2033	5.00
50,000	-	April 16, 2033	5.00
80,000	-	May 1, 2033	5.00
80,000	-	January 25, 2033	5.00
10,000	-	June 27, 2033	5.00
2,500	-	July 10, 2033	5.00
1,500	-	July 1, 2033	5.00
1,523,084	788,160		2.62

As of December 31, 2023 and 2022, the weighted average life of stock options outstanding was 7.84 years and 8.58 years, respectively.

During the years ended December 31, 2023 and 2022, the Company recorded $487,738 and $171,869, respectively, in share-based compensation expense, of which $476,905 and $10,833, and $164,907 and $6,962 , respectively is included in office and administration and research and development, respectively.

13.	Related Party Transactions

Related parties consist of the following individuals and corporations:

●	Braeden Lichti, Chairman and former President, significant shareholder through BWL Investments Ltd. Resigned as President effective October 11, 2022.

●	Jordan Plews, CEO and Director, significant shareholder through JP Bio Consulting LLC

●	Graydon Bensler, CFO and Director

●	Yi Guo, Former Director, resigned effective September 29, 2022

●	Tim Sayed, Chief Medical Officer

●	Brenda Buechler, Chief Marketing Officer

●	Christoph Kraneiss, Chief Commercial Officer

●	Jeffrey Parry, Director (appointed June 1, 2023)

●	Julie Daley, Director (appointed June 1, 2023)

●	Crystal Muilenburg, Director (appointed June 1, 2023)

●	GB Capital Ltd., controlled by Graydon Bensler

●	JP Bio Consulting LLC, significant shareholder and controlled by Jordan Plews

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

●	BWL Investments Ltd., significant shareholder and controlled by Braeden Lichti

●	Northstrive Companies Inc., controlled by Braeden Lichti

Key management personnel include those persons having authority and responsibility for planning, directing, and controlling the activities of the Company as a whole. The Company has determined that key management personnel consist of members of the Company’s Board of Directors, corporate officers, and individuals with more than 10% control.

Remuneration attributed to key management personnel are summarized as follows:

	December 31, 2023	December 31, 2022
Consulting fees	$230,000	$215,078
Salaries	633,957	403,180
Share-based compensation	357,349	129,980
	$1,221,306	$748,238

During the year ended December 31, 2023, the Company incurred consulting fees of $110,000 (December 31, 2022 - $95,078) to GB Capital Ltd., a company controlled by Graydon Bensler, CFO and Director. In addition, the Company incurred consulting fees of $120,000 (December 31, 2022 - $120,000) to Northstrive Companies Inc., a company controlled by the Company’s Chairman and former President.

Jordan Plews, CEO and Director, earned a Salary of $223,646 and $222,446 respectively during the year ended December 31, 2023 and 2022 (includes employer taxes of $23,646 and $12,446, respectively).

Brenda Buechler, Chief Marketing Officer, earned a Salary of $212,913 and $107,937, respectively during the year ended December 31, 2023 and 2022 (includes employer taxes of $22,913and $7,937 respectively).

Christoph Kraneiss, Chief Commercial Officer, earned a Salary of $197,398 and $72,792, respectively during the year ended December, 2023 and 2022 (includes employer taxes of $17,398 and $5,292, respectively).

On February 9, 2021, the Company granted 800,000 stock options to four related parties (200,000 stock options each) with a contractual life of ten years and exercise price of $0.60 per share of common stock. These stock options were valued at $203,972 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter.

On June 1, 2023, the Company granted 160,000 stock options to directors of the company (80,000 stock options each) with a contractual life of ten years and exercise price of $5.00 per share of common stock. These stock options were valued at $420,521 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter.

On June 1, 2023, the Company cancelled and re-issued 80,000 stock options to a director of the company with a contractual life of ten years and exercise price of $5.00 per share of common stock. The cancelled and re-issued options had the same exercise price of $5.00 per common stock and the same vesting terms and expiry date, and as such the cancellation and reissuance is not expected to impact on the Company’s consolidated financial statements. (Note 12).

Details of the fair value of the options granted to each individual and the related expense recorded for the year ended December 31, 2023 and 2022 are as follow:

On July 20, 2021, the Company granted 200,000 stock options to a related party, Yi Guo, former Director, with a contractual life of ten years and exercise price of $0.60 per share of common stock. These stock options were valued at $51,014 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter. On October 17, 2022, Yi Guo resigned from the board of directors of the Company and as a result, 137,500 unvested options were forfeited. The remaining 62,500 vested option remain exercisable for 3 months after the resignation. The share-based compensation expense recorded for the years ended December 31, 2023 and 2022 relating to these stock options was Nil and $1,424, respectively.

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

During 2023, the Company granted 250,000 stock options to two related parties (150,000 stock options to Brenda Buechler, Chief Marketing Officer, and 100,000 options to Christoph Kraneiss, Chief Commercial Officer) with a contractual life of ten years and weighted average exercise price of $1.22 per share of common stock. These stock options were valued at $264,906 using the Black-Scholes Option Pricing Model. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter.

Details of the fair value granted to each individual and the related expense recorded for the year ended December 31, 2023 is as follow:

	December 31, 2023	December 31, 2022	Fair value of stock options granted
Braeden Lichti, Former Chairman and President	$6,563	$14,181	$50,995
Graydon Bensler, CFO and Director	6,563	14,181	50,995
Jordan Plews, CEO and Director	6,563	14,181	50,995
Tim Sayed, Chief Medical Officer	6,563	14,181	50,995
Jeffrey Parry, Director	29,855	-	107,669
Julie Daley, Director	98,613	-	210,245
Crystal Muilenburg, Director	82,252	-	210,245
Brenda Buechler, Chief Marketing Officer	62,705	-	143,671
Christoph Kraneiss, Chief Commercial Officer	57,672	-	121,243
	$357,349	$56,724	$997,053

As of December 31, 2023 and 2022, the Company had $22,455 and $142,705, respectively due to companies controlled by Braeden Lichti, of which $22,455 and $22,705, respectively is unsecured, non-interest bearing and are due on demand.

As of December 31, 2023, the Company had $34,378 (December 31, 2022 - $7,165) in consulting fees due to Graydon Bensler, CFO and Director, $15,143 (December 31, 2022 - $1,485) due to companies controlled by Braeden Lichti, and $4,272 and $879 (December 31, 2022 - $2,971 and $Nil) due to Jordan Plews, CEO and Director, and Christopher Kraneiss, Chief Commercial Officer, respectively, for expenses incurred on behalf of the Company.

14.	Income Tax

During the years ended December 31, 2023 and 2022, there is $Nil and $Nil current and deferred income tax expense, respectively, reflected in the Statement of Operations and Comprehensive Loss.

The following are the components of income before income tax reflected in the Consolidated Statement of Operations and Comprehensive Loss for the years ended December 31, 2023 and 2022:

Component of Loss Before Income Tax

	December 31, 2023	December 31, 2022
Net loss before income tax	$(4,301,517)	$(1,800,268)
Effective tax rate	27.87%	27.87%
Expected recovery	(1,198,833)	(501,735)
Share-based compensation	135,947	47,906
Other non-deductible items	19,864	3,555
Foreign exchange	(2,168)	3,602
Tax rate differences	1,031	1,292
Change in valuation allowance	1,044,159	445,380
Tax expense (recovery)	-	-

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

Deferred income taxes arise from temporary differences between the tax and financial statement recognition of revenue and expense. In evaluating the ability to recover the deferred tax assets within the jurisdiction from which they arise, the Company considered all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies, and recent financial operations. In projecting future taxable income, the Company began with historical results adjusted for changes in accounting policies and incorporates assumptions including the amount of future pretax operating income, the reversal of temporary differences, and the implementation of feasible and prudent tax planning strategies. These assumptions require significant judgement about the forecasts of future taxable income and are consistent with the plans and estimates the Company is using to manage the underlying businesses. In evaluating objective evidence that historical results provide, the Company consider three years of cumulative operating income (loss).

During the year ended December 31, 2023, the Company had aggregate net operating losses for income tax purposes of $4,168,622 (2022 – $1,615,645) to offset future taxable income in the United States and Canada. As of December 31, 2023, the deferred tax asset related to these loss carry forwards amounted to approximately $1,710,000 (2022 - $662,000) and were fully reserved. Management believes that it is not yet more likely than not that these assets will be realized in the near future.

15.	Commitments and Contingencies

There were no commitments as of December 31, 2023 and 2022 or during the years then ended.

The Company had an ongoing dispute with a vendor regarding unpaid invoices. The Company disputed the services claimed to have been rendered by the vendor. In May 2023, the Company and the vendor agreed to settle the matter, resulting in the Company agreeing to pay a final settlement of Cnd$12,500 (approximately $9,225), an amount that is significantly less than the unpaid invoices originally claimed by the vendor. The Company included the settlement amount in accrued liabilities as of December 31, 2022 and the amount was paid over to the vendor during the year ended December 31, 2023.

Upon the Company’s initial registration of cosmetic products with Health Canada in 2022, the Canadian health ministry confirmed that the ingredients contained in the cosmetic products were permitted for use in cosmetics in Canada, and our cosmetic products as sold were compliant with any applicable requirements of the Food and Drugs Act (Canada) and Cosmetic Regulations pursuant to the Food and Drugs Act (Canada) with respect to all ingredients and composition, including that none of the ingredients contained therein were named on the Cosmetic Ingredient Hotlist (as published by Health Canada).

Health Canada is responsible for regulation of the sale of cosmetics under the Food and Drugs Act and Cosmetic Regulations, including the interpretation of what may be represented on labels and in promotional materials regarding the claimed properties of cosmetic products. The Company markets its products in Canada as cosmetics under the Food and Drugs Act, having submitted cosmetic notifications to Health Canada for both products as required by the Cosmetic Regulations. There is no pre-market approval required from Health Canada to market a cosmetic in Canada. In March 2024, The Company received correspondence from Health Canada, advising that Health Canada had reviewed certain undisclosed information about the Company’s products. Health Canada advised that based on this review, the products did not meet Health Canada’s interpretation of the conditions required to market a cosmetic in Canada. In response to Health Canada’s communication, The Company has engaged Health Canada to obtain clarity about the review and how the products can be marked in Canada.

Depending on the outcome of the Company’s engagement with Health Canada, the Company’s products could be subject to additional regulatory requirements in order to be advertised or sold in Canada. Prior to receiving the March 2024 notice, our distribution agreement partner’s sales in Canada contributed $158,603 to our total revenue of $1,712,595, representing about 9.26% of total revenue for the year ended December 31, 2023.

As of March 18, 2024, the Company has voluntarily stopped sale of its products in Canada. The Company is working with Canadian regulatory and legal counsel to explore options to rectify the issues raised. This will impede sales in Canada until resolved and raises concerns about our future collaboration with our distributor, Evolve Medical Inc.

Elevai Labs Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

(Expressed in United States dollars)

16.	Concentrations

Customers

For the year ended December 31, 2023, the Company recorded 34% of its revenue from its 3 largest customers. The Company’s largest customer, representing $234,800 of revenue, relates to sales to a wholesaler during the period. During the year ended December 31, 2022, the Company recorded 54% of its revenue from its two largest customers, each representing 45% and 9% respectively. The Company’s largest customer, representing $344,018 of revenue, relates to a white label distributor agreement signed during the year.

As of December 31, 2023, the Company had $49 receivables due from these customers and $7,500 in customer deposits were received from its largest customer.

The Company expects its dependence on these major customers to decrease over time as it enters into additional distributor agreements and builds out its sales team.

Suppliers

During the year end December 31, 2023, and 2022, the Company had 3 key suppliers that represented approximately 73% and 3 key suppliers that represented approximately 64%, respectively, of the cost incurred in the purchase and production of inventory. The table below represents a breakdown of each supplier as a percentage of the cost incurred (Suppliers are shown from largest to smallest and does not necessarily represent the same suppliers period over period):

	December 31, 2023	December 31, 2022
Supplier 1	32%	39%
Supplier 2	29%	14%
Supplier 3	12%	11%
	73%	64%

The Company continually evaluates the performance of its suppliers and the availability of alternatives to substitute or supplement its inventory production supply chain. The Company believes that a breakdown in supply from one of its key suppliers would be overcome in a short amount of time given the availability of alternatives.

17.	Subsequent Events

Management has evaluated events subsequent to the year ended December 31, 2023 up to March 28, 2024, for transactions and other events that may require adjustment of and/or disclosure in the consolidated financial statements.

From January 2 to February 13, 2024, the Company issued 12,500 stock options to purchase common stock of the company at an exercise price equal to $5.00 per share that mature in 10 years.

On March 6, 2024, Health Canada notified the Company that it has classified the Company’s products as a drug. This classification could impede sales in Canada and raises concerns about our future collaboration with our distributor, Evolve Medical Inc (Note 15)

On March 6, 2024, the Company issued 80,000 stock options to purchase common stock of the Company at an exercise price equal to $1.00 per share that mature in 10 years. Additionally, 160,000 stock options previously issued were repriced from $5.00 per share to $1.00 per share.

Up to 28,368,794 Shares of Common Stock

Up to 28,368,794 Pre-Funded Warrants to Purchase Shares of Common Stock

Up to 28,368,794 Series A Warrants to Purchase Shares of Common Stock

Up to 28,368,794 Series B Warrants to Purchase Shares of Common Stock

Up to 114,893,615 Shares of Common Stock Underlying the Series A Warrants,
Series B Warrants, Pre-Funded Warrants and Placement Agent Warrants

Elevai Labs Inc.

PRELIMINARY PROSPECTUS

Univest Securities, LLC

________________, 2024

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 16, 2024

1,299,999 Shares of Common Stock

Elevai Labs Inc.

This prospectus relates to the resale of 1,299,999 shares of common stock, par value $0.0001 per share, by the selling stockholders (the “Selling Stockholders”) of Elevai Labs Inc. We will not receive any proceeds from the sale or other disposition of shares by the Selling Stockholders.

Our common stock is listed on The Nasdaq Capital Market under the symbol “ELAB.” The closing price of our common stock on September 10, 2024 was $0.282 per share.

Any shares sold by the Selling Stockholders will occur at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders.

On             , 2024, a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to a public offering of common stock, was declared effective by the Securities and Exchange Commission (the “SEC”). We will receive approximately $7.0 million in net proceeds from the offering, which will terminate on , 2024, after payment of placement agent fees and other expenses of the offering assuming that we sold 100% of the securities offered in the offering (or approximately $5.2 million, $3.3 million and $1.5 million if we sold 75%, 50% and 25% of the securities offered in the primary offering, respectively).

Investing in our common stock involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 22 of the primary offering prospectus contained in the registration statement of which this prospectus forms a part, to read about factors you should consider before buying our common stock.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2024

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus.

The Company

Elevai Labs Inc. manages and operates a diverse portfolio of three wholly owned subsidiaries across the medical aesthetics and biopharmaceutical sectors:

●	Elevai Skincare Inc. specializes in developing and commercializing innovative skincare products, catering to both business to business (“B2B”) and business to consumer (“B2C”) markets in the US and internationally. Please visit our website at www.elevaiskincare.com (which website is not incorporated by reference herein or made a part hereof).

●	Elevai Biosciences Inc. is a biopharmaceutical company focusing on the development and acquisition of cutting-edge aesthetic medicines and therapeutic products. Our lead asset, EL-22, is leveraging a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. Please visit our website at www.elevaibio.com.

●	Elevai Research Inc., based in Canada, is currently dedicated to medical scientific research and development efforts, utilizing Canadian research grants and partnering with leading Canadian Universities to push the boundaries of innovation.

As of June 30, 2024, all of the Company’s revenue has been derived from the sales of skincare products through our Elevai Skincare business.

Elevai Labs Inc. is committed to expanding its portfolio by acquiring operating companies and biotech assets that have high market potential while also exploring strategic spin-off opportunities to support our growth and advance our cutting-edge initiatives.

Elevai Skincare Inc.

Elevai Skincare Inc. is a physician-dispensed skincare company with a focus on modernizing aesthetic skincare. We conduct research and development to advance innovative and science-driven topical skincare that complements the medical aesthetics industry. Upon our founding in 2020, we initiated our research and development phase for our current product formulations. Since 2022, we have principally employed a business-to-business model in which we produce and commercialize a new generation of topical skincare products that contain our proprietary stem cell-derived Elevai Exosomes™ designed to enhance the appearance of skin. Elevai Skincare is now preparing to expand its marketing efforts and is pursuing a focused online e-commerce sales model into its sales approach. This includes diversifying marketing channels and implementing 360-degree marketing tactics to reach a broader audience. While these efforts are to broaden its customer reach, Elevai Skincare remains committed to maintaining the core relationships with medical aesthetic professionals and physicians that have been fundamental to the brand’s initial success. These physician customer relationships continue to be the cornerstone of Elevai Skincare’s brand identity and a key priority for the company.

Our exosome manufacturing process from source to skin is known as ‘Precision Regenerative Exosome Technology™’ or ‘PREx™’. PREx™ utilizes advanced patented stem cell processing technology as part of our cohesive production process involving carefully controlled stem cell culture to produce stem cell derived factors that are featured in our patented topical exosome products. Specifically, as referenced herein “exosomes” are small membrane-bound vesicles that are released by cells that are involved in intercellular communication. They contain various types of biomolecules such as proteins, lipids, and nucleic acids, which can be transferred between cells and may modulate and support these natural cellular processes.

Alt-1

Our proprietary PREx™ biotechnology process yields exosome lots from human umbilical cord-derived mesenchymal stem cells (“hUMSC”) for our specialty physician-dispensed skincare products. hUMSC are adult stem cells that can differentiate into various cell types. hUMSCs can be isolated from the Wharton’s Jelly portion of the umbilical cord and have shown therapeutic potential in various diseases such as osteoarthritis, myocardial infarction, and neurodegenerative diseases. Our cosmetic products are comprised of topical cosmetic solutions to enhance the appearance of skin. Our cosmetic products are not drug products or considered regenerative medicine, nor have any of our products received U.S. Food and Drug Administration (“FDA”) approval. Our cosmetic products are not intended to prevent, treat or cure diseases or medical conditions. Moreover, our cosmetic products are not intended to be injected or delivered intravenously. Instead, our exosome-infused skincare products are topically applied to the skin to aid in the reduction of the appearance of a range of the most common cosmetic skin conditions, including the appearance of skin firmness, oxidative stress, photodamage, hyperpigmentation, and texture of soft tissue deficits, such as reducing the appearance of fine lines and wrinkles.

Elevai Biosciences Inc.

Elevai Biosciences Inc. is a biopharmaceutical company focusing on the development and acquisition of cutting-edge aesthetic medicines and therapeutic products. Currently, more than 40% of adults in the United States live with obesity — a figure predicted to rise to approximately 50% by 2030. Obesity is a leading risk factor for the development of serious health conditions, including Type 2 diabetes and heart failure. Goldman Sachs predicts that this epidemic will create a $100 billion market for anti-obesity players.

Our lead asset, EL-22, is leveraging a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. EL-22 has completed a Phase 1 clinical trial in South Korea, demonstrating it was generally well tolerated and safe in healthy volunteers. Elevai intends to evaluate EL-22 for efficacy and safety in combination with popular weight-loss therapeutics currently on the market, with the goal of decreasing fat mass while preventing the muscle wasting that commonly occurs with weight-loss drugs. Our second asset, EL-32, is a preclinical engineered probiotic expressing dual myostatin & activin-A and also being positioned for the muscle preservation space as a combination to weight loss treatments, including GLP-1 receptor agonists. In a preclinical healthy mouse model, EL-32 demonstrated a statistically significant increase in Activin-A and myostatin antibodies, confirming the efficacy using the ELISA test.

Elevai Research Inc.

Elevai Research Inc., an Elevai Labs company is a Canadian company focused on research and development activities in Canada utilizing available grants.

On April 26, 2023, Elevai announced its stem cell exosome research partnership with Dr. Stanislav Sokolenko’s Lab at Dalhousie University and a non-repayable Grant from the Mitacs Accelerate Grants Program (“Mitacs”). Mitacs is an organization that funds projects intended to grow research and development initiatives between industry and institutions.

ELV3000 is a two-year research collaboration between Dr. Sokolenko’s Lab and ELEVAI LABS. The primary aim of this research project is to establish novel techniques for characterizing the bioactive ‘payload’ of ELEVAI LABS’ exosomes and provide ELEVAI with a greater understanding of how specific exosome contents may be attributable to positive skincare outcomes.

The secondary goal of the project is to further optimize the ELEVAI Exosome™ production process which may improve product efficacy through exerting greater control over exosome payloads subject to obtaining sufficient funds to pursue these efforts. The ELEVAI E-Series™ is currently the first-to-market patented topical exosome product series intentionally developed to support skin before and after energy-based procedures to optimize aesthetic outcomes and elevate the patient experience. The resulting process improvements are expected to result in new and improved products designed to markedly improve the appearance of the skin, scalp, and hair.

Alt-2

Initial research from this collaboration has shown the potential of our proprietary Precision Regenerative Exosome Technology™ (PREx) in skin health, skin remodeling and wound healing in a pre-clinical study done in partnership with Dalhousie University. The research was done in tandem with Stanislav Sokolenko’s lab focusing on cell culture and chemical processes to further understand the protein dynamics of our stem cell exosomes.

Elevai exosomes were found to contain over 800 proteins, these proteins were identified to be involved in skin longevity, many of which are associated with wound healing, immunomodulation, and remodeling of the skin’s extracellular matrix. Elevai exosomes, made using Elevai’s PREx platform, represent a distinct profile of exosomes with more proteins detected as compared to exosomes from other mesenchymal stem cells sourced from older donors, implying that Elevai’s age-zero exosomes may provide distinct advantages over exosomes sourced from older cells or other sources of cells.

Elevai and partner Dalhousie University are in the process of planning additional experiments that will expand the existing scope protein research, dig deeper into the key factors contained in Elevai exosomes, and be the basis of creation of synthetic exosomes, enabling the Elevai PREx protein profile to be used in broader applications, including potentially medicinal indications such as wound healing and chronic wounds, and potentially create a safe and reproducible source of encapsulated proteins that can mimic the benefits of Elevai’s cell derived exosomes. Studies are ongoing and the Company intends to update the public over news releases as progress develops and pre-clinical data becomes available.

Market, Industry and Other Research-Based Data

Elevai Skincare Inc.

We currently distribute our cosmetics products through two distinct channels, including a business-to-business sales channel where we sell our products directly within the United States and through our distribution sales channel where we sell our products directly to distributors with international or regional reach under exclusive and non-exclusive territorial agreements. We have employed a combination of both distribution channels via distribution agreements and directed business-to-business channels to optimize our sales reach and strategy.

The term ‘physician-dispensed’ refers to a sales channel where cosmetics products are exclusively sold in physician clinics or medically directed businesses by licensed medical professionals or that have a medical professional on staff, such as medical spas. Our products are only available through a medically-directed business and are geared towards nourishing, protecting and supporting healthy looking skin. These types of cosmetics products (which includes our Elevai Skincare products) are highly sought after by consumers making them one of the fastest growing segments of the personal care market.1 Consumers turn to cosmetics to enhance the appearance of dull or aging skin and to brighten the skin by lessening the appearance of a myriad of aesthetics concerns such as unwanted pigmentation, acne, melasma and rosacea. We believe that they view these products as alternatives to medications and may try cosmetics products before using medicinal products. Physicians also value well designed topical skincare products formulated and manufactured with our biotechnology for their complementary aesthetic effects in conjunction with medications to improve skin appearance and to enhance the benefits of in-office procedures.

Our business-to-business model channel within the physician-dispensed cosmetics skincare market utilizes both online sales, and our trained direct sales force comprised of employed, and independently contracted aesthetic account managers. This business-to-business sales channel is distinct from our leverage of non-exclusive distribution agreements with third-party distributors or resellers, who in turn sell our products to end customers. Under distribution agreements our relationship between the seller and the buyer is more indirect, because our distributors serve as intermediaries. We believe scaling our product lines through larger distribution sales channels may lead to faster brand expansion, recognition and market reach.

[1]	U.S. Beauty & Personal Care 2023-2026 | Statista.

Alt-3

The skincare segment within the physician-dispensed market is projected to grow by a 9.6% CAGR to reach $37.3 billion by 2030 with the US physician-dispensed cosmetics market valued at $19.6 billion in 2023 alone.2 Outside the United States, the physician-dispensed skincare market varies by country due to cultural differences and regulatory requirements. Cultural desires for skin with lighter and more of an even pigmentation have created large and growing aesthetic skincare demands throughout Asia, particularly in Japan, China, Korea, and India. European and certain South American countries, such as Brazil, also present large skincare markets due to the complementary growth in cosmetic procedures and willingness on the part of their consumers to spend discretionary income on aesthetic enhancements. The global physician-dispensed cosmeceuticals market size was valued at $9.59 billion in 2024 and is projected to reach $19.08 billion by 2031, growing at a CAGR of 8.98% from 2024 to 2031.3

Elevai Biosciences Inc.

Currently, more than 40% of adults in the United States live with obesity — a figure predicted to rise to approximately 50% by 2030.1 Obesity is a leading risk factor for the development of serious health conditions, including Type 2 diabetes and heart failure. Goldman Sachs predicts that this epidemic will create a $100 billion market for anti-obesity players.2

Approved GLP-1 drugs used in weight loss, such as Novo Nordisk’s Ozempic® (semaglutide) & Wegovy®(semaglutide) and Eli Lilly’s Zepbound (tirzepatide), and Mounjaro® (tirzepatide) have transformed the obesity treatment landscape. However, past studies of these highly effective drugs show that up to 20-50% of the weight loss is due to loss of lean muscle.3

Muscle is necessary for metabolism, strength, and physical function. As a result, we believe that one of the key unmet needs in the current obesity landscape is the avoidance of muscle loss while on weight loss treatments. Elevai is developing EL-22, an engineered probiotic with myostatin antigens, to elicit an immune response that could help people achieve substantial fat loss while preserving muscle mass.

Based on the generated preclinical data and the mechanism of the myostatin-activin signaling pathway effect on muscle wasting, Elevai believes that EL-22 has the potential to treat obesity in combination with GLP-1 receptor agonists by preserving muscle mass while decreasing fat mass. In the preclinical studies4,

●	EL-22 showed a statistically significant increase in anti-myostatin IgG antibody concentration, where myostatin is a key negative regulator of muscle growth.

●	EL-22 showed a statistically significant decrease in creatine kinase levels, which indicates a decrease of muscle destruction.

●	EL-22 administered to mdx mice, a mouse model of Duchenne muscular dystrophy, had improved physical activity and gross motor function, as demonstrated by a longer duration during rotarod tests.

Based on the generated preclinical data and the mechanism of the myostatin-activin signaling pathway effect on muscle wasting, Elevai believes that EL-22 has the potential to treat obesity in combination with GLP-1 by preserving muscle mass while decreasing fat mass. The Company intends to complete an IND submission in 2025 and to initiate clinical trials in the U.S. to evaluate the myostatin approach in combination with one or more GLP-1 receptor agonists in obesity.

References:

[1]	Ward ZJ, BleichSN, Cradock AL, Barrett JL, Giles CM, Flax CN, Long MW, GortmakerSL. Projected U.S. State-Level Prevalence of Adult Obesity and Severe Obesity. N Engl J Med 2019;381:2440-2450. https://www.nejm.org/doi/full/10.1056/NEJMsa1909301.

[2]	Why the anti-obesity drug market could grow to $100 billion by 2030. https://www.goldmansachs.com/insights/articles/anti-obesity-drug-market.html.

[3]	Sargeant JA, Henson J, King JA, Yates T, Khunti K, Davies MJ. A Review of the Effects of Glucagon-Like Peptide-1 Receptor Agonists and Sodium-Glucose Cotransporter 2 Inhibitors on Lean Body Mass in Humans. Endocrinol Metab (Seoul). 2019 Sep;34(3):247-262. doi: 10.3803/EnM.2019.34.3.247. PMID: 31565876; PMCID: PMC6769337.

[4]	Sung DK, Kim H, Park SE, Lee J, Kim JA, Park YC, Jeon HB, Chang JW, Lee J. A New Method of Myostatin Inhibition in Mice via Oral Administration of Lactobacillus casei Expressing Modified Myostatin Protein, BLS-M22, Int. J. Mol. Sci. 2022, 23, 9059. https://doi.org/10.3390/ijms23169059.

[2]	Physician-dispensed Cosmeceuticals – Global Market Trajectory & Analytics | Research & Markets

[3]	Physician-dispensed Cosmeceuticals Market Size, Share & Forecast | Verified Market Research.

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Current Products and Products in Development

Elevai Skincare Inc.

Our cosmetics products rely on Elevai Exosomes™ that are derived from, ethically sourced and thoroughly tested, human umbilical mesenchymal stem cells (“hUMSCs”) originating from umbilical cord tissue. We purchase our hUMSCs from third parties that source umbilical tissue from consenting donors and are manufactured under current Good Manufacturing Practices (“cGMP”) conditions. We infuse our product lines with exosomes derived from these hUMSCs which are replete with growth factors. Our cosmetic topical products do not contain any living cells but do include our Elevai Exosomes™. Our cosmetics products and their safety are regulated by the FDA, however our products, and all cosmetics generally, do not require FDA approval before being sold. Nonetheless, the FDA may pursue enforcement action against products on the market that it deems are not in compliance with applicable laws. See “Business Regulations” beginning at page 85 for more information.

We have integrated the use of stem cell exosomes into our initial product line: our Elevai Post Treatment E-Series™. The E-Series™ is comprised of two post-skincare procedure care products that target the face and neck, and upper chest regions. Our products include Empower™, and Enfinity™ serums, which are sold exclusively through our business-to-business model channel and via our distribution agreements channel.

Empower™ is our after-treatment topical product that supports the appearance of healthy skin and promotes an even toned complexion. Empower™ serum is a concentrated serum, designed specifically for application post ablative procedures and treatments such as such as energy device treatments, mid-depth chemical peels, micro needling, or injectables. Enfinity™ is our continuing care product that we recommend for daily use. Our Enfinity™ daily serum is a stable serum for at-home daily use that contains a blend of Elevai Exosomes™ combined with complementary stem cell growth factors. This daily product contains complimentary skincare ingredients available to support the appearance of healthy skin including Elevai Exosomes™, vitamin C, hyaluronic acid, and copper peptides. Our exosome-based products, Enfinity™ are designed to remain shelf stable, are subject to minimal degradation over time when used and stored as directed, and do not require freezing or reconstitution prior to each use.

On June 26, 2024, Elevai Skincare announced its intention to launch the Elevai S-Series Root Renewal System™, which is a three-part hair and scalp care system that utilizes a first-in-class dual mechanism powered by exosomes and mitochondrial technology that incorporates Elevai’s proprietary PREx™ and Yuva Bioscience’s Y100 mitochondrial technology. This innovative combination is designed to address common scalp and hair care concerns, such as the appearance of thinning hair, by promoting scalp and hair vitality. The product line is formulated to be easy to use, cost-effective, and scientifically backed, offering a new solution for men and women experiencing hair loss and thinning hair. Marketing is expected to begin when the Company has at least $600,000 available to complete the full product launch.

Initial Exploration into Hair and Scalp Health

In 2022, Elevai Skincare initiated a study to explore the application of its proprietary exosome technology, originally developed for skin care, in the realm of hair and scalp health. This study, conducted in collaboration with the National Hair Loss Medical Aesthetics under the leadership of Carly Klein, aimed to assess the potential of topical Elevai Exosomes™ in addressing hair loss and improving scalp health.

Details of the Study

The study involved ten patients suffering from androgenetic alopecia, a common cause of hair loss. The treatment protocol included an initial in-office evaluation where baseline measurements and photos were taken followed by a scalp microneedling procedure administered by NHLMA professionals. After microneedling, Elevai empower™, a topical exosome serum, was topically applied to the scalp. This was repeated every 4-8 weeks for 12 months, and in between in-office treatments, a daily regimen of Elevai enfinity™, another topical exosome-based product, was used once daily at-home on problem areas.

The results were promising: patients experienced reduced crown inflammation, reversal of miniaturized hair, and significant recovery of hair from follicles that appeared to be stuck in the dormant phase. These outcomes validated the potential of our exosome technology in promoting hair growth and improving scalp conditions, setting the foundation for further advancements in the field.

Synergistic Partnership with Yuva Biosciences

We were honored with the People’s Choice Award at the 2022 Octane Aesthetic Technology Forum, then in 2023, Yuva Biosciences won the 2023 People’s Choice Award at the same event. This recognition catalyzed a discussion on shared vision, leading to a partnership with Yuva, and the collaboration was seen as a “1+1=3” scenario, where the combined power of our exosome technology and Yuva Biosciences’ Y100 mitochondrial technology seemed likely to exceed the benefits of each technology when used alone.

Yuva Biosciences had already demonstrated the safety and efficacy of their Y100 technology in promoting hair growth, reducing signs of skin aging and supporting mitochondrial health, a critical factor in cellular vitality and combating the effects of aging. They performed a 54 participant safety trial with no adverse reaction or side effects reported. Then looked at twice daily application of Y100 on the scalps of women with androgenic alopecia and 82% of participants had a measured improvement in hair growth after only 90 days. Taking this further, they also performed a placebo controlled split face study in which YuvaBio®️ Y100™️ beat the placebo product by 57% for smoothness/wrinkles and performed better than placebo in all other skin aging parameters assessed.

The Y100 mitochondrial technology was identified using Yuva’s AI platform, “MitoGPT” which was co-developed by Yuva Biosciences’s Chief Scientific Officer, Keshav K. Singh, PhD and key advisor for AI, Jeb Linton, an IBM data scientist. Dr. Singh is known for studies he published on mitochondria, most notably his 2018 research demonstrating mitochondrial dysfunction is a key cause of aging for hair and skin in mice, and can be reversed.

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Development of the ELEVAI S-Series Root Renewal System™

Recognizing the potential synergy between their two technologies, we partnered with Yuva Biosciences partnered to develop the Elevai S-Series, also known as the Elevai Root Renewal System™ (RRS). This innovative product line is designed for individuals experiencing hair loss and thinning hair, offering a comprehensive solution for scalp and hair care.

The Elevai S-Series Root Renewal System™ includes a shampoo, conditioner and scalp serum. The shampoo and conditioner are formulated to cleanse and nourish the scalp, preparing it for the active treatment provided by the scalp serum. The serum, which is the cornerstone of the system, combines nourishing Elevai Exosomes™ with the mitochondrial-supporting benefits of YuvaBio's Y100TM technology. This dual-action serum is designed to rejuvenate the scalp, promote healthy follicle activity, and help to address the cellular causes of hair thinning and loss.

Ongoing Research and Future Prospects

As part of their strategic collaboration, ELAB and Yuva Biosciences have jointly filed two key patents that underpin the groundbreaking technologies incorporated into the Elevai S-Series Root Renewal System™. These patents, titled “Compositions and Methods for the Treatment of Skin, Scalp, and Hair Improvement” (Patent Application Serial No. 63/664,517) and “Preparations Including Lipid Bilayer Nanoparticles” (Patent Application Serial No. 63/664,526), represent a significant leap forward in the science of hair and scalp care.

While both Elevai Exosomes™ and Yuva’s Y100 technology have demonstrated positive results individually, further studies are underway to evaluate the full impact of the combined technologies within the Elevai S-Series Root Renewal System™. These studies, conducted in collaboration with NHLMA and other leading scalp and hair care professionals, aim to provide comprehensive data on the effectiveness of the complete system.

We expect to release the results of these studies in the future, offering further validation of the system’s efficacy in promoting scalp health and reversing hair loss. The upcoming findings are anticipated to reinforce our position at the forefront of innovation in the hair and scalp care market.

The Value of Combined Technologies

The decision to file these patents jointly reflects the strong belief of both ELAB and Yuva Biosciences in the combined power of their respective technologies. The synergies between our exosome technology and Yuva’s Y100 mitochondrial innovation create a comprehensive approach to scalp and hair care that is more effective than either technology on its own. These patents not only protect the intellectual property of the combined solution but also pave the way for future innovations that may arise from this ongoing partnership.

Our evolution from initial research into exosome applications for hair and scalp health to the development of the Elevai S-Series Root Renewal System™ underscores its commitment to advancing the field of skin and hair care through scientific innovation. The strategic partnership with Yuva Biosciences has enabled the creation of a product line that combines the best of exosome and mitochondrial technologies, offering a unique, synergistic approach to hair and scalp rejuvenation. With ongoing studies and a market launch on the horizon, the Elevai S-Series is poised to set a new standard in the treatment of hair loss and scalp health.

Elevai Biosciences Inc.

Elevai Biosciences Inc. has two assets in development – EL-22 and EL-32. The lead asset, EL-22, is leveraging a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. EL-22 has completed a Phase 1 clinical trial in South Korea, demonstrating it was generally well tolerated and safe in healthy volunteers. Elevai intends to evaluate EL-22 for efficacy and safety in combination with popular weight-loss therapeutics currently on the market, with the goal of decreasing fat mass while preventing the muscle wasting that commonly occurs with weight-loss drugs. We are working towards filing an IND with the FDA to test EL-22 in human subjects. Our second asset, EL-32, is a preclinical engineered probiotic expressing dual myostatin & activin-A and also being positioned for the muscle preservation space as a combination to weight loss treatments, including GLP-1 receptor agonists. In a preclinical healthy mouse model, EL-32 demonstrated a statistically significant increase in Activin-A and myostatin antibodies, confirming the efficacy using the ELISA test.

Competition

The market for medical aesthetic skincare products is highly competitive, and we expect the intensity of competition to increase in the future. Our principal competitors are large, well-established companies in the fields of pharmaceuticals, cosmetics, medical devices and health care with greater financial and marketing resources.

Our largest direct competitors in the physician-dispensed cosmetic skincare market, inclusive of both distribution and business-to-business market channels for our medical aesthetics cosmetics products include SkinCeuticals, a division of L’Oréal S.A., Skinbetter Science LLC, a division of L’Oréal S.A., SkinMedica, Inc., a division of Allergan, Inc., ZO Skin Health, 51% owned by BlackStone, PCA Skin, EltaMD, each a division of Colgate-Palmolive, Dermalogica, Murad, each a division of Unilever, and Alastin Skincare, a division of Galderma.

Our competitors strictly in the business-to-business channels for medical aesthetics skincare products include The Beauty Company (Nasdaq:SKIN), Waldencast (Nasdaq:WALD), Inmode (Nasdaq: INMD, Evolus (Nasdaq: EOLS), Revance (Nasdaq: RVNC), and Cynosure.

Several key companies are actively developing GLP-1 drugs for obesity and complementary treatments to address associated conditions such as muscle wasting:

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Versanis: A company of Eli Lilly, Versanis’ bimagrumab, is a monoclonal antibody that blocks activin type II receptors, directly targeting fat and muscle tissue in patients with obesity and cardiometabolic diseases.

Biohaven (NYSE: BHVN): Biohaven’t taldefgrobep is an investigational fusion protein targeting myostatin to impact skeletal muscle growth relevant to individuals living with overweight and obesity.

Scholar Rock (NASDAQ: SRRK): Scholar Rock’s apitegromab is an inhibitor of the activation of latent myostatin, with the aim of improving patients’ motor function. Scholar Rock is assessing apitegromab’s ability to preserve lean muscle mass in individuals on GLP-1 receptor agonist therapy for obesity.

Keros (NASDAQ: KROS): Keros’ KER-065 is an investigational activin receptor ligand trap being developed for the treatment of obesity and neuromuscular disorders. KER-065 acts as a ligand trap and inhibit the biological effects of myostatin and activin A to increase skeletal muscle and bone mass, increase fat metabolism and reduce fibrosis.

Veru (NASDAQ: VERU): Veru’s enobosarm is an androgen receptor modulator, also known as a SARM, to address the loss of muscle in patients undergoing weight loss therapy with GLP-1 drugs.

Operational and Competitive Strengths

We face competition from both traditional cosmetics brands, such as retail-focused products, as well as other high-end cosmetics brands in the physician-dispensed cosmetics space. We believe the primary competitive factors in our favor is our Elevai Exosomes™ though our company exhibits the following additional operational and competitive strengths:

Our Next Generation Technology and Early Results

Elevai Exosomes™ remain our key ingredient and main competitive strength, which is produced under proprietary and cGMP-compliant conditions in our state-of-the-art laboratory. We have a proprietary process to stimulate our ethically sourced cGMP grade hUMSCs to produce stem-cell derived exosomes. This process is designed to ensure that our customers consistently receive a stable, and potent product using strict standard operating procedures under laboratory controlled in-vitro culture conditions. Thereafter, we work closely with our formulation partners so that each batch of product is mixed according to our strict specifications. We believe we are one of the few in the physician-dispensed aesthetics industry to incorporate next generation biotechnology into its product lines. We believe that many of our competitors market products that contain inferior synthetic exosomes, exosomes from inferior sources, or ingredients that can be purchased anywhere. We are conducting ongoing sponsored validation studies involving individuals with noticeable skin pigmentation and redness to determine if there is an improvement in the appearance of skin pigmentation and redness issues when our topical products containing our Elevai Exosomes™ are applied daily.

We continue to sponsor validation studies involving individuals with various aesthetic skin imperfections, including skin pigmentation issues or unwanted signs of inflammation or redness, to determine if there is an improvement in the appearance of their skin when our topical products are applied daily.

Subjects in one of our validation studies were analyzed by an advanced imaging and analysis device called “VISIA” (manufactured by Canfield) to determine what percentage of those subjects’ facial skin showed evidence of a change in detected levels of hyperpigmentation after twice-daily application of our Enfinity™ daily serum over the course of approximately 12 weeks. After twelve weeks of twice daily topical application of our Enfinity™ daily serum, follow up VISIA scans showed a six to twenty percent reduction in the area of facial skin recorded with hyperpigmentation as compared to their initial VISIA scans. There we found that after multiple-week application of our products, those hyperpigmented regions appeared less dark, less pronounced or noticeable, and the skin appeared to display a more balanced skin tone and texture. This early positive assessment is based on our comparing quantified values of image data that are taken at multiple time points throughout the validation study in order make our well quantified comparison of skin quality at the timepoints recorded. There, the imaging data showed the intensity of the remaining hyperpigmentation on those subjects’ facial skin was visibly reduced as compared to initial VISIA scans. However, we note that we continue to determine if we can better quantify this reduction in pigmentation intensity as further evidence of performance is analyzed over the course of our validation studies. At this early stage, the continued success of positive results of our products is highly subjective to consumers and we have yet to complete formal clinical validation studies with a large cohort to demonstrate support for the performance claims of our products, such as their ability to aesthetically improve the skin. Furthermore, any statements contained herein regarding our topical cosmetic and exosome-containing serums have not been reviewed or approved by the FDA. Similarly, the United States FDA has relatively limited experience regulating cosmetics derived from stem cells, and as of the date of this prospectus, there are no FDA approved medical products utilizing exosomes.

Our Product Quality, Ongoing Research and Seamless Production Process

Many of our early-stage competitors employ contract manufacturers and labs to handle all portions their production. Our California-based laboratory and production facility helps us protect our trade secrets by keeping our core processes for exosome production in-house and eliminates our need to rely on contractors that may use damaged products of inferior quality, or dangerous/unstable ingredients solely for the purpose of manufacturing our Elevai Exosomes™. Our streamlined commercialization process is quality controlled from stem cell acquisition, through exosome production, to specifying our standards to our contractors for formulation and bottling, ensuring continuity across the process to limit damage to our product’s exosomes and actives. Additionally, our aesthetic account managers and senior-level staff are highly supportive of our physician clients who rely on the quality of our product literature and educational material. This literature allows our physician clients to provide the best information to their clients whose experience may be ultimately enhanced by choosing to use our product lines post-procedure.

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Although we are an early-stage company, we have integrated the production of our Elevai Exosomes™ with our general production process. We do not outsource any aspect of our exosome production process or license any core technology with the exception of the Licensed Products which we license from MOA in connection with our Elevai Biosciences business. We also have the capability to commercialize a variety of products derived from stem cells containing innovative encapsulated stem cell produced factors and quickly introduce new competitive products and existing product enhancements. This capability is harnessed by our ability to produce unique ingredients in our own lab like Elevai Exosomes™. These natural stem cell factors are a core ingredient, and an ingredient that we believe few others can commercialize or approximate. We maintain the ability and know-how to modulate the way the stem cells are cultured in our laboratory space. Through modulation, we are able to produce different versions of our stem cell exosomes, and tailor them for different purposes, such as potentially supporting and promoting a healthy hair growth cycle. As we continue to grow our production outputs, we expect to multiply our modalities and deliver newly and more narrowly tailored versions of exosomes to the market in the form of our cosmetic products.

Although our ultimate goal is to achieve vertical integration, our current focus is on promoting the manufacture of our top-quality products and reducing our costs to produce next-generation cosmetics for the physician-dispensed cosmetic skincare market at favorable price points while generating healthy margins. We believe our products will remain attractive to most consumers by pricing them at rates that are competitive with existing and emerging post-care and aesthetics cosmetics companies while remaining below a pricing tier reserved for more top-end direct-to-consumer products like those from La Mer Technology, Inc. Similarly, we believe that our pricing strategy is competitive with other competing physician dispensed skincare brands that do not contain exosomes. We believe this price point is still attainable for consumers in the physician-dispensed cosmetic skincare market even though our products employ the integration of patented topical exosomes that is in a similar class as existing skincare products, but through a newer manufacturing process which we believe allows our brand to market better quality and more purified extracellular vesicles in our products. Thus, we chose to favorably price ourselves at the top of the range that we believe the physician-dispensed cosmetic skincare market will positively respond to.

Our Products Ease of Use, Quality Ingredients, and Post-Procedure Benefits

We believe our products often complement the experience- and improve the results-of most physician in-office or medical spa aesthetic face and body treatments that include laser treatment, microneedling and ablative surgical procedures. We designed our products to provide benefits without any blood draw or needling. Our products may also ease uneven looking or puffy skin texture associated with the post-procedure healing process by including ingredients that assist in soothing and supporting the skin for the appearance of a more even skin tone.

To attain customer satisfaction with our products after aesthetic face and body treatments, we carefully select high-quality active ingredients to aid in the healing process. These includes hydrating hyaluronic acid and ceramides, to support skin health for any skin type. Alongside our Elevai Exosomes™, our products are packed with bioavailable forms of vitamin C, and skin-restoring copper peptides. Our products are integrated into post-procedure or treatment protocols and have achieved positive results under third-party dermal safety evaluations. Each of our products underwent clinical dermal safety evaluations and there was no skin reactivity observed at any time over the multi-week study.

We culture our hUMSCs under carefully controlled conditions in our lab without the use of animal components or byproducts, such as Fetal Bovine Serum (“FBS”). Aside from our moral compass, there are many reasons to avoid animal components in our production process in particular. While this includes safety to avoid animal borne viruses, there is more consistency and predictability for high quality exosomes when culturing hUMSCs. Although there is much variability in any animal-derived component, they remain the primary way that most scientists around the world grow cells in laboratories. We aim to ensure that our products do not contain any parabens, phthalates, or animal byproducts, and we never test on animals.

We believe the application of our topical products can reduce redness, brighten skin, improve wrinkles and skin texture to promote healthy looking skin and the appearance of rejuvenation. Depending on consumer needs, our skin products are designed to either be directly applied topically after an aesthetics or ablative procedure or applied daily. At this preliminary stage, the continued success of the early positive results of our products is highly subjective to consumers and we have yet to complete clinical validation studies to demonstrate support for any performance claims of our products, such as their ability to aesthetically improve the skin. Furthermore, any statements contained herein regarding our topical cosmetic and exosome-containing serums have not been reviewed or approved by the FDA.

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Established Partnerships with Major Industry Players and Our Local Community

Our position as an early mover in utilizing patented topical exosome skincare technology in the physician-dispensed markets has attracted various industry leaders to become our non-exclusive or exclusive partners, creating an extensive network for us to leverage. We believe the expertise and market coverage of both our exclusive and non-exclusive distribution agreements with channel partners broaden our executional capability, reduce our execution risk, and provide immediate market access to increase the speed at which our products can reach the market. These partnerships solidify our position as a smaller company with substantial technological expertise. Additionally, our exclusive and non-exclusive distribution partnerships have allowed our products to enter Asian and Canadian international markets via our third-party distributors, in a capital efficient manner. However, following regulatory action taken by Health Canada we terminated our international agreement in Canada and suspended marketing and sales efforts in Canada. See the Risk Factor titled “We have suspended sales in Canada beginning in March 2024 after receiving correspondence from Health Canada indicating that our products are not compliant with applicable Canadian laws and regulations, and no assurances can be made that we will be able to resolve this issue with Health Canada and re-commence sales there, or that similar or related issues will not arise in other jurisdictions, any of which would materially harm our business and operating results” on page 29 of the primary offering prospectus. In addition to our white-label distribution agreement, we may plan to pursue strategic co-development opportunities and arrangements that further enhance our product pipeline to create effective synergies to supplement our product offerings in the physician-dispensed market. Our current collaboration with many high-volume distributors provides valuable knowledge that we believe will enhance our early mover advantage.

On April 1, 2023, the Mitacs-Accelerate Grants Program via the Office of Commercialization and Industry Engagement (OCIE) Dalhousie University in Nova Scotia, Canada awarded our team $90,000 Canadian Dollars under a two-year research grant in relation to a project entitled “Multiomic characterization of stem cell derived extracellular vesicles for supporting the skin.” Under this project, we will engage an intern from Dalhousie University’s Department of Process Engineering & Applied Science under the tutelage of Dr. Stansislav Sokolenko who is responsible for completing a report about the project that is reviewed by their faculty supervisor and presented to our team. The primary aim of this research project, called “ELV3000”, is to establish new and novel techniques for characterizing the bioactive ‘payload’ of our Elevai Exosomes™ in order to provide us with a greater understanding of how specific exosome contents may be attributable to positive skincare outcomes. The secondary aim of the research project will be to further optimize our Elevai Exosomes™ production process to eventually improve our products by exerting greater control over exosome payloads subject to obtaining sufficient funds to pursue these efforts. This detailed characterization will be conducted using a combination of traditional and advanced techniques and will build on other work currently being performed by us and our contract research partners.

Additionally, we partner with local California universities through a federally funded program called “CareerCONNECTED” Federal Work Study (“CCFWS”) to maintain roots in the surrounding area. The CareerCONNECTED program provides low-income students an opportunity to learn real world skills they would not traditionally receive in an academic setting. 60% of the interns’ pay is federally funded and we pay the other 40% of their salary. We benefit immensely from these interns and believe it is mutually beneficial to our growth to work with eager, academic minded individuals who can help us with our more time intensive tasks that slow down our general operations. This in turn helps our lab team reduce production time to make our exosome enriched media. Along with the interns assisting the lab team, we in turn teach them essential lab skills that will benefit them going forward in their science careers. We believe the program gives us an advantage in training future scientists to our specifications and potentially selecting future employees from the intern pool that are already received high quality training that can meet our lab specifications. Any future opportunity to hire our trained interns reduces the time and the opportunity costs that we would normally incur with training a newly hired, full time lab tech.

We continue to grow through allying with channel partners, local universities, and strategic investors globally and expect these relationships will enhance our credibility, relationship with the surrounding community, generate better leads, and future conversion of customers. These investments will ultimately enable us to be more agile in achieving our goals in the shortest time and leverage further investment into our technological strengths alongside our partners’ connections and relationships.

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Our Well Recognized and Award-winning Team and Brand

We produce our Elevai Exosomes™ using a proprietary process called Precision Regenerative Exosome Technology, or PREx™, which has been developed and perfected by Jordan R. Plews, PhD. Dr. Plews is a published biochemical engineer with expertise in molecular biology and stem cells, which we believe will enable our ability to scale our concepts as we develop other novel product lines. We believe we can efficiently bridge the knowledge-gap between engineering and processing because of our research and aptitude in both fields. Using both vocations improves our ability to isolate re-agents and stem-cell material to identify novel proof of concepts on a biochemical and molecular level while efficiently harnessing processes to produce and market those concepts at scale.

Under Dr. Plews and our other founder and former director and Chief Medical Officer, Dr. Hatem Abou-Sayed (known professionally as “Tim Sayed MD”), a double board-certified plastic surgeon with nearly two decades of experience in the medical aesthetics market, we have made a number of strategic hires to assemble our management heads who in turn have recruited an experienced sales and marketing team. Together, our team has a demonstrated its ability to identify new business opportunities and to develop our business by growing our global distribution networks. Similarly, we are privileged to include a number of strategic advisors and consultants as members of our team including NorthStrive Companies Inc., Kevin Green, Roger A. Fielding, PhD, Eduardo Grunvald, MD and Orian Shirihai, MD, PhD.

To that end, our brand has received a number of awards and accreditations, and we have been featured in exposés in recognition of our products and innovation. Those awards and recognitions include the People’s Choice Award after presenting at the Octane Aesthetics Tech Summit annual event, as part of the small business accelerator called the LaunchPad SBDC (Small Business Development Center). Additionally, we have been featured in the Aesthetic Guide Magazine, New Beauty Magazine, Grazia Magazine and MedEsthetics Magazine, among others.

Strategy

We believe we have the potential to be one of the most disruptive brands in the physician-dispensed cosmetics skincare market. We are in the early stages of new product development and believe we have significant room to grow by attracting more consumers to the brand, making our current products more widely available and offering more innovative products to our consumers. We expect the United States to be the largest source of our growth over the next few years and see ample opportunity to expand in select international markets. We also believe we have an opportunity to improve our margins through greater operating leverage and efficiency once we begin distributing our product more widely.

In addition, we plan to strategize on acquiring operating entities and/or assets with high potential, financing their growth, and identifying potential spin-off opportunities. Through acquisitions, we aim to integrate businesses that can benefit from our resources and expertise, thereby accelerating their growth trajectories. We intend to support the growth of acquired entities through a mix of equity and debt financing and by leveraging any available grants, fostering innovation, expanding market reach, and improving operational efficiencies. As part of our growth strategy, we continuously evaluate opportunities to spin off entities or specific assets, which will allow us to add value and strategically align our overall portfolio by creating independent and focused companies. This strategic approach positions us to leverage advanced research and development across various industries and address significant market needs.

Our Technology and Research

We believe we are one of the first to adapt stem cell technology from cGMP grade hUMSCs to produce purified extracellular vesicles, also referred to as exosomes into topical skincare products to capture market share in the high growth physician-dispensed cosmetics skincare market. This strategy is not only based on our understanding of consumers’ interest in the appearance of a quicker post-procedure recovery, but our research into what the physician-dispensed cosmetics skincare market is currently lacking and our belief in our products’ ability—based on early imaging data leveraging quantitative analysis and visual assessments of photographic progress photos. Our imaging study data is gathered utilizing an advanced imaging and analysis device made by Canfield Scientific, called “VISIA”. This complexion analysis system captures high-quality, standardized images that are monitored following a medical aesthetic procedure at regular intervals to assess redness, discomfort, tone, texture, wrinkles, and other measures of skin appearance.

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Since 2020, we have invested in the creation of a commercial process that began in 2022 which leverages the use of hUMSCs to produce extracellular vesicles, or exosomes in our products because not only do these factors have the ability to enhance the appearance of the skin, but they can do so without the tumorigenic or ethical concerns associated with the use of embryonic stem cells or induced pluripotent stem cells.4 Because we recognized the potential of utilizing hUMSCs for the skin, it was natural for us to utilize them as the basis for formulating our products. This is founded on our belief that our products can improve the appearance of skin prone to appearing temporarily red and puffy that is normally experienced by consumers while attending to their aesthetics needs in physicians’ offices or medical spas.

On January 16, 2024, we entered into the License Agreement (the “INmune License Agreement”) with INmune Bio, Inc. (“INmune”), of which INmune granted us certain worldwide exclusive and non-exclusive license rights to develop, manufacture, and commercialize INmunes’s EMx technology, a proprietary equipment, processes and consumables useful for isolation and current Good Manufacturing Practice manufacture of human umbilical cord derived mesenchymal stromal cells for a period of ten years from the effective date of the INmune License Agreement. This technology enables the efficient production of cGMP grade mesenchymal stromal cells (hucMSCs) from human umbilical cords, which can be incorporated into Elevai Labs’ licensed topical cosmetic products. The adoption of this technology is expected to lower production costs and enhance product quality, supporting Elevai’s goal of vertical integration in manufacturing.

The financial terms of the INmune License Agreement include a tech transfer fee of $1,000,000, which we agreed to pay in installments over two years, with the final payment of $600,000 subject to potential acceleration on the successful transfer of the technology, marked by the first GMP manufactured batch of a licensed product. Additionally, Elevai Labs will pay royalties on sales of products utilizing the “Mx” technology. For cosmetic products, there is an option to buy out the royalty after five years or once a specified royalty threshold is met. For potential drug products, royalties will be negotiated based on sales. The INmune License Agreement emphasizes compliance with ethical standards and cGMP regulations, ensuring that all products are sourced ethically and manufactured to high standards. Elevai Labs is required to provide annual sales and royalty reports to INmune Bio, with INmune Bio retaining audit rights every two years. Strategically, the INmune License Agreement aligns with Elevai Labs’ mission to lead innovation in stem cell exosome products, bolstering manufacturing capabilities and expanding product offerings in the medical aesthetics market.

A Visionary and Experienced Management Team

We have made significant investments in our business over the past three years by building our own exosome manufacturing lab, hiring top talent to help us build functional and streamlined capabilities in our commercialization process. Our management team comes from leading international skincare companies, with world-class research, marketing, and e-commerce experience to implement growth strategies and drive operational improvements.

Brand and Product Expansion

We plan to continue to grow our young brand’s reputation. We plan to continue to expand our brand by attending events, presenting at scientific and medical aesthetic and cosmetic skincare conferences, and conducting clinical validation studies to further validate the aesthetic results of our products. We believe what differentiates us from many traditional cosmetics companies is our lean, but aggressive ability to make fast market-driven decisions and execute with quality control standards. We believe we have a major speed-to-market advantage over many other companies because of our size and aptitude in bioprocessing. Similarly, we are highly responsive to market-trends alongside physician and aesthetics consumer needs alike. We will continue to leverage our executional excellence as we combine our aptitude in stem cell research and bioprocessing while seeking to become the preferred partner of our key customers. Additionally, we have a robust product pipeline that we believe is likely to address the many evolving needs of customers, physicians, and clinicians in the aesthetic and cosmetics market ultimately increasing our branding and the number of customers we serve.

Channel Expansion, Production Capacity, and International Growth

While our current focus is on the physician-dispensed market, we intend to expand into other sales channels including e-commerce by growing the information available on our website and making our products available for purchase through our medical-spa, physician and physician group partners’ websites. We believe being featured on a variety of partner websites will strengthen our brand and provide a unique direct-to-consumer e-commerce model via our business-to-business relationships where our e-commerce partners receive a share of product purchase revenue. Ultimately, our business-to-business model will strengthen our relationships with our physician partners, while an eventual e-commerce model broadens our market exposure and drive traffic and conversion to our other social media profiles. Additionally, we expect our current and prospective exclusive and non-exclusive distribution agreements to penetrate global markets and pique consumer interest not typically within our current reach. We believe both our products and white-label products can drive new market demand for our brand in those international markets that our distribution partners sell our products in.

[4]	Gao, F., et al., Mesenchymal stem cells and immunomodulation: current status and future prospects. Cell Death Dis, 2016. 7: p. e2062.

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We intend to expand the production capacity of our products and to develop new pipeline products in response to a number of potential growth factors, including: our organic growth, the development of research and development of pipeline products, and the expected increase in our product popularity, expansions of our distributor networks and channels through exclusive and non-exclusive international distributional agreements, and other potential strategic partnerships with industry leaders. Moreover, in addition to and as a result of the foregoing growth factors we expect an increase in orders for our products and a continuous rise in sales volume in the future based on our market research and estimates. To keep pace with this rise in sales volume, we anticipate the need to expand our production capacity by March 31, 2025. This expansion will enable us to meet our projected demand and we anticipate doubling our production capacity would cost between $1,500,000 and $2,000,000. This additional capital would cover our expenses relating to expanded capacity, including increased rent, additional lab equipment, and an increase to our overall headcount. We expect a production capacity expansion will lower manufacturing costs through economies of scale and improve overall cost-efficiency and profit margins. Ultimately, by expanding our capacity we believe we can provide our products at a competitive price, especially to cost-sensitive physicians or medical spa owners, and consumers in the skincare aesthetics market, who may be relatively new to the concept of medical aesthetics cosmetic skincare.

If we achieve this estimated growth, we will incur additional costs. To expand a single pipeline product, we currently estimate capital requirements of approximately $250,000 for equipment to support the initial development of that product. We further estimate needing an additional $100,000 worth of funds to arrange for the testing protocol, clinical validations and to fully launch any product at scale. We estimate the operational framework to prepare for the launch of a pipeline product such as a topical haircare product, would take six to twelve months of development work with an additional four to six months to fully scale such product before an official product launch. These estimates depend on whether we may need to expand our operations and development work of any new pipeline product, which is dependent on the results of the development work, continued research and initial rounds of validation testing.

Currently, we distribute our products both directly and indirectly. We distribute directly in the United States through both our business-to-business sales channel and indirectly through our sales distribution channel via licensing and manufacturing agreements with third-party distributors. Under our distribution agreements, third party distributors include our products in their suite of domestic and international sales. Under this sales distribution channel, we sell our products to a distributor, who resells our products to the physician practice customers after placing their order in a designated territory that is either exclusive or non-exclusive to that distributor. We have broadened our sales channel to include our cosmetic product offerings at medical spa locations.

To bolster our regional sales, we entered into a non-exclusive authorized distribution agreement in August 2022 with Refine USA, LLC (“Refine”), one of the preeminent manufacturers and distributors of innovative aesthetic medical device technologies and clinical grade skincare. Under the agreement, Refine may purchase unlimited quantities of our topical cosmetics subject to minimum order size limits and distribute them throughout the United States to their network of consumers and physicians. As we continue to enhance our own United States sales channels, we are focused on bringing on third-party distributors in key large international markets, such as Europe, Brazil, Southeast Asia and the Middle East. We also plan to drive the distribution of our products through strategic relationships in specific countries, such as Japan. To continue growing in the physician-dispensed market, we intend to onboard more direct sales representatives that can reach geographic markets we currently do not have a presence in and partner with cosmetic device companies to co-market and sell our products.

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Research and Development

Elevai Skincare Research and Development

Our research and development efforts are focused on improving and enhancing our existing products as well as developing new products. We undertake research and development on new product formulations and execute studies on existing products and future products that demonstrate what we believe to be the high-quality design of our formulas and the powerful performance of our products.

While we currently primarily focus on bringing physician-dispensed cosmetic aesthetics products to market and supporting the skin, we are in the process of researching and developing applications for hair, both on the face and head, and have ongoing research into additional, customized applications. Currently, many companies and competitors alike talk about exosomes as though they are one single ingredient with the innate ability to do many different jobs. However, research shows that certain exosomes released by certain cells are directly correlated with the cells they originate from and those particular exosomes’ capabilities and contents vary based on the cell type used and the way those cells have been treated or cultured.5 Thus, this research shows the contents of exosomes vary widely depending on the cell type used to generate them, their culture conditions, their processing and storage conditions, and how they are applied or used. Knowing this, we use highly-trained professionals to isolate and culture our hUMSCs and the resulting secreted exosomes are produced using strict protocols.

After formulation, all pipeline products are tested for integrity, safety, and performance. Prior to launch, our pipeline products undergo several safety tests, including, but not limited to, human repeat insult patch tests, used to help predict the likelihood of induced allergic contact dermatitis, comedogenicity tests, to prevent the product clogging pores, and cumulative irritation tests, to evaluate the skin irritation potential and safety of individual ingredients or cosmetic compounds. Our products and their ingredients are also tested at multiple steps in the process to avoid any microbial contamination.

We currently work with Radyus Research to utilize a number of advanced analytical techniques that we believe will help us improve our current processes and keep our brand at the forefront of exosome product production. To analyze our exosomes, we and Radyus Research leverage NanoSight, a nanoparticle tracking analysis instrument so we may evaluate the proteomic characteristics (or characterization of the protein makeup) of our exosomes. Through this thorough process we access the make-up of our finalized exosomes while balancing the efficiency of different adjustments to our cell-culturing production process.

[5]	Kugeratski, Fernanda G., and Raghu Kalluri. “Exosomes as mediators of immune regulation and immunotherapy in cancer.” The FEBS journal 288.1 (2021): 10-35; Lobb, Richard J., et al. “Oncogenic transformation of lung cells results in distinct exosome protein profile similar to the cell of origin.” Proteomics 17.23-24 (2017): 1600432; Camussi, Giovanni, et al. “Exosome/microvesicle-mediated epigenetic reprogramming of cells.” American journal of cancer research 1.1 (2011): 98.

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Elevai Biosciences Research and Development

Elevai Biosciences leverages a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. Our lead asset, EL-22, has completed a Phase 1 clinical trial in South Korea, demonstrating it was generally well tolerated and safe in healthy volunteers. No subjects dropped out due to adverse events and no statistically significant difference was found between the intervention groups in the incidence of treatment emergent adverse events.

Preclinical results of EL-22 from a 2022 study demonstrated physiological (serum creatine kinase level), physical (body weight change), and functional (rotarod test) improvements in the dystrophic features of mdx mice, a mouse model of Duchenne muscular dystrophy (DMD).6 Elevai believes that EL-22 has the potential to treat obesity in combination with popular weight loss therapeutics, including GLP-1 receptor agonists, by preserving muscle mass while decreasing fat mass. We plan to submit an Investigational New Drug (IND) application in 2025 that utilizes the licensed asset EL-22 for efficacy and safety in combination with popular weight-loss therapeutics currently on the market, with the goal of decreasing fat mass while preventing the muscle wasting that commonly occurs with weight-loss drugs. Regulatory bodies might require us to conduct preclinical bridge studies in order to pivot EL-22 from DMD to obesity indications.

Our second asset, EL-32, is a preclinical engineered probiotic expressing dual myostatin & activin-A and also positioned for the muscle preservation space as a combination to weight loss treatments, including GLP-1 receptor agonists. In a preclinical healthy mouse model, EL-32 demonstrated a statistically significant increase in Activin-A and myostatin antibodies, confirming the efficacy using the ELISA test.

Manufacturing

We have exclusively developed our manufacturing process through our management team’s experience in formulating robust skin care products, which we believe provides us with a competitive edge.  Success in manufacturing our exosomes requires refined processes that are reliable, scalable, and economical. In our lab, we grow our ethically sourced stem cells and trigger the cells with a method so that they produce exosomes under our proprietary method.

As of the date of this prospectus, we own or have an agreement in principle for the right to purchase the related manufacturing processes, methods, and formulations pursuant to the INmune License Agreement. Moreover, we also oversee our leased laboratory space in California which operate under Good Laboratory Practices (“GLP”) and adhere to Good Manufacturing Practices (“GMP”) for the production of our cosmetic products. Moreover, our products are formulated by a third-party in an FDA inspected facility that adheres to GMP guidelines because GMP guidelines promote the manufacture of our products at the highest recommended safety and quality standards for cosmetic products.

Our facility contains multiple cell and tissue culture suites containing biosafety cabinets and cell culture incubators. Not only does our facility provide a significant amount of cold storage and processing space that permit large-scale culture of hUMSCs and the ability to mass produce of stem cell-derived exosomes but allows us to perform cryo-preservation, cryo-storage, various forms of microscopy and cell analysis. Some additional key features of our facility include 24/7 security, advanced climate control, increased cold storage, additional cell culture and R&D suites to perform supplemental in-house research.

Going Concern

As of June 30, 2024, management has determined there is substantial doubt about the Company’s ability to continue as a going concern. The Company may need to obtain funds to support its working capital, the methods of which include, without limitation, the following:

●	equity financing;

●	other available sources of financing (including debt) from banks and other financial institutions; and

●	financial support from the Company’s related parties.

There can be no assurance that the Company will be successful in securing sufficient funds to sustain its operations.

[6]	Sung DK, Kim H, Park SE, Lee J, Kim JA, Park YC, Jeon HB, Chang JW, Lee J. A New Method of Myostatin Inhibition in Mice via Oral Administration of Lactobacillus casei Expressing Modified Myostatin Protein, BLS-M22, Int. J. Mol. Sci. 2022, 23, 9059. https://doi.org/10.3390/ijms23169059.

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Recent Developments

●	On August 30, 2024, we issued a press release announcing that Elevai Skincare Inc., one of our subsidiaries, obtained results from an on-going research study conducted in partnership with the National Hair Loss Medical Aesthetics, demonstrating the potential of its proprietary Elevai exosomes in hair restoration. The research study assessed the application of topical Elevai exosomes, in clinic and at home, on participants experiencing hair loss or hair thinning. Study participants were given in-office treatment consisting of scalp microneedling, then Elevai empower™, a topical exosome serum designed specifically for single use in-office application was applied, followed by at-home use of Elevai enfinity™, a topical exosome product, on the areas of concern. Results were assessed using imaging analysis up to 12 months, showing ceased crown inflammation, reversal of miniaturized hairs and recovered hair from the dormant phase, among other benefits. This study is a precursor to ongoing research that Elevai is conducting on the new hair and scalp care product line, Elevai S-Series Root Renewal SystemTM.

●	On August 26, 2024, we issued a press release announcing that Elevai Skincare Inc., one of our subsidiaries, completed a clinical study examining the effectiveness of Elevai enfinity™ exosomes on facial appearance. The data, pending peer review, from the clinical study was internally reviewed by us, and the results show Elevai enfinity™ to be safe and tolerable. We aim to publish the full study results in the near future.

●	On August 22, 2024, our Board of Directors (“Board”) and our majority shareholders, respectively, approved an amendment (the “Split Amendment”) to our third amended and restated certificate of incorporation (“Certificate of Incorporation”) to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from 1:2 to 1:200 inclusive, as determined by our Board in its sole discretion and an amendment (the “Increase in Authorized Shares Amendment”) to increase the total number of authorized shares from 375,000,000 to 2,500,000,000, consisting of 2,000,000,000 shares of common stock and 500,000,000 shares of preferred stock. We intend to file the Split Amendment and the Increase in Authorized Shares Amendment and effect the reverse stock split and increase the total number of authorized shares as soon as permitted pursuant to the rules of the SEC. See “Description of Securities” on page 149 of the primary offering prospectus.

●	On July 31, 2024, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the Selling Stockholders pursuant to which we sold, in a private placement (the “Private Placement”), secured notes with an aggregate principal amount of $1,150,000 (the “Notes”), and received proceeds before expenses of $1,000,000. As consideration for entering into the Securities Purchase Agreement, we issued a total of 1,299,999 shares of common stock of the Company to the Selling Stockholders on August 2, 2024. The Selling Stockholders’ resale of these shares is being registered on the registration statement of which this prospectus forms a part.

●	On August 1, 2024, Hatem Abou-Sayed MD informed us of his decision to resign as a member of the Board of Directors of the Company and as Chief Medical Officer effective as of August 1, 2024.

●

On July 23, 2024, our Board and our majority shareholders approved, among other things, the re-domestication of the Company from a Delaware corporation to a Nevada corporation (the “Redomestication”). As part of the Redomestication, the Company intends to change its name from “Elevai Labs Inc.” to “PMGC Holdings Inc.” The Board intends to effect the Redomestication in the near future.

●	On June 28, 2024, we announced the introduction of the Elevai S-Series™ hair and scalp care product line through Elevai Skincare, a subsidiary of Elevai Labs.

●	On June 21, 2024, Jordan Plews resigned as Chief Executive Officer and President of the Company effective as of June 21, 2024, and the Board appointed Graydon Bensler as Chief Executive Officer and Braeden Lichti as Chairman of the Board.

●	On June 20, 2024, we notified Brenda Buechler, our former Chief Marketing Officer, and Christoph Kraneiss, our former Chief Commercial Officer, that each of them was involuntarily terminated without “cause” or laid off from employment as part of a wider job elimination/restructuring or reduction in force of the Company in order to streamline the Company’s operations and organizational structure.

●	On June 19, 2024, we entered into an unsecured revolving line of credit agreement (the “Revolving Credit Agreement”) with NorthStrive Fund II LLP. The Revolving Credit Agreement provides for a $200,000 unsecured line of credit to the Company (the “Revolving Credit Facility”) with a maturity date of June 19, 2025 (the “Maturity Date”), and interest calculated at the rate of twenty percent (20.0%) per annum on the outstanding principal balance through the Maturity Date. The Company may prepay any outstanding balance of the Revolving Credit Facility at any time provided that all such interest is simultaneously satisfied in full.

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●	On May 21, 2024, we received a letter from the Nasdaq Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”), notifying that we were no longer in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Rule”). In addition, as of May 21, 2024, we do not currently meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations. Under Nasdaq rules, we have 45 calendar days from May 21, 2024 to submit a plan or regain compliance. If our plan to regain compliance is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the letter for us to regain compliance. We submitted a plan on July 9, 2024 and as of June 30, 2024, our stockholders’ equity was approximately $2.6 million. In August 2024, Nasdaq informed us that, despite our stockholders’ equity being above $2,500,000, Nasdaq is not prepared to issue a compliance determination given the small margin compliance and other financial information as reported in our Quarterly Report on Form 10-Q for the period ended June 30, 2024. Nasdaq requested that we submit a compliance plan to demonstrate our ability to regain and maintain compliance with the Stockholders Equity Rule over the next nine to 12 months. We submitted a compliance plan on August 23, 2024. One of the reasons for this offering is to improve our stockholders’ equity in an effort to comply with this Nasdaq requirement. On September 4, 2024, Nasdaq sent us the Notice stating that, notwithstanding the reported stockholders’ equity of approximately $2.6 million as of June 30, 2024, based on our historical burn rate, we had failed to regain compliance with the Stockholders’ Equity Rule and our stock is subject to delisting. The Notice provided that we have the ability to appeal to the Nasdaq Hearing Panel, which requires us to submit a written request and pay a fee. On September 4, 2024, we made the applicable fee payment to Nasdaq in order to appeal to the Nasdaq Hearing Panel.

●	On May 3, 2024, the Company entered into a one-year consulting agreement (the “Santorio Agreement”) with Santorio Biomedical, LLC (“Santorio”) for the services of Mr. Deniel Mero, Director of Santorio Biomedical, LLC, whereby Santorio agreed to cause Mr. Mero to perform his services as outlined in Exhibit A to the Santorio Agreement and the Company agreed to compensate Santorio on behalf of Mr. Mero by the Company in connection with his performance of such services. Santorio agreed to cause Mr. Mero, as an independently contracted consultant to primarily provide services to the Company’s wholly owned subsidiary Elevai Biosciences Inc., which include but are not limited to, (i) discover, assess, and introduce biotechnology opportunities to the Company; (ii) advise the Board regarding certain strategic matters, including development of biotechnology pipeline assets, recruiting and negotiating a contract with a clinical research organization (CRO), assisting in efforts to recruit potential directors and team members to build the biotechnology subsidiary and forming a scientific advisory board; and (iii) to perform services for subsidiaries of the Company as may be necessary. Pursuant to the Santorio Agreement, we agreed to pay Mr. Mero a fee of $180,000 fee per year, payable in monthly installments and granted him a total of 2,450,000 shares of restricted common stock, payable in four installments of 615,000 shares over the course of 10 months. We issued the first installment of 615,000 shares on May 3, 2024, and the second installment on August 1, 2024.

●	On April 30, 2024, we entered into a license agreement with MOA Life Plus Co., Ltd., a South Korean corporation (“MOA”). Under the MOA License Agreement, MOA has granted the Company an exclusive license to commercialize under certain of MOA’s patent rights concerning two licensed products including (i) a clinical stage engineered probiotic expressing myostatin and, (ii) preclinical engineered probiotic expressing dual myostatin & activin-A antigens (the “Licensed Products”). In order to enforce intellectual property rights associated with Licensed Products by grant of the exclusive license, the Company is obligated to file, prosecute and maintain intellectual property rights associated with the Licensed Products, and any improvements thereto. Under the MOA License Agreement, the Company paid an upfront license fee to MOA totaling $400,000 and issued nine hundred fifty thousand shares (950,000) of the common stock of the Company. The Company has agreed to pay single digit and low double digit annual royalties on net sales of Licensed Products during the initial fifteen-year licensed royalty term. In addition, the Company will pay MOA a one-time fixed amount for each developmental milestone achieved by the Company as it relates to clinical trial progression and one-quarter of sales milestones identified in the License Agreement.

●	On April 22, 2024, we entered into our fifth International Distribution Agreement, which collectively contracted minimum purchase requirements of $4.9 million in the first five years. In the event the minimum purchase requirements are not met, we have the right to terminate the distribution agreement.

●	On March 18, 2024, we announced the launch of our online E-commerce portal.

●

On March 6, 2024,we received a letter from the Nasdaq Listing Qualifications Staff of Nasdaq therein stating that for the 30 consecutive business day period since March 6, 2024, our common stock had not maintained a minimum closing bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we were provided an initial period of 180 calendar days, or until September 3, 2024, to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive trading days, unless extended by Nasdaq under Nasdaq Rule 5810(c)(3)(H), prior to September 3, 2024. We had failed to regain compliance with the Bid Price Rule prior to September 3, 2024 and since we did not qualify to request an extension, partly because we did not have $5 million in stockholders’ equity, September 4, 2024, Nasdaq sent us the Notice stating that we had failed to regain compliance with the Bid Price Rule and our stock is subject to delisting. The Notice provided that we have the ability to appeal to the Nasdaq Hearing Panel, which requires us to submit a written request and pay a fee. On September 4, 2024, we made the applicable fee payment to Nasdaq in order to appeal to the Nasdaq Hearing Panel. Despite the appeal, we will still be able to effectuate the proposed reverse split while awaiting the Hearing Panel date. In the event our stock trades at a price that is equal to at least $1.00 per share for a period of 10 consecutive days during the period between requesting a hearing and the scheduled hearing date, the Bid Price Rule issue will be deemed moot and the Nasdaq Hearing Panel appointment will be canceled, and we will have been deemed to have regained compliance with the Bid Price Rule. In the event the closing bid price of our common stock does not meet or exceed $1.00 per share for a minimum of 10 consecutive trading days between the date of requesting the hearing and the scheduled hearing date, our stock may be delisted. The Notice from Nasdaq has no immediate effect on the listing of our common stock and our common stock will continue to be listed on The Nasdaq Capital Market under the symbol “ELAB.” Our proposed reverse split is designed to meet the Bid Price Rule requirements.

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●	On January 16, 2024, we entered into the INmune License Agreement with INmune Bio, Inc.

●	On December 7, 2023, we expanded international distribution into Europe.

●	On November 28, 2023, we entered into a collaboration and license agreement the Collaboration Agreement with Yuva as described earlier. Under the Collaboration Agreement, Yuva and the Company agreed to collaborate on the research, development, manufacture and commercialization of a potentially new cosmetic product for Company’s aesthetics skincare offerings.

●	On November 20, 2023, we entered into an underwriting agreement with Univest Securities, LLC and Webull Financial LLC, as representatives of the underwriters listed on Schedule A thereto in connection with the initial public offering of 1,500,000 shares of common stock at an offering price of $4.00 per share. The common stock commenced trading on The Nasdaq Capital Market on November 21, 2023, under the symbol “ELAB.” The closing of our initial public offering took place on November 24, 2023.

Intellectual Property

We have developed a comprehensive portfolio of intellectual property, consisting of patent applications, trademarks, domain names, know-how and trade secrets. As of the date of this prospectus, we have 15 registered trademarks inclusive of 12 global trademarks and 3 United States trademarks, and 18 trademark applications pending, 2 registered domain names, one issued patent, 3 non-provisional patent applications filed, 1 provisional patent application and four International Patent Corporation Treaty (“PCT”) applications filed.

Our Precision Regenerative Exosome Technology™, or PREx™, process is used to produce Elevai Exosomes™ and the exact process remains a trade secret. We have strategically decided to not pursue a patent around the process.

We believe our intellectual property adequately protects our products and technology and may prevent others from commercializing products or methods substantially similar to ours.

Our Resale Offering

Certain of our stockholders will be selling through the Resale Prospectus a total of 1,299,999 shares of common stock. We will not receive any proceeds from the sales by the Selling Stockholders of the securities set forth in the Resale Prospectus.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back covers;

●	they contain different “Offering” sections in the “Prospectus Summary” section beginning on page Alt-1;

●	they contain different “Use of Proceeds” sections on page Alt-23;

●	the “Capitalization” and “Dilution” sections from the Public Offering Prospectus are deleted from the Resale Prospectus;

●	a “Selling Stockholders” section is included in the Resale Prospectus;

●	the “Plan of Distribution” section from the Public Offering Prospectus is deleted from the Resale Prospectus and a “Selling Stockholder Plan of Distribution” is inserted in its place in the Resale Prospectus; and

●	the “Legal Matters” section in the Resale Prospectus on page Alt-25 deletes the reference to counsel for the placement agent.

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Summary Risk Factors

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of the public offering prospectus titled “Risk Factors,” which begins on page 22 of primary offering prospectus. These risks include, among others, that:

Risks Related to Our Financial Condition and the Offering

In addition to the risks described above, we are subject to general risks and uncertainties relating our financial condition, including, but not limited to, the following:

●	As described in the report of our auditors for the years ended December 31, 2023, and 2022 and the notes to our consolidated financial statements for such years, there is substantial doubt about our ability to continue as a going concern, and if we are unable to continue, you may lose your entire investment;

●	We have a history of net losses, and we may not be able to achieve or maintain profitability in the future;

●	This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering, which will provide us only limited working capital;

Risks Related to Our Business, Our Brand, Our Products and Our Industry

Risks and uncertainties related to our business include, but are not limited to, the following:

●	Our revenues and financial results depend significantly on sales of our Elevai Post Treatment E-Series™. If we are unable to manufacture or sell our Elevai Post Treatment E-Series™, in sufficient quantities and in a timely manner or maintain client acceptance of our Elevai Post Treatment E-Series™, our business will be materially and adversely impacted;

●	Our marketed products and our products under development could be rendered obsolete by technological or other medical advances;

●	We have a limited operating history at our current scale, which may make it difficult to evaluate our business and future prospects;

●	Restrictions on the use of human stem cells, and the ethical, legal and social implications of that research, could prevent us from developing or gaining acceptance for commercially viable products in these areas;

●	Our products may be expensive to manufacture, and they may not be profitable if we are unable to control the costs to manufacture them;

●	Our business is based on novel technologies that are inherently expensive, risky and may not be understood by or accepted in the cosmetics marketplace, which could adversely affect our future value;

Risks Related to Our Dependence on Third Parties

Risks and uncertainties related to our dependence on third parties include, but are not limited to, the following:

●	We depend on our collaborators to help us develop and test our proposed products, and our ability to develop and commercialize products may be impaired or delayed if collaborations are unsuccessful;

●	If we, or our third-party manufacturers or formulators fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business;

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Risks Related to Our Products Legal and Regulatory Risks

Risks and uncertainties related to our legal and regulatory risks include, but are not limited to, the following:

●	A recall or suspension of sale of our products, or the discovery of serious safety issues with our products or the incorrect application of such products by medical professionals to which we sell such products, could have a significant negative impact on us;

●	Restrictive and extensive government regulation could slow or hinder our production of cosmetics containing a stem-cell byproduct and we may be unsuccessful in our efforts to comply with applicable federal, state and international laws and regulations, which could result in government enforcement actions;

●	We have suspended sales in Canada beginning in March 2024 after receiving correspondence from Health Canada indicating that our products are not compliant with applicable Canadian laws and regulations, and no assurances can be made that we will be able to resolve this issue with Health Canada and re-commence sales there, or that similar or related issues will not arise in other jurisdictions, any of which would materially harm our business and operating results;

●	A recall or suspension of sale of our products, or the discovery of serious safety issues with our products or the incorrect application of such products by medical professionals to which we sell such products, could have a significant negative impact on us;

Risks Related to Our Intellectual Property

Risks related to our and third parties’ intellectual property, including, but not limited to, the following:

●	If we fail to protect or enforce our intellectual property or confidential proprietary information relating to our products or product candidates, others could compete against us more directly and we may not be able to compete effectively in our market;

●	We may not be able to protect our proprietary technology, or that of third parties on which we rely, which could harm our ability to operate profitably; and

●	Patents or other intellectual property held by other persons may result in infringement claims against us that could be costly to defend and which may limit our ability to use the disputed technologies or intellectual property and prevent us from pursuing research and development or commercialization of products and product candidates;

Risks Related to the Licensed Products

Risks related to the Licensed Products and related operations, including, but not limited to, the following:

●	We license from a third party the rights to product candidates related to the potential prevention and treatment of muscular and obesity-related conditions, and are therefore subject to the risk that we lose the license after investing substantial resources into the research and development of these product candidates;

●	Since we expect to continue to rely on third parties to conduct, supervise and monitor pre-clinical and clinical trials with respect to the Licensed Products, if those third parties fail to perform in a satisfactory manner and one that meets applicable regulatory, scientific and safety requirements, it may materially harm our business; and

●	Our future commercial success and ability to generate material revenue with respect to the Licensed Products depends on gaining regulatory approval for our products and successfully completing preclinical and clinical trials for our products, and we may be unable to obtain such approvals or successfully complete such trials, including due to potential adverse results of such trials.

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Risks Related to the Ownership of Our Securities

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering, including, but not limited to, the following:

●	Purchasers in the offering will suffer immediate dilution;

●	You may experience future dilution as a result of future equity offerings or acquisitions;

●	Our management will have broad discretion over the use of the net proceeds from this offering;

●	Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of the securities; and

●	We have identified material weaknesses in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud.

●	We may not be able to continue to satisfy listing requirements of Nasdaq to maintain a listing of our common stock.

Corporate History and Structure

Elevai Labs Inc. was incorporated in Delaware in June 2020 under the original name Reactive Medical Labs Inc. We are in the process of reincorporating in Nevada. In June 2021, we entered into a stock transfer agreement with Reactive Medical Inc., a Canadian company, whereby we purchased substantially all of the assets and liabilities of Reactive Medical Inc. Under the stock transfer agreement, we acquired 100% of the issued and outstanding common shares of Reactive Medical Inc. Immediately before the stock transfer agreement BWL Investments Ltd., a British Columbia Canada corporation owned 100% of the issued and outstanding common shares of Reactive Medical Inc. In consideration of 100% of the issued and outstanding common shares of Reactive Medical Inc., we issued 100 shares of our common stock to BWL Investments Ltd. Upon completion of the stock transfer agreement, Reactive Medical Inc. became our wholly owned subsidiary. We established Elevai Biosciences, Inc. and Elevai Skincare, Inc. on May 1, 2024 as wholly owned subsidiaries. In September 2022, Reactive Medical Inc. changed its name to Elevai Research Inc. Our principal executive offices are located at 120 Newport Center Dr. #250, Newport Beach, CA 92660.

As of the date of this prospectus, we are qualified to do business as a foreign corporation in the state of California. Our telephone number is 866-794-4940. Our website address is https://elevailabs.com. Information contained on our website or connected thereto or on any other website referred to herein or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Elevai has three wholly owned subsidiaries, Elevai Research Inc. (FKA Reactive Medical Inc.), Elevai Biosciences, Inc. and Elevai Skincare, Inc.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

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These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

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The RESALE offering

Common stock offered:	1,299,999 shares

Shares of common stock outstanding before this offering:	20,804,614 shares

Shares of common stock outstanding after the resale offering:	20,804,614 shares

Shares of common stock outstanding after the resale offering and the primary offering:	49,173,408 shares(1)

Use of proceeds:	We will not receive any proceeds from the sale of common stock held by the Selling Stockholder being registered in this prospectus.

Listing:	Our common stock listed on The Nasdaq Capital Market under the symbol “ELAB.”

Risk factors:	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 22 of the primary offering prospectus contained in the registration statement of which this prospectus forms a part, and other information included in this prospectus and the registration statement of which this prospectus forms a part, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

(1)

Assumes the issuance and sale by us of 28,368,794 shares of our common stock pursuant to the primary offering prospectus filed contemporaneously herewith and no sale of any pre-funded warrants and no exercise of any of the warrants issued in the primary offering prospectus.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock held by the Selling Stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to 1,299,999 shares of our common stock by the Selling Stockholders and their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer.

The table below sets forth information as of the date of this prospectus, to our knowledge, the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholders, as of September 16, 2024. The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by the Selling Stockholders pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholders may sell or otherwise dispose of some, all or none of their shares. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days.

The percentage of beneficial ownership for the Selling Stockholders is based on shares of common stock outstanding as of the date of this prospectus.

To our knowledge, none of the Selling Stockholders have had any material relationship with us within the past three years. Our knowledge is based on information provided by the Selling Stockholders in registration statement questionnaires.

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the Selling Stockholders. After the date of effectiveness of the registration statement of which this prospectus forms a part, the Selling Stockholders may have sold or transferred, in transactions covered by this prospectus, some or all of their common stock.

Information about the Selling Stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares Beneficially Owned as of the date of this Prospectus		Shares Offered by this	Shares Beneficially Owned After the Offering(1)
Name of Selling Stockholder	Number	Percent	Prospectus	Number	Percent
L1 Capital Global Opportunities Master Fund, Ltd.(2)	433,333	2.1%	433,333	-	-%
Sabby Volatility Warrant Master Fund, Ltd.(3)	433,333	2.1%	433,333	-	-%
Anson Investments Master Fund LP(4)	433,333	2.1%	433,333	-	-%
Total	1,299,999	6.4%	1,299,999	-	-%

(1)	Assumes the sale of all shares offered pursuant to the primary offering prospectus.

(2)	David Feldman and Joel Arber are the Directors of L1 Capital Global Opportunities Master Fund, Ltd. As such they may be deemed to be beneficial owners of such shares of Common Stock. The business address of L1 Capital Global Opportunities Master Fund., Ltd. is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands.

(3)	Sabby Management, LLC, the investment manager to Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”), has discretionary authority to vote and dispose of the shares held by Sabby and may be deemed to be the beneficial owner of these shares. Hal Mintz, in his capacity as manager of Sabby Management, LLC, may also be deemed to have investment discretion and voting power over the shares held by Sabby. Sabby Management, LLC and Mr. Mintz each disclaim any beneficial ownership of these shares.

(4)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson Investments”), hold voting and dispositive power over the common stock held by Anson Investments. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these common stock except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

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SELLING STOCKHOLDER PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of common stock held by the Selling Stockholders or its transferees, pledgees or other successors in interest may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

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We are required to pay all fees and expenses incident to the registration of the shares of common stock held by the Selling Stockholders. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of common stock by any Selling Stockholder. If we are notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of his, her, or its common stock, if required, we will file a supplement to this prospectus. If the Selling Stockholders use this prospectus for any sale of their shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

In order to comply with the securities laws of some states, if applicable, the common stock held by the Selling Stockholders or its transferees, pledgees or other successors in interest may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements becomes available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP.

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1,299,999 Shares of Common Stock

Elevai Labs Inc.

RESALE PRELIMINARY PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Prospectus dated ______________, 2024

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all costs and expenses, other than the estimated placement agent fees and commissions payable by us, in connection with the offer and sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

Amount
SEC registration fee	$4,134.83
FINRA filing fee	1,700
Printing expenses	10,000
Legal fees and expenses	275,000
Accounting fees and expenses	3,500
Transfer agent and registrar fees and expenses	3,500
Miscellaneous fees and expenses	2,165.17
Total	$300,000

*	To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102 of the General Company Law of the State of Delaware (“DGCL”) permits a Company to eliminate the personal liability of directors of a Company to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our charter provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a Company has the power to indemnify a director, officer, employee, or agent of the Company, or a person serving at the request of the Company for another Company, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the Company, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

If a claim is not paid in full by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the Bylaws has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its board of directors (“Board”), legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Indemnification shall include payment by the Company of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding securities issued by us within the last three years from September 16, 2024 which were not registered under the Securities Act of 1933, as amended.

●	Between August 2021, and November 2021, we issued 3,635,252 shares of preferred stock in connection with a series seed 2 preferred stock investment agreement for a sales price of $0.30 per share in exchange for gross proceeds of $1,090,577.

●	In April and May 2022, the Company issued promissory notes to 5 investors (including 2 directors of the Company) for a total amount of $183,970. The promissory notes carry simple interest at a rate of eight percent (8%) per annum. The notes also carry 100% warrant coverage. Each lender is entitled to receive a warrant to purchase shares of Common Stock. Each warrant is exercisable for that number of shares of Common Stock determined by dividing the warrant coverage amount by the conversion price and shall have a term of five (5) years. The exercise price for the Common Stock purchasable upon exercise of the warrants shall be equal to 150% of the price per share paid for the conversion shares. The promissory notes and all accrued but unpaid interest automatically converted into the next equity financing, the Series A round. The conversion price was 60% of the price paid per share for equity securities in the next equity financing, the Series A round. On July 15 2022, $183,970 of principal and $2,614 of accrued interest, converted into the series A round for a total of 231,828 shares and 231,828 warrants. The warrants have an exercise price of $2.01207.

●	On July 15, 2022, the Company closed the first tranche of its series A financing and issued 1,090,029 series A preferred shares for gross proceeds of $1,462,146 (excluding the conversion of the promissory notes referred to immediately above).

●	On July 27, 2022, the Company closed the second tranche of its series A financing and issued 349,790 series A preferred shares for gross proceeds of $469,207.

●	On August 4, 2022, the Company closed the third tranche of its series A financing and issued 111,884 series A preferred shares for gross proceeds of $150,080.

●	On October 10, 2022, the Company closed the fourth tranche of its series A financing and issued 78,268 series A preferred shares for gross proceeds of $104,988.

●	In December 2022, 41,667 stock options with an exercise price of $0.60 were exercised in exchange for 41,667 shares of Common Stock for total proceeds of $25,000.

●	In January 2023, 62,500 stock options with an exercise price of $0.60 were exercised in exchange for 62,500 shares of Common Stock for total proceeds of $37,500.

●	On March 2, 2023, the Company amended its certificate of incorporation to increase the number of Common Stock authorized for issuance from 19,000,000 to 300,000,000. On the same date, the Company increased the aggregate number of shares allocated and made available for issuance pursuant to stock options granted under the Company’s 2020 equity incentive plan from 1,534,188 to 1,734,188 shares.

●	On March 3, 2023, the Company issued 250,000 shares of Common Stock and 250,000 warrants to purchase 250,000 shares of Common Stock for gross proceeds of $750,000. Each warrant has a term of three years and 180 days subject to the Company’s ability to accelerate the warrant expiration date. The warrants have an exercise price of $3.00.

●	From March 15, 2023, to May 19, 2023, the Company issued 107,861 shares of Common Stock for gross proceeds of $ 323,589.

●	On June 1, 2023, the Company granted 240,000 stock options to each of its independent directors with a contractual life of ten years and exercise price of $5.00 per Common Stock. The options vest 25% on the first anniversary of the grant date and the remaining 75% vest evenly over 36 months thereafter.

●	On August 24, 2023, the Company issued 46,666 shares of Common Stock for gross proceeds of $140,000.

●	On September 13, 2023, the Company issued 83,332 shares of Common Stock and 99,998 warrants to purchase 99,998 shares of Common Stock for gross proceeds of $249,996. Each warrant has a term of three years and 180 days. The warrants have an exercise price of $3.00.

●

On April 30, 2024, the Company issued 950,000 shares of common stock to a licensor as consideration for the license of two product candidates and related rights, with a cost basis of $0.7010 per share.

●

On July 31, 2024, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors (the “Selling Stockholders”) pursuant to which we sold, in a private placement, notes with an aggregate principal amount of $1,150,000 (the “Notes”), with an original issue discount of $150,000. As consideration for entering into the Securities Purchase Agreement, we issued a total of 1,299,999 shares of common stock of the Company to the Selling Stockholders on August 2, 2024.

These issuances were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

Exhibit No.	Description
1.1*	Form of Placement Agency Agreement.
3.1*	Third Amended and Restated Certificate of Incorporation of Registrant.
3.2	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.5 to the Company’s registration statement on Form S-1, filed with the SEC on September 28, 2023).
4.1*	Form of Pre-Funded Warrant.
4.2*	Form of Series A Warrant.
4.3*	Form of Series B Warrant.
4.4*	Form of Placement Agent Warrant.
5.1*	Opinion of Counsel to Registrant.
10.1	2020 Equity Incentive Plan, as amended, and forms of award agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s registration statement on Form S-1, filed with the SEC on September 28, 2023).
10.2	Form of Amended and Restated Consulting Agreement between the Registrant and NorthStrive Companies Inc. (incorporated by reference to Exhibit 10.3 to the Company’s registration statement on Form S-1, filed with the SEC on September 28, 2023).
10.3	Form of Advisory Agreement between the Registrant and Braeden Lichti (incorporated by reference to Exhibit 10.4 to the Registrant’s registration statement on Form S-1, filed with the SEC on September 28, 2023).
10.4†	Authorized Distributor Agreement, dated August 30, 2022, between the Registrant and Refine USA, LLC (incorporated by reference to Exhibit 10.6 to the Registrant’s registration statement on Form S-1, filed with the SEC on September 28, 2023).
10.5†	Authorized Distributor and Trademark License Agreement, dated January 17, 2022, between the Registrant and Dermapenworld Pty Ltd (incorporated by reference to Exhibit 10.7 to the Registrant’s registration statement on Form S-1, filed with the SEC on September 28, 2023).
10.6†	Collaboration Agreement, dated November 28, 2023, by and between the Registrant and Yuva BioSciences, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A of the Registrant, filed with the SEC on December 5, 2023).
10.7†	License Agreement, dated January 16, 2024, by and between the Company and INmune Bio, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Registrant, filed with the SEC on January 22, 2024).
10.8†#	Employment Agreement of Jordan R. Plews, dated September 26, 2021 (incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 29, 2024).
10.9†	Employment Agreement of Brenda Buechler, dated June 24, 2022 (incorporated by reference to Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 29, 2024).
10.10†	Employment Agreement of Chris Kraneiss, dated August 6, 2022 (incorporated by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 29, 2024).

10.11†	License Agreement, dated April 30, 2024, by and between the Company and MOA Life Plus Co., Ltd. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Registrant, filed with the SEC on May 2, 2024).
10.12	Consulting Agreement with Santorio Biomedical, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Registrant, filed with the SEC on May 9, 2024).
10.13	Form of Unsecured Revolving Line of Credit Promissory Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Registrant, filed with the SEC on June 20, 2024).
10.14#	Amended and Restated Consulting Agreement, by and between the Company and GB Capital Ltd. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Registrant, filed with the SEC on June 26, 2024).
10.15#	Amended and Restated Consulting Agreement, by and between the Company and NorthStrive Companies Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Registrant, filed with the SEC on June 26, 2024).
10.16#	Chairman Appointment Letter to Mr. Braeden Lichti (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of the Registrant, filed with the SEC on June 26, 2024).
10.17	Termination Agreement by and between the Company and Mr. Lichti (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of the Registrant, filed with the SEC on June 26, 2024).
10.18†	First Amendment to License Agreement dated as of July 9, 2024, by and between the Company and INmune Bio, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Registrant, filed with the SEC on July 12, 2024).
10.19	Form of Securities Purchase Agreement dated as of July 31, 2024, by and between Elevai Labs Inc. and the investors (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Registrant, filed with the SEC on August 2, 2024).
10.20	Form of Note dated issued by Elevai Labs Inc. to the investors (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Registrant, filed with the SEC on August 2, 2024).
10.21	Subsidiary Guarantee Agreement dated as of July 31, 2024, by and between Elevai Labs Inc., Elevai Skincare Inc., Elevai Research Inc. and Elevai Biosciences Inc. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of the Registrant, filed with the SEC on August 2, 2024).
10.22*	Form of Securities Purchase Agreement.
21.1	List of Subsidiaries (incorporated by reference Exhibit 21.1 to the Registrant’s registration statement on Form S-1 filed with the SEC on September 28, 2023).
23.1*	Consent of Counsel to Registrant (included in Exhibit 5.1).
23.2*	Consent of TPS Thayer.
24.1	Powers of Attorney (included on signature page).
107*	Filing Fee Table.
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*	Previously filed.

#	Management contract or compensatory plan.

†	Certain portions of this document that constitute confidential information have been redacted in accordance with Item 601(b)(10) of Regulation S-K.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on September 19, 2024.

ELEVAI LABS INC.

By:	/s/ Graydon Bensler
Graydon Bensler
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Graydon Bensler his true and lawful attorney-in-fact, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Graydon Bensler	Chief Executive Officer, Chief Financial Officer and Director	September 19, 2024
Graydon Bensler	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Braeden Lichti	Chairman of the Board of Directors	September 19, 2024
Braeden Lichti

/s/ Jordan R. Plews	Director	September 19, 2024
Jordan R. Plews

/s/ Jeffrey Parry	Director	September 19, 2024
Jeffrey Parry

/s/ Juliana Daley	Director	September 19, 2024
Juliana Daley

/s/ George Kovalyov	Director	September 19, 2024
George Kovalyov